   As filed with the Securities and Exchange Commission on November 13, 1997
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             BAY STATE BANCORP, INC.

                         BAY STATE FEDERAL SAVINGS BANK
               EMPLOYEE SAVINGS AND PROFIT-SHARING PLAN AND TRUST
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                    DELAWARE
                (State or Other Jurisdiction of Incorporation or
                                  Organization)

                                      6035
                          (Primary Standard Industrial
                           Classification Code Number)

                                BEING APPLIED FOR
                        (IRS Employer Identification No.)


                                                                                     BAY STATE FEDERAL SAVINGS BANK
                      1299 BEACON STREET                                                   1299 BEACON STREET
                 BROOKLINE, MASSACHUSETTS 02146                                      BROOKLINE, MASSACHUSETTS 02146
                        (617) 739-9500                                                          (617) 739-9500
(Address and Telephone Number of Principal Executive Offices)                   (Address of Principal Place of Business or
                                                                                    Intended Principal Place of Business)

                                 JOHN F. MURPHY
          PRESIDENT, CHIEF EXECUTIVE OFFICER, TREASURER AND CHAIRMAN OF
                             THE BOARD OF DIRECTORS
                         BAY STATE FEDERAL SAVINGS BANK
                               1299 BEACON STREET
                         BROOKLINE, MASSACHUSETTS 02146
                                 (617) 739-9500
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                          DOUGLAS P. FAUCETTE, ESQUIRE
                         LAWRENCE M.F. SPACCASI, ESQUIRE
                             KENT M. KRUDYS, ESQUIRE
                           MULDOON, MURPHY & FAUCETTE
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840

         APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
    Title of each Class of            Amount to         Proposed Maximum         Proposed Maximum           Amount of
  Securities to be Registered       be Registered        Offering Price         Aggregate Offering      Registration Fee
                                                            Per Unit                 Price (1)
         Common Stock                 2,249,573
        $.01 par Value               Shares (2)              $20.00                 $44,991,460              $13,633

         Participation                                                                                        (4)
           Interests                 $814,573(3)
=========================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Includes shares to be issued to The Bay State Federal Savings Charitable Foundation, a privately-formed charitable foundation.
(3) Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employment benefit plan described herein.
(4) The securities of Bay State Bancorp, Inc. to be purchased by the Bay State Federal Savings Bank Employee Savings and Profit-Sharing Plan and Trust are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS SUPPLEMENT

                            BAY STATE BANCORP, INC.

                         BAY STATE FEDERAL SAVINGS BANK
              EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST

         This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the Bay State Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan") of participation interests and shares of Bay State Bancorp, Inc. common stock, par value $.01 per share (the "Common Stock"), as set forth herein.

         In connection with the proposed conversion of Bay State Federal Savings Bank (the "Bank" or "Employer") from a mutual savings bank to a stock savings bank, a holding company, Bay State Bancorp, Inc. (the "Company"), has been formed. The simultaneous conversion of the Bank to the stock form, the issuance of the Bank's common stock to the Company and the offer and sale of the Company's Common Stock to the public are herein referred to as the "Conversion."

         Effective as of January 1, 1984, the Bank adopted the Financial Institutions Thrift Plan (the "Prior Plan"), which was a multiple employer defined contribution plan sponsored by the Financial Institutions Thrift Plan. In connection with the proposed Conversion, the Bank, effective January 1, 1998, has adopted the Bay State Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust (the "Plan"). The Plan is sponsored by Pentegra Services, Inc., which is a corporate affiliate of Financial Institutions Thrift Plan. The Plan is offered in lieu of the Prior Plan to provide Participants with an opportunity to invest in Common Stock.

         This Prospectus Supplement relates to the initial election of Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund (as defined herein) in connection with the Conversion and also to elections by Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund after the Conversion.

         The Prospectus dated ________________, 199__ of the Company (the "Prospectus") which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operation and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION, OR ANY OTHER AGENCY, NOR HAS SUCH COMMISSION, DEPARTMENT, CORPORATION OR ANY STATE SECURITIES COMMISSION OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED, NOR ARE THE SHARES OF COMMON STOCK GUARANTEED BY THE COMPANY OR THE BANK. THE ENTIRE AMOUNT OF A PURCHASER'S PRINCIPAL IS SUBJECT TO LOSS.

         FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" ON PAGES __ TO __ IN THE PROSPECTUS.

        THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ______________, 199__.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BANK OR THE PLAN. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK OR THE PLAN SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT SHOULD BE READ ONLY IN CONJUNCTION WITH THE PROSPECTUS THAT IS ATTACHED HERETO AND SHOULD BE RETAINED FOR FUTURE REFERENCE.

                               TABLE OF CONTENTS

                                                                                                                           PAGE
                                                                                                                           ----
THE OFFERING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   Securities Offered   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   Election to Purchase Common Stock in the Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   Value of Participation Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   Method of Directing Transfer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   Time for Directing Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Irrevocability of Transfer Direction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Direction to Purchase Common Stock After the Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Purchase Price of Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Nature of a Participant's Interest in the Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Voting and Tender Rights of Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

DESCRIPTION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   Introduction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   Eligibility and Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
   Contributions Under the Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
   Limitations on Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
   Investment of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   Benefits Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Withdrawals and Distributions From the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Administration of the Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Reports to Plan Participants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Plan Administrator   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Merger, Consolidation or Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   ERISA and Other Qualifications   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   Restrictions on Resale   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   SEC Reporting and Short-Swing Profit Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ENROLLMENT AND INVESTMENT APPLICATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                  THE OFFERING

SECURITIES OFFERED

         The securities offered hereby are participation interests in the Plan. Up to 40,728 shares, at the actual purchase price of $20.00 per share, of Common Stock may be acquired by the Plan to be held in the Employer Stock Fund. The Company is the issuer of the Common Stock. Only employees of the Bank may participate in the Plan.

         The Common Stock to be issued hereby is conditioned on the consummation of the Conversion. A Participant's investment in units in the Employer Stock Fund in the Conversion is subject to the priority set forth in the Plan of Conversion. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Bank and the Company is contained in the attached Prospectus. The address of the principal executive office of the Bank is 1299 Beacon Street, Brookline, Massachusetts 02146. The Bank's telephone number is (617) 739-9500.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

         In connection with the Bank's Conversion, the Bank has adopted the Bay State Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust, effective January 1, 1998. The Plan permits each Participant to direct the trustee of the Plan ("Trustee") to transfer all or part of the funds which represent the Participant's beneficial interest in the assets of the Plan to an investment fund that will invest in Common Stock ("Employer Stock Fund") and, to the extent shares are available, to use such funds to purchase Common Stock in the open market.

         If there is not enough Common Stock in the Conversion to fill all subscriptions, the Common Stock would be apportioned and the Plan may not be able to purchase all of the Common Stock requested by the Participants. In such case, the Trustee will purchase shares in the open market after the Conversion to fulfill Participants' requests. Such purchases may be at prices higher than the purchase price in the Conversion. Amounts transferred will include employee contributions, Bank matching contributions and rollover contributions, if any. The Employer Stock Fund will consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Plan as directed by the Participant on the attached Enrollment and Investment Applications. A PARTICIPANT'S ABILITY TO TRANSFER FUNDS TO THE EMPLOYER STOCK FUND AND THE PLAN TRUSTEE'S ABILITY TO PURCHASE COMMON STOCK FOR A PARTICIPANT IN THE CONVERSION IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE PURCHASE LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. FOR GENERAL INFORMATION AS TO THE ABILITY OF PARTICIPANTS TO DIRECT THE TRUSTEE TO PURCHASE SHARES IN THE CONVERSION, SEE "THE CONVERSION--SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS" IN THE ATTACHED PROSPECTUS.

VALUE OF PARTICIPATION INTERESTS

         The market value of the Prior Plan as of September 30, 1997 was $814,573. Each Participant has been informed of the value of his or her beneficial interest in the Plan. This value represents the market value of past contributions to the Prior Plan by the Bank and by the Participants and earnings thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

         If a Participant wishes to enroll in the Plan or transfer all of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, he or she should indicate that decision on the Enrollment and Investment Applications attached to the back of this Prospectus Supplement

TIME FOR DIRECTING TRANSFER

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is ______________, 1998. The Enrollment and Investment Applications should be returned to the Bank's Human Resources Department by __:__ Eastern Time, on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

         A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the reinvestment of their accounts ("Accounts") under the Plan after the Conversion as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

         After the Conversion, a Participant will be able to direct that a certain percentage (in multiples of not less than 1%) of the net value of such Participant's interests in the Trust assets be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to the other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant, with each change generally becoming effective on each business day coinciding with or next following the day the Plan Administrator receives notice for such change. Special restrictions apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Company who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

PURCHASE PRICE OF COMMON STOCK

         The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

         Any shares of Common Stock purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Transaction fees associated with the purchase, sale or transfer of the Common Stock in the Employer Stock Fund after the Conversion will be paid by the Employer Stock Fund.

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

         The Common Stock will be held in the name of the Trustee for the Plan, as trustee (see "Administration of the Plan--Trustees"). Each Participant has an allocable interest in the investment funds of the Plan but not in any particular assets of the Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the account of any Participant. Net earnings, e.g., gains and losses, are allocated to the account of a Participant based on units in the Employer Stock Fund held by the Participants. Therefore, earnings with respect to a Participant's account should not be affected by the investment designations (including investments in Common Stock) of other Participants.

VOTING AND TENDER RIGHTS OF COMMON STOCK

         The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively. In the event of a tender offer for the Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Common Stock held in the Employer Stock Fund will not be tendered. The Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                            DESCRIPTION OF THE PLAN

INTRODUCTION

         Effective as of January 1, 1984, the Bank adopted the Financial Institutions Thrift Plan (the "Prior Plan"), which was a multiple employer defined contribution plan sponsored by the Financial Institutions Thrift Plan. In connection with the proposed Conversion, the Bank, effective January 1, 1998, has adopted the Bay State Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust (the "Plan"). The Plan is sponsored by Pentegra Services, Inc., which is a corporate affiliate of Financial Institutions Thrift Plan. The Plan's fiscal year is the calendar year ("Plan Year"). The Plan is offered in lieu of the Prior Plan to provide Participants with an opportunity to invest in Common Stock. The Prior Plan was and the Plan is a tax-exempt trusteed savings plan established in accordance with the requirements under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) of the Code. The Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Bank will submit the Plan to the IRS for a determination that the Plan, as amended, is qualified under Section 401(a) of the Code.

         Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants or beneficiaries under the Plan.

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW CERTAIN AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

         Reference to Full Text of Plan. The following statements are summaries of certain material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator which in this case is the Bank. Each employee is urged to read carefully the full text of the Plan.

ELIGIBILITY AND PARTICIPATION

         All employees are eligible to participate in the Plan, except those employees included in a unit of employees covered by a collective bargaining agreement, employees who are non-resident aliens and employees compensated on an hourly basis. An eligible employee will become a Participant in the Plan on the first day of the month following the employee's attainment of age 21 and completion of a minimum of 1,000 hours of service with the Bank within a twelve consecutive month period of employment with the Bank. Hours of service are determined on an elapsed time basis under which 83 1/2 hours are credited for each month of employment. Directors who are not employees of the Bank are not eligible to participate in the Plan.

         As of September 30, 1997, there were approximately 47 employees eligible to participate in the Prior Plan, and approximately 42 employees had elected to contribute to the Prior Plan.

CONTRIBUTIONS UNDER THE PLAN

         Participant Contributions. Each Participant in the Plan is permitted to elect to make after-tax contributions pursuant to a salary reduction agreement by an amount not less than 1% nor more than 15% of the Participant's monthly Compensation (as defined below) and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's "Regular Account." For purposes of the Plan, "Compensation" means a Participant's regular basic salary, plus commissions not in excess of $40,000 ("Basic Salary"). The annual Compensation of each Participant taken into account under the Plan is limited to $160,000 for 1998 (adjusted for cost of living as permitted by the Code). A Participant may elect to modify the amount contributed to the Plan under such Participant's salary reduction agreement one time per calendar month. Such changes generally become effective the first business day of the month following receipt by the Employer of such change. Deferred contributions are generally transferred by the Bank to the Trustee of the Plan monthly.

         Employer Contributions. The Bank currently makes a monthly contribution to the Plan of an amount equal to 50% of each Participant's monthly contributions to his or her Regular Account. However, the Bank credited contributions only apply to the first 6% of a Participant's Compensation. After the Conversion, at the discretion of the Bank, the Employer contributions may be credited to the Participant's Account in the Bay State Federal Savings Bank Employee Stock Ownership Plan.

         Rollover Amount from Other Plans. An employee eligible to participate in the Plan, who has satisfied the service requirements, who, as a result of a plan termination, termination of employment, disability, or attainment of age 59 1/2, has had distributed to such employee the entire interest in another plan which meets the requirements of Section 401(a) of the Code (the "Other Plan") may, in accordance with Section 402(a)(5) of the Code and procedures approved at the discretion of the Trustee, transfer the distribution received from the Other Plan to the Trustee. Any amounts rolled over from an Other Plan will be contributed to the employee's "Rollover Account."

LIMITATIONS ON CONTRIBUTIONS

         Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of annual additions allocated to each Participant's Regular Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). Annual additions are the employer contributions, employee contributions and forfeitures credited to the account of the employee for the Plan Year. A Participant's "Section 415 Compensation" is a Participant's compensation from the Bank, excluding any amount contributed to the Plan under a compensation reduction agreement or any employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations for the combined plans of the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, such excess will be disposed of as follows:

         (i) Any excess amount in the Participant's Account will be used to reduce the Bank's contributions for such Participant in the next Limitation Year, which is the same as the Plan Year, and each succeeding Limitation Year if necessary;

         (ii) If an excess amount still exists, and the Participant is NOT covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will then be applied to reduce future Bank contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

         (iii) If a suspense account is in existence at any time during the Limitation Year, it will not participate in the allocation of investment gains and losses.

         Limitation on Plan Contributions for Highly Compensated Employees.
Section 401(m) of the Code limits the amount that may contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amounts contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual contribution percentage for a Plan Year (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employee and employer contributions credited to the Regular Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contribution percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

         In general, a Highly Compensated Employee includes any employee who,
(i) was a 5% owner of the Employer at any time during the year or preceding year; or (2) had compensation for the preceding year in excess of $80,000 and, if the Employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 1997. Such amounts are adjusted annually to reflect increases in the cost of living.

         In addition, the compensation of an employee who is a family member of a 5% owner, or one of the ten most highly compensated employees during the relevant period is aggregated with that of the Highly Compensated Employee. As such family members are treated as a single employee with respect to the application of the limitations on Highly Compensated Employees.

         In order to prevent the disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2-1/2 months following the Plan Year to which such excess contributions relate.

         Top-Heavy Plan Requirements. If for any Plan Year the Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

         In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of all Participants. "Key Employees" generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the employer, (3) a 5% owner of the employer, (i.e., owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer) or (4) a 1% owner of the employer having annual compensation in excess of $160,000. The dollar amounts in the foregoing sentence are for 1998.

INVESTMENT OF CONTRIBUTIONS

         All amounts credited to Participants' Accounts under the Plan are held in the Plan Trust (the "Trust") which is administered by the Trustee appointed by the Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his Accounts in various managed investment portfolios, described below. A Participant may elect to change his investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives. These elections generally become effective on the business day next following the day the Plan Administrator receives the Participant's notice of the elections. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested by the Trustee in the Money Market Fund.

         Under the Plan, prior to the effective date of the Conversion, the Accounts of a Participant held in the Trust will be invested by the Trustee at the direction of the Participant in the following managed portfolios:

         PSI Money Market Fund: Invests in a broad range of high-quality short-term instruments. Its objective is short-term: to achieve competitive short-term rates of return while preserving the value of your principal.

         PSI Stable Value Fund: Invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. Its objective is short- to intermediate-term: to achieve a stable return over short to intermediate periods of time while preserving the value of your investment.

         PSI Government Bond Fund: Invests in U.S. Treasury bonds with a maturity of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

         PSI S&P 500 Stock Fund: Invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

         PSI S&P MidCap Stock Fund: Invests in the stocks of mid-sized U.S. companies. Its objective is long-term: to earn higher returns which reflect the growth potential of such companies.

         PSI International Stock Fund: Invests in over 1,000 foreign stocks in 20 countries. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

         PSI Asset Allocation Fund (Income Plus): Invests approximately 80% of its portfolio in a combination of stable value investments and U.S. bonds. The balance is invested in U.S. and international stocks. Its objective is intermediate-term: to preserve the value of your investment over short periods of time and to offer some potential for growth.

         PSI Asset Allocation Fund (Growth): Invests in U.S. domestic and international stocks, U.S. domestic bonds, and stable value investments. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

         PSI Asset Allocation Fund (Growth and Income): Invests the majority of its assets in stocks--domestic as well as international. Its objective is long-term: to pursue high growth of your investment over time.

         Effective upon the Conversion, a Participant may invest all or a portion of his accounts in the portfolios described above and in the Bay State Bancorp, Inc. Stock Fund described below:

         Bay State Bancorp, Inc. Stock Fund: Invests in common stock of the parent holding company, Bay State Bancorp, Inc.

         A Participant may elect (in increments of 1%), to have both past and future contributions and additions to the Participant's Accounts invested either in the Employer Stock Fund or in such other managed portfolios listed above. These elections will generally be effective the last business day or next following the plan administrators' receipt of such investment directions. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in the Money Market Fund. Because investment allocations only are required to be made in increments of 1%, Participants can invest their Accounts in each of the six available investment funds. Lack of diversification with respect to the investment of a Participant's Account is not a significant risk given the six investment options available to Participants and the ability of Participants to make investment designations daily.

         The net gain (or loss) in the Accounts from investments other than the Employer Stock Fund (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined daily during the Plan Year. Net gain (or loss) in the Account from investments (including interest, dividends, realized and unrealized gain and expenses paid) from the Employer Stock Fund will be determined weekly. For purposes of such allocations, all assets of the Trust are valued at their fair market value.

         Contributions under the Plan may be invested in the nine (9) managed portfolios listed below. The annual percentage of returns on these funds, net of any fees being charged to the portfolio for 1994, 1995 and 1996 was:

                                                                      1996                1995                1994
                                                                   ----------           ---------           ---------
                PSI Money Market Fund                                   5.3%                5.9%                3.9%

                PSI Stable Value Fund                                   6.5                 6.8                 7.1

                PSI Government Bond Fund                                1.9                18.1                (3.0)

                PSI S&P 500 Stock Fund                                 21.7                37.0                 0.9

                PSI S&P MidCap Stock Fund                              18.5                30.1                (3.8)

                PSI International Stock Fund                           10.6                15.0                 4.2

                PSI Asset Allocation Fund
                  (Income Plus)                                         8.3                12.9                 2.3

                PSI Asset Allocation Fund
                  (Growth)                                             18.0                31.4                 0.8

                PSI Asset Allocation Fund
                  (Growth and Income)                                  12.3                20.5                 1.6


The Employer Stock Fund.

         The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. In connection with the Conversion, pursuant to the attached Enrollment and Investment Application, Participants will be able to change their investments. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments. When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

         To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Following the Conversion, the Board of the Company may consider a policy of paying dividends on the Common Stock, however, no decision has been made by the Board of the Company regarding the amount or timing of dividends, if any.

         As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

         INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS ASSOCIATED WITH INVESTMENTS IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" ON PAGES __ AND __ IN THE PROSPECTUS.

BENEFITS UNDER THE PLAN

         Vesting. A Participant has at all times a fully vested, nonforfeitable interest in all of his Regular Account and, Rollover Account and the earnings thereon under the Plan. Employer matching contributions credited to a Participant's Regular Account and the earnings thereon are also fully vested.

WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW CERTAIN AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK.

         Withdrawals Prior to Termination of Employment. A Participant may make a withdrawal from his Accounts under the Plan pursuant to the rules under the Plan. A Participant may only make one withdrawal from his Accounts each calendar year, except for withdrawals from the Participants contributions made prior to January 1, 1987. No partial withdrawal is permitted in an amount of less than $1,000 unless the contribution is for the full amount the Participant's (i) pre-1987 contributions, without earning (ii) pre- and post-1987 contributions and earnings on them, or (iii) total vested account balance.

         Notwithstanding, Bank contributions may not be available for withdrawal prior to termination of employment until (i) such employer contributions have been invested in the Plan for 2 years, (ii) the employee has been a Plan Participant for at least 5 years, or (iii) the Participant attains age 59 1/2.

         Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include a distribution of Common Stock of the Company credited to the Participant's Account. A Participant whose total vested account balance equals, exceeds or has ever exceeded $3,500 at the time of termination, may elect, in lieu of a lump sum payment, to be paid in annual installments over a period of 20 years, with the right to take a lump sum distribution of the vested balance at any time during such period. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the later of the Participant's: (i) termination of employment; (ii) attainment of age 65;
(iii) 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1 following the calendar year in which the Participant attains age 70 1/2. However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution.

         Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse shall have his benefits paid to the surviving spouse in a lump sum by the end of the Plan year following the date of his death, or if the payment of his benefit had commenced before his death, in accordance with the distribution method in effect at death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in Common Stock, or, if the payment of his benefit had commenced before his death, in accordance with the distribution method in effect at death.

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

         Trustees. The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA. The current trustee of the Plan with respect to the Employer Stock Fund is John F. Murphy. The Trustee with respect to the investment funds other than the Employer Stock Fund is The Bank of New York. Effective 30 days after the Conversion, it is expected that The Bank of New York will also be trustee with respect to the Employer Stock Fund.

         Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustee has the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

         The Trustee has full power to vote any corporate securities in the Trust in person or by proxy, provided, however, that the Plan Administrator shall direct the Trustee as to voting and tendering of all Common Stock held in the Employer Stock Fund.

         The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Bank.

         The Trustee must render at least annual reports to the Bank and to the Participants in such form and containing information that the Trustee deems necessary.

REPORTS TO PLAN PARTICIPANTS

         The Administrator will furnish to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

         Pursuant to the terms of the Plan, the Plan Administrator is the Bank. A committee of the Bank has been designated by the Board of Directors of the Bank to act on the Bank's behalf as the Plan Administrator. The name, address and telephone number of the current Plan Administrator is Bay State Federal Savings Bank, 1299 Beacon Street, Brookline, Massachusetts 02146. The Bank's telephone number is (617) 739-9500. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

         The Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his Account. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

MERGER, CONSOLIDATION OR TRANSFER

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan or the other plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

         The following is only a brief summary of the material federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

         The Plan shall be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount of matching contributions made to the Plan each year;
(2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) Earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code.

         Assuming that the Plan is administered in accordance with the requirements of the Code and that the IRS issues a favorable determination as described in the preceding paragraph, participation in the Plan under existing federal income tax laws will have the following effects:

         (a) Bank matching contributions credited to a Participant's Regular Account and all investment earnings on this Account are not includable in a Participant's federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualifies as a Lump Sum Distribution (as described below).

         (b) Income earned on assets held by the Trust will not be taxable to the Trust.

         Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary; (ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

         Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit-sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

         Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an IRA without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life or the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

         Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59-1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

ERISA AND OTHER QUALIFICATIONS

         As noted above, the Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that it is qualified under
Section 401(a) of the Code.

         THE FOREGOING IS ONLY A BRIEF SUMMARY OF THE MATERIAL FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

         Any person receiving shares of Common Stock under the Plan who is an "affiliate" of the Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial stockholders of the Company) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring any Company Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of
Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.

         Persons who are not deemed to be "affiliates" of the Company at the time of resale will be free to resell any shares of Common Stock distributed to them under the Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Company is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Company. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Company at the time of a proposed resale will be permitted to make public resales of the Company's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Company's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Company's Common Stock then outstanding or the average weekly trading volume reported on the American Stock Exchange during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Company is current in filing the reports required of it under the Exchange Act.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

         Section 16 of the Exchange Act imposes reporting and liability requirements on executive officers, directors and persons beneficially owning more than ten percent of public companies such as the Company. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of
Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission (the "SEC"). Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Company's fiscal year. Participation in the Employer Stock Fund of the Plan by executive officers, directors and persons beneficially owning more than ten percent of Common Stock of the Company must be reported to the SEC annually on a Form 5 by such individuals. At September 30, 1997, 54.5% of the Prior Plan assets were allocated to executive officers.

         In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by the Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Company's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Company's Common Stock within any six-month period.

         The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for Participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

         Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order under the Plan, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution.

                                 LEGAL OPINIONS

         The validity of the issuance of the Common Stock will be passed upon by Muldoon, Murphy & Faucette, Washington, D.C., which firm is acting as special counsel for the Company in connection with the Bank's Conversion from a mutual savings bank to a stock savings bank and the concurrent formation of the Company.

ENROLLMENT APPLICATION

EMPLOYEE MUST COMPLETE SECTIONS A, B, C, D, E AND REVERSE SIDE

A.    EMPLOYEE DATA (PLEASE TYPE OR PRINT CLEARLY):

      1.    Social Security Number               -         -
                                     --- --- ---   --- ---   --- --- --- ---

      2.    Name
                --------------------------------------------------------------------------------------------------------------------
                                  Last                                First                                      Middle Initial


      3.    Current Address
                           ---------------------------------------------------------------------------------------------------------
                                  Street                              City                      State            Zip Code

      4.    Birth Date          -         - 19                                 To be completed by Bay State Federal Savings Bank's
                       --------   -------     ----                             authorized representatives
                          MM        DD         YY
                                                                               Participation Date        01, 19
      5.    Check appropriate boxes:       [ ] Male     [ ] Female                                ------ --    ---
                                                                                                   MM           YY
                                           [ ] Single   [ ] Married

B.    EMPLOYEE CONTRIBUTIONS:                                                  Service Date               , 19
      I elect to contribute the following percentage of my Plan                             ------- ------    ---
      salary and authorize such contributions to be deducted from                            MM      DD      YY
      my salary:
                                                                               Annual Gross Salary $
            % of pre-tax deferrals                 %                                                -------------
                                           --------
                                                                                       5% Stock Owner               Officer
                                                                               -------                     --------
C.    INVESTMENT INSTRUCTIONS: (Note: If no direction is made,
      all contributions will be invested in the Money Market Fund.)

      I direct that all contributions made on my behalf be invested in whole percentages as follows:


                     S&P 500 Stock Fund                                                                   %
                                                                                                    ------
                     Stable Value Fund                                                                    %
                                                                                                    ------
                     S&P MidCap Stock Fund                                                                %
                                                                                                    ------
                     Money Market Fund*                                                                   %
                                                                                                    ------
                     Government Bond Fund                                                                 %
                                                                                                    ------
                     International Stock Fund                                                             %
                                                                                                    ------
                     Income Plus Asset Allocation Fund                                                    %
                                                                                                    ------
                     Growth & Income Asset Allocation Fund                                                %
                                                                                                    ------
                     Growth Asset Allocation Fund                                                         %
                                                                                                    ------
                     Bay State Bancorp, Inc. Stock Fund                                                   %
                                                                                                    ------

                                                                                                       100%

            Amounts invested in the Stable Value Fund may not be transferred directly to this fund.*

------------------------------------------------------------------------------------------------------------------------------------
D.    PARTICIPANTS MUST COMPLETE THE FOLLOWING:

I hereby direct PSI to enroll the above member in the Bay State Federal Savings Bank Employees' Savings and Profit Sharing Plan and
Trust based on the information contained herein.


--------------------------------------------------------------------------                                     ---------------------
Signature of Bay State Federal Savings Bank Authorized Representative                                                  Date

                                                     (continued on reverse side)

DESIGNATION OF BENEFICIARY

      I hereby request that any benefit under the Bay State Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust which becomes payable in the event of my death be paid as set forth in the option(s) completed below. This request supersedes any previous designation of a beneficiary that I may have made.


1.  SPOUSE -
    PRIMARY TO                                        ,                                           ,
    Beneficiary   -----------------------------------        -------------------------------------        --------------------------
                                  Name                                Relationship                               Social Security No.


    NOTE FOR MARRIED PARTICIPANTS:  FEDERAL LEGISLATION REQUIRES THAT YOUR SPOUSE BE NAMED BENEFICIARY FOR YOUR ACCOUNT UNLESS A
    SIGNED WAIVER IS PROVIDED BY YOU AND YOUR SPOUSE.  (See your Plan Administrator for details and complete waiver section below.)


2.  OTHER        To the following named person(s) as are living at my death:
    PRIMARY
    BENEFICIARIES                                     ,                                           ,
                  -----------------------------------        -------------------------------------        --------------------------
                           Name                                          Relationship                          Social Security No.


                                                      ,                                           ,
                  -----------------------------------        -------------------------------------        --------------------------
                           Name                                          Relationship                          Social Security No.


                 If not living at my death, to the following named persons as are living at my death:

3.  CONTINGENT BENEFICIARIES

                                                      ,                                           ,
                  -----------------------------------        -------------------------------------        --------------------------
                           Name                                          Relationship                          Social Security No.

                                                      ,                                           ,
                  -----------------------------------        -------------------------------------        --------------------------
                           Name                                          Relationship                          Social Security No.

                                                      ,                                           ,
                  -----------------------------------        -------------------------------------        --------------------------
                           Name                                          Relationship                          Social Security No.

4.  ESTATE OF INSURED             TO THE EXECUTORS OR ADMINISTRATORS OF MY ESTATE, AS NAMED BELOW OR IN MY WILL IN EFFECT AT THE
                                  TIME OF MY DEATH.

                                                      ,                                           ,
                  -----------------------------------        ---------------------------------------      --------------------------
                           Name                                          Relationship                          Social Security No.



---------------------------------------          ----------------------------------                         ------------------------
    Signature of Employee                               Signature of Witness                                           Date

WAIVER TO BE COMPLETED BY SPOUSE IF EMPLOYEE ELECTS OTHER THAN 1 ABOVE

I, the undersigned, am the employee's spouse and agree to the designation of the above-named primary and contingent beneficiary(ies). I understand that any death benefit payable under the Bay State Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust shall be paid in accordance with the above designations.



                                                                        ------------------------------------------------------------
                                                                                     Signature of Spouse

State of:                                               ss.:
           --------------------------------------
County of:
           --------------------------------------

On this _____ day of ________________ , 19____ personally appeared before me the said named _______________________________________________, to me known and known to me to be the person described in and who executed the foregoing instrument, and he(she) acknowledged that he(she) executed the same.



                                                        (Seal)                                              (Notary Public)
                                                               ---------------------------------------------
STAMP OR SEAL REQUIRED                                  My commission expires
                                                                             -----------------------------------

PSI FORM 1C (96)                                  Bay State Federal Savings Bank
ACCOUNT TRANSFER ELECTION FORM
THRIFT PLAN EMPLOYEE #: MO1

            --         --
--- --- ---    --- ---    --- ---  ---   ---------------------------------------
     SOCIAL SECURITY #                        LAST         FIRST            MI


--------------------------------------------------------------------------------

                 FROM:    Financial Institutions Thrift Plan ("Thrift Plan")

                 TO: Bay State Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust ("Transferee Plan")

--------------------------------------------------------------------------------


                 I, the undersigned, made after-tax contributions ("Employee Contributions") to the Financial Institutions Thrift Plan (the "Thrift Plan") and/or received contributions made on behalf by Bay State Federal Savings Bank , including matching contributions (the "Employer Contributions"). The total amount of Employee Contributions and/or all Employer Contributions, if any, credited to my account in the Thrift Plan plus earnings thereon and all outstanding loan balances, if any, shall be referred to herein as "My Total Thrift Plan Account."

                 I have been informed by Bay State Federal Savings Bank that it has terminated its participation in the Thrift Plan and has adopted, in substitution for the Thrift Plan effective January 1, 1998, the Bay State Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust (the "Transferee Plan"). I understand that as a result of this termination of participation in the Thrift Plan on the part of Bay State Federal Savings Bank, I may elect to (i) transfer My Total Plan Account to the Transferee Plan as described below, or (ii) leave My Total Thrift Plan Account with the Thrift Plan to the extent permitted under such Plan.

--------------------------------------------------------------------------------
              CONDITIONS OF TOTAL TRANSFER TO THE TRANSFEREE PLAN

                 If I elect to transfer either all of My Total Thrift Plan Account (the "Transferred Amount") to the Transferee Plan, I also agree that such Transferred Amount be credited to my account under the Trust associated with the Transferred Plan. No member of the Board of Directors of the Thrift Plan (the "Board") or any other fiduciary of the Thrift Plan shall have any responsibility whatsoever for any future investment of the Transferred Amount. My rights to receive any benefits purchased on my behalf from the Transferred Amount shall be governed, on or after the date the Transferred Amount is received by the Trust, solely by the provisions of the Transferee Plan, as the same may, from time to time, be amended, and I further agree that all previous beneficiary designations or benefit options which I made or were available to me under the Thrift Plan for the Transferred Amount shall automatically be canceled and terminated and the benefit provisions and beneficiary designations, if any, elected or made by me under the Transferee Plan shall govern; and

                 I represent and acknowledge that the transfer of all of the Transferred Amount to the Trust is being made pursuant to a voluntary, fully informed election; and

                 I represent and warrant that at no time prior to the execution of this Employee Transfer Election have I made or attempted to make any assignment of any of my rights under the Thrift Plan. I shall indemnify and hold harmless the Thrift Plan, the Board, and any director, trustee, officer or employee thereof from any claims made, or expenses or liabilities incurred (including reasonable fees and expenses of legal counsel), by reason of the prior assignment of any rights or beneficiary designations which I may have made under the Thrift Plan prior to the transfer of all or part of My Total Thrift Plan Account or under the Transferee Plan subsequent to the transfer; and

                 I further agree to indemnify the Thrift Plan, the Board and any director, trustee, officer or employee thereof for any claims which pertain to an optional form of benefit which I possessed under the Thrift Plan. I further agree that the Thrift Plan, the Board, and any director, trustee, officer or employee thereof shall be under no duty or obligation to defend against any such assertion of right or claim. I understand that in consideration of my agreement, Bay State Federal Savings Bank shall be obligated to transfer all of My Total Thrift Plan Account to the Transferee Plan as of the valuation date coincident with or next following receipt of this properly executed Transfer Election Form or as soon as administratively practicable after such date.

                     (Please continue on the reverse side)

                 I, for myself, my beneficiaries, heirs, executors, administrators, successors and assigns do hereby irrevocably acknowledge that the amount of My Total Thrift Plan Account as of September 30, 1997 was correctly reflected on my September 30, 1997 Quarterly Personal Statement; and do hereby make the following irrevocable election (CHECK ONLY ONE OPTION):


         <
         [ ]     (1)      I authorize and consent to the transfer to the trust established as part of the Transferee Plan
                          (the "Trust") My Total Plan Account as reflected on my September 30, 1997 Personal Statement, as adjusted to reflect any allocations to and charges against such value of My Total Thrift Plan
                          Account due to any transactions (i.e., contributions, withdrawals, loans, etc.) or investment experience through the date of transfer.


         [ ]     (2)      I elect NOT to transfer My Total Thrift Plan Account to the Transferee Plan.  I understand that I am entitled to leave My Total Thrift reflected on my September 30, 1997 Personal Statement, as adjusted to reflect any allocations to and charges against such value of My Total Thrift Plan
                          Account due to any transactions (i.e., contributions, withdrawals, loans, etc.) or investment experience through the date of transfer.


--------------------------------------------------------------------------------

                            EMPLOYEE'S CERTIFICATION

         I understand that Bay State Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust will act in accordance with the direction indicated above referring to my transfer election from the Thrift Plan to Bay State Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust and my investment direction.

         --------------------------------------      ---------------------------
                 EMPLOYEE'S SIGNATURE                           DATE SIGNED

--------------------------------------------------------------------------------

                            EMPLOYEE'S CERTIFICATION

         On behalf of the above named employee, I certify that the signature is that of the person making this request.

         -------------------------------------------         -------------------
         SIGNATURE OF BAY STATE FEDERAL SAVINGS BANK            DATE SIGNED
         AUTHORIZED REPRESENTATIVE


                                     -OR-

                 State of:                                            ss.:
                               ----------------
                 County of:
                               ----------------

                 On this ______ day of _____________, 19__ personally appeared before me the said named _________________, to me known and known to me to be the person described in and who executed the foregoing instrument, and he(she) acknowledged that he(she) executed the same.

                 STAMP OR SEAL          (Seal)                   (Notary Public)
                 REQUIRED                     -------------------
                                        My Commission Expires
                                                             -------------------

[To be used in connection with the Syndicated Community Offering only]

SYNDICATED PROSPECTUS SUPPLEMENT


                             BAY STATE BANCORP, INC.
          (PROPOSED HOLDING COMPANY FOR BAY STATE FEDERAL SAVINGS BANK)

                        __________ SHARES OF COMMON STOCK


            Bay State Bancorp, Inc. (the "Company"), a Delaware corporation, is offering for sale in a syndicated community offering (the "Syndicated Community Offering") __________ shares, at a per share price of $20.00, of its common stock, par value $.01 per share (the "Common Stock"), to be issued upon the conversion (the "Conversion") of Bay State Federal Savings Bank, Brookline, Massachusetts (the "Bank") from a federally chartered mutual savings bank to a federally chartered stock savings bank and the issuance of the Bank's outstanding capital stock to the Company pursuant to a plan of conversion, (the "Plan of Conversion"). The remaining __________ shares of the Common Stock have been subscribed for in subscription and community offerings (the "Subscription and Community Offerings") by the Bank's holders of deposit accounts with the Bank with a balance of $50 or more as of August 31, 1996, by the Bay State Federal Savings Bank Employee Stock Ownership Plan, a tax-qualified employee benefit plan, and related trust (the "ESOP"), by holders of deposit accounts with a balance of $50 or more as of ______________, 1997, by certain other account holders and borrowers of the Bank and then by certain members of the general public. See "The Conversion - General." Contained herein is the Prospectus in the form used in the Subscription and Community Offerings. The purchase price for all shares purchased in the Syndicated Community Offering will be the same as the price paid by subscribers in the Subscription and Community Offerings (the "Purchase Price"). The Purchase Price of $20.00 per share is the amount to be paid for each share at the time a purchase order is submitted. See the cover page of the Prospectus and the table below for information as to the method by which the range within which the number of shares offered may vary and the method of subscribing for shares of the Common Stock.

            Funds submitted to the Bank with purchase orders will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. The Syndicated Community Offering will expire no later than _______________, 199_, unless extended by the Bank and the Company with the approval of the Office of Thrift Supervision (the "OTS"). Such extensions may not go beyond _______________, 199_. If an extension of time has been granted, all subscribers will be notified of such extension, and of their rights to confirm their subscriptions, or to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which the subscriber must notify the Bank of his intention to confirm, modify or rescind his subscription. If an affirmative response to any resolicitation is not received by the Bank and the Company from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. The minimum number of shares which may be purchased is 25 shares. Except for the ESOP, which may purchase up to 10% of the total number of shares of Common Stock issued in the Conversion, no person, together with associates of and persons acting in concert with such person, may purchase more than the total number of shares offered in the Community Offering and the Syndicated Community Offering that could be purchased for $225,000 at the Purchase Price and no person, together with associates of and persons acting in concert with such person, may purchase more than 1% of the total number of shares issued in the Conversion. See "Plan of Conversion - Subscription Rights and Limitations on Common Stock Purchases." The Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Syndicated Community Offering.

            The Company and the Bank have engaged Sandler, O'Neill & Partners, L.P. ("Sandler O'Neill") as financial advisors to assist them in the sale of the Common Stock in the Syndicated Community Offering. It is anticipated that Sandler O'Neill will use the services of other registered broker-dealers ("Selected Dealers") and that fees to Sandler O'Neill and such Selected Dealers will not exceed 7% of the aggregate Purchase Price of the shares sold in the Syndicated Community Offering. Neither Sandler O'Neill nor any Selected Dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering.

            The Company has received conditional approval to have its Common Stock listed on the American Stock Exchange ("AMEX") under the symbol "BYS." Prior to this offering, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the stock.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, DEPARTMENT OF THE TREASURY, OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE, OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

==============================================================================================================================
                                                               Estimated                                    Estimated Net Pro-
                                                             Underwriting             Estimated Net         ceeds of Subscrip-
                                                              Commissions              Proceeds of            tion, Community
                                         Syndicated            and Other               Syndicated             and Syndicated
                                          Community            Fees and                 Community                Community
                                       Offering Price         Expenses(1)               Offering              Offerings(2)(3)
Minimum Per Share                         $20.00               $                       $                        $
Midpoint Per Share                        $20.00               $                       $                        $
Maximum Per Share                         $20.00               $                       $                        $
Total Minimum(4)                          $                    $                       $                        $
Total Midpoint                            $                    $                       $                        $
Total Maximum(4)                          $                    $                       $                        $
Total Maximum, As Adjusted(5)             $                    $                       $                        $
==============================================================================================================================

------------------------------
(1) Consists of a pro rata allocation of estimated expenses of the Bank and the Company in connection with the Conversion (other than estimated fees to be paid to Sandler O'Neill for services in connection with the Subscription and Community Offerings) and estimated compensation of Sandler O'Neill and Selected Dealers in connection with the sale of the remaining shares in the Syndicated Community Offering which fees are estimated to be $__________ million and $__________ million at the minimum and the maximum of the estimated price range and may be deemed to be underwriting fees. The information under "Pro Forma Data" in the Prospectus was based on the assumptions stated therein, which may differ from the estimates used for this table. See "The Conversion - Marketing and Underwriting Arrangements" for a more detailed discussion of fee arrangements.
(2) The Company applied to retain up to 50% of the net proceeds. The balance of the net proceeds will be transferred to the Bank in exchange for all of the capital stock of the Bank to be issued in connection with the Conversion.
(3) The net proceeds of the Subscription and Community Offerings (based upon the sale of the __________ shares subscribed for at a price of $20.00 per share and after allocation of a pro rata portion of the estimated expenses relating to the Conversion) are estimated to be $__________.
(4) Based on an estimated price range of $__________ to $__________ at $20.00 per share (the "Estimated Price Range"). The Total Minimum reflects the sale of __________ shares at a per share price of $20.00, leaving a total of __________ shares to be sold in the Syndicated Community Offering.
(5) Gives effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following commencement of the offerings. See "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, see "The Conversion
      - Subscription Rights and Limitations on Common Stock Purchases."


                        SANDLER O'NEILL & PARTNERS, L.P.

                        ---------------------------------


       The date of this Prospectus Supplement is _______________, 1997.

PROSPECTUS

                             BAY STATE BANCORP, INC.
          (PROPOSED HOLDING COMPANY FOR BAY STATE FEDERAL SAVINGS BANK)

                        1,811,250 SHARES OF COMMON STOCK

            Bay State Bancorp, Inc. (the "Company" or "Bay State Bancorp"), a Delaware corporation, is offering up to 1,811,250 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Bay State Federal Savings Bank (the "Bank" or "Bay State") from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank pursuant to the Bank's plan of conversion (the "Plan" or "Plan of Conversion"). The simultaneous conversion of the Bank to stock form, the issuance of the Bank's stock to the Company and the offer and sale of the Common Stock by the Company are herein referred to as the "Conversion." In certain circumstances, the Company may increase the amount of Common Stock offered hereby to 2,082,938 shares. See Footnote 4 to the table below.

                                                   (continued on following page)


            FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE __.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR ANY OTHER
         FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH
           COMMISSION, OFFICE OR OTHER AGENCY OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

 THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
  ("FDIC"), THE BANK INSURANCE FUND ("BIF"), THE SAVINGS ASSOCIATION INSURANCE
      FUND ("SAIF") OR ANY OTHER GOVERNMENT AGENCY NOR ARE THEY INSURED OR
       GUARANTEED BY THE BANK OR THE COMPANY. THE COMMON STOCK IS SUBJECT
               TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF
                              PRINCIPAL INVESTED.

====================================================================================================================
                                                                        ESTIMATED UNDERWRITING
                                                                    COMMISSIONS AND OTHER FEES AND     ESTIMATED
                                            SUBSCRIPTION PRICE(1)             EXPENSES(2)            NET PROCEEDS(3)
--------------------------------------------------------------------------------------------------------------------
Minimum Per Share......................            $20.00                       $0.91                   $19.09
--------------------------------------------------------------------------------------------------------------------
Midpoint Per Share.....................            $20.00                       $0.82                   $19.18
--------------------------------------------------------------------------------------------------------------------
Maximum Per Share......................            $20.00                       $0.75                   $19.25
--------------------------------------------------------------------------------------------------------------------
Total Minimum(1).......................         $26,775,000                   $1,220,000              $25,555,000
--------------------------------------------------------------------------------------------------------------------
Total Midpoint(1)......................         $31,500,000                   $1,287,000              $30,213,000
--------------------------------------------------------------------------------------------------------------------
Total Maximum(1).......................         $36,225,000                   $1,354,000              $34,871,000
--------------------------------------------------------------------------------------------------------------------
Total Maximum, as adjusted(4)..........         $41,658,750                   $1,431,000              $40,227,750
====================================================================================================================

(1) Determined in accordance with an independent appraisal prepared by Keller & Company, Inc. ("Keller") dated October 17, 1997 which states that the aggregate estimated pro forma market value of the Company, inclusive of shares issued to the charitable foundation (as defined herein) to be established by the Bank in connection with the Conversion, ranged from $26.8 million to $36.2 million, with a midpoint of $31.5 million (the "Valuation Range"). Based on the Valuation Range, the Board of Directors established the estimated price range of $26.8 million to $36.2 million (the "Estimated Price Range"), or between 1,338,750 and 1,811,250 shares of Common Stock at the $20.00 price per share (the "Purchase Price") to be paid for each share of Common Stock subscribed for or purchased in the Offerings (as defined herein). The independent appraisal of Keller is based upon estimates and projections that are subject to change and the valuation must not be construed as a recommendation as to the advisability of purchasing such shares nor an assurance that a purchaser will thereafter be able to sell such shares at the Purchase Price. See "The Conversion -- Stock Pricing" and "-- Number of Shares to be Issued."

(2) Consists of the estimated costs to the Bank and the Company arising from the Conversion, including estimated fixed expenses of $860,000 and marketing fees to be paid to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") estimated to be $360,000 and $494,000 at the minimum and the maximum of the Estimated Price Range, respectively. See "The Conversion -- Marketing and Underwriting Arrangements." See "Pro Forma Data" for the assumptions used to arrive at these estimates. The actual fees and expenses may vary from the estimates.

(3) Actual net proceeds may vary substantially from estimated amounts depending on the number of shares sold in each of the Offerings and other factors. Includes the purchase of shares of Common Stock by the Bay State Federal Savings Bank Employee Stock Ownership Plan and related trust (the "ESOP") and funded by a loan to the ESOP, by a wholly-owned subsidiary of the Company or from a third party, which will be deducted from the Company's stockholders' equity. See "Use of Proceeds" and "Pro Forma Data."

(4) As adjusted to reflect the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations, changes in market conditions or general financial and economic conditions. See "Pro Forma Data" and "The Conversion -- Stock Pricing." For a discussion of the distribution and allocation of the additional shares, if any, see "The Conversion -- Subscription Offering and Subscription Rights," "-- Community Offering" and "-- Limitation on Common Stock Purchases."

                        Sandler O'Neill & Partners, L.P.

            The date of this Prospectus is ___________________, 1997.

         NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR THE COMMON STOCK IN A SUBSCRIPTION OFFERING (THE "SUBSCRIPTION OFFERING") HAVE BEEN GRANTED IN THE FOLLOWING ORDER OF PRIORITY: (1) DEPOSITORS WHOSE ACCOUNTS IN THE BANK OR UNION FEDERAL SAVINGS BANK, BOSTON, MASSACHUSETTS ("UNION FEDERAL") TOTALLED $50 OR MORE ON AUGUST 31, 1996 ("ELIGIBLE ACCOUNT HOLDERS"); (2) THE EMPLOYEE PLANS, INCLUDING THE ESOP WHICH INTENDS TO SUBSCRIBE FOR UP TO 8% OF THE COMMON STOCK ISSUED IN CONNECTION WITH THE CONVERSION (INCLUDING SHARES ISSUED TO THE BAY STATE FEDERAL SAVINGS CHARITABLE FOUNDATION (THE "FOUNDATION")); (3) DEPOSITORS WHOSE ACCOUNTS IN THE BANK TOTALLED $50 OR MORE ON __________, 1997 ("SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS"); AND (4) MEMBERS OF THE BANK CONSISTING OF DEPOSITORS OF THE BANK AS OF __________, 1997, THE VOTING RECORD DATE ("VOTING RECORD DATE") FOR THE SPECIAL MEETING (AS DEFINED HEREIN), AND BORROWERS WITH LOANS OUTSTANDING AS OF _________, 1997 WHICH CONTINUE TO BE OUTSTANDING AS OF THE VOTING RECORD DATE, OTHER THAN THOSE MEMBERS WHO OTHERWISE QUALIFY AS ELIGIBLE ACCOUNT HOLDERS OR SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS ("OTHER MEMBERS"). SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE. PERSONS FOUND TO BE TRANSFERRING SUBSCRIPTION RIGHTS WILL BE SUBJECT TO THE FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OFFICE OF THRIFT SUPERVISION ("OTS"). Subject to the prior rights of holders of subscription rights and subsequent to the Subscription Offering, the Company will offer shares of Common Stock not subscribed for in the Subscription Offering for sale in a community offering to certain members of the general public with preference given to natural persons residing in the Massachusetts counties of Norfolk and Suffolk (the Bank's "Local Community") (the "Community Offering") (such natural persons herein referred to as "Preferred Subscribers"). It is anticipated that shares not subscribed for in the Subscription and Community Offerings, if any, will be offered to certain members of the general public in a syndicated community offering (the "Syndicated Community Offering") (the Subscription and Community Offerings and the Syndicated Community Offering are referred to collectively as the "Offerings").

         Except for the ESOP, which intends to subscribe for up to 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, no Eligible Account Holder or Supplemental Eligible Account Holder or Other Member may, in their respective capacities as such, purchase in the Subscription Offering more than $225,000 of Common Stock; no person, together with associates and persons acting in concert with such person, may purchase in the Community Offering and Syndicated Community Offering more than $225,000 of Common Stock; and no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock offered in the Conversion (the "overall maximum purchase limitation"); provided, however, that the overall maximum purchase limitations may be increased and the amount that may be subscribed for may be increased or decreased at the sole discretion of the Bank or the Company without further approval of the Bank's members. See "The Conversion Subscription Offering and Subscription Rights," "-- Community Offering" and "-- Limitations on Common Stock Purchases." The minimum purchase is 25 shares.

         Pursuant to the Plan, the Company intends to establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create the Foundation, which will be incorporated under Delaware law as a non-stock corporation and will be funded with shares of Common Stock contributed by the Company in an amount equal to 8% of the number of shares of Common Stock sold in the Conversion. The Foundation will be dedicated to charitable purposes within the communities in which the Bank operates. The establishment of the Foundation is subject to the approval of the Bank's members at the special meeting being held to consider the Plan of Conversion. For a discussion of the Foundation and the effects on the Conversion, including if the members do not approve the establishment of the Foundation, see "Risk Factors -- Establishment of the Charitable Foundation," "Pro Forma Data," and "The Conversion -- Establishment of Charitable Foundation."

         THE SUBSCRIPTION OFFERING WILL TERMINATE AT __________, EASTERN TIME, ON ________, 1998 (THE "EXPIRATION DATE") UNLESS EXTENDED BY THE BANK AND THE COMPANY, WITH THE APPROVAL OF THE OTS, IF NECESSARY. The Community Offering and Syndicated Community Offering, if any, must be completed within 45 days after the close of the Subscription Offering, or __________, 1998, unless extended by the Bank and the Company with the approval of the OTS. Orders submitted are irrevocable until the completion of the Conversion; provided, that, if the Conversion is not completed within the 45 day period referenced to above, unless such period has been extended with the consent of the OTS, if necessary, all subscribers will have their funds returned promptly with interest and all withdrawal authorizations will be canceled. Such extensions may not go
beyond       , 2000. See "The Conversion -- Subscription Offering and
Subscription Rights," "-- Procedure for Purchasing Shares in Subscription and Community Offerings."

         The Company has applied to have its Common Stock listed on the American Stock Exchange ("AMEX") under the symbol "BYS" upon completion of the Conversion. Prior to this offering there has not been a public market for the Common Stock and there can be no assurance that an active and liquid trading market for the Common Stock will develop or that the Common Stock will trade at or above the Purchase Price. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the Common Stock. See "Risk Factors -- Absence of Market for Common Stock."

                              INSERT MAP PAGE HERE

                   SUMMARY OF THE CONVERSION AND THE OFFERINGS

            The following summary of the Conversion and the Offerings is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and in the Consolidated Financial Statements and Notes thereto.

Risk Factors........................      The purchase of Common Stock involves
                                          a substantial degree of risk.
                                          Prospective investors should carefully
                                          consider the matters set forth under
                                          "Risk Factors." THE SHARES OF COMMON
                                          STOCK OFFERED HEREBY ARE NOT INSURED
                                          OR GUARANTEED BY THE FDIC, BIF OR SAIF
                                          OR ANY OTHER GOVERNMENT AGENCY AND ARE
                                          NOT GUARANTEED BY THE COMPANY OR BANK.


Bay State Bancorp, Inc..............      The Company is a Delaware corporation
                                          organized at the direction of the Bank
                                          to become a savings and loan holding
                                          company and own all of the Bank's
                                          capital stock to be issued upon its
                                          conversion from mutual form to stock
                                          form. To date, the Company has not
                                          engaged in any business. Its executive
                                          office is located at 1299 Beacon
                                          Street, Brookline, Massachusetts 02146
                                          and its telephone number is (617)
                                          739-9500.


Bay State Federal Savings Bank......      The Bank is a federally-chartered
                                          mutual savings bank and the resulting
                                          entity of the February 1997 merger of
                                          Bay State Federal Savings Bank and
                                          Union Federal Savings Bank. At
                                          September 30, 1997, the Bank had total
                                          assets of $247.8 million, total
                                          deposits of $202.2 million and
                                          retained earnings of $19.8 million.
                                          The Bank's main office is located at
                                          1299 Beacon Street, Brookline,
                                          Massachusetts 02146 and its telephone
                                          number is (617) 739-9500. The Bank has
                                          five banking offices located in the
                                          greater Boston metropolitan area.


The Conversion and
  Reasons for Conversion............      The Board of Directors of the Bank has
                                          adopted a Plan of Conversion pursuant
                                          to which the Bank intends to convert
                                          to a federally-chartered stock savings
                                          bank and issue all of its stock to the
                                          Company. The Company is offering
                                          shares of its Common Stock in the
                                          Offerings in connection with the
                                          Bank's Conversion. Management believes
                                          the Conversion offers the Bank a
                                          number of advantages, including: (i)
                                          providing enhanced ability to increase
                                          the Bank's presence in the communities
                                          it serves through the acquisition or
                                          establishment of branch offices or the
                                          acquisition of other financial
                                          institutions; (ii) providing a larger
                                          capital base with which to operate;
                                          (iii) providing enhanced ability to
                                          diversify into other financial
                                          services related activities; and (iv)
                                          providing enhanced future access to
                                          capital markets. The Conversion and
                                          the Offerings are subject to approval
                                          by the OTS and approval of members of
                                          the Bank eligible to vote at a special
                                          meeting to be held on __________, 1998
                                          (the "Special Meeting"). The OTS
                                          issued an approval letter on _______,
                                          1997. See "The Conversion--General."

The Bay State Federal Savings
Charitable Foundation...............      The Bank's Plan of Conversion provides
                                          for the establishment of a charitable
                                          foundation in connection with the
                                          Conversion. The Foundation, which will
                                          be incorporated under Delaware law as
                                          a non-stock corporation, will be
                                          funded with a contribution by the
                                          Company equal to 8% of the Common
                                          Stock sold in the Conversion. The
                                          authority for the affairs of the
                                          Foundation will be vested in the Board
                                          of Directors of the Foundation, all of
                                          whom are existing Directors or
                                          officers of the Company or the Bank.
                                          See "The Conversion -- Establishment
                                          of the Charitable Foundation."

Terms of the Offering...............      The shares of Common Stock to be sold
                                          in connection with the Conversion are
                                          being offered at a fixed price of
                                          $20.00 per share in the Subscription
                                          Offering pursuant to subscription
                                          rights in the following order of
                                          priority to: (i) Eligible Account
                                          Holders; (ii) the Employee Plans,
                                          including the ESOP; (iii) Supplemental
                                          Eligible Account Holders; and (iv)
                                          Other Members. Subject to the prior
                                          rights of holders of subscription
                                          rights and subsequent to the
                                          Subscription Offering, any shares of
                                          Common Stock not subscribed for in the
                                          Subscription Offering will be offered
                                          in the Community Offering at $20.00
                                          per share to certain members of the
                                          general public with a preference given
                                          to Preferred Subscribers. Subscription
                                          rights will expire if not exercised by
                                          _______, Eastern time, on __________,
                                          1998, unless extended by the Bank and
                                          the Company, with the approval of the
                                          OTS, if necessary. See "The Conversion
                                          -- Subscription Offering and
                                          Subscription Rights" and "-- Community
                                          Offering."


Procedure for Ordering Shares
 and Prospectus Delivery............      Forms to order Common Stock will only
                                          be distributed with or preceded by a
                                          Prospectus. Any person receiving a
                                          stock order and certification form who
                                          desires to subscribe for shares must
                                          do so prior to the Expiration Date by
                                          delivering to the Bank a properly
                                          executed stock order and certification
                                          form together with full payment. ONCE
                                          TENDERED, SUBSCRIPTION ORDERS CANNOT
                                          BE REVOKED OR MODIFIED WITHOUT THE
                                          CONSENT OF THE COMPANY AND BANK. To
                                          ensure that each purchaser receives a
                                          prospectus at least 48 hours prior to
                                          the Expiration Date in accordance with
                                          Rule 15c2-8 of the Securities Exchange
                                          Act of 1934, as amended (the "Exchange
                                          Act"), no prospectus will be mailed
                                          any later than five days prior to the
                                          Expiration Date or hand delivered any
                                          later than two days prior to such
                                          date. The Bank is not obligated to
                                          accept subscriptions not submitted on
                                          an original stock order form. See "The
                                          Conversion -- Procedure for Purchasing
                                          Shares in Subscription and Community
                                          Offerings."


Form of Payment for Shares..........      Payment for subscriptions may be made:
                                          (i) in cash (if delivered in person);
                                          (ii) by check, bank draft or money
                                          order; or (iii) by authorization of
                                          withdrawal from deposit accounts
                                          maintained at the Bank. Orders for
                                          Common Stock submitted by subscribers
                                          in the Subscription Offering which
                                          aggregate $50,000 or more must be paid
                                          by official bank or certified check or
                                          by withdrawal authorization from a
                                          deposit account of the Bank. No wire
                                          transfers will be accepted. See
                                          "Conversion -- Procedure for
                                          Purchasing Shares in Subscription and
                                          Community Offerings."


Nontransferability of
  Subscription Rights...............      The subscription rights of Eligible
                                          Account Holders, Supplemental Eligible
                                          Account Holders, Other Members and the
                                          Employee Plans, including the ESOP,
                                          are nontransferable. See "The
                                          Conversion -- Restrictions on Transfer
                                          of Subscription Rights and Shares."

Purchase Limitations................      No Eligible Account Holder,
                                          Supplemental Eligible Account Holder
                                          or Other Voting Member may purchase in
                                          the Subscription Offering more than
                                          $225,000 of Common Stock. No person,
                                          together with associates or persons
                                          acting in concert with such person,
                                          may purchase in the Community Offering
                                          and the Syndicated Community Offering
                                          more than $225,000 of Common Stock. No
                                          person, together with associates or
                                          persons acting in concert with such
                                          person, may purchase in the aggregate
                                          more than 1% of the Common Stock
                                          offered. However, the Employee Plans,
                                          including the ESOP, may purchase up to
                                          10% of the Common Stock issued,
                                          including shares issued to the
                                          Foundation. Pursuant to the Plan of
                                          Conversion, it is the intent of the
                                          ESOP to purchase 8% of the Common
                                          Stock issued, including shares issued
                                          to the Foundation. The minimum
                                          purchase is 25 shares of Common Stock.
                                          At any time during the Conversion and
                                          without approval of the Bank's
                                          depositors or a resolicitation of
                                          subscribers, the Bank and the Company
                                          may, in their sole discretion,
                                          decrease the maximum purchase
                                          limitation below $225,000 of Common
                                          Stock; however, such amount may not be
                                          reduced to less than 0.10% of the
                                          Common Stock offered. Additionally, at
                                          any time during the Conversion, the
                                          Bank and the Company may, in their
                                          sole discretion, increase the maximum
                                          purchase limitation to an amount in
                                          excess of $225,000 up to a maximum of
                                          5% of the shares to be issued in the
                                          Conversion. Similarly, the 1% overall
                                          maximum purchase limitation may be
                                          increased up to 5% of the total shares
                                          of Common Stock offered in the
                                          Conversion.


Securities Offered and Purchase
Price...............................      The Company is offering between
                                          1,338,750 and 1,811,250 shares of
                                          Common Stock at a Purchase Price of
                                          $20.00 per share. The maximum of the
                                          Estimated Price Range may be increased
                                          by up to 15% and the maximum number of
                                          shares of Common Stock to be issued
                                          may be increased up to 2,082,938
                                          shares due to regulatory
                                          considerations and changes in market
                                          or general financial or economic
                                          conditions. See "The Conversion --
                                          Stock Pricing" and "-- Number of
                                          Shares to be Issued."



Appraisal...........................      The Purchase Price per share has been
                                          fixed at $20.00. The total number of
                                          shares to be issued in the Conversion
                                          is based upon an independent appraisal
                                          prepared by Keller, dated as of
                                          October 17, 1997, which states that
                                          the estimated pro forma market value
                                          of the Common Stock ranged from $ 26.8
                                          million to $36.2 million. The final
                                          aggregate value will be determined at
                                          the time of closing of the Offerings
                                          and is subject to change due to
                                          changing market conditions and other
                                          factors. See "The Conversion -- Stock
                                          Pricing."


Use of Proceeds.....................      The Company will use 50% of the net
                                          proceeds of the Offerings to purchase
                                          all of the outstanding common stock of
                                          the Bank to be issued in the
                                          Conversion. A portion of net proceeds
                                          retained by the Company will be used
                                          for general business activities
                                          including the formation and
                                          capitalization of a wholly-owned
                                          subsidiary of the Company, organized
                                          under the laws of Massachusetts (the
                                          "ESOP Loan Subsidiary") which intends
                                          to loan funds to the ESOP (to the
                                          extent such loan is not funded by a
                                          third party), to enable the ESOP to
                                          purchase up to 8% of the stock issued
                                          in connection with the Conversion,
                                          including shares issued to the
                                          Foundation. The Company intends to
                                          initially invest the remaining net
                                          proceeds in securities, primarily
                                          federal funds and short-term
                                          mortgage-backed and mortgage-related
                                          securities. The Bank intends to
                                          utilize net proceeds for general
                                          business purposes, including
                                          investments in federal funds, loans,
                                          mortgage-backed and mortgage-related
                                          securities and the repayment of
                                          Federal Home Loan Bank ("FHLB")
                                          advances. See "Use of Proceeds."

Dividend Policy.....................      Upon Conversion, the Board of
                                          Directors of the Company will have the
                                          authority to declare dividends on the
                                          Common Stock, subject to statutory and
                                          regulatory requirements. In the
                                          future, the Board of Directors of the
                                          Company may consider a policy of
                                          paying cash dividends on the Common
                                          Stock. However, no decision has been
                                          made with respect to such dividends,
                                          if any. See "Dividend Policy."

Benefits of the Conversion to
  Management........................      Among the benefits to the Bank and the
                                          Company anticipated from the
                                          Conversion is the ability to attract
                                          and retain personnel through the use
                                          of stock options and other stock
                                          related benefit programs. Subsequent
                                          to the Conversion, the Company intends
                                          to adopt a Stock Program (as defined
                                          herein) and Stock Option Plan (as
                                          defined herein) for the benefit of
                                          directors, officers and employees. If
                                          such benefit plans are adopted within
                                          one year after the Conversion, such
                                          plans will be subject to stockholders'
                                          approval at a meeting of stockholders
                                          which may not be held earlier than six
                                          months after the Conversion. The
                                          Company intends to adopt a stock
                                          benefit plan which would provide for
                                          the granting of Common Stock to
                                          officers, directors and employees of
                                          the Bank and Company in an amount
                                          equal to 4% of the Common Stock issued
                                          in the Conversion, including shares
                                          issued to the Foundation (the "Stock
                                          Program"). The Company also intends to
                                          adopt a stock option plan which would
                                          provide the Company with the ability
                                          to grant options to officers,
                                          directors and employees of the Bank
                                          and Company to purchase Common Stock
                                          equal to 10% of the number of shares
                                          of Common Stock issued in the
                                          Conversion, including shares issued to
                                          the Foundation (the "Stock Option
                                          Plan"). See "Management of the Bank--
                                          Benefits."

                                          Additionally, certain officers of the
                                          Company and the Bank will be provided
                                          with employment agreements or change
                                          in control agreements which provide
                                          such officers with employment rights
                                          and/or payments upon their termination
                                          of service following a change in
                                          control. For a further description of
                                          the Stock Program and Stock Option
                                          Plan, see "Risk Factors -- Stock-Based
                                          Benefits to Management and Directors
                                          and Change in Control Payments" and
                                          "Management of the Bank -- Employment
                                          Agreements," "-- Change in Control
                                          Agreements" and "-- Employee Severance
                                          Compensation Plan." See "Management of
                                          the Bank -- Subscriptions by Executive
                                          Officers and Directors," "Restrictions
                                          on Acquisition of the Company and the
                                          Bank -- Restrictions in the Company's
                                          Certificate of Incorporation and
                                          Bylaws," and "The Conversion --
                                          Establishment of the Charitable
                                          Foundation."


Voting Control of Officers
   and Directors....................      Directors and executive officers of
                                          the Bank and the Company expect to
                                          purchase approximately 4.3% or 3.2% of
                                          shares of Common Stock to be issued,
                                          based upon the minimum and the maximum
                                          of the Estimated Price Range,
                                          including shares issued to the
                                          Foundation, respectively.
                                          Additionally, assuming the
                                          implementation of the ESOP, Stock
                                          Program and Stock Option Plan,
                                          directors, executive officers and
                                          employees have the potential to
                                          control the voting of approximately
                                          26.2% or 25.1% of the Common Stock at
                                          the minimum and the maximum of the
                                          Estimated Price Range, including
                                          shares issued to the Foundation,
                                          respectively. See "Management of the
                                          Bank -- Subscriptions by Executive
                                          Officers and Directors" and
                                          "Restrictions on Acquisition of the
                                          Company and the Bank -- Restrictions
                                          in the Company's Certificate of
                                          Incorporation and Bylaws."

Expiration Date for the
  Subscription Offering.............      The Expiration Date for the
                                          Subscription Offering is ________
                                          Eastern time on _______________, 1998
                                          unless extended by the Bank and the
                                          Company. See "The Conversion --
                                          Subscription Offering and Subscription
                                          Rights."


Market for Stock....................      As a mutual institution, the Bank has
                                          never issued capital stock and,
                                          consequently, there is no existing
                                          market for the Common Stock. The
                                          Company has applied to have its Common
                                          Stock listed on the AMEX under the
                                          symbol "BYS" subject to the completion
                                          of the Conversion and compliance with
                                          certain conditions. See "Market for
                                          the Common Stock."


No Board Recommendations............      The Bank's Board of Directors and the
                                          Company's Board of Directors are not
                                          making any recommendations to
                                          depositors or other potential
                                          investors regarding whether such
                                          persons should purchase the Common
                                          Stock. An investment in the Common
                                          Stock must be made pursuant to each
                                          investor's evaluation of his or her
                                          best interests.


Conversion Center...................      If you have any questions regarding
                                          the Conversion, call the Conversion
                                          Center at (617) _____.

           SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

            In February 1997, the Bank merged with Union Federal Savings Bank which at the time of the merger had $38.2 million of total assets, $27.2 million of loans, net, $35.5 million of deposits and $2.7 million of retained earnings. Such transaction has been accounted for as a pooling of interests. The following presentation represents the financial condition and results of operations for the Bank and Union Federal as a consolidated entity for all periods presented. The selected consolidated financial and other data of the Bank and Union Federal set forth below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.

                                            AT
                                       SEPTEMBER 30,                        AT MARCH 31,
                                         --------    --------------------------------------------------------
                                          1997(1)     1997(2)      1996        1995        1994        1993
                                         --------    --------    --------    --------    --------    --------
                                                                     (IN THOUSANDS)
SELECTED FINANCIAL DATA:
   Assets............................    $247,763    $233,074    $219,850    $204,386    $202,627    $196,852
   Loans, net(3).....................     219,370     207,063     186,534     184,531     181,325     167,686
   Securities(4).....................      16,408      16,456      19,467       7,613       7,058       8,266
   Mortgage loans held-for-sale......          --          --          47          --          --          --
   Deposits..........................     202,161     197,059     187,933     178,337     179,655     178,306
   FHLB advances.....................      22,500      14,500      11,650       8,000       7,000       4,000
   Retained earnings.................      19,789      19,091      17,962      16,278      14,514      13,530
   Allowance for possible loan losses       2,133       1,687       1,774       1,825       2,480       1,792
   Non-performing loans..............       1,269       1,546       1,150       1,172       3,055       4,546
   Non-performing assets.............       1,269       1,619       1,215       1,242       3,567       7,037


                                        FOR THE SIX MONTHS
                                              ENDED
                                           SEPTEMBER 30,                  FOR THE YEAR ENDED MARCH 31,
                                        ------------------    ---------------------------------------------------
                                        1997(1)   1996(1)(2)  1997(2)     1996       1995       1994       1993
                                        -------    -------    -------    -------    -------    -------    -------
                                                                     (IN THOUSANDS)
SELECTED OPERATING DATA:
   Interest income..................    $ 9,274    $ 8,597    $17,476    $16,548    $14,950    $13,849    $15,113
   Interest expense.................      4,910      4,482      9,218      8,423      6,506      5,919      7,496
                                        -------    -------    -------    -------    -------    -------    -------
       Net interest income..........      4,364      4,115      8,258      8,125      8,444      7,930      7,617
   Provision for loan losses........        444          5        117          1          6        837      1,550
                                        -------    -------    -------    -------    -------    -------    -------
       Net interest income after
         provision for loan losses..      3,920      4,110      8,141      8,124      8,438      7,093      6,067
   Total noninterest income.........        140        205        407        366        420        554        484
   Total noninterest expense........      2,870      3,932      7,409      5,537      5,994      5,730      5,950
                                        -------    -------    -------    -------    -------    -------    -------
   Income before income tax
     expense and cumulative effect
     of change in accounting for
     income taxes...................      1,190        383      1,139      2,953      2,864      1,917        601
   Income tax expense...............        492        167         10      1,269      1,163        933        433
                                        -------    -------    -------    -------    -------    -------    -------
       Income before cumulative
         effect of change in
         accounting for income taxes        698        216      1,129      1,684      1,701        984        168
   Cumulative effect of change in
     accounting for income taxes....         --         --         --         --         --         --        714
                                        -------    -------    -------    -------    -------    -------    -------

       Net income...................    $   698    $   216    $ 1,129    $ 1,684    $ 1,701    $   984    $   882
                                        =======    =======    =======    =======    =======    =======    =======

                                                        AT OR FOR THE SIX
                                                          MONTHS ENDED
                                                          SEPTEMBER 30,                  FOR THE YEAR ENDED MARCH 31,
                                                        -----------------     --------------------------------------------------
                                                       1997(1)   1996(1)(2)   1997(2)     1996       1995       1994       1993
                                                        ------     ------     ------     ------     ------     ------     ------
SELECTED FINANCIAL RATIOS AND OTHER DATA(5):
PERFORMANCE RATIOS:
   Return on average assets.........................      0.59%      0.19%      0.50%      0.84%      0.85%      0.51%      0.35%
   Return on average retained earnings..............      7.17       2.31       6.00      10.17      10.72       7.25       5.45
   Average retained earnings to average assets......      8.28       8.42       8.30       8.30       7.94       7.06       6.49
   Retained earnings to total assets at end
       of period....................................      7.99       7.98       8.19       8.17       7.96       7.19       6.69
   Average interest rate spread(6)..................      3.52       3.54       3.48       3.90       4.04       4.10       3.93
   Net interest margin (7)..........................      3.81       3.81       3.76       4.20       4.31       4.24       4.05
   Average interest-earning assets to average
     interest-bearing liabilities...................    106.91     106.86     106.56     106.89     107.81     104.48     103.02
   Total noninterest expense to average assets......      2.44       3.54       3.27       2.77       3.00       2.90       2.92
   Efficiency ratio(8)..............................     63.72      91.02      85.50      65.21      67.62      67.27      64.10
REGULATORY CAPITAL RATIOS(9):
   Tangible capital.................................      8.01       7.98       8.20       8.20       7.92       7.13       6.76
   Core capital.....................................      8.01       7.98       8.20       8.20       7.92       7.13       6.76
   Risk-based capital...............................     15.28      15.77      16.02      16.86      15.93      14.23      13.26
ASSET QUALITY RATIOS:
   Non-performing loans as a percent
     of loans(10)(11)...............................      0.57       0.84       0.74       0.61       0.63       1.66       2.68
   Non-performing assets as a percent of
     total assets...................................      0.51       0.76       0.69       0.55       0.61       1.76       3.57
   Allowance for loan losses as a percent
     of loans(10)...................................      0.96       0.86       0.81       0.94       0.98       1.35       1.06
   Allowance for loan losses as a percent of non-
     performing loans(11)...........................    168.09     102.29     109.12     154.26     155.72      81.18      39.42
NUMBER OF FULL-SERVICE BANKING FACILITIES...........         5          5          5          5          5          5          5

----------
(1) The data presented for the six months ended September 30, 1997 and 1996 was derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the six months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ended March 31, 1998.
(2) Includes effect of the one-time special assessment of $1.2 million, on a pre-tax basis, to recapitalize the SAIF, which was recorded by the Bank in late 1996.
(3) Loans, net, consist of loans receivable minus the allowance for loan losses, deferred loan fees and unadvanced loan funds. The allowance for loan losses at September 30, 1997 and March 31, 1997, 1996, 1995, 1994 and 1993 was $2.1 million, $1.7 million, $1.8 million, $1.8 million, $2.5 million and $1.8 million, respectively.
(4) The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"), as of April 1, 1994. On April 1, 1994, a portion of the Bank's portfolio was classified as "available-for-sale." Securities do not include Federal Home Loan Bank of Boston ("FHLB-Boston") stock of $1.7 million, $1.7 million, $1.7 million, $1.7 million, $1.5 million and $1.5 million at September 30, 1997 and March 31, 1997, 1996, 1995, 1994 and 1993, respectively.
(5) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.
(6) The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets (which includes FHLB-Boston stock and other equity securities) and the weighted average cost of average interest-bearing liabilities.
(7) The net interest margin represents net interest income as a percent of average interest-earning assets.
(8) The efficiency ratio represents the ratio of noninterest expenses divided by the sum of net interest income and noninterest income.
(9) For definitions and further information relating to the Bank's regulatory capital compliance requirements, see "Regulation -- Federal Savings Institution Regulation -- Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.
(10)  Loans include total loans before the allowance for loan losses.
(11) Non-performing assets consist of non-performing loans and real estate owned ("REO"). Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal. It is the Bank's policy to cease accruing interest on all such loans. See "Business of the Bank."

                                  RISK FACTORS

            The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby.

POTENTIAL LOW RETURN ON EQUITY FOLLOWING THE CONVERSION

            At September 30, 1997, the Bank's ratio of retained earnings to total assets was 8.01%. The Company's equity position will be significantly increased as a result of the Conversion. On a pro forma basis as of September 30, 1997, assuming the sale of Common Stock at the midpoint of the Estimated Price Range, the Company's ratio of stockholders' equity to total assets would be 17.22%. The Company's ability to deploy this new capital through investments in interest-earning assets, such as loans and securities, which bear rates of return comparable to its current investments, will be significantly affected by industry competition for such investments. The Company currently anticipates that it will take time to prudently deploy such capital. As a result, the Company's return on equity initially is expected to be below its historical return on equity and may be below peer group institutions after the Conversion. Additionally, due to the implementation of stock-based benefit plans such as the ESOP, Stock Program and the Stock Option Plan, the Company's future compensation expense will be increased, thereby, adversely affecting its net income and return on equity.

WEAKNESS OF REGIONAL AND LOCAL ECONOMY

            Economic conditions at the local and national levels, as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, significantly affect the operations of financial institutions such as the Bank. The New England region of the United States, including the greater Boston metropolitan area (the Bank's primary market area) experienced a significant economic decline beginning approximately in 1988. This decline adversely affected employment levels, the real estate markets and the financial services industry in the Bank's market area. Over the past decade, due primarily to the reduction in manufacturing jobs in Eastern Massachusetts, the Bank's primary market area has generally experienced higher unemployment rates than national averages and the levels experienced by the Commonwealth of Massachusetts as a whole. As a result of the decline in the regional economy, delinquencies increased and the underlying values of properties located in the Bank's primary market area declined from the values experienced in the late 1980s. The effects of the economic downturn were especially pronounced in the commercial real estate and condominium markets, where prices declined substantially in many cases. The declining rental market and decrease in market values of properties in turn adversely affected the ability of some real estate developers and borrowers to repay or refinance their commercial real estate and construction loans. Additionally, numerous failures of financial institutions operating in the New England region resulted in the placement of commercial and residential properties into the hands of federal liquidators, contributing to the oversupply of properties available-for-sale and also contributed to a further decline of real estate prices. The economic conditions affecting the Bank's primary market area also resulted in reduced loan demand and increased competition for the existing lower level of loan demand.

            While there have been signs of improvement in the economies and real estate markets of some New England areas, particularly in and around the greater Boston metropolitan area, and there are signs that the market values of residential and commercial properties in those areas have stabilized since the sharp declines experienced in the late 1980s and early 1990s, the economies and real estate markets in the Bank's primary market area have not recovered to the levels experienced in the late 1980s. While the Bank has not, in recent years, suffered the same detrimental impact as other financial institutions, a slowdown in the recovery of the Bank's primary market area or downturn in the local and regional economy or real estate market could adversely affect the financial condition and results of operations of the Company and Bank in the future.

SENSITIVITY TO CHANGES IN INTEREST RATES

            The Bank's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. Accordingly, the Bank's results of operations and financial condition are largely dependent on movements in market interest rates and its ability to manage its assets in response to such movements.

            At September 30, 1997, the Bank's total interest-bearing liabilities maturing or repricing within one year exceeded its total interest-earning assets maturing or repricing in the same time period by $96.0 million, representing a cumulative one-year interest sensitivity gap as a percentage of total assets of negative 38.8%. Accordingly, in a rapidly rising interest rate environment, the cost of the Bank's interest-bearing liabilities will generally increase at a rate faster than the yield on its interest-earning assets thereby adversely affecting the Bank's net interest income. Increases in interest rates also could adversely affect the type (fixed-rate or adjustable-rate) and amount of loans originated by the Bank and the average life of loans and securities which, in turn, could adversely impact the yields earned on the Bank's loan and securities portfolios as well as the amount of secondary market activity in which the Bank engages. The Bank attempts to manage its interest rate risk by primarily selling all longer-term, fixed-rate one- to four-family loans, emphasizing the origination and retaining of adjustable-rate and shorter-term fixed-rate loans, purchasing adjustable-rate loans and investing in securities with shorter stated or estimated maturities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Interest Rate Risk."

            Increases in market interest rates would result in an increase in the interest rates on the Bank's adjustable-rate loans, thereby causing higher loan payment amounts by the borrowers which, in turn, may result in elevated delinquencies on such loans. Increases in the level of interest rates may also adversely affect the value of the Bank's investment and mortgage-backed securities and other interest-earning assets and, in turn, its results of operations or retained earnings. At September 30, 1997, the Bank's securities available-for-sale had an estimated fair value of $3.3 million, which was greater than the amortized cost of $2.3 million. At the same date, the Bank's securities held-to-maturity had an estimated fair value of $13.2 million, which was $30,000 greater than their amortized cost. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Interest Rate Risk," "Business of Bank -- Lending Activities -- One- to Four-Family Lending" and " -- Investment Activities."

INCREASED LENDING RISKS ASSOCIATED WITH MULTI-FAMILY, COMMERCIAL REAL ESTATE, AND CONSTRUCTION AND DEVELOPMENT LOANS

            At September 30, 1997, the Bank's multi-family, commercial real estate and construction and development loan portfolios totalled $53.8 million, or 24.0%, of total loans. Of this amount, $17.3 million, or 7.7%, consisted of multi-family loans, $29.3 million, or 13.0%, consisted of commercial real estate loans and $7.3 million, or 3.2%, consisted of construction and development loans. Multi-family and commercial real estate loans are generally viewed as exposing the lender to greater credit risk than one- to four-family residential loans and typically involve higher loan principal amounts. Repayment of multi-family and commercial real estate loans generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. The Bank attempts to offset the risks associated with multi-family and commercial real estate lending primarily by lending to individuals who will be actively involved in the management of the property or who have proven management experience, or by making such loans with lower loan-to value ratios than one- to four-family loans. Additionally, the Bank generally requires personal guarantees from the borrowers of its multi-family and commercial real estate loans. Economic events and government regulations, which are outside the control of the borrower or lender, could impact the value of the property securing the loan or the future cash flow of the affected properties. Additionally, the decline in real estate values experienced in the Bank's lending area was more pronounced with respect to commercial, multi-family and condominium properties as compared to owner-occupied one- to four-family properties. See " -- Weakness of Regional and Local Economy" and "Business of the Bank -- Lending Activities." Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate, and is generally considered to be the riskiest form of real estate lending. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction and other assumptions, including the estimated time to sell residential properties. Unforeseen problems may occur during the construction and development which may increase the cost to the borrower and, thus, result in the borrower's inability to complete construction. Additionally, unanticipated delays may jeopardize the availability or terms of permanent financing and may also affect the ability of the Bank to realize an acceptable return on the investment as a result of changed economic conditions and lowered demand for the completed property. Moreover, if the estimated value of the property proves to be inaccurate, the Bank may be confronted with having a loan secured by a property, when completed, which has a value insufficient to assure full repayment.

ESTABLISHMENT OF THE FOUNDATION

            The Plan of Conversion provides that the Bank and the Company will establish The Bay State Federal Savings Charitable Foundation, which will be incorporated under Delaware law as a non-stock corporation and will be funded with shares of Common Stock contributed by the Company. Establishment of the Foundation is subject to the approval of the Bank's members at the Special Meeting. If approved by members, the establishment of the Foundation will be dilutive to the voting and ownership interests of stockholders and will have an adverse impact on the operating results of the Company in fiscal 1998, possibly resulting in an operating loss in fiscal 1998, the fiscal year in which the Foundation is established.

            Dilution of Stockholders' Interests. The Company proposes to establish the Foundation with Company Common Stock in an amount equal to 8% of the Common Stock sold in the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would be 107,100, 126,000 and 144,900 shares, with a value of $2.1 million, $2.5 million and $2.9 million, respectively, based on the Purchase Price of $20.00 per share. Upon completion of the Conversion and establishment of the Foundation, the Company will have 1,956,150 shares issued and outstanding at the maximum of the Estimated Price Range, of which the Foundation will own 144,900 shares, or 7.4%. AS A RESULT, PERSONS PURCHASING SHARES IN THE CONVERSION WILL HAVE THEIR OWNERSHIP AND VOTING INTERESTS IN THE COMPANY DILUTED BY 7.4%. SEE "PRO FORMA DATA."

            Negative Impact on Earnings. Assuming receipt of approval of the Bank's members, establishment of the Foundation will have an adverse impact on the Company's and the Bank's earnings in the year in which the contribution is made. The Company will recognize an expense in the amount of the contribution to the Foundation in the quarter in which it occurs, which is expected to be the fourth quarter of fiscal 1998. Such expense will reduce earnings and have a material adverse impact on the Company's earnings for the year. The amount of the contribution will range from $2.1 million to $2.9 million, depending on the amount of Common Stock sold in the Conversion. The contribution expense will be partially offset by the tax deductibility of the expense. The Company and Bank have been advised by their independent accountants that the contribution to the Foundation will be tax deductible, subject to a limitation based on 10% of the Company's annual taxable income. Assuming a contribution of $2.9 million in Common Stock, based on the maximum of the Estimated Price Range, the Company estimates a net tax effected expense of $1.9 million based on an effective tax rate of 34%. If the Conversion had been completed at the maximum of the Estimated Price Range and the Foundation had been established at March 31, 1997, the Bank would have reported a loss of $784,000 for fiscal 1997 rather than reporting net income of $1.1 million. In addition to the contribution to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its community. Such additional contributions are expected to range from $20,000 to $30,000 per year.

            Possible Nondeductibility of the Contribution. The Company and the Bank have been advised by their independent accountants that an organization created for charitable purposes will qualify as a Section 501(c)(3) exempt organization under the Code and will be classified as a private foundation. In this regard, the Foundation will submit a request to the Internal Revenue Service ("IRS") to be recognized as a tax-exempt organization. The Company and the Bank have received an opinion of their independent accountants that the Foundation will qualify as a Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the regulatory condition on the gift imposed by the OTS which requires the shares of Common Stock of the Company held by the Foundation to be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. See "The Conversion -- Establishment of the Charitable Foundation" and "-- Regulatory Conditions Imposed on the Foundation." In the event that the Company or the Foundation receives an opinion of their tax counsel satisfactory to OTS that compliance with the voting restriction would have the effect of causing the Foundation to lose its tax exempt status, otherwise have material adverse tax consequences on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the OTS will waive such voting restriction upon submission of such opinion(s) by the Company or the Foundation. The independent accountants' opinion further provides that the Company's contribution of its own stock to the Foundation will not constitute an act of self-dealing and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for such stock, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution for federal tax purposes. Thus, while the Company expects to receive a charitable contribution deduction of approximately $2.5 million in fiscal 1998, assuming the midpoint, the Company is permitted under the Code to carryover the excess contribution over a five-year period following the year in which the contribution is initially made for federal tax purposes. The Company will not be able to carry forward the unused portion of the deduction for Massachusetts state income tax purposes. Assuming the sale of Common Stock at the midpoint of the Estimated Price Range, the Company estimates that substantially all of the contribution should be deductible for federal tax purposes over the six-year period. However, no assurances can be made that the Company will have sufficient pre-tax income over the five-year period following the year in which the contribution is initially made to fully utilize the carryover related to the excess contribution. Although the Company and the Bank have received an opinion of their independent accountants that the Company will be entitled to the deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, there would be no tax benefit related to the Foundation.

            Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion. The establishment of the Foundation was taken into account by Keller in determining the estimated pro forma market value of the Company. The aggregate price of the shares of Common Stock being offered in the Offerings is based upon the independent appraisal conducted by Keller of the estimated pro forma market value of the Company. The pro forma aggregate price of the shares being offered for sale in the Conversion is currently estimated to be between $26.8 million and $36.2 million, with a midpoint of $31.5 million. Based on the appraisal, the pro forma market capitalization of the Bank at the midpoint, including shares contributed to the Foundation, is $34.0 million. The pro forma price to book ratio and the pro forma price to earnings ratio are 71.89% and 15.47x, respectively, at the midpoint of the Estimated Price Range. In the event that the Conversion did not include the Foundation, Keller has estimated that the estimated pro forma market capitalization of the Bank would be approximately $36.7 million at the midpoint based on a pro forma price to book ratio and the pro forma price to earnings ratio that are approximately the same as the independent appraisal at 71.59% and 15.54x, respectively. If the Foundation was not part of the Conversion, the pro forma market value of the shares being offered is estimated to be between $31.2 million and $42.2 million. See "Comparison of Valuation and Pro Forma Information with No Foundation." This estimate by Keller was prepared at the request of the OTS and is solely for purposes of providing members with sufficient information with which to make an informed decision on the Foundation. There is no assurance that if the Foundation is not approved the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as the amount estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

            The Bank believes that the establishment of the Foundation is in the best interests of the Bank, its depositors, its prospective stockholders and the communities in which it operates. The Foundation is integrally tied to the Bank's business of operating a community banking institution and the Bank believes that the Foundation will have a positive impact on the Bank's long-term franchise value. The amount of Common Stock being offered in the Conversion at the midpoint of the Estimated Price Range is approximately $5.2 million less than the estimated amount of Common Stock that would be offered in the Conversion without the Foundation based on the estimate provided by Keller. Accordingly, certain members of the Bank who subscribe to purchase Common Stock in the Subscription Offering may receive fewer shares depending on the appraisal valuation at that time, the number of shares sold based on that appraisal, the size of a depositor's stock order, the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. The decrease in the amount of Common Stock being offered will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion. The Bank's tangible, core and risk-based capital ratios at September 30, 1997 were 8.0%, 8.0% and 15.3%, respectively. Assuming the sale of shares at the midpoint of the Estimated Price Range, the Bank's pro forma tangible, core and risk-based capital ratios at September 30, 1997 would be 11.8%, 11.8% and 22.0%, respectively. On a consolidated basis, the Company's pro forma stockholders' equity would be $47.3 million or approximately 17.22% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Estimated Price Range. Pro forma stockholders' equity per share and pro forma net earnings per share would be $27.82 and $0.64, respectively. If the Foundation was not being established in the Conversion, based on the Keller estimate, the Company's pro forma stockholders' equity would be approximately $51.3 million or approximately 18.40% of pro forma consolidated assets at the midpoint of the estimate and pro forma stockholders' equity per share, and pro forma net earnings per share would be approximately the same with the Foundation as without the establishment of the Foundation. See "Comparison of Valuation and Pro Forma Information with No Foundation."

            Potential Anti-Takeover Effect. If approved by the Bank's members, upon completion of the Conversion, the Foundation will own 7.4% of the total shares of the Company's Common Stock outstanding. Such shares will be owned solely by the Foundation; however, pursuant to the terms of the contribution as mandated by the OTS, the shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by the stockholders of the Company. See "The Conversion-Establishment of the Charitable Foundation" and "Regulatory Conditions Imposed on the Foundation." The Company and the Foundation will take the necessary steps to provide such requirement in the Foundation's corporate governance documents. As such, the Company does not believe the Foundation will have an anti-takeover effect on the Company. In the event that the OTS were to waive this voting restriction, the Foundation's board of directors would exercise sole voting power over such shares and would no longer be subject to the restriction. However, the OTS could impose additional conditions at that time on the composition of the board of directors of the Foundation or which otherwise relate to control of the Common Stock of the Company held by the Foundation. See "The Conversion - Establishment of the Charitable Foundation - Regulatory Conditions Imposed on the Foundation." If a waiver of the voting restriction were granted by the OTS and no further conditions were imposed on the Foundation at that time, management of the Company and the Bank may benefit to the extent that the board of directors of the Foundation determines to vote the shares of Common Stock held by the Foundation in favor of proposals supported by the Company and the Bank. Furthermore, when the Foundation's shares are combined with shares purchased directly by officers and directors of the Company, shares held by proposed stock benefit plans, if approved by stockholders, and shares held in the Bank's ESOP, the aggregate of such shares could exceed 20% of the Company's outstanding Common Stock, which could enable management to defeat stockholder proposals requiring 80% approval. Consequently, this potential voting control might preclude takeover attempts that certain stockholders deem to be in their best interest and might tend to perpetuate management. Since the ESOP shares are allocated to all eligible employees of the Bank and any unallocated shares will be voted by an independent trustee and because awards under the proposed stock benefit plans may be granted to employees other than executive officers and directors, management of the Company does not expect to have voting control of all shares held or allocated by the ESOP or other stock benefit plans. See " -- Certain Anti-Takeover Provisions Which May Discourage Takeover Attempts -- Voting Control of Officers and Directors."

             Further, there will be no agreements or understandings, written or tacit, with respect to the exercise of either direct or indirect control over the management or policies of the Company by the Foundation which may discourage takeover attempts, including agreements related to voting, acquisition or disposition of the Company's Common Stock. Finally, as the Foundation sells its shares of Common Stock over time, its ownership interest and voting power in the Company is expected to decrease.

            Potential Challenges. The establishment and funding of a charitable foundation as part of a conversion is innovative and has been done in a limited number of instances in connection with a conversion. As such, the Foundation may be subject to potential challenges notwithstanding that the Board of Directors of the Company and the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching its determination to establish the Foundation as part of the Conversion. See "The Conversion -- Establishment of the Charitable Foundation -- Purpose of Foundation." In conjunction with its approval of the Conversion, the Bank determined to submit the Foundation for a vote of members so that members have a right to vote on whether the Foundation should be established as part of the Conversion. If certain parties were to institute an action seeking to require the Bank to eliminate establishment of the Foundation in connection with the Conversion, no assurances can be made that the resolution of such action would not result in a delay in the consummation of the Conversion or that any objecting persons would not be ultimately successful in obtaining such removal or other equitable relief or monetary damages against the Company or the Bank. Additionally, if the Company and the Bank are forced to eliminate the Foundation, the Company may be required to resolicit subscribers in the Offerings.

            Approval of Members. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the establishment of the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offerings since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. If the pro forma market value of the Common Stock without the Foundation is either greater than $36.2 million or less than $26.8 million, the Bank will establish a new Estimated Price Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscriptions funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to increase, decrease, or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. See "The Conversion - Stock Pricing." A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 2000.

DEPENDENCE ON KEY PERSONNEL

            The successful operation of the Bank depends heavily upon the active involvement of the Bank's President and Chief Executive Officer, John F. Murphy and the Chief Operating Officer, Denise M. Renaghan. The loss of either of these officers could materially affect the financial condition of the Bank. As an incentive to retain such officers, the Bank intends to enter into employment agreements with each of them upon completion of the Conversion. The Bank currently retains "key-man" life insurance with respect to Mr. Murphy and Ms. Renaghan.

HIGHLY COMPETITIVE INDUSTRY AND GEOGRAPHIC AREA

            The Bank faces significant competition in its market area both in attracting deposits and in originating loans. The Bank's primary market area, the greater Boston metropolitan area, is a highly competitive market for financial services. The Bank faces direct competition from a significant number of financial institutions operating in its market area, many with a state-wide or regional presence and, in some cases, a national presence. This competition arises from commercial banks, savings banks, cooperative banks, mortgage brokers, mortgage banking companies, credit unions and other providers of financial services, many of which are significantly larger than the Bank and, therefore, have greater financial and marketing resources than those of the Bank. In addition, the Bank has experienced significant competition from credit unions in all areas within its primary market area, some of which are significant in asset size. Federal and state credit unions have a significant competitive advantage over banks and savings institutions as they do not pay income taxes. This advantage, which is unique to credit unions, places significant competitive pressure on the Bank's loan and deposit pricing policies, which directly affects the Bank's profitability. See "Business of the Bank -- Market Area and Competition."

FINANCIAL INSTITUTION REGULATION AND POSSIBLE LEGISLATION

            The Bank is subject to extensive regulation and supervision as a federal savings association. In addition, the Company, as a savings and loan holding company, is subject to extensive regulation and supervision. Such regulations, which affect the Bank on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations is also subject to change by the authorities who examine the Bank and interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, its operations or the Bank's Conversion. See "Regulation."

            Recently enacted legislation provides that the BIF and SAIF will merge on January 1, 1999 if there are no more savings associations as of that date. Several bills have been introduced in the current Congress that would eliminate the federal thrift charter and the OTS. A bill recently reported by the House Banking Committee would require federal thrifts to become national banks or state chartered commercial banks or savings banks within two years after enactment or they would, by operation of law, become national banks. A national bank resulting from a converted federal thrift could continue to engage in activities, including holding any assets, in which it was lawfully engaged on the day before the date of enactment. Branches operated on the day before enactment could be retained regardless of their permissibility for national banks.

Subject to a grandfathering provision, all savings and loan holding companies would become subject to the same regulation and activities restrictions as bank holding companies. The grandfathering could be lost under certain circumstances, such as a change in control of the holding company. The legislative proposal would also abolish the OTS and transfer its functions to the federal bank regulators with respect to the institutions and to the Board of Governors of the Federal Reserve System ("Federal Reserve Board") with respect to the regulation of holding companies. The Bank is unable to predict whether the legislation will be enacted or, given such uncertainty, determine the extent to which the legislation, if enacted, would affect its business. The Bank is also unable to predict whether the SAIF and BIF will eventually be merged.

            Legislation regarding bad debt recapture was signed into law in August 1996 effective for tax years beginning on or after January 1, 1996. The legislation requires recapture of reserves accumulated after 1987. The recapture tax on post-1987 reserves must be paid over a six-year period starting in 1996. The payment of the tax can be deferred in each of 1996 and 1997 if an institution originates at least the same average annual principal amount of purchased mortgage loans that it originated in the six years prior to 1996. The Bank has previously recorded a deferred tax liability related to such legislation; therefore, such recapture is expected to have no effect on net income or federal income tax expense. See "Federal and State Taxation -- Federal Taxation -- Bad Debt Reserve."

STOCK-BASED BENEFITS TO MANAGEMENT AND DIRECTORS AND CHANGE IN CONTROL PAYMENTS

            Stock Program. The Company intends to adopt the Stock Program which would provide for the granting of Common Stock to directors, officers and employees of the Company and its affiliates and seek stockholder approval of such plans at a meeting of stockholders following the Conversion which, under current OTS regulations, may be held no earlier than six months after completion of the Conversion. Assuming the receipt of stockholder approval, the Company expects to acquire Common Stock on behalf of the Stock Program in an amount equal to 4% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 57,834 shares and 78,246 shares at the minimum and maximum of the Estimated Price Range, respectively. These shares will be acquired either through open market purchases by a trust established for the Stock Program or contributed by the Company from authorized but unissued Common Stock. See "-- Possible Dilutive Effect of Stock Program and Stock Options."

            Although no specific award determinations have been made, the Company anticipates that it will provide awards to the directors, officers and employees to the extent permitted by applicable regulations. Current OTS regulations provide that, with respect to any such benefit plan which is implemented within one year after consummation of the Conversion, no individual may receive more than 25% of the shares of any such plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the shares awarded under any such plan. Common Stock awarded under the Stock Program will be awarded at no cost to the recipients. Under the terms of the Stock Program, an independent trustee will vote unallocated shares in the same proportion as it receives instructions from recipients with respect to allocated shares which have not been earned and distributed. The trustee will not vote allocated shares which have not been distributed if it does not receive instructions from the recipient. The specific terms of the Stock Program intended to be adopted and the amounts of awards thereunder have not yet been determined by the Board of Directors and any such determination will consider various factors, including but not limited to, the financial condition of the Company, current and past performance of plan participants and tax and securities law and regulation requirements. The stock-based benefits provided under the Stock Program and Stock Option Plan discussed below, may be provided under separate stock program plans and stock option plans for officers, employees and directors or such benefits may be provided for under a single master stock-based benefit plan adopted by the Company which would incorporate the benefits and features in the separate plans (the "Master Stock-Based Benefit Plan"). The award of Common Stock under the Stock Program will be an additional compensation expense to the Company and, accordingly, may result in an increase in the overall compensation expense in future periods. See "Management of the Bank -- Benefits -- Stock Program."

            Stock Option Plan. The Company also intends to adopt the Stock Option Plan which would provide to officers, employees and directors of the Company and its affiliates options to purchase Common Stock. The Company intends to seek stockholder approval of such plan at a meeting of stockholders following the Conversion, which under current OTS regulations may be held no earlier than six months after completion of the Conversion. Although no specific determinations have been made, assuming the receipt of stockholder approval, the Company expects that employees, officers and directors will be granted options to purchase an amount of authorized but unissued Common Stock or treasury stock, if any, equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 144,585 shares and 195,615 shares at the minimum and maximum of the Estimated Price Range. Under the Stock Option Plan, the exercise price of options will be at least equal to the fair market value of the underlying Common Stock on the date of grant. Such options will permit such officers, employees and directors to benefit from any increase in the market value of the shares in excess of the exercise price at the time of exercise. Officers, employees and directors receiving such options will not be required to pay for the shares until the date of exercise. The specific terms of the Stock Option Plan intended to be adopted and amounts and awards thereunder have not yet been determined by the Board of Directors and any such determination will consider various factors, including but not limited to, the financial condition of the Company, current and past performance of award recipients and tax and securities law and regulation requirements. The Stock Options discussed above may be provided under the Stock Option Plan, may be provided under separate plans for officers, employees and directors or under the Master Stock-Based Benefit Plan which would incorporate the features and benefits of the separate plans. Although no specific award determinations have been made, the Company anticipates that it will provide awards to the directors, officers and employees to the extent permitted by applicable regulations. Current OTS regulations provide that, with respect to any such benefit plan which is implemented within one year after consummation of the Conversion, no individual may receive more than 25% of the shares of any such plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the shares awarded under any such plan. The award and exercise of stock options will result in additional compensation expense to the Company and, accordingly, may result in an increase in the overall compensation expense in future periods. See "Management of the Bank -- Benefits -- Stock Option Plan."

            Employment Contracts and Change in Control Provisions. Employment and change in control agreements with certain officers and the employee severance compensation plan provide for benefits and cash payments subsequent to a change in control of the Company or the Bank. The provisions in such agreements and plan would provide the recipient with a change in control payment in the event of the recipient's involuntary or, in certain circumstances, voluntary termination of employment or service subsequent to a change in control of the Company or the Bank. These provisions may have the effect of increasing the cost of acquiring the Company, thereby discouraging future attempts to take over the Company or the Bank. Based on salaries agreed to under the Employment and Change in Control Agreements (as defined herein) and on current salaries for individuals not covered by such agreements, cash payments to be paid in the event of a change in control pursuant to the terms of the employment agreements, change in control agreements and an employee severance compensation plan would be approximately $2.9 million. However, the actual amount to be paid in the event of a change in control of the Company or Bank cannot be estimated at this time because the actual amount is based on the average salary of the employee and other factors existing at the time of the change in control. See "Restrictions on Acquisition of the Company and the Bank -- Restrictions in the Company's Certificate of Incorporation and Bylaws," "Management of the Bank - Employment Agreements," "-- Change in Control Agreements," "-- Employee Severance Compensation Plan," "-- Benefits - Stock Option Plan" and "-- Benefits Stock Program."

POSSIBLE DILUTIVE EFFECT OF ESOP, STOCK PROGRAM AND STOCK OPTION PLAN

            Following the Conversion, the Stock Program will acquire an amount of shares equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, either through open market purchases or the issuance of authorized but unissued shares of Common Stock from the Company. If the Stock Program is funded by the issuance of authorized but unissued shares, the voting interests of existing stockholders at that time will be diluted by 3.8%. Additionally, the ESOP, which will be funded with an amount of Common Stock issued in the Conversion, may be unable to purchase shares in the Conversion in the event of an oversubscription. In such case, the ESOP may be funded with shares purchased in open market transactions by the ESOP Trustee or funded with authorized but unissued shares of Common Stock. If authorized but unissued shares are used to fund the ESOP, stockholders' interests will be diluted by 7.4%. Also following the Conversion, directors, officers and employees will be granted options under the Stock Option Plan. Although no specific determinations have been made, the Company expects that employees, officers and directors will be granted options to purchase authorized but unissued shares in an amount equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation. Under certain circumstances, such options may be exercised and sold on the same day, thereby eliminating any risk to employees, officers and directors in exercising options in the event that the market price exceeds the exercise price. If all of the options were to be exercised using authorized but unissued Common Stock and the ESOP and Stock Program were funded with authorized but unissued shares, the voting interests of existing stockholders at that time would be diluted by 18.0%.

CERTAIN ANTI-TAKEOVER PROVISIONS WHICH MAY DISCOURAGE TAKEOVER ATTEMPTS

            Provisions in the Company's and the Bank's Governing Instruments. Certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, and the Bank's Stock Charter and Bylaws, as well as certain federal regulations, assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting on certain matters, staggered boards of directors, non-cumulative voting for directors, limits on the calling of special meetings, limits on voting shares in excess of 10% of outstanding shares and certain uniform price provisions for certain business combinations. The Bank's Stock Charter also prohibits, for five years, the acquisition or offer to acquire, directly or indirectly, the beneficial ownership of more than 10% of the Bank's equity securities. Any person violating this restriction may not vote the Bank's securities in excess of 10%. These provisions in the Bank's and the Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors and thus, generally may serve to perpetuate existing management. Also, provisions in the Employment and Change in Control Agreements (as defined herein) which require payments to certain officers and employees of the Bank and/or the Company in the event of a change in control may have the effect of discouraging takeover attempts of the Bank or the Company. For a more detailed discussion of these provisions, see "Restrictions on Acquisitions of the Company and the Bank."

            Voting Control of Officers and Directors. Directors and executive officers of the Bank and the Company expect to purchase approximately 4.3% or 3.2% of the shares of Common Stock to be issued in the Conversion, based upon the minimum and the maximum of the Estimated Price Range, respectively, exclusive of shares that may be attributable to directors and officers through the Stock Program, the Stock Option Plan and the ESOP, which such plans may give directors, officers and employees the potential to control the voting of an additional 22.0% of the Company's Common Stock assuming all such plans were funded with authorized but unissued shares. In addition, the Foundation will be funded with a contribution by the Company equal to 8% of the Common Stock issued in the Conversion which, if a waiver of the voting restriction imposed on such Common Stock is obtained from the OTS, may be voted as determined by the directors of the Foundation who also will be directors or officers of the Company or the Bank. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this potential voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management. See "Restrictions on Acquisition of the Company and the Bank -- Restrictions in the Company's Certificate of Incorporation and Bylaws."

ABSENCE OF MARKET FOR COMMON STOCK

            The Company and the Bank have never issued capital stock. The Company has applied to have its Common Stock listed on the AMEX under the symbol "BYS" upon completion of the Conversion. However, there can be no assurance that an active and liquid trading market for the Common Stock will develop or, once developed, will continue, nor can there be any assurances that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. The absence or discontinuance of a market for the Common Stock would have an adverse impact on both the price and liquidity of the Common Stock. See "Market for the Common Stock."

POSSIBLE INCREASE IN ESTIMATED PRICE RANGE AND NUMBER OF SHARES ISSUED

            The number of shares to be issued in the Conversion, including shares issued to the Foundation may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Community Offerings. In the event that the Estimated Price Range is so increased, it is expected that the Company will issue up to 2,082,938 shares of Common Stock at the Purchase Price for an aggregate purchase price of up to $41,658,750. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share and will increase the Company's pro forma consolidated stockholders' equity and retained earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share.

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

            The Bank has received an opinion of Keller that, pursuant to Keller's Valuation, subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, have no value. However, such valuation is not binding on the IRS. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of such rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who receive and/or exercise the subscription rights in an amount equal to such value. Additionally, the Bank could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion -- Effects of Conversion" and "-- Tax Effects."


                             BAY STATE BANCORP, INC.

            The Company was organized in October 1997 at the direction of the Board of Directors of the Bank for the purpose of acquiring all of the capital stock to be issued by the Bank in the Conversion. The Company has applied to the OTS to become a savings and loan holding company and, upon approval, will be subject to regulation by the OTS. Upon consummation of the Conversion, the Company will conduct business initially as a unitary savings and loan holding company. See "Regulation - Holding Company Regulation." After completion of the Conversion, the Company's assets will consist of all of the outstanding shares of the Bank's capital stock issued to the Company in the Conversion and that portion of the net proceeds of the Offerings retained by the Company. The Company intends to use part of the net proceeds it retains to capitalize the ESOP Loan Subsidiary which intends to loan funds to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. The Company and Bank may, however, alternatively choose to fund the ESOP through a loan to the ESOP trust by a third-party financial institution. The Company intends to initially invest any remaining proceeds in federal funds and short-term mortgage-backed and mortgage-related securities. See "Use of Proceeds." Immediately after the Conversion, the Company will have no significant liabilities. The management of the Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than officers of the Company who are also officers of the Bank, but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

            Management believes that the holding company structure will provide the Company with additional flexibility to diversify, should it decide to do so, its business activities through existing or newly-formed subsidiaries, or through acquisitions of other financial institutions and financial services related companies. In addition, management believes that the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any acquisition and expansion opportunities that may arise. There are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities or transactions. The initial activities of the Company are anticipated to be funded by the net proceeds retained by the Company and earnings thereon or, alternatively, through dividends from the Bank.

            The Company's executive offices are located at 1299 Beacon Street, Brookline, Massachusetts 02146 and the telephone number is (617) 739-9500.


                         BAY STATE FEDERAL SAVINGS BANK

            The Bank was originally organized in 1920 as a state-chartered mutual cooperative bank under the name Coolidge Corner Cooperative Bank. In 1936, the Bank converted to a federally-chartered mutual savings and loan association and changed its name to Brookline Federal Savings and Loan Association. In 1960, the Bank changed its name to Bay State Federal Savings and Loan Association and, in 1983, changed its name again to Bay State Federal Savings Bank. In February 1997, the Bank merged with Union Federal Savings Bank which, at the time of the merger, had $38.2 million of total assets, $35.5 million of deposits and $2.7 million of retained earnings and operated two banking offices, one located in Boston and one located in Westwood, Massachusetts. The Bank currently maintains five banking offices located in the greater Boston metropolitan area, in the municipalities of Boston, Brookline, Norwood, Dedham and Westwood. The Bank maintains an inactive subsidiary which was formed for the purpose of real estate development activities.

            The Bank is a community-oriented savings institution whose business primarily consists of accepting deposits from customers and investing those funds primarily in mortgage loans secured by one- to four-family residences. To a lesser extent, the Bank invests in multi-family, commercial real estate, construction and development, consumer and commercial loans. The Bank originates one- to four-family loans primarily for investment and, to a lesser extent, for sale in the secondary market, generally selling longer-term fixed-rate loans on a servicing retained basis and retaining for its portfolio all adjustable-rate mortgage loans and shorter-term fixed-rate mortgage loans. At September 30, 1997, the Bank's loans, net, totalled $219.4 million, or 88.5% of total assets. At such date, the Bank was servicing $15.0 million of loans for others which servicing rights were primarily derived from loans sold by the Bank. To a significantly lesser extent, the Bank also invests in securities, primarily consisting of U.S. Government and agency obligations, and mortgage-backed and mortgage-related securities, generally consisting of those guaranteed by governmental agencies such as the Federal Home Loan Mortgage Corporation ("FHLMC") and the Government National Mortgage Association ("GNMA"). At September 30, 1997, the Bank's securities portfolio totalled $16.4 million, or 6.6% of total assets, of which $13.2 million, or 5.3%, were classified as held-to-maturity. At September 30, 1997, the Bank's deposit accounts totalled $202.2 million, or 88.9% of total liabilities, of which $92.9 million, or 40.9%, were savings, money market and negotiable order of withdrawal ("NOW") accounts (collectively, "core deposits"). The Bank also uses advances from the FHLB-Boston as a source of funds. At September 30, 1997, such advances totalled $22.5 million, or 9.9% of total liabilities. See "Business of the Bank."

            The Bank's executive offices are located at 1299 Beacon Street, Brookline, Massachusetts 02146 and the telephone number is (617) 739-9500.

                          REGULATORY CAPITAL COMPLIANCE

            At September 30, 1997, the Bank exceeded all regulatory capital requirements. See "Regulation -- Federal Savings Institution Regulation -- Capital Requirements." Set forth below is a summary of the Bank's compliance with the regulatory capital standards as of September 30, 1997, on a historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the Stock Program are deducted from pro forma regulatory capital.

                                                                BAY STATE FEDERAL SAVINGS BANK
                                           PRO FORMA AT SEPTEMBER 30, 1997 BASED UPON THE SALE AT $20.00 PER SHARE
                         ----------------------------------------------------------------------------------------------------------
                                                                                                                   2,082,938 SHARES
                                                                                                                      (15% ABOVE
                                              1,338,750 SHARES       1,575,000 SHARES        1,811,250 SHARES         MAXIMUM OF
                          HISTORICAL AT     (MINIMUM OF ESTIMATED  (MIDPOINT OF ESTIMATED  (MAXIMUM OF ESTIMATED      ESTIMATED
                         SEPTEMBER 30, 1997     PRICE RANGE)           PRICE RANGE)            PRICE RANGE)        PRICE RANGE)(1)
                         -----------------    -----------------      -----------------     -------------------    -----------------
                                   PERCENT              PERCENT                PERCENT                 PERCENT              PERCENT
                                     OF                   OF                     OF                      OF                   OF
                         AMOUNT   ASSETS(2)   AMOUNT   ASSETS(2)     AMOUNT   ASSETS(2)      AMOUNT   ASSETS(2)   AMOUNT   ASSETS(2)
                         -------   -------    -------   -------      -------   -------       -------   -------    -------   -------
                                                                   (Dollars in thousands)
GAAP Capital..........   $20,336       8.2%   $29,644      11.4%     $31,360      11.9%      $33,077      12.5%   $35,051      13.1%
                         =======   =======    =======   =======      =======   =======       =======   =======    =======   =======
Tangible Capital:
   Capital Level......   $19,789       8.0%   $29,097      11.2%     $30,813      11.8%      $32,530      12.3%   $34,504      12.9%
   Requirement........     3,704       1.5      3,896       1.5        3,931       1.5         3,966       1.5      4,006       1.5
                         -------   -------    -------   -------      -------   -------       -------   -------    -------   -------
   Excess.............   $16,085       6.5%   $25,201       9.7%     $26,882      10.3%      $28,564      10.8%   $30,498      11.4%
                         =======   =======    =======   =======      =======   =======       =======   =======    =======   =======
Tier I Capital:
   Capital Level......   $19,789       8.0%   $29,097      11.4%     $30,813      11.8%      $32,530      12.3%   $34,504      12.9%
   Requirement(3).....     9,878       4.0     10,389       4.0       10,482       4.0        10,575       4.0     10,683       4.0
                         -------   -------    -------   -------      -------   -------       -------   -------    -------   -------
   Excess.............   $ 9,911       4.0%   $18,708       7.4%     $20,331       7.8%      $21,955       8.3%   $23,821       8.9%
                         =======   =======    =======   =======      =======   =======       =======   =======    =======   =======
Risk-Based Capital:
   Capital Level(4)(5)   $21,555      15.3%   $30,942      21.0%     $32,672      22.0%      $34,404      23.0%   $36,395      24.1%
   Requirement........    11,282       8.0     11,799       8.0       11,894       8.0        11,988       8.0     12,097       8.0
                         -------   -------    -------   -------      -------   -------       -------   -------    -------   -------
   Excess.............   $10,273       7.3%   $19,143      13.0%     $20,778      14.0%      $22,416      15.0%   $24,298      16.1%
                         =======   =======    =======   =======      =======   =======       =======   =======    =======   =======

----------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription Offering.
(2) Tangible capital levels are shown as a percentage of tangible assets. Tier I capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighed assets.
(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See "Regulation -- Federal Savings Institution Regulation -- Capital Requirements."
(4) Assumes net proceeds are invested in assets that carry a 50% risk-weighting.
(5) The difference between equity under generally accepted accounting principles ("GAAP") and regulatory risk-based capital is attributable to a portion of the general valuation allowance of $1.8 million and any unrealized gains on available-for-sale securities at September 30, 1997.

                                 USE OF PROCEEDS

            Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $25.6 million and $34.9 million (or $40.2 million if the Estimated Price Range is increased by 15%). See "Pro Forma Data" and "The Conversion -- Stock Pricing" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offerings until the consummation of the Conversion.

            The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds of the Offerings, with the remaining net proceeds to be retained by the Company. Based on net proceeds of $34.9 million and the assets of the Bank as of September 30, 1997, the Company expects to utilize $17.4 million of net proceeds to purchase the common stock of the Bank. Such portion of net proceeds will be added to the Bank's general funds which the Bank currently intends to utilize for general corporate purposes, including investment in loans, federal funds, short-term mortgage-backed and mortgage-related securities, the repayment of FHLB advances and to fund stock-based benefit plans. The Bank may also use such funds for the expansion of its facilities and to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies. The Bank has not yet determined the approximate amount of net proceeds to be used for any of the purposes mentioned above.

            The Company intends to use a portion of the net proceeds it retains to capitalize the ESOP Loan Subsidiary which intends to loan funds to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. The Company and Bank may alternatively choose to fund the ESOP's stock purchases through a loan by a third-party financial institution. The remaining net proceeds retained by the Company will initially be invested in short-term mortgage-backed and mortgage-related securities. Based upon the sale of 1,338,750 shares or 1,811,250 shares at the minimum and maximum of the Estimated Price Range and the issuance of shares to the Foundation, the amount of the loan to the ESOP would be $2.3 million or $3.1 million, respectively (or $3.6 million if the Estimated Price Range is increased by 15%) to be repaid approximately over a ten year period at the prevailing prime rate of interest, which currently is 8.5%. See "Management of the Bank -- Benefits -- Employee Stock Ownership Plan and Trust."

            The net proceeds retained by the Company may also be used to support the future expansion of operations through branch acquisitions, the establishment of branch offices and the acquisition of smaller financial institutions or their assets, including those located within the Bank's market area or diversification into other banking related businesses. The Company has no current arrangements, understandings or agreements regarding any such opportunities or transactions. The Company, upon the Conversion, will be a unitary savings and loan holding company, which under existing laws would generally not be restricted as to the types of business activities in which it may engage, provided that the Bank continues to be a qualified thrift lender ("QTL"). See "Regulation -- Holding Company Regulation" for a description of certain regulations applicable to the Company.

            Upon completion of the Conversion, the Board of Directors of the Company will have the authority to conduct stock repurchases, subject to statutory and regulatory requirements. Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except (i) for an offer to all stockholders on a pro rata basis, or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing and except as provided below, beginning one year following completion of the Conversion, the OTS regulations permit the Company to repurchase its Common Stock so long as: (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a 12-month period; (ii) the repurchases do not cause the Bank to become "undercapitalized" within the meaning of the OTS prompt corrective action regulation; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. See "Regulation -- Prompt Corrective Regulatory Action." In addition, under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion provided there are valid and compelling business reasons for such repurchases and the OTS does not object to such repurchases.

            Based upon facts and circumstances following the Conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its shareholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price in the Conversion.

            Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. See "The Conversion -- Certain Restrictions on Purchase or Transfer of Shares after Conversion."

            While the Company's Board of Directors intends to consider a policy of paying cash dividends in the future, the Board has not currently formulated a policy with respect to the payment of dividends. The payment of dividends or repurchase of stock, however, would be prohibited if stockholders' equity would be reduced below the amount required to maintain the Bank's liquidation account. See "Dividend Policy" and "The Conversion -- Liquidation Rights" and "-- Certain Restrictions on Purchase or Transfer of Shares After Conversion."


                                 DIVIDEND POLICY

            Upon Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors intends to consider a policy of paying cash or stock dividends on the Common Stock. However, no decision has been made with respect to the payment of dividends. Declarations of dividends by the Board of Directors, if any, will depend upon a number of factors, including the amount of net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or the Bank, capital requirements, regulatory limitations, the Company's and the Bank's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given, however, that any dividends will be paid or, if commenced, will continue to be paid.

            The Bank will not be permitted to pay dividends to the Company on its capital stock if its stockholders' equity would be reduced below the amount required for the liquidation account. See "The Conversion -- Liquidation Rights." For information concerning federal regulations which apply to the Bank in determining the amount of proceeds which may be retained by the Company and regarding a savings institution's ability to make capital distributions, including payment of dividends to its holding company, see "Federal and State Taxation -- Federal Taxation -- Distributions" and "Regulation -- Federal Savings Institution Regulation -- Limitation on Capital Distributions."

            Unlike the Bank, the Company is not subject to OTS regulatory restrictions on the payment of dividends to its stockholders, although the source of such dividends will be dependent on the net proceeds retained by the Company and earnings thereon and may be dependent, in part, upon dividends from the Bank. The Company is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital (generally defined as the aggregate par value of the outstanding shares of the Company's capital stock having a par value plus the amount of the consideration paid for shares of the Company's capital stock without par value) or, if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.


                           MARKET FOR THE COMMON STOCK

            The Company and Bank have not previously issued capital stock and, consequently, there is no established market for the Common Stock. The Company has received conditional approval to have its Common Stock listed on the AMEX under the symbol "BYS" upon completion of the Conversion. Such approval is subject to various conditions, including completion of the Conversion and the satisfaction of applicable listing criteria. There can be no assurance that the Common Stock will be able to meet the applicable listing criteria in order to maintain its listing on the AMEX or that an active and liquid trading market will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of both willing buyers and sellers of Common Stock at any given time, which is not within the control of the Company. No assurance can be given that an investor will be able to resell the Common Stock at or above the purchase price of the Common Stock after the Conversion.

                                 CAPITALIZATION

            The following table presents the unaudited historical consolidated capitalization of the Bank at September 30, 1997 and the pro forma consolidated capitalization of the Company after giving effect to the Conversion, including the issuance of shares to the Foundation, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."


                                                                       COMPANY PRO FORMA BASED UPON SALE AT $20.00 PER SHARE
                                                                       ------------------------------------------------------
                                                                                                                   2,082,938
                                                                       1,338,750      1,575,000       1,811,250      SHARES
                                                                         SHARES         SHARES          SHARES     (15% ABOVE
                                                                      (MINIMUM OF    (MIDPOINT OF    (MAXIMUM OF   MAXIMUM OF
                                                                       ESTIMATED      ESTIMATED      ESTIMATED      ESTIMATED
                                                           BANK          PRICE          PRICE          PRICE          PRICE
                                                        HISTORICAL       RANGE)         RANGE)         RANGE)       RANGE)(1)
                                                         ---------     ---------      ---------      ---------      ---------
                                                                                    (IN THOUSANDS)
Deposit accounts(2)..................................    $ 202,161     $ 202,161      $ 202,161      $ 202,161      $ 202,161

FHLB advances........................................       22,500        22,500         22,500         22,500         22,500
                                                         ---------     ---------      ---------      ---------      ---------

Total deposit accounts and FHLB advances.............    $ 224,661     $ 224,661      $ 224,661      $ 224,661      $ 224,661
                                                         =========     =========      =========      =========      =========

Stockholders' equity:

   Preferred Stock, $.01 par value, 1,000,000
     shares authorized; none to be issued............    $      --     $      --      $      --      $      --      $      --

   Common Stock, $.01 par value, 11,000,000 shares
      authorized; shares to be issued as reflected...           --            14             17             20             22

   Less:  Expense of contribution to the Foundation,
             net of taxes(3).........................           --        (1,414)        (1,663)        (1,913)        (2,200)

   Plus:  Shares issued to the Foundation............           --         2,142          2,520          2,898          3,333

   Less:  Common Stock acquired by the ESOP(4).......           --        (2,313)        (2,722)        (3,130)        (3,599)

   Additional paid-in capital(5).....................           --        25,541         30,196         34,851         40,206

   Retained earnings(6)..............................       19,789        19,789         19,789         19,789         19,789

   Net unrealized gain on available-for-sale
     securities......................................          547           547            547            547            547

   Less:  Common Stock acquired by the Stock
             Program(7)..............................           --        (1,157)        (1,361)        (1,565)        (1,800)
                                                         ---------     ---------      ---------      ---------      ---------

Total stockholders' equity...........................    $  20,336     $  43,149      $  47,323      $  51,497      $  56,298
                                                         =========     =========      =========      =========      =========

----------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription Offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) Represents the value of the contribution of Common Stock to the Foundation at $20.00 per share reduced by the associated tax benefit of $728,000, $857,000, $985,000 and $1.1 million at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, based on an effective tax rate of 34%. The realization of the federal tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made. For state income tax purposes, the Bank will not be able to utilize any such carry forward.
(4) Assumes that 8% of the shares issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP and that the funds used to acquire such shares will be borrowed from the ESOP Loan Subsidiary. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank - Benefits -- Employee Stock Ownership Plan and Trust."
(5) No effect has been given to the issuance of additional shares of Common Stock to the Foundation at a value of $20.00 per share or to the issuance of additional shares pursuant to the Company's Stock Option Plan intended to be adopted by the Company. An amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be reserved for issuance upon the exercise of options to be granted under the Stock Option Plan. See "Risk Factors -- Possible Dilutive Effect of Stock Program and Stock Option Plan," Footnote 4 to the tables under "Pro Forma Data" and "Management of the Bank -- Benefits -- Stock Option Plan."
(6) The retained earnings of the Bank will be substantially restricted after the Conversion. See "The Conversion -- Liquidation Rights" and
      "Regulation -- Federal Savings Institution Regulation -- Limitations on Capital Distributions."
(7) Assumes that subsequent to the Conversion, an amount equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, is purchased by the Stock Program through open market purchases at the offering price of $20.00 per share. The Common Stock purchased by the Stock Program is reflected as a reduction of stockholders' equity. See "Risk Factors -- Possible Dilutive Effect of Stock Program and Stock Options," Footnote 3 the tables under "Pro Forma Data" and "Management of the Bank -- Benefits -- Stock Program."

                                 PRO FORMA DATA

            The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $25.6 million and $34.9 million (or $40.2 million in the event the Estimated Price Range is increased by 15%) based upon the following assumptions: (i) 100% of the shares of Common Stock will be sold in the Subscription Offering to Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders; (ii) directors, officers and employees of the Bank and members of their immediate families (collectively, "Insiders") will purchase an aggregate of $1.2 million of Common Stock and the ESOP will purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation; (iii) Sandler O'Neill will receive a fee equal to 1.55% of the aggregate Purchase Price of shares sold in the Subscription and Community Offerings, excluding shares purchased by directors, officers, employees and immediate family members thereof and the ESOP for which Sandler O'Neill will not receive a fee; and (iv) Conversion expenses, excluding the marketing fees paid to Sandler O'Neill, will be approximately $860,000. Actual Conversion expenses may vary from those estimated.

            Pro forma consolidated net income of the Company for the six months ended September 30, 1997, and for the year ended March 31, 1997, have been calculated as if the Common Stock had been sold at the beginning of the respective periods and the net proceeds had been invested at 6.28% and 6.16%, respectively, which is the arithmetic average of the weighted average yield earned by the Bank on its interest-earning assets and the weighted average rate paid on its deposits during such periods (as required by OTS regulations). The tables below do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock or the effect of any possible use of the net Conversion proceeds. The pro forma after-tax yields for the Company and the Bank are assumed to be 3.64% and 3.57% for the six months ended September 30, 1997 and for the year ended March 31, 1997, respectively, based on an effective tax rate of 42%. Historical and pro forma net earnings per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued, as adjusted to give effect to the purchase of shares by the ESOP and the issuance of shares to the Foundation. Historical and pro forma stockholders' equity per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued.

            The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be stated in an amount greater than amounts that would be available for distribution to stockholders in the event of liquidation.

            The following tables summarize historical data of the Bank and pro forma data of the Company at or for the six months ended September 30, 1997 and at or for the year ended March 31, 1997, based on the assumptions set forth above and in the table and should not be used as a basis for projections of market value of the Common Stock following the Conversion. The tables below give effect to the Stock Program, which are expected to be adopted by the Company following the Conversion and presented to stockholders for approval at a meeting of stockholders. See Footnote 3 to the tables and "Management of the Bank-- Benefits--Stock Program." No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to the Stock Option Plan to be adopted by the Board of Directors of the Company and presented to stockholders for approval at a meeting of stockholders, nor does book value give any effect to the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders or, in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors. See Footnote 3 to the tables below, "The Conversion--Liquidation Rights" and "Management of the Bank--Benefits--Stock Option Plan." THE FOLLOWING TABLE ASSUMES THAT THE FOUNDATION IS APPROVED AS PART OF THE CONVERSION AND THEREFORE GIVES EFFECT TO THE ISSUANCE OF AUTHORIZED BUT UNISSUED SHARES OF THE COMPANY'S COMMON STOCK TO THE FOUNDATION CONCURRENTLY WITH THE COMPLETION OF THE CONVERSION. THE VALUATION RANGE, AS SET FORTH HEREIN AND IN THE TABLE BELOW, TAKES INTO ACCOUNT THE DILUTIVE IMPACT OF THE ISSUANCE OF SHARES TO THE FOUNDATION.

                                                                      AT OR FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997
                                                               ---------------------------------------------------------------
                                                                                                                   2,082,938
                                                                                                                  SHARES SOLD
                                                                1,338,750        1,575,000        1,811,250      AT $20.00 PER
                                                               SHARES SOLD      SHARES SOLD      SHARES SOLD       SHARE (15%
                                                                AT $20.00        AT $20.00        AT $20.00      ABOVE MAXIMUM
                                                                PER SHARE        PER SHARE        PER SHARE           OF
                                                                (MINIMUM         (MIDPOINT        (MAXIMUM         ESTIMATED
                                                               OF ESTIMATED     OF ESTIMATED     OF ESTIMATED        PRICE
                                                               PRICE RANGE)     PRICE RANGE)     PRICE RANGE)       RANGE)(6)
                                                               ------------     ------------     ------------    -------------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Gross proceeds ...........................................       $ 26,775        $ 31,500         $ 36,225         $ 41,659

Plus:  Shares issued to Foundation (equal to 8% of
            the stock sold in the Conversion) ............          2,142           2,520            2,898            3,333
                                                                 --------        --------         --------         --------

Pro forma market capitalization ..........................       $ 28,917        $ 34,020         $ 39,123         $ 44,992
                                                                 ========        ========         ========         ========

Gross proceeds ...........................................       $ 26,775        $ 31,500         $ 36,225         $ 41,659

Less:  Offering expenses and commission ..................         (1,220)         (1,287)          (1,354)          (1,431)
                                                                 --------        --------         --------         --------

Estimated net proceeds ...................................         25,555          30,213           34,871           40,228

Less:  Common Stock acquired by the ESOP .................         (2,313)         (2,722)          (3,130)          (3,599)

         Common Stock acquired by Stock Program ..........         (1,157)         (1,361)          (1,565)          (1,800)
                                                                 --------        --------         --------         --------

   Estimated net proceeds, as adjusted ...................       $ 22,085        $ 26,130         $ 30,176         $ 34,829
                                                                 ========        ========         ========         ========

Consolidated net earnings(1):

   Historical ............................................       $    698        $    698         $    698         $    698

   Pro forma earnings on net proceeds ....................            402             476              550              634

   Less:  Pro forma ESOP adjustment(2) ...................            (67)            (79)             (91)            (104)

           Pro forma Stock Program adjustment(3) .........            (67)            (79)             (91)            (104)
                                                                 --------        --------         --------         --------

         Pro forma net earnings ..........................       $    966        $  1,016         $  1,066         $  1,124
                                                                 ========        ========         ========         ========

Per share net earnings(1):

   Historical ............................................       $   0.52        $   0.44         $   0.39         $   0.34

   Pro forma earnings on net proceeds ....................           0.30            0.30             0.30             0.31

   Less:  Pro forma ESOP adjustment(2) ...................          (0.05)          (0.05)           (0.05)           (0.05)

           Pro forma Stock Program adjustment(3) .........          (0.05)          (0.05)           (0.05)           (0.05)
                                                                 --------        --------         --------         --------

         Pro forma net earnings per share ................       $   0.72        $   0.64         $   0.59         $   0.55
                                                                 ========        ========         ========         ========

Stockholders' equity:

   Historical ............................................       $ 20,336        $ 20,336         $ 20,336         $ 20,336

   Estimated net proceeds ................................         25,555          30,213           34,871           40,228

   Plus:  Tax benefit of Foundation ......................            728             857              985            1,133

   Less:  Common Stock acquired by ESOP(2) ...............         (2,313)         (2,722)          (3,130)          (3,599)

           Common Stock acquired by Stock Program(3) .....         (1,157)         (1,361)          (1,565)          (1,800)
                                                                 --------        --------         --------         --------

         Pro forma stockholders' equity(3)(4)(5) .........       $ 43,149        $ 47,323         $ 51,497         $ 56,298
                                                                 ========        ========         ========         ========

Stockholders' equity per share:

   Historical ............................................       $  14.07        $  11.96         $  10.40         $   9.04

   Estimated net proceeds ................................          17.67           17.76            17.83            17.88

   Plus:  Tax benefit of Foundation ......................           0.50            0.50             0.50             0.50

   Less:  Common Stock acquired by ESOP(2) ...............          (1.60)          (1.60)           (1.60)           (1.60)

           Common Stock acquired by Stock Program(3) .....          (0.80)          (0.80)           (0.80)           (0.80)
                                                                 --------        --------         --------         --------

         Pro forma stockholders' equity per share(3)(4)(5)..     $  29.84        $  27.82         $  26.33         $  25.02
                                                                 ========        ========         ========         ========

Offering price as a percentage of pro forma stockholders'
  equity per share .......................................          67.02%          71.89%           75.97%           79.92%

Offering price to pro forma net earnings
  per share (annualized) .................................         13.83x          15.47x           16.96x           18.50x

                                                        (Footnotes on next page)

----------
(1) Does not give effect to the non-recurring expense that is expected to be recognized in the fourth quarter of fiscal 1998 if the establishment of the Foundation is approved. In that event, the Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $1.4 million, $1.7 million, $1.9 million and $2.2 million at the minimum, midpoint, maximum, and maximum as adjusted, of the Estimated Price Range, respectively, based on an effective tax rate of 34%.

(2) It is assumed that 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the ESOP Loan Subsidiary. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 10 equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net earnings assume: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the six months ended September 30, 1997 and was made at the end of the period; (ii) that 5,784, 6,804, 7,825 and 8,999 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, were committed to be released during the six months ended September 30, 1997 at an average fair value of $20.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank--Benefits--Employee Stock Ownership Plan and Trust."

(3) Gives effect to the Stock Program expected to be adopted by the Company following the Conversion. The Stock Program intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, or 57,834, 68,040, 78,246 and 89,983 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common stock or treasury stock of the Company, if any. Funds used by the Stock Program to purchase the shares will be contributed to the Stock Program by the Bank. In calculating the pro forma effect of the Stock Program, it is assumed that the shares were acquired by the Stock Program at the beginning of the period presented in open market purchases at the Purchase Price and that 10% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Program instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.71, $0.64, $0.58 and $0.54, at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma shareholders' equity per share would be $29.58, $27.64, $26.20 and $24.95 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock Program will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank--Benefits--Stock Program."

(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plan expected to be adopted by the Company following the Conversion. An amount equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 144,585, 170,100, 195,615 and 224,958 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $20.00 per share, the pro forma net earnings per share would be $0.69, $0.62, $0.57 and $0.53, respectively, and the pro forma stockholders' equity per share would be $29.06, $27.22, $25.87 and $24.68, respectively. See "Management of the Bank--Benefits--Stock Option Plan."

(5) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion --Liquidation Rights" and "Regulation--Federal Savings Institution Regulation--Limitation on Capital Distributions."

(6) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription Offering.

                                                                            AT OR FOR THE YEAR ENDED MARCH 31, 1997
                                                               ----------------------------------------------------------------
                                                                1,338,750        1,575,000        1,811,250       2,082,938
                                                               SHARES SOLD      SHARES SOLD      SHARES SOLD     SHARES SOLD
                                                                 AT $20.00       AT $20.00        AT $20.00     AT $20.00 PER
                                                                 PER SHARE       PER SHARE         PER SHARE      SHARE (15%
                                                                 (MINIMUM        (MIDPOINT         (MAXIMUM     ABOVE MAXIMUM
                                                               OF ESTIMATED     OF ESTIMATED     OF ESTIMATED    OF ESTIMATED
                                                               PRICE RANGE)     PRICE RANGE)     PRICE RANGE)   PRICE RANGE)(6)
                                                               ------------     ------------     ------------   ---------------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross proceeds ...........................................       $ 26,775         $ 31,500         $ 36,225         $ 41,659

Plus: Shares issued to Foundation (equal to 8%
        of the stock sold in the Conversion) .............          2,142            2,520            2,898            3,333
                                                                 --------         --------         --------         --------

Pro forma market capitalization ..........................       $ 28,917         $ 34,020         $ 39,123         $ 44,992
                                                                 ========         ========         ========         ========

Gross proceeds ...........................................       $ 26,775         $ 31,500         $ 36,225         $ 41,659

Less: Offering expenses and commission ...................         (1,220)          (1,287)          (1,354)          (1,431)
                                                                 --------         --------         --------         --------

Estimated net proceeds ...................................         25,555           30,213           34,871           40,228

Less: Common Stock acquired by the ESOP ..................         (2,313)          (2,722)          (3,130)          (3,599)

      Common Stock acquired by Stock Program .............         (1,157)          (1,361)          (1,565)          (1,800)
                                                                 --------         --------         --------         --------

   Estimated net proceeds, as adjusted ...................       $ 22,085         $ 26,130         $ 30,176         $ 34,829
                                                                 ========         ========         ========         ========

Consolidated net earnings(1):

   Historical ............................................       $  1,129         $  1,129         $  1,129         $  1,129

   Pro forma earnings on net proceeds ....................            789              934            1,078            1,244

   Less: Pro forma ESOP adjustment(2) ....................           (134)            (158)            (182)            (209)

         Pro forma Stock Program adjustment(3) ...........           (134)            (158)            (182)            (209)
                                                                 --------         --------         --------         --------

         Pro forma net earnings ..........................       $  1,650         $  1,747         $  1,843         $  1,955
                                                                 ========         ========         ========         ========

Per share net earnings(1):

   Historical ............................................       $   0.84         $   0.72         $   0.62         $   0.54

   Pro forma earnings on net proceeds ....................           0.59             0.59             0.59             0.60

   Less: Pro forma ESOP adjustment(2) ....................          (0.10)           (0.10)           (0.10)           (0.10)

         Pro forma Stock Program adjustment(3) ...........          (0.10)           (0.10)           (0.10)           (0.10)
                                                                 --------         --------         --------         --------

         Pro forma net earnings per share ................       $   1.23         $   1.11         $   1.01         $   0.94
                                                                 ========         ========         ========         ========

Stockholders' equity:

   Historical ............................................       $ 19,474         $ 19,474         $ 19,474         $ 19,474

   Estimated net proceeds ................................         25,555           30,213           34,871           40,228

   Plus: Tax benefit of Foundation .......................            728              857              985            1,133

   Less: Common Stock acquired by ESOP(2) ................         (2,313)          (2,722)          (3,130)          (3,599)

         Common Stock acquired by Stock Program(3) .......         (1,157)          (1,361)          (1,565)          (1,800)
                                                                 --------         --------         --------         --------

         Pro forma stockholders' equity(3)(4)(5) .........       $ 42,287         $ 46,461         $ 50,635         $ 55,436
                                                                 ========         ========         ========         ========

Stockholders' equity per share:

   Historical ............................................       $  13.47         $  11.45         $   9.96         $   8.66

   Estimated net proceeds ................................          17.67            17.76            17.83            17.88

   Plus: Tax benefit of Foundation .......................           0.50             0.50             0.50             0.50

   Less: Common Stock acquired by ESOP(2) ................          (1.60)           (1.60)           (1.60)           (1.60)

         Common Stock acquired by Stock Program(3) .......          (0.80)           (0.80)           (0.80)           (0.80)
                                                                 --------         --------         --------         --------

         Pro forma stockholders' equity per share(3)(4)(5)..     $  29.24         $  27.31         $  25.89         $  24.64
                                                                 ========         ========         ========         ========

Offering price as a percentage of pro forma stockholders'
  equity per share .......................................          68.38%           73.22%           77.26%           81.16%

Offering price to pro forma net earnings per share .......          16.27x           18.07x           19.69x           21.35x

                                                        (Footnotes on next page)

----------
(1) Does not give effect to the non-recurring expense that will be recognized in the fourth quarter of fiscal 1998 if the establishment of the Foundation is approved. In that event, the Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $1.4 million, $1.7 million, $1.9 million and $2.2 million at the minimum, midpoint, maximum, and maximum as adjusted, of the Estimated Price Range, respectively, based on an effective tax rate of 34%.

(2) It is assumed that 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the ESOP Loan Subsidiary. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 10 equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net earnings assume: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended March 31, 1997 and was made at the end of the period; (ii) that 11,567, 13,608, 15,649 and 17,997 shares at the minimum, the midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, were committed to be released during the year ended March 31, 1997 at an average fair value of $20.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank--Benefits --Employee Stock Ownership Plan and Trust."

(3) Gives effect to the Stock Program expected to be adopted by the Company following the Conversion. The Stock Program intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, or 57,834, 68,040, 78,246 and 89,983 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common stock or treasury stock of the Company, if any. Funds used by the Stock Program to purchase the shares will be contributed to the Stock Program by the Bank. In calculating the pro forma effect of the Stock Program, it is assumed that the shares were acquired by the Stock Program at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Program instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $1.21, $1.10, $1.01 and $0.93 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $29.01, $27.15, $25.78 and $24.59 at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock Program will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank--Benefits--Stock Program."

(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plan expected to be adopted by the Company following the Conversion. An amount equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 144,585, 170,100, 195,615 and 224,958 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $20.00 per share, the pro forma net earnings per share would be $1.18, $1.07, $0.99 and $0.92, respectively, and the pro forma stockholders' equity per share would be $28.52, $26.76, $25.47 and $24.34, respectively. See "Management of the Bank--Benefits--Stock Option Plan."

(5) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion --Liquidation Rights" and "Regulation--Federal Savings Institution Regulation--Limitation on Capital Distributions."

(6) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription Offering.

      COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION

           In the event that the Foundation was not being established as part of the Conversion, Keller has estimated that the pro forma market capitalization of the Bank would be approximately $36.7 million, at the midpoint, which is approximately $2.7 million greater than the pro forma market capitalization of the Bank if the Foundation is approved by members of the Bank and would result in approximately a $5.2 million increase, or 16.5%, in the amount of Common Stock offered for sale in the Conversion. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Company without the Foundation. Further, assuming the midpoint of the Estimated Price Range, pro forma stockholders' equity per share and pro forma earnings per share would be substantially the same with the Foundation as without the Foundation. In this regard, pro forma stockholders' equity and pro forma net earnings per share would be $27.94 and $0.64, respectively, at the midpoint of the estimate, assuming no Foundation, and $27.82 and $0.64, respectively, with the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are 71.59% and 15.54x, respectively, at the midpoint of the estimate, assuming no Foundation and are 71.89% and 15.47x, respectively, with the Foundation. This estimate by Keller was prepared at the request of the OTS and is solely for purposes of providing members with sufficient information with which to make an informed decision on the Foundation. There is no assurance that in the event the Foundation is not approved at the Special Meeting of Members that the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as that estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

           For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Price Range, assuming the Conversion was completed at September 30, 1997.


                                                            AT THE MINIMUM                AT THE MIDPOINT
                                                    ------------------------------ ------------------------------ ---
                                                         WITH            NO             WITH             NO
                                                      FOUNDATION     FOUNDATION      FOUNDATION      FOUNDATION
                                                    -------------- --------------- --------------- --------------
                                                                                 (DOLLARS IN THOUSANDS)

Estimated offering amount.........................       $ 26,775        $ 31,195        $ 31,500       $ 36,700
Pro forma market capitalization...................         28,917          31,195          34,020         36,700
Total assets......................................        270,576         273,928         274,750        278,695
Total liabilities.................................        227,427         227,427         227,427        227,427
Pro forma stockholders' equity....................         43,149          46,501          47,323         51,268
Pro forma consolidated net earnings...............            966           1,031           1,016          1,091
Pro forma stockholders' equity per share..........          29.84           29.82           27.82          27.94
Pro forma consolidated net earnings per share.....           0.72            0.71            0.64           0.64
Pro Forma Pricing Ratios:
   Offering price as a percentage of pro forma
     stockholders' equity per share...............          67.02%          67.08%          71.89%         71.59%
   Offering price to pro forma net earnings
     per share....................................          13.83x          14.00x          15.47x         15.54x
   Pro forma market capitalization to total
   assets.........................................          10.69%          11.39%          12.38%         13.17%
Pro Forma Financial Ratios:
   Return on total assets.........................           0.71%           0.75%           0.74%          0.78%
   Return on stockholders' equity (annualized)....           4.48%           4.43%           4.29%          4.26%
   Stockholders' equity to total assets...........          15.95%          16.98%          17.22%         18.40%


                                                                                               AT THE MAXIMUM,
                                                               AT THE MAXIMUM                    AS ADJUSTED
                                                    ---------------     -------------  -------------------------------
                                                         WITH                NO              WITH             NO
                                                      FOUNDATION         FOUNDATION       FOUNDATION      FOUNDATION
                                                    ---------------    ---------------  --------------  --------------


Estimated offering amount.........................        $ 36,225        $ 42,205       $ 41,659         $ 48,536
Pro forma market capitalization...................          39,123          42,205         44,992           48,536
Total assets......................................         278,924         283,461        283,725          288,942
Total liabilities.................................         227,427         227,427        227,427          227,427
Pro forma stockholders' equity....................          51,497          56,034         56,298           61,515
Pro forma consolidated net earnings...............           1,066           1,152          1,124            1,222
Pro forma stockholders' equity per share..........           26.33           26.56          25.02            25.35
Pro forma consolidated net earnings per share.....            0.59            0.59           0.55             0.54
Pro Forma Pricing Ratios:
   Offering price as a percentage of pro forma
     stockholders' equity per share...............           75.97%          75.32%         79.92%           78.90%
   Offering price to pro forma net earnings
     per share....................................           16.96x          16.92x         18.50x           18.34x
   Pro forma market capitalization to total
   assets.........................................           14.03%          14.89%         15.86%           16.80%
Pro Forma Financial Ratios:
   Return on total assets.........................            0.76%           0.81%          0.79%            0.85%
   Return on stockholders' equity (annualized)....            4.14%           4.11%          3.99%            3.98%
   Stockholders' equity to total assets...........           18.46%          19.77%         19.84%           21.29%

                  BAY STATE FEDERAL SAVINGS BANK AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

           In February 1997, the Bank merged with Union Federal Savings Bank which at the time of the merger had $38.2 million of total assets, $27.2 million of loans, net, $35.5 million of deposits and $2.7 million of retained earnings. Such transaction has been accounted for as a pooling of interests and, accordingly, the following presentation represents the financial condition and results of operations for the Bank and Union Federal as a consolidated entity for all periods presented.

           The following Consolidated Statements of Income for each of the years in the three-year period ended March 31, 1997 have been audited by Shatswell, MacLeod & Company, P.C., independent certified public accountants, whose report thereon is included elsewhere in this Prospectus. With respect to the information for the six months ended September 30, 1997 and 1996, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such interim periods have been included and are of a normal recurring nature. Results for the six months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ended March 31, 1998. These Consolidated Statements of Income should be read in conjunction with the Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

                                                                 FOR THE SIX MONTHS                      FOR THE YEAR
                                                                  ENDED SEPTEMBER 30,                    ENDED MARCH 31,
                                                               -----------------------     ---------------------------------------
                                                                 1997           1996          1997          1996           1995
                                                               --------       --------     ----------    ----------     ----------
                                                                      (UNAUDITED)
                                                                                          (IN THOUSANDS)
Interest and dividend income:
    Loans(1).............................................        $8,685         $7,816        $15,958       $15,414        $14,161
    Securities...........................................           552            592          1,197           711            543
    Other interest.......................................            37            189            321           423            246
                                                               --------       --------     ----------    ----------     ----------
         Total interest and dividend income..............         9,274          8,597         17,476        16,548         14,950
                                                                 ------       --------       --------      --------       --------
Interest expense:
    Deposit accounts.....................................         4,366          4,080          8,272         7,936          6,031
    FHLB advances........................................           544            402            946           487            475
                                                                -------       --------     ----------    ----------     ----------
         Total interest expense..........................         4,910          4,482          9,218         8,423          6,506
                                                                 ------        -------      ---------     ---------      ---------
         Net interest and dividend income before
           provision for loan losses.....................         4,364          4,115          8,258         8,125          8,444
Provision for loan losses................................           444              5            117             1              6
                                                                -------     ----------     ----------  ------------   ------------
         Net interest and dividend income after
           provision for loan losses.....................         3,920          4,110          8,141         8,124          8,438
                                                                -------        -------      ---------     ---------      ---------
Noninterest income:
    Service charges on deposit accounts..................            85             90            163           182            182
    Securities gains (losses), net.......................             -             48            123             -            (18)
    Gain on sale of mortgage loans.......................             5              4              6             2              7
    Other income.........................................            50             63            115           182            249
                                                                -------      ---------     ----------    ----------     ----------
         Total noninterest income........................           140            205            407           366            420
                                                                 ------       --------     ----------    ----------     ----------
Noninterest expense:
    Salaries and employee benefits.......................         1,781          1,611          3,879         3,271          3,370
    Occupancy expense....................................           392            309            611           605            581
    Equipment expense....................................            48            100            238           213            257
    Federal deposit insurance premiums...................            62          1,120          1,432           319            386
    Advertising..........................................            88             84            144           164             83
    Data processing......................................           110            102            164           202            196
    Other expense........................................           389            606            941           763          1,121
                                                                 ------       --------     ----------    ----------      ---------
         Total noninterest expense.......................         2,870          3,932          7,409         5,537          5,994
                                                                 ------        -------      ---------     ---------      ---------
         Income before income tax expense................         1,190            383          1,139         2,953          2,864
Income tax expense ......................................           492            167             10         1,269          1,163
                                                                -------       --------    -----------     ---------      ---------
         Net income......................................       $   698        $   216       $  1,129      $  1,684       $  1,701
                                                                =======        =======       ========      ========       ========

--------------------
(1)      Includes fees on loans.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

           The Company has only recently been formed and, accordingly, has no results of operations. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the income earned on its loan and investment portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by the Bank's provision for loan losses, loan sale activities and loan servicing. The Bank's noninterest expense principally consists of compensation and employee benefits, office occupancy and equipment expense, federal deposit insurance premiums, data processing, advertising and business promotion and other expenses. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially impact the Bank.

           In February 1997, the Bank merged with Union Federal Savings Bank which at the time of the merger had $38.2 million of total assets, $27.2 million of loans, net, $35.5 million of deposits and $2.7 million of retained earnings. Such transaction has been accounted for as a pooling of interests and, accordingly, the following presentation represents the financial condition and results of operations for the Bank and Union Federal as a consolidated entity for all periods presented.

MANAGEMENT STRATEGY

           Management's primary goal has been to maintain the Bank's profitability, asset quality and its capital position by: (i) investing primarily in one- to four-family loans secured by properties located in its primary market area; (ii) investing on a selective basis in multi-family, commercial real estate and construction and development loans secured by properties located in its primary market area; (iii) investing funds not utilized for loan investments in short-term U.S. Treasury and mortgage-backed and mortgage-related securities; and (iv) managing interest rate risk by emphasizing the origination of adjustable-rate loans and short-term fixed-rate loans and investing in short-term securities and generally selling longer-term fixed-rate loans that the Bank originates. The Bank intends to continue this operating strategy in an effort to enhance its long-term profitability while maintaining a reasonable level of interest rate risk and enhance such strategy by expanding the products and services it offers in order to improve its market share in its primary market area.

MANAGEMENT OF INTEREST RATE RISK

           The principal objective of the Bank's interest rate risk management function is to evaluate the interest rate risk included in certain balance sheet accounts, determine the appropriate level of risk given the Bank's business strategy, operating environment, capital and liquidity requirements and performance objectives and manage the risk consistent with the Board of Directors' approved guidelines. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Bank monitors its interest rate risk as such risk relates to its operating strategies. The Bank's Board of Directors has established an Asset/Liability Committee, responsible for reviewing its asset/liability policies and interest rate risk position, which meets on a quarterly basis and reports trends and interest rate risk position to the Board of Directors on a quarterly basis. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of the Bank. See "Risk Factors--Sensitivity to Increase in Interest Rates."

           In recent years, the Bank has primarily utilized the following strategies to manage interest rate risk: (i) emphasizing the origination and purchase of adjustable-rate loans; (ii) selling in the secondary market longer-term fixed-rate mortgage loans originated while generally retaining the servicing rights on such loans; (iii) investing primarily in short-term U.S. Government securities or mortgage-backed and mortgage-related securities with shorter estimated maturities; and (iv) utilizing FHLB advances to better structure the maturities of its interest rate sensitive liabilities.

           Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset and liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At September 30, 1997, the Bank's cumulative one year interest rate gap (which is the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year) as a percentage of total assets, was a negative 38.8%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position would be in a worse position to invest in higher yielding assets as compared to an institution with a positive gap position which, consequently, may result in the cost of its interest-bearing liabilities increasing at a rate faster than its yield on interest-earning assets than if it had a positive gap. During a period of falling interest rates, an institution with a negative gap position would tend to have its interest-earning liabilities repricing downward at a faster rate than its interest-earning assets as compared to an institution with a positive gap which, consequently, may tend to positively affect the growth of its net interest income.

           The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at September 30, 1997, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at September 30, 1997, on the basis of contractual maturities, and scheduled rate adjustments within a three month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or repriced as a result of contractual amortization of adjustable-rate loans and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans.

                                                   MORE        MORE        MORE        MORE
                                                   THAN        THAN        THAN        THAN
                                                  1 YEAR      2 YEARS     3 YEARS     4 YEARS      MORE
                                     1 YEAR         TO          TO          TO          TO         THAN        TOTAL       FAIR
                                     OR LESS     2 YEARS      3 YEARS     4 YEARS     5 YEARS    5 YEARS      AMOUNT      VALUE(1)
                                     --------    --------    --------    --------    --------    --------    --------    --------

                                                             (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:

   Federal funds sold .......        $  1,000    $     --    $     --    $     --    $     --    $     --    $  1,000    $  1,000

   Securities ...............           4,290          --          --       7,300          --       1,000      12,590      12,580

   Mortgage-backed
   securities ...............              63          --          --          --          --       2,791       2,854       2,894

   Stock in FHLB-Boston .....           1,672          --          --          --          --          --       1,672       1,672

   Loans(2) .................         104,803      33,283      24,033       8,201       7,056      42,858     220,234     218,044
                                     --------    --------    --------    --------    --------    --------    --------    --------
      Total interest-earning
      assets ................        $111,828    $ 33,283    $ 24,033    $ 15,501    $  7,056    $ 46,649    $238,350    $236,190
                                     ========    ========    ========    ========    ========    ========    ========    ========

INTEREST-BEARING LIABILITIES:

   Money market accounts ....        $ 42,679    $     --    $     --    $     --    $     --    $     --    $ 42,679    $ 42,679

   Regular savings accounts .          29,053          --          --          --          --          --      29,053      29,053

   NOW accounts .............          21,199          --          --          --          --          --      21,199      21,199

   Certificate accounts .....          92,435      10,022       4,214         624       1,675           7     108,977     109,145

   FHLB advances ............          22,500          --          --          --          --          --      22,500      22,499
                                     --------    --------    --------    --------    --------    --------    --------    --------

      Total interest-bearing
         liabilities ........        $207,866    $ 10,022    $  4,214    $    624    $  1,675    $      7    $224,408    $224,575
                                     ========    ========    ========    ========    ========    ========    ========    ========

Interest-earning assets less
 interest-bearing liabilities....    $(96,038)   $ 23,261     $19,819     $14,877      $5,381     $46,642     $13,942
                                     ========    ========    ========    ========    ========    ========    ========

Cumulative interest-rate
  sensitivity gap................    $(96,038)   $(72,777)   $(52,958)   $(38,081)   $(32,700)    $13,942
                                     ========    ========    ========    ========    ========    ========

Cumulative interest-rate gap as
 a percentage of total assets....      (38.76)%    (29.37)%    (21.37)%    (15.37)%    (13.20)%      5.63%
                                     ========    ========    ========    ========    ========    ========

Cumulative interest-rate gap as
  a percentage of total interest-
  earning assets.................      (40.29)%    (30.53)%    (22.22)%    (15.98)%    (13.72)%      5.85%
                                     ========    ========    ========    ========    ========    ========

Cumulative interest-earning assets
 as a percentage of cumulative
 interest-bearing liabilities....       53.80%      66.60%      76.16%      82.90%      85.43%     106.21%
                                     ========    ========    ========    ========    ========    ========


--------------------
(1) Fair value of securities, including mortgage-backed securities, is based on quoted market prices, where available. If quoted market prices are not available, fair value is based on quoted market prices of comparable instruments. Fair value of loans is, depending on the type of loan, based on carrying values or estimates based on discounted cash flow analyses. Fair value of deposit liabilities are either based on carrying amounts or estimates based on a discounted cash flow calculation. Fair values for FHLB advances are estimated using a discounted cash flow analysis that applies interest rates concurrently being offered on advances to a schedule of aggregated expected monthly maturities on FHLB advances.

(2)     Excludes nonaccrual loans.

           Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react to different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

           Net Portfolio Value. As part of its interest rate risk analysis, the Bank uses an interest rate sensitivity model which generates estimates of the change in the Bank's net portfolio value ("NPV") over a range of interest rate scenarios and which is prepared by the OTS on a quarterly basis. NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The OTS produces such analysis using its own model, based upon data submitted on the Bank's quarterly Thrift Financial Reports, including estimated loan prepayment rates, reinvestment rates and deposit decay rates. See "Regulation - Federal Savings Institution Regulation." The following table sets forth the Bank's NPV as of June 30, 1997 (the latest NPV analysis prepared by the OTS), as calculated by the OTS.






                                                                                       NPV AS % OF PORTFOLIO
       CHANGE IN                           NET PORTFOLIO VALUE                            VALUE OF ASSETS
     INTEREST RATES        ---------------------------------------------------    --------------------------------
    IN BASIS POINTS                                                    %                NPV
      (RATE SHOCK)              AMOUNT           $ CHANGE           CHANGE             RATIO           CHANGE(1)
------------------------   ---------------   ---------------   ---------------    --------------    --------------
                                                           (DOLLARS IN THOUSANDS)

          400                     $18,895          $(7,823)              (29)            7.95%             (280)

          300                      21,627           (5,091)              (19)             8.96             (178)

          200                      23,997           (2,721)              (10)             9.82              (93)

          100                      25,752             (966)               (4)            10.43              (32)

         Static                    26,718                 -                 -            10.75                 -

         (100)                     26,691              (27)                 0            10.70               (4)

         (200)                     25,897             (821)               (3)            10.39              (36)

         (300)                     25,767             (951)               (4)            10.31              (44)

         (400)                     26,381             (337)               (1)            10.49              (26)


----------
(1)   Expressed in basis points.

           As is the case with the GAP Table, certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV require the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV model presented assumes that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV measurements and net interest income models provide an indication of the Bank's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results.

ANALYSIS OF NET INTEREST INCOME

           Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

           Average Balance Sheets. The following tables set forth certain information relating to the Bank at and for the six months ended September 30, 1997 and 1996 and for the years ended March 31, 1997, 1996 and 1995. The average yields and costs are derived by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown except where noted otherwise and reflect annualized yields and costs. Average balances are derived from average month-end balances. Management does not believe that the use of average monthly balances instead of average daily balances has caused any material differences in the information presented. The yields and costs include fees which are considered adjustments to yields.

                                                                                              FOR THE SIX MONTHS ENDED SEPTEMBER 30,
                                                                                              --------------------------------------
                                                                 AT SEPTEMBER 30, 1997                       1997
                                                                 -----------------------      --------------------------------------
                                                                                                                          AVERAGE
                                                                                 YIELD/        AVERAGE                     YIELD/
                                                                  BALANCE         COST         BALANCE      INTEREST        COST
                                                                 ---------      --------      ---------     ---------     ----------
                                                                                  (DOLLARS IN THOUSANDS)
ASSETS:
   Interest-earning assets:
      Federal funds sold....................................      $  1,000          5.50%      $  1,358      $     37          5.43%
      Investment securities(1)..............................        15,226          6.24         14,036           447          6.35
      Mortgage-backed and mortgage-related securities.......         2,854          7.23          3,011           105          6.95
      Loans, net and mortgage loans held-for-sale(2)........       219,370          8.09        210,062         8,685          8.25
                                                                   -------                     --------         -----
          Total interest-earning assets.....................       238,450          7.95        228,467         9,274          8.10
                                                                                                                -----
   Noninterest-earning assets...............................         9,313                        6,826
                                                                     -----                     --------
          Total assets......................................      $247,763                     $235,293
                                                                  ========                     ========

LIABILITIES AND EQUITY:
   Interest-bearing liabilities:
      NOW accounts..........................................      $ 21,199          1.76%      $ 20,649      $    190          1.84%
      Regular savings accounts..............................        29,053          2.47         29,273           367          2.50
      Money market accounts.................................        42,679          4.04         39,523           803          4.05
      Certificate accounts..................................       108,977          5.63        105,715         3,006          5.67
                                                                   -------                      -------       -------
          Total interest-bearing deposits...................       201,908          4.43        195,160         4,366          4.46
      FHLB advances.........................................        22,500          5.63         18,536           544          5.85
                                                                    ------                       ------       -------
          Total interest-bearing liabilities................       224,408          4.55        213,696         4,910          4.58
                                                                                                              -------
   Demand deposits(3).......................................           253                           88
   Other liabilities........................................         2,766                        2,037
                                                                     -----                        -----
          Total liabilities.................................       227,427                      215,821
   Equity...................................................        20,336                       19,472
                                                                    ------                       ------
          Total liabilities and equity......................      $247,763                     $235,293
                                                                  ========                     ========
   Net interest income/Net interest rate spread(4)..........                        3.40%                    $  4,364         3.52%
                                                                                   =====                     ========         ====
   Net interest margin(5)...................................                                                                  3.81%
                                                                                                                              ====
   Ratio of interest-earning assets to interest-
     bearing liabilities....................................        106.26%                      106.91%
                                                                  ========                       ======


                                                                      FOR THE SIX MONTHS ENDED SEPTEMBER 30,
                                                                      --------------------------------------
                                                                                      1996
                                                                      --------------------------------------
                                                                                                    AVERAGE
                                                                       AVERAGE                       YIELD/
                                                                       BALANCE       INTEREST         COST
                                                                       --------      --------       --------
ASSETS:
   Interest-earning assets:
      Federal funds sold....................................          $   6,152      $    189           6.14%
      Investment securities(1)..............................             15,378           461           6.00
      Mortgage-backed and mortgage-related securities.......              3,349           131           7.82
      Loans, net and mortgage loans held-for-sale(2)........            190,381         7,816           8.21
                                                                       --------      --------
          Total interest-earning assets.....................            215,260         8,597           7.99
                                                                                     --------
   Noninterest-earning assets...............................              6,883
                                                                       --------
          Total assets......................................           $222,143
                                                                       ========

LIABILITIES AND EQUITY:
   Interest-bearing liabilities:
      NOW accounts..........................................           $ 20,602        $  195           1.89%
      Regular savings accounts..............................             31,069           325           2.09
      Money market accounts.................................             33,411           687           4.11
      Certificate accounts..................................            102,235         2,873           5.62
                                                                       --------      --------
          Total interest-bearing deposits...................            187,317         4,080           4.36
      FHLB advances.........................................             14,133           402           5.69
                                                                       --------      --------
          Total interest-bearing liabilities................            201,450         4,482           4.45
                                                                                     --------
   Demand deposits(3).......................................                136
   Other liabilities........................................              1,853
                                                                       --------
          Total liabilities.................................            203,439
   Equity...................................................             18,704
                                                                       --------
          Total liabilities and equity......................           $222,143
                                                                       ========
   Net interest income/Net interest rate spread(4)..........                           $4,115           3.54%
                                                                                       ======           ====
   Net interest margin(5)...................................                                            3.81%
                                                                                                        ====
   Ratio of interest-earning assets to interest-
     bearing liabilities....................................             106.86%
                                                                       ========

-------------

(1) Includes investment securities available-for-sale and held-to-maturity and stock in FHLB-Boston.
(2) Amount is net of deferred loan origination costs, undisbursed proceeds of construction loans in process, allowance for loan losses and includes non-performing loans.
(3) Demand deposits primarily represent noninterest-bearing custodial accounts.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

                                                                    FOR THE YEARS ENDED MARCH 31,
                                               -------------------------------------------------------------------------------------
                                                                  1997                                         1996
                                               ---------------------------------------        --------------------------------------
                                                                              AVERAGE                                       AVERAGE
                                                AVERAGE                        YIELD/         AVERAGE                        YIELD/
                                                BALANCE         INTEREST        COST          BALANCE        INTEREST         COST
                                               ---------        --------      --------        --------       ---------      --------
                                                                               (DOLLARS IN THOUSANDS)
ASSETS:
   Interest-earning assets:
      Federal funds sold....................   $   5,985        $    321         5.36%        $  6,759       $    423          6.26%
      Investment securities(1)..............      15,041             951         6.32           11,391            565          4.96
      Mortgage-backed and mortgage-
        related securities..................       3,380             246         7.28            1,917            146          7.62
      Loans, net and mortgage loans
        held-for-sale(2)....................     195,471          15,958         8.16          173,285         15,414          8.90
                                               ---------        --------                      --------       --------
        Total interest-earning assets.......     219,877          17,476         7.95          193,352         16,548          8.56
                                                                --------                                     --------
   Noninterest-earning assets...............       6,931                                         6,205
                                               ---------                                      --------
        Total assets........................    $226,808                                      $199,557
                                               =========                                      ========

LIABILITIES AND EQUITY:
   Interest-bearing liabilities:
      NOW accounts..........................   $  20,835        $    386         1.85%        $ 18,727       $    384          2.05%
      Regular savings accounts..............      30,863             660         2.14           31,560            676          2.14
      Money market accounts.................      34,839           1,436         4.12           29,972          1,284          4.28
      Certificate accounts..................     102,995           5,790         5.62           92,852          5,592          6.02
                                               ---------        --------                      --------       --------
        Total interest-bearing deposits.....     189,532           8,272         4.36          173,111          7,936          4.58
      FHLB advances.........................      16,813             946         5.63            7,786            487          6.25
                                               ---------        --------                      --------       --------
        Total interest-bearing
          liabilities.......................     206,345           9,218         4.47          180,897          8,423          4.66
                                                                --------                                     --------
   Demand deposits(3).......................         132                                           165
   Other liabilities........................       1,511                                         1,931
                                               ---------                                      --------
        Total liabilities...................     207,988                                       182,993
   Equity...................................      18,820                                        16,564
                                               ---------                                      --------
        Total liabilities and equity........    $226,808                                      $199,557
                                               =========                                      ========
   Net interest income/Net interest rate
     spread(4)..............................                     $ 8,258         3.48%                        $ 8,125          3.90%
                                                                 =======         =====                        =======          =====

   Net interest margin(5)...................                                     3.76%                                         4.20%
                                                                                 =====                                         =====
   Ratio of interest-earning assets to
     interest-bearing liabilities...........      106.56%                                       106.89%
                                               =========                                      ========



                                                              FOR THE YEARS ENDED MARCH 31,
                                                       -----------------------------------------
                                                                         1995
                                                       -----------------------------------------
                                                                                        AVERAGE
                                                        AVERAGE                          YIELD/
                                                        BALANCE        INTEREST          COST
                                                       ----------      --------         --------
                                                                (DOLLARS IN THOUSANDS)
ASSETS:
   Interest-earning assets:
      Federal funds sold....................           $    4,740      $    246            5.19%
      Investment securities(1)..............                7,663           425            5.55
      Mortgage-backed and mortgage-
        related securities..................                1,851           118            6.37
      Loans, net and mortgage loans
        held-for-sale(2)....................              181,853        14,161            7.79
                                                       ----------      --------
        Total interest-earning assets.......              196,107        14,950            7.62
                                                                       --------
   Noninterest-earning assets...............                3,608
                                                       ----------
        Total assets........................           $  199,715
                                                       ==========

LIABILITIES AND EQUITY:
   Interest-bearing liabilities:
      NOW accounts..........................           $   20,438      $    427            2.09%
      Regular savings accounts..............               37,575           764            2.03
      Money market accounts.................               39,603         1,468            3.71
      Certificate accounts..................               76,604         3,372            4.40
                                                       ----------      --------
        Total interest-bearing deposits.....              174,220         6,031            3.46
      FHLB advances.........................                7,688           475            6.18
                                                       ----------      --------
        Total interest-bearing
          liabilities.......................              181,908         6,506            3.58
                                                                       --------
   Demand deposits(3).......................                  229
   Other liabilities........................                1,717
                                                       ----------
        Total liabilities...................              183,854
   Equity...................................               15,861
                                                       ----------
        Total liabilities and equity........           $  199,715
                                                       ==========
   Net interest income/Net interest rate
     spread(4)..............................                           $  8,444            4.04%
                                                                       ========           =====

   Net interest margin(5)...................                                               4.31%
                                                                                          =====
   Ratio of interest-earning assets to
     interest-bearing liabilities...........               107.81%
                                                        =========

--------------------

(1) Includes investment securities available-for-sale and held-to-maturity and stock in FHLB-Boston.
(2) Amount is net of deferred loan origination costs, undisbursed proceeds of construction loans in process, allowance for loan losses and includes non-performing loans.
(3) Demand deposits primarily represent noninterest-bearing custodial accounts.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

           Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated on a proportional basis between changes in rate and volume.

                                                SIX MONTHS ENDED                 YEAR ENDED                      YEAR ENDED
                                               SEPTEMBER 30, 1997              MARCH 31, 1997                  MARCH 31, 1996
                                                  COMPARED TO                   COMPARED TO                     COMPARED TO
                                                SIX MONTHS ENDED                 YEAR ENDED                      YEAR ENDED
                                               SEPTEMBER 30, 1996              MARCH 31, 1996                  MARCH 31, 1995
                                          ---------------------------    ---------------------------    ---------------------------
                                              INCREASE
                                             (DECREASE)                 INCREASE (DECREASE)            INCREASE (DECREASE)
                                               DUE TO                        DUE TO                         DUE TO
                                          -----------------              -----------------              -----------------
                                           VOLUME    RATE       NET      VOLUME     RATE       NET      VOLUME     RATE       NET
                                          -------   -------   -------    -------   -------   -------    -------   -------   -------
                                                                                (IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Federal funds sold ...................  $  (132)  $   (20)  $  (152)   $   (45)  $   (57)  $  (102)   $   119   $    58   $   177
  Investment securities ................      (44)       30       (14)       208       178       386        179       (39)      140
  Mortgage-backed securities ...........      (12)      (14)      (26)       106        (6)      100          4        24        28
  Loans, net, and mortgage
    loans held-for-sale ................      834        35       869      1,520      (976)      544       (620)    1,873     1,253
                                          -------   -------   -------    -------   -------   -------    -------   -------   -------
      Total interest-earning assets ....      646        31       677      1,789      (861)      928       (318)    1,916     1,598
                                          -------   -------   -------    -------   -------   -------    -------   -------   -------
INTEREST-BEARING LIABILITIES:
  NOW accounts .........................       --        (5)       (5)        14       (12)        2        (35)       (8)      (43)
  Regular savings accounts .............      (18)       60        42        (16)       --       (16)      (132)       44       (88)
  Money market accounts ................      126       (10)      116        198       (46)      152       (512)      328      (184)
  Certificate accounts .................      105        28       133        504      (306)      198        811     1,409     2,220
                                          -------   -------   -------    -------   -------   -------    -------   -------   -------
      Total deposits ...................      213        73       286        700      (364)      336        132     1,773     1,905
  FHLB advances ........................      130        12       142        503       (44)      459          7         5        12
                                          -------   -------   -------    -------   -------   -------    -------   -------   -------
      Total interest-bearing liabilities      343        85       428      1,203      (408)      795        139     1,778     1,917
                                          -------   -------   -------    -------   -------   -------    -------   -------   -------
Net change in net interest income ......  $   303   $   (54)  $   249    $   586   $  (453)  $   133    $  (457)  $   138   $  (319)
                                          =======   =======   =======    =======   =======   =======    =======   =======   =======

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1997 AND MARCH 31, 1997

           Total assets increased by $14.7 million, or 6.3%, from $233.1 million at March 31, 1997 to $247.8 million at September 30, 1997. The growth in assets is primarily due to a $12.3 million, or 5.9%, increase in loans, net, due to increased loan origination activity. The loan originations consisted of $21.8 million of one- to four-family loans, $3.0 million of multi-family loans, $7.9 million of commercial real estate loans, $2.9 million of construction and development loans, $1.9 million of equity loans and $2.3 million of other consumer loans. The loan originations were partially offset by $27.0 million in principal pay-downs and payoffs and $510,000 of loan sales. As a result, during such period, one- to four-family loans increased by $1.3 million, or 0.8%, multi-family loans increased by $2.7 million, or 18.4%, commercial real estate loans increased by $4.0 million, or 15.8%, construction and development loans increased by $4.4 million, or 156%, and consumer loans increased by $1.8 million, or 36.4%. See "Risk Factors -- Increased Lending Risks Associated With Multi-Family, Commercial Real Estate and Construction and Development Loans." Cash and cash equivalents increased $1.1 million, or 29.1%, primarily due to a $1.0 million increase in federal funds sold offset, in part, by the utilization of $697,000 to fund a trust established for the benefit equalization plan. Investment securities available-for-sale increased $349,000 primarily due to an increase in the market value of the securities. Investment securities held-to-maturity decreased $397,000 due to principal repayments on mortgage-backed securities. Premises and equipment increased by $460,000, net of depreciation and amortization of $107,000 primarily due to renovations of the Bank's existing facilities. Other assets increased $905,000 primarily due to the funding of the Bank's benefit equalization plan. See "Management of the Bank -- Benefits." The increase in assets was funded primarily by an increase in FHLB advances, which increased $8.0 million, or 55.2%, from $14.5 million at March 31, 1997 to $22.5 million at September 30, 1997 and a $5.1 million, or 2.6%, increase in deposits, primarily due to a $3.0 million, or 2.8%, increase in certificate accounts and a $2.0 million, or 2.2%, increase in savings and NOW accounts. Retained earnings increased $698,000 from $19.1 million, or 8.2% of total assets, at March 31, 1997 to $19.8 million, or 8.0% of total assets, at September 30, 1997. The increase in retained earnings was due to net income during the six month period ended September 30, 1997.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 1997 AND MARCH 31, 1996

           Total assets increased $13.2 million, or 6.0%, from $219.9 million at March 31, 1996 to $233.1 million at March 31, 1997. The growth in assets was primarily due to a $20.5 million, or 11.0%, increase in loans, net. Cash and cash equivalents, investment securities available-for-sale and investment securities held-to-maturity decreased by a total of $7.9 million, or 28.2%, from $28.0 million at March 31, 1996 to $20.1 million at March 31, 1997 primarily due to a $4.9 million, or 17.6%, decrease in federal funds sold and a decrease of $2.6 million, or 9.4%, in investment securities held-to-maturity due to maturities and repayments which were primarily reinvested in loans. The increase in loans, net, was due to a $12.9 million, or 8.6%, increase in one- to four-family loans consisting primarily of adjustable rate loans, a $6.1 million, or 32.1%, increase in commercial real estate loans, a $1.3 million, or 10.0%, increase in multi-family loans and a $2.1 million increase in equity loans, offset, in part, by a $2.5 million, or 47.2%, decrease in construction and development loans. The increase in loans is primarily due to increased origination activity which increased by $22.4 million from $34.9 million for fiscal 1996 to $57.3 million for fiscal 1997. The increase in loan origination volume is attributable to management's strategy to emphasize the origination of adjustable-rate one-to four-family loans and commercial real estate loan products the demand for which increased in fiscal 1997. The declining interest rate environment during the year ended March 31, 1996 resulted in increased demand for fixed-rate loans while demand for adjustable-rate loans diminished. During the year ended March 31, 1997, as market interest rates increased, the Bank was able to originate more adjustable-rate loans. The resulting growth in assets was primarily funded by an increase in deposits of $9.1 million, or 4.9%, to $197.1 million at March 31, 1997 as compared to $187.9 million at March 31, 1996. Deposit growth occurred in certificate accounts which increased 3.8%, from $102.1 million at March 31,

1996 to $106.0 million at March 31, 1997 and savings and NOW accounts which increased by $5.3 million. The remaining growth in assets was funded by FHLB advances, which increased by $2.9 million, or 24.5%, to $14.5 million at March 31, 1997, compared to $11.7 million at March 31, 1996. Retained earnings at March 31, 1997 totalled $19.1 million, or 8.2% of total assets, compared to $18.0 million, or 8.2% of total assets at March 31, 1996 due to net income during fiscal 1997.

COMPARISON OF OPERATING RESULTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

GENERAL

           The Bank's net income for the six months ended September 30, 1997 was $698,000 as compared to $216,000 for the six months ended September 30, 1996. The increase of $482,000, or 223.1%, in net income was primarily due to a decrease in noninterest expense as a result of the absence of the one-time special assessment to recapitalize the SAIF (the "SAIF Special Assessment"), as well as an increase in interest income, which were partially offset by an increase in interest expense and an increase in the provision for loan losses.

INTEREST INCOME

           Interest income for the six months ended September 30, 1997 was $9.3 million as compared to $8.6 million for the six months ended September 30, 1996, an increase of $677,000, or 7.9%. The increase in interest income was the result of an increase in the average balance of interest-earning assets of $13.2 million, or 6.1%, from $215.3 million for the six months ended September 30, 1996 to $228.5 million for the six months ended September 30, 1997 and an increase of 11 basis points in the average yield on interest-earning assets from 7.99% to 8.10%. The increase in the average balance of interest-earning assets was due to a $19.7 million increase in the average balance of loans, net, offset by a decrease of $6.5 million in the average balance of federal funds sold and securities. The increase in the average balance of loans, net, was primarily due to the increase in one- to four-family and commercial real estate loan origination activity resulting in a corresponding increase in the average balance of the loan portfolio. Market interest rates generally remained stable during the six months ended September 30, 1997 and, as a result, the average yield on loans, net, increased slightly to 8.25% for the six months ended September 30, 1997 compared to 8.21% for the six months ended September 30, 1996.

INTEREST EXPENSE

           Interest expense for the six months ended September 30, 1997 was $4.9 million compared to $4.5 million for the six months ended September 30, 1996, an increase of $428,000, or 9.5%. The increase in interest expense was mainly due to a $12.2 million, or 6.1%, increase in the average balance of interest-bearing liabilities which increased from $201.5 million for the six months ended September 30, 1996 to $213.7 million for the same period in 1997 and an increase of 13 basis points in the weighted average cost of interest-bearing liabilities from 4.45% to 4.58%. The increase in the average balance of interest-bearing liabilities resulted from an increase in the average balance of total deposit accounts of $7.8 million consisting primarily of an increase in the average balance of money market accounts which increased by $6.1 million, or 18.3%, an increase in the average balance of certificate accounts which increased by $3.5 million, or 3.4%, offset, in part, by a decrease in savings accounts of $1.8 million, or 5.8%. The average balance of money market accounts and certificate accounts increased due to the offering of competitively priced deposit products including certificate accounts with minimum denominations of $100,000. The increase in the average balance of deposit accounts coupled with an increase in the weighted average cost of interest-bearing deposits of 10 basis points resulted in interest expense on deposits increasing $286,000 from $4.1 million for the six months ended September 30, 1996 to $4.4 million for the same period in 1997. The average balance of FHLB advances increased by $4.4 million resulting in interest expense on average FHLB advances increasing $142,000 from $402,000 for the six months ended September 30, 1996 to $544,000 for the same period in 1997, including the effect of a 16 basis point increase in the weighted average cost of FHLB advances. The average balance of FHLB advances increased due to the Bank's determination to utilize FHLB advances to fund increased loan originations.

NET INTEREST INCOME

           Net interest income before the provision for loan losses increased by $249,000, or 6.1%, as the increase in the average balance of the Bank's interest-earning assets offset a slight decrease in the Bank's net interest rate spread, from 3.54% for the six months ended September 30, 1996 to 3.52% for the six months ended September 30, 1997. The Bank's net interest margin remained the same at 3.81% for both periods.

PROVISION FOR LOAN LOSSES

           The Bank's provision for loan losses amounted to $444,000 for the six months ended September 30, 1997, as compared to a provision of $5,000 for the same period in 1996. The increase in the provision for loan losses resulted from management's review and evaluation of the risks inherent in its loan portfolio. In particular, management considered increased delinquencies in four pools of purchased one- to four-family loans which were internally classified by the Bank. See "Business of the Bank--Lending Activities" and "--Delinquent Loans, Classified Assets and Real Estate Owned." As a result of the increased provision, the Bank's ratio of allowance for loan losses as a percent of loans equaled 0.96% at September 30, 1997 as compared to 0.86% at September 30, 1996. The Bank evaluates the carrying value of loans on a regular basis and adjusts the allowance for loan losses, with a charge to operations, as deemed necessary. The adjustment is determined based upon management's assessment of the risk characteristics of the loan portfolio currently known to management in light of current economic conditions, actual loss experience, industry trends and other factors which may affect the real estate values in the Bank's market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require that the Bank provide additions to the allowance based upon judgment which may differ from those of management. While management of the Bank believes that the allowance for loan losses is sufficient based on information currently available to it, no assurances can be made that future events, conditions or regulatory directives will not result in increased provisions for loan losses or additions to the Bank's allowance for loan losses which may adversely affect net income. See "Business of the Bank--Lending Activities--Delinquencies and Classified Assets" and "Allowance for Loan Losses."

NONINTEREST INCOME

           Total noninterest income for the six months ended September 30, 1997 decreased $65,000, or 31.7% to $140,000 from $205,000 for the six months ended September 30, 1996. The primary reason for the decrease was the reporting of a gain of $48,000 on the sale of securities during the six months ended September 30, 1996. During the six months ended September 30, 1997, the Bank did not sell any securities. Also contributing to the decrease in noninterest income was a decrease of $13,000 in other income and a decrease of $5,000 in service charges on deposit accounts.

NONINTEREST EXPENSE

           Total noninterest expense decreased by $1.1 million, or 27.0%, from $3.9 million for the six months ended September 30, 1996 to $2.9 million for the same period in 1997. The decrease was primarily due to a decrease in federal deposit insurance premium expense of $1.1 million. This decrease is attributable to the payment of the one time SAIF Special Assessment paid in late 1996 equal to 65.7 basis points of insured deposits to recapitalize the SAIF which, in the case of the Bank, amounted to $1.2 million. Federal deposit insurance premiums also decreased due to a lower premium assessment rate structure enacted in late 1996. See "Regulation --Insurance of Deposit Accounts." Compensation and employee benefits expense increased $170,000, or 10.6%, due to normal salary increases and merger related compensation; office occupancy expense increased $83,000, or 26.9%, due to an increased lease expense; equipment expense decreased $52,000; and other expense decreased by $217,000. Management attempts to control operating expenses and reduce costs on an ongoing basis; however, the Bank expects that compensation and employee benefits expense may increase after the Conversion, primarily as a result of the adoption of various stock based employee benefit plans and compensation adjustments contemplated in connection with the Conversion. See "Management of the Bank --Benefits."


INCOME TAXES

           Income tax expense was $492,000 for the six months ended September 30, 1997 (resulting in an effective tax rate of 41.3%), compared to $167,000 for the six months ended September 30, 1996 (resulting in an effective tax rate of 43.6%). The increase in income tax expense was due to an increase in pre-tax income of $807,000 for the six months ended September 30, 1997.

COMPARISON OF OPERATING RESULTS FOR THE FISCAL YEARS ENDED MARCH 31, 1997 AND
1996

GENERAL

           Net income for the fiscal year ended March 31, 1997 decreased by $555,000, or 33.0%, from $1.7 million for fiscal 1996 to $1.1 million for fiscal 1997. The decrease was primarily attributable to an increase in total noninterest expense of $1.9 million, primarily due to the payment of the one-time SAIF Special Assessment of $1.2 million, a $608,000 net increase in compensation expense primarily due to establishment of the Bank's benefit equalization plan, higher noninterest expense and an increase in the provision for loan losses. These items were partially offset by higher noninterest income.

INTEREST INCOME

           Interest income for fiscal 1997 increased by $928,000, or 5.6%, to $17.5 million as compared to $16.5 million for fiscal 1996. The increase in interest income for fiscal 1997 was primarily attributable to an increase in the average balance of interest-earning assets, due primarily to an increase in the average balance of loans, net, which increased by $22.2 million, or 12.8%, from $173.3 million for fiscal 1996 to $195.5 million for fiscal 1997 which was offset by a 61 basis point decrease in the weighted average yield on interest-earning assets from 8.56% for fiscal 1996 to 7.95% for fiscal 1997. The increase in loans, net, primarily reflects an increase in one- to four-family loans of $12.9 million, an increase of $1.3 million in multi-family loans, an increase of $6.1 million in commercial real estate loans and an increase in equity loans of $2.1 million. As a result, interest income on loans increased by $544,000, or 3.5%, to $16.0 million for fiscal 1997 as compared to $15.4 million for fiscal 1996, which was partially offset by a 74 basis point decline in the average yield on loans. The decrease in yield was primarily due to principal repayments and refinancing of higher yielding one- to four-family mortgage loans and increased origination of lower yielding adjustable rate loans. The increase in interest income was also due to an increase in the average balance of securities which increased $5.1 million to $18.4 million for fiscal 1997.

INTEREST EXPENSE

         Interest expense increased by $795,000, or 9.4%, for fiscal 1997 to $9.2 million as compared to $8.4 million for fiscal 1996 due, in part, to the increased average balance of deposit accounts of $16.4 million, or 9.5%, to $189.5 million, resulting from the growth in the Bank's deposit base and an increase in the average balance of FHLB advances which were offset, in part, by a 19 basis point decrease in the weighted average cost of interest-bearing liabilities. The growth in the deposit base consisted of a $2.1 million increase in average balances of NOW accounts, a $4.9 million increase in money market accounts and a $10.1 million increase in certificate accounts. The average cost of deposits decreased by 22 basis points from an average cost of 4.58% for fiscal 1996 to an average cost of 4.36% for fiscal 1997 primarily due to a lower interest rate environment. Interest expense on FHLB advances increased by $459,000, or 94.3%, due to an increase in the average balance of FHLB advances from $7.8 million for fiscal 1996 to $16.8 million for fiscal 1997 due to increased utilization of FHLB advances to fund loan originations. The increase in interest expense on FHLB advances was partially offset by a decrease of 62 basis points in the average cost of FHLB advances, from 6.25% for fiscal 1996 to 5.63% for fiscal 1997.

NET INTEREST INCOME

         Net interest income before provision for loan losses increased by $133,000, or 1.6%, from $8.1 million for fiscal 1996 to $8.3 million for fiscal 1997. Net interest income increased despite a decline in the net interest rate spread from 3.90% for fiscal 1996 to 3.48% for fiscal 1997. The decrease in the net interest rate spread was due primarily to a decrease in the average yield of interest-earning assets of 61 basis points to 7.95% for fiscal 1997 from 8.56% for fiscal 1996 offset, in part, by a decrease in the cost of interest-bearing liabilities of 19 basis points from 4.66% for fiscal 1996 compared to 4.47% for fiscal 1997. The net interest margin for fiscal 1997 decreased to 3.76% from 4.20% for fiscal 1996. The impact of the reduced net interest margin was offset by an increase in the average balance of interest-earning assets in fiscal 1997 versus fiscal 1996 and, thus, net interest income improved for fiscal 1997.

PROVISION FOR LOAN LOSSES

         The Bank's provision for loan losses was $117,000 for fiscal 1997, compared to a provision of $1,000 for fiscal 1996. The increase in the provision for loan losses was due primarily to management's review and evaluation and subsequent charge-off of part of a number of loans purchased by Union Federal and serviced by others. See "Business of the Bank -- Delinquent Loans, Classified Assets and Real Estate Owned." As a result, the Bank's allowance for loan losses as a percent of loans was 0.81% and the Bank's allowance for loan losses as a percent of nonperforming loans was 109.12% at March 31, 1997 as compared to 0.94% and 154.26%, respectively, at March 31, 1996.

NONINTEREST INCOME

         Noninterest income increased by $41,000, or 11.2%, from $366,000 for fiscal 1996 to $407,000 for fiscal 1997. The increase was primarily due to a $123,000 gain on the sale of securities and an increase of $4,000 in the gain on sale of mortgage loans, partially offset by a decrease in service charges on deposit accounts of $19,000 and a decrease of $67,000 in other income.

NONINTEREST EXPENSE

         Noninterest expense for fiscal 1997 increased by $1.9 million, or 33.8%, from $5.5 million for fiscal 1996 to $7.4 million for fiscal 1997. The increase was primarily a result of an increase of $1.1 million, or 348.9%, in federal deposit insurance premiums expense, resulting from the one-time SAIF Special

Assessment. Also contributing to the increase in noninterest expense was an increase of $608,000, or 18.6%, in compensation and employee benefits expense which included a $697,000 expense related to the establishment of the benefit equalization plan, offset by a $115,000 credit to record the value of certain split-dollar life insurance policies and an increase in other expense of $178,000, or 23.3%, which was composed of merger related expenses and an increase of $25,000, or 11.7%, in equipment expense. The increase in these items was partially offset by a decrease in advertising expense of $20,000, or 12.2%, and a decrease of $38,000, or 18.8%, in data processing expense.

INCOME TAXES

         Income tax expense decreased by $1.3 million from $1.3 million to $10,000 for fiscal 1997, resulting in an effective tax rate of 0.9% for fiscal 1997, compared to an effective tax rate of 43.0% for fiscal 1996. The decrease in income tax expense is due to an adjustment of deferred taxes pertaining to the provision for loan losses resulting from a change in federal tax law of $339,000 and the elimination of the valuation allowance for deferred taxes of $209,000, as well as decreased pre-tax income.

COMPARISON OF OPERATING RESULTS FOR THE FISCAL YEARS ENDED MARCH 31, 1996 AND
1995

GENERAL

         Net income for fiscal 1996 remained relatively stable, decreasing by $17,000, or 1.0%. The decrease resulted from an increase of $1.9 million in interest expense, a decrease of $54,000 in noninterest income, and an increase of $106,000 in income tax expense, partially offset by a $1.6 million increase in interest income, a decrease of $457,000 in noninterest expense and a decrease of $5,000 in the provision for loan losses.

INTEREST INCOME

         Interest income for fiscal 1996 increased $1.6 million, or 10.7%, to $16.5 million as compared to $15.0 million for fiscal 1995. The increase in interest income was due primarily to an increase in the weighted average yield on interest-earning assets offset, in part, by a slight decrease in the average balance of interest-earning assets. Interest income on loans increased by $1.3 million, or 8.8%, to $15.4 million for fiscal 1996 as compared to $14.2 million for fiscal 1995 due to an increase in the weighted average yield on loans from 7.79% for fiscal 1995 to 8.90% for fiscal 1996 partially offset by a decrease in the average balance of loans, net, of $8.6 million. Interest income from securities increased $168,000, or 30.9%, to $711,000 for fiscal 1996 from $543,000 for fiscal 1995. The increase is due to an increase in the weighted average balance of securities of $3.8 million offset, in part, by a decrease in the weighted average yield on investment securities of 59 basis points from 5.55% for fiscal 1995 to 4.96% for fiscal 1996.

INTEREST EXPENSE

         Interest expense increased by $1.9 million, or 29.5%, to $8.4 million for fiscal 1996 as compared to $6.5 million for fiscal 1995 due to an increase in the weighted average cost of interest-bearing liabilities of 108 basis points, partially offset by a $1.0 million decline in the average balance of interest-bearing liabilities. The increase in the weighted average cost of interest-bearing liabilities was primarily due to an increase in the weighted average cost of deposits from 3.46% for fiscal 1995 to 4.58% for fiscal 1996 primarily due to a 21.2% increase in the average balance of higher cost certificate accounts and due to a higher interest rate environment during fiscal 1996. In addition to the increases in deposit interest expense, interest expense on FHLB advances increased slightly from $475,000 for fiscal 1995 to $487,000 for fiscal

1996, an increase of $12,000, or 2.5%, due to a higher average balance of FHLB advances and a 7 basis point increase in the average cost of FHLB advances.

NET INTEREST INCOME

         Net interest income decreased $319,000 from $8.4 million for fiscal 1995 to $8.1 million for fiscal 1996. The Bank's net interest spread decreased from 4.04% for fiscal 1995 to 3.90% for fiscal 1996. The decrease in the net interest spread primarily resulted from an increase in the average cost of interest-bearing liabilities of 108 basis points to 4.66% for fiscal 1996 from 3.58% for fiscal 1995 compared to an increase in the average yield of interest-earning assets of 94 basis points from 7.62% for fiscal 1995 to 8.56% for fiscal 1996. Correspondingly, the net interest margin for fiscal 1996 decreased to 4.20% from 4.31% for fiscal 1995.

PROVISION FOR LOAN LOSSES

         The Bank's provision for loan losses amounted to $1,000 for fiscal 1996 as compared to a provision of $6,000 for fiscal 1995. The allowance for loan losses as a percent of total loans was 0.94% at March 31, 1996 as compared to 0.98% at March 31, 1995. The allowance for loan losses as a percent of nonperforming loans was 154.26% at March 31, 1996 as compared to 155.72% at March 31, 1995.

NONINTEREST INCOME

         Noninterest income decreased $54,000, or 12.9%, to $366,000 for fiscal 1996 from $420,000 for fiscal 1995. The difference between periods was mainly due to a decrease in other income of $67,000 and a decrease in gain on sale of mortgage loans of $5,000.

NONINTEREST EXPENSE

         Noninterest expense decreased $457,000, or 7.6%, to $5.5 million for fiscal 1996 from $6.0 million for fiscal 1995 due primarily to a decrease in other expense. Compensation and employee benefits decreased $99,000, or 2.9%, to $3.3 million for fiscal 1996 compared to $3.4 million for fiscal 1995. Occupancy expense increased $24,000, or 4.1%, to $605,000 for fiscal 1996. Equipment expense decreased $44,000, or 17.1%, to $213,000 for fiscal 1996. Federal deposit insurance premiums expense decreased $67,000, or 17.4%, to $319,000 for fiscal 1996 from $386,000 for fiscal 1995 due to the decrease in the average balance of deposit accounts. Advertising expense increased $81,000 to $164,000 for fiscal 1996 from $83,000 for fiscal 1995 as the Bank began to more aggressively advertise products in additional publications. Other expense decreased $358,000, or 31.9% to $763,000 for fiscal 1996 from $1.1 million for fiscal 1995. The decrease in other expense is attributable to management's ongoing efforts to reduce expenses.

INCOME TAXES

         Income tax expense was $1.3 million for fiscal 1996 (resulting in an effective tax rate of 43.0%), compared to $1.2 million for fiscal 1995 (resulting in an effective tax rate of 40.6%). The increase in income tax expense was due to increased pre-tax income as well as the higher effective tax rates.

LIQUIDITY AND CAPITAL RESOURCES

         The Bank's primary sources of funds are deposits, principal and interest payments on loans, mortgage-backed and investment securities and FHLB advances. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. The Bank has continued to maintain the required levels of liquid assets as defined by OTS regulations. This requirement of the OTS, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The Bank's currently required liquidity ratio is 5%. At September 30, 1997 and March 31, 1997, the Bank's liquidity ratios were 6.36% and 6.87%, respectively. Management's strategy is to maintain liquidity as close as possible to the minimum regulatory requirement and to invest any excess liquidity in higher yielding interest-earning assets.

         The Bank's most liquid assets are cash and cash equivalents and securities. The levels of these assets are dependent on the Bank's operating, financing, lending and investing activities during any given period. At September 30, 1997, cash and cash equivalents and securities totalled $21.0 million, or 8.5% of total assets.

         The Bank has other sources of liquidity if a need for additional funds arises, including FHLB advances. At September 30, 1997, the Bank had $22.5 million in advances outstanding from the FHLB and, at September 30, 1997, had an additional overall borrowing capacity from the FHLB of $116.0 million. Depending on market conditions, the pricing of deposit products and FHLB advances, the Bank may continue to rely on FHLB borrowings to fund asset growth.

         At September 30, 1997, the Bank had commitments to fund loans and unused outstanding lines of credit and undisbursed proceeds of construction mortgages totaling $17.0 million. The Bank anticipates that it will have sufficient funds available to meet its current loan origination commitments. Certificate accounts, including IRA and Keogh accounts, which are scheduled to mature in less than one year from September 30, 1997, totalled $92.4 million.

         At September 30, 1997, the Bank exceeded all of its regulatory capital requirements with a tangible capital level of $19.8 million, or 8.01%, of total adjusted assets, which is above the required level of $3.7 million, or 1.5%; core capital of $19.8 million, or 8.01%, of total adjusted assets, which is above the required level of $9.9 million, or 4.0%; and risk-based capital of $21.6 million, or 15.3%, of risk-weighted assets, which is above the required level of $11.3 million, or 8.0%. See "Regulatory Capital Compliance."

IMPACT OF INFLATION AND CHANGING PRICES

         The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results generally in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

         Accounting for Long Lived Assets. In March 1995, the FASB issued SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed of" ("SFAS No. 121"). This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an institution be reviewed for impairment whenever events change and circumstances indicate the carrying amount of the asset may not be recoverable. This Statement became effective for the Bank on April 1, 1996. Adoption of this Statement did not have a material impact on the earnings or financial position of the Bank.

         Accounting for Stock-Based Compensation. In November 1995, the FASB issued SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the current Accounting Principles Board ("APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock, (e.g., Stock Option Plan, stock purchase plans, restricted stock plans and stock appreciation rights). The statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The recognition provisions of SFAS No. 123 for companies choosing to adopt the new fair value based method of accounting for stock-based compensation arrangements will apply to all transactions entered into in fiscal years that begin after December 15, 1995. Any effect that this statement will have on the Bank will be applicable upon the consummation of the Conversion. The Bank intends to follow the APB Opinion 25 method upon adoption, but will provide pro forma disclosure as if the fair value method had been applied.

         Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June 1996 the FASB issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Under the financial-components approach, after a transfer of financial assets, an entity recognizes all financial and servicing assets it controls and liabilities it has incurred and derecognizes financial assets it no longer controls and liabilities that have been extinguished. The financial-components approach focuses on the assets and liabilities that exist after the transfer. Many of these assets and liabilities are components of financial assets that existed prior to the transfer. If a transfer does not meet the criteria for a sale, the transfer is accounted for as a secured borrowing with a pledge of collateral. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, applied prospectively. Earlier or retroactive application of this Statement is not permitted. The adoption of the non-deferred provisions of this Statement as of January 1, 1997 did not have a material impact on the Bank's consolidated financial statements. The Company and Bank have not determined the impact that the adoption as of January 1, 1998 of the deferred provisions of this Statement will have on their future consolidated financial statements.

         Other New Accounting Standards. SFAS No. 128, "Earnings per Share" ("SFAS No. 128") is effective for periods ending after December 15, 1997. SFAS No. 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129") is effective for periods ending after December 15, 1997. SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") is effective for periods ending after December 15, 1997. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") is effective for periods beginning after December 15, 1997. The Company and Bank expect that the adoption of these standards will not have a material impact on the Company's and Bank's consolidated financial statements.


                              BUSINESS OF THE BANK

GENERAL

         The Bank was originally organized in 1920 as a state-chartered mutual cooperative bank with the name Coolidge Corner Cooperative Bank. In 1936, the Bank converted to a federally-chartered mutual savings and loan association and changed its name to Brookline Federal Savings and Loan Association. In 1960, the Bank changed its name to Bay State Federal Savings and Loan Association and, in 1983, changed its name again to Bay State Federal Savings Bank. In February 1997, the Bank merged with Union Federal Savings Bank, which at the time of the merger had $38.2 million of total assets, $35.5 million of deposits and $2.7 million of retained earnings and operated two branches located in Boston and Westwood, Massachusetts. The Bank currently maintains five banking offices located in the greater Boston metropolitan area.

         The Bank's principal business has been and continues to be attracting retail deposits from the general public in the areas surrounding its branch offices and investing those deposits, together with funds generated from operations and borrowings, primarily in adjustable-rate and shorter-term fixed-rate one- to four-family residential mortgage loans. To a lesser extent, the Bank invests in multi-family, commercial real estate, construction and development, commercial and consumer loans. The Bank operates through its five full service banking offices and one administrative office, all of which are located in the greater Boston metropolitan area. The Bank originates loans for investment and loans for sale in the secondary market, generally retaining the servicing rights to all loans sold. The Bank's revenues are derived principally from interest on its mortgage loans and, to a lesser extent, interest on its investment and mortgage-backed and mortgage-related securities and loan servicing income. The Bank's primary sources of funds are deposits, principal and interest payments on loans and securities and FHLB advances.

MARKET AREA AND COMPETITION

         The Bank is headquartered in Brookline, Massachusetts and is a community-oriented savings institution offering a variety of financial products and services to meet the needs of the communities it serves. The Bank's primary deposit gathering area is concentrated in the communities surrounding its five full-service banking offices located in Brookline, Boston, Dedham, Norwood and Westwood, Massachusetts. All of the Bank's branch offices are located within 15 miles of Brookline. The Bank's primary lending area is significantly broader than its deposit gathering area and includes all of Massachusetts, with a concentration in the greater Boston metropolitan area.

         Brookline, Massachusetts is a fully-developed and densely populated town located west of and adjacent to Boston. Brookline is surrounded by three major U.S. Interstate Highways: Interstate 93, Interstate 90 and Interstate 95. The major traffic roadways running through Brookline are heavily traveled and lined with commercial and retail business operations and Brookline's 1990 census population was approximately 54,000. The residents of Brookline are generally comprised of white- and blue-collar workers and college students. The towns of Dedham, Norwood and Westwood are situated southwest of Boston. These towns are primarily residential communities consisting of single-family residences and are populated by middle- to high-income individuals employed in the greater Boston metropolitan area.

         New England has generally lagged behind the rest of the nation in coming out of the recession of the late 1980s and early 1990s. During this time, the market values of many one- to four-family residences declined throughout the region. Loan demand diminished and competition for such loans increased. However, over the past few years, the regional economy in the Bank's primary market area has stabilized and begun to strengthen. See "Risk Factors -- Weakness of Regional and Local Economy." Small business, technology and service firms, higher education and tourism form the backbone of the economy of the greater Boston metropolitan area.

         The Bank faces significant competition both in generating loans and in attracting deposits. The Bank's primary market area is highly competitive and the Bank faces direct competition from a significant number of financial institutions, many with a state-wide or regional presence and, in some cases, a national presence. Many of these financial institutions are significantly larger and have greater financial resources than the Bank. The Bank's competition for loans comes principally from commercial banks, savings banks, credit unions, mortgage brokers, mortgage banking companies and insurance companies. Its most direct competition for deposits has historically come from savings, cooperative and commercial banks and credit unions. In addition, the Bank faces significant competition for deposits from non-bank institutions such as brokerage firms and insurance companies in such instruments as short-term money market funds, corporate and government securities funds, mutual funds and annuities. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions. The Bank has also experienced significant competition from credit unions which have a competitive advantage as they do not pay state or federal income taxes. Such competitive advantage has placed increased pressure on the Bank with respect to its loan and deposit pricing. See "Risk Factors -- Highly Competitive Industry and Geographic Area."

LENDING ACTIVITIES

         Loan Portfolio Composition. The Bank's loan portfolio consists primarily of first mortgage loans secured by one- to four-family residences. At September 30, 1997, gross loans totalled $224.7 million, of which $164.1 million were one- to four-family, residential mortgage loans, or 73.0% of the Bank's total loans. At such date, the remainder of the loan portfolio consisted of:
$17.3 million of multi-family residential loans, or 7.7% of total loans; $29.3 million of commercial real estate loans, or 13.0% of total loans; $7.3 million of construction and development loans, including unadvanced loan amounts, or 3.2% of total loans; $13,000 of commercial loans, or 0.01% of total loans; and $6.8 million of consumer loans, or 3.0% of total loans, consisting of $3.1 million of equity lines of credit, and $3.7 million of other consumer loans. At that same date, 78.2% of the Bank's residential mortgage loans and construction and development loans had adjustable interest rates.

         The types of loans that the Bank may originate are subject to federal and state laws and regulations. Interest rates charged by the Bank on loans are affected by the demand for such loans and the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by, among other things, economic conditions, monetary policies of the federal government, including the Federal Reserve Board ("FRB") and legislative tax policies.

         The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.

                                                                                           AT MARCH 31,
                                                                      ------------------------------------------------------
                                               AT SEPTEMBER 30,
                                                    1997                        1997                          1996
                                         -------------------------    -------------------------    -------------------------
                                                        PERCENT                      PERCENT                       PERCENT
                                            AMOUNT      OF TOTAL         AMOUNT      OF TOTAL        AMOUNT        OF TOTAL
                                         -----------   -----------    -----------   -----------    -----------   -----------
                                                                        (DOLLARS IN THOUSANDS)
Mortgage loans:

   Residential:
       One- to four-family ............  $   164,135         73.03%   $   162,837         77.34%   $   149,941         78.74%
       Multi-family ...................       17,314          7.70         14,624          6.95         13,294          6.98
   Commercial real estate .............       29,256         13.02         25,260         12.00         19,129         10.05
   Construction and development(1) ....        7,257          3.23          2,831          1.34          5,359          2.81
                                         -----------   -----------    -----------   -----------    -----------   -----------
            Total mortgage loans ......      217,962         96.98        205,552         97.63        187,723         98.58
                                         -----------   -----------    -----------   -----------    -----------   -----------
Commercial ............................           13          0.01             31          0.02             --            --
                                         -----------   -----------    -----------   -----------    -----------   -----------
Consumer loans:
   Equity lines .......................        3,055          1.36          2,359          1.12            268          0.14
   Other consumer loans ...............        3,699          1.65          2,594          1.23          2,434          1.28
                                         -----------   -----------    -----------   -----------    -----------   -----------
            Total consumer loans ......        6,754          3.01          4,953          2.35          2,702          1.42
                                         -----------   -----------    -----------   -----------    -----------   -----------
Total loans ...........................      224,729        100.00%       210,536        100.00%       190,425        100.00%
                                                       ===========                  ===========                  ===========
   Allowance for possible loan losses .       (2,133)                      (1,687)                      (1,774)
   Undisbursed proceeds of construction
     and development loans in process .       (2,784)                      (1,349)                      (1,622)
Deferred loan origination fees, net ...         (442)                        (437)                        (495)
                                         -----------                  -----------                  -----------
            Loans, net ................      219,370                      207,063                      186,534
Mortgage loans held-for-sale ..........           --                           --                           47
                                         -----------                  -----------                  -----------
   Loans, net and mortgage
      loans held-for-sale .............  $   219,370                  $   207,063                  $   186,581
                                         ===========                  ===========                  ===========

                                                                            AT MARCH 31,
                                         --------------------------------------------------------------------------------
                                                   1995                        1994                        1993
                                         ------------------------   -------------------------   -------------------------
                                                       PERCENT                     PERCENT                      PERCENT
                                           AMOUNT      OF TOTAL       AMOUNT       OF TOTAL        AMOUNT       OF TOTAL
                                         -----------  -----------   -----------   -----------   -----------   -----------
                                                                      (DOLLARS IN THOUSANDS)
Mortgage loans:

   Residential:
       One- to four-family ............  $   152,025        80.93%  $   148,613         80.21%  $   135,582         79.09%
       Multi-family ...................       12,505         6.65        10,519          5.68         8,569          5.00
   Commercial real estate .............       17,820         9.49        21,120         11.40        20,314         11.85
   Construction and development(1) ....        3,393         1.81         3,078          1.66         4,679          2.73
                                         -----------  -----------   -----------   -----------   -----------   -----------
            Total mortgage loans ......      185,743        98.88       183,330         98.95       169,144         98.67
                                         -----------  -----------   -----------   -----------   -----------   -----------
Commercial ............................           --           --            --            --            --            --
                                         -----------  -----------   -----------   -----------   -----------   -----------
Consumer loans:
   Equity lines .......................           --           --            --            --            --            --
   Other consumer loans ...............        2,110         1.12         1,951          1.05         2,284          1.33
                                         -----------  -----------   -----------   -----------   -----------   -----------
            Total consumer loans ......        2,110         1.12         1,951          1.05         2,284          1.33
                                         -----------  -----------   -----------   -----------   -----------   -----------
Total loans ...........................      187,853       100.00%      185,281        100.00%      171,428        100.00%
                                                      ===========                 ===========                 ===========
   Allowance for possible loan losses .       (1,825)                    (2,480)                     (1,792)
   Undisbursed proceeds of construction
     and development loans in process .         (909)                      (903)                     (1,573)
Deferred loan origination fees, net ...         (588)                      (573)                       (377)
                                         -----------                -----------                 -----------
            Loans, net ................      184,531                    181,325                     167,686
Mortgage loans held-for-sale ..........           --                         --                          --
                                         -----------                -----------                 -----------
   Loans, net and mortgage
      loans held-for-sale .............  $   184,531                $   181,325                 $   167,686
                                         ===========                ===========                 ===========

-----------------------------------------

(1)      Includes committed but unadvanced loan amounts.

         Loan Maturity. The following table shows the remaining contractual maturity of the Bank's loans at September 30, 1997. The table does not include the effect of future principal prepayments.

                                                                                           AT SEPTEMBER 30, 1997
                                                                              -------------------------------------------
                                                                               ONE- TO                          CONSTRUCTION
                                                                                FOUR-       MULTI-   COMMERCIAL    AND
                                                                               FAMILY       FAMILY  REAL ESTATE DEVELOPMENT
                                                                              ---------   ---------  ---------  ---------
                                                                                             (IN THOUSANDS)
Amounts due:
   One year or less ........................................................  $     395   $      86  $     337  $   4,472
                                                                              ---------   ---------  ---------  ---------
   After one year:
       More than one year to three years ...................................        874         724      2,244        625
       More than three years to five years .................................      1,694       1,111        840         --
       More than five years to ten years ...................................      8,562       1,594        756         13
       More than ten years to twenty years .................................     47,443       5,932     16,677         45
       More than twenty years ..............................................    108,222       7,867      8,402      2,102(1)
                                                                              ---------   ---------  ---------  ---------
                Total due after one year ...................................    166,795      17,228     28,919      2,785
                                                                              ---------   ---------  ---------  ---------
                Total amount due ...........................................  $ 167,190   $  17,314  $  29,256  $   7,257
                                                                              =========   =========  =========  =========
Less:
       Allowance for loan losses ...........................................
       Undisbursed proceeds of construction and development loans in process
       Deferred loan origination fees, net .................................

Loans, net .................................................................


                                                                                    AT SEPTEMBER 30, 1997
                                                                              -------------------------------
                                                                                                      TOTAL
                                                                              COMMERCIAL CONSUMER     LOANS
                                                                              ---------  ---------  ---------
                                                                                       (IN THOUSANDS)
Amounts due:
   One year or less ........................................................  $      --  $   1,652  $   6,942
                                                                              ---------  ---------  ---------
   After one year:
       More than one year to three years ...................................         --        340      4,807
       More than three years to five years .................................         13        455      4,113
       More than five years to ten years ...................................         --        380     11,305
       More than ten years to twenty years .................................         --        660     70,757
       More than twenty years ..............................................         --        212    126,805
                                                                              ---------  ---------  ---------
                Total due after one year ...................................         13      2,047    217,787
                                                                              ---------  ---------  ---------
                Total amount due ...........................................  $      13  $   3,699    224,729
                                                                              =========  =========
Less:
       Allowance for loan losses ...........................................                           (2,133)
       Undisbursed proceeds of construction and development loans in process                           (2,784)
       Deferred loan origination fees, net .................................                             (442)
                                                                                                    ---------
Loans, net .................................................................                        $ 219,370
                                                                                                    =========

-------------------

(1) Includes construction and development loans which will convert to one- to four-family mortgage loans upon the completion of the construction.

         The following table sets forth, at September 30, 1997, the dollar amount of loans, excluding mortgage loans held for sale, contractually due after September 30, 1998 and whether such loans have fixed interest rates or adjustable interest rates.

                                                   DUE AFTER SEPTEMBER 30, 1998
                                                  ------------------------------
                                                   FIXED    ADJUSTABLE    TOTAL
                                                  --------   --------   --------
                                                          (IN THOUSANDS)
Mortgage loans:
      One- to four-family .....................   $ 36,518   $127,222   $163,740
      Multi-family ............................      2,851     14,377     17,228
      Commercial real estate ..................      2,546     26,373     28,919
      Construction and development ............        625      2,160      2,785
                                                  --------   --------   --------
             Total mortgage loans .............     42,540    170,132    212,672
                                                  --------   --------   --------
Commercial loans ..............................         --         13         13
                                                  --------   --------   --------
Consumer loans:
      Equity lines ............................         --      3,055      3,055
      Other consumer loans ....................        589      1,458      2,047
                                                  --------   --------   --------
             Total consumer loans .............        589      4,513      5,102
                                                  --------   --------   --------
Total loans ...................................   $ 43,129   $174,658   $217,787
                                                  ========   ========   ========

         Origination, Sale and Servicing of Loans. The Bank's mortgage lending activities are conducted primarily by its loan personnel operating at its five branch offices and one administrative office and through a network of loan correspondents, wholesale loan brokers and other financial institutions approved by the Bank. All loans originated by the Bank, either through internal sources or through loan correspondents are underwritten by the Bank pursuant to the Bank's policies and procedures. The Bank originates both adjustable-rate and fixed-rate loans. The Bank's ability to originate fixed- or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates.

         Generally, all adjustable-rate mortgage loans originated by the Bank are originated for investment. While the Bank has in the past, from time-to-time, retained fixed-rate one- to four-family loans, it is currently the general policy of the Bank to sell substantially all one- to four-family fixed-rate mortgage loans with periods to repricing of greater than 15 years. The one- to four-family mortgage loan products currently originated for sale by the Bank include a variety of loans which conform to the underwriting standards specified by the FHLMC ("conforming loans") and, to a lesser extent, loans which do not conform to FHLMC standards due to loan amounts ("jumbo loans"). While the Bank generally does not originate mortgage loans insured by the FHA and VA, the Bank has, from time-to-time, purchased such loans for its own portfolio. All one- to four-family mortgage loans sold by the Bank are sold pursuant to master commitments negotiated with FHLMC and other investors to purchase loans meeting such investors' defined criteria. Although the Bank has entered into such master commitment contracts, such contracts generally do not require the purchasers to buy or the Bank to deliver a specific amount of mortgage loans. All conforming loans currently sold by the Bank are sold to FHLMC and all non-conforming loans which are sold are generally sold to private investors. Sales of loans are made without recourse to the Bank in the event of default by the borrower. The Bank generally retains the servicing rights on the mortgage loans sold to FHLMC.

         At September 30, 1997, the Bank was servicing in its portfolio $219.4 million of loans, net, and $15.0 million of loans for others, primarily consisting of conforming fixed-rate mortgage loans sold by the Bank. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. Substantially all of the loans currently being serviced for others are loans which have been sold by the Bank. The gross servicing fee income from loans sold is generally 24 to 48 basis points of the total balance of the loan serviced.

         During the fiscal years ended March 31, 1997 and March 31, 1996, the Bank originated $38.1 million and $21.4 million of fixed-rate and adjustable-rate one- to four-family loans, respectively, of which $37.1 million and $21.2 million, respectively, were retained by the Bank. The Bank recognizes, at the time of sale, the cash gain or loss on the sale of the loans based on the difference between the net cash proceeds received and the carrying value of the loans sold. On April 1, 1996, the Bank implemented SFAS No. 122 pursuant to which the value of servicing rights may be recognized as an asset of the Bank. In the six months ended September 30, 1997 and in the fiscal year ended March 31, 1997, the fair value of servicing rights under SFAS No. 122 and SFAS No. 125 were not material and were not recognized in the consolidated financial statements for those periods. The Bank has, in the past, from time-to-time, purchased loans, primarily one-to four-family mortgage loans or participations in loans, primarily multi-family and commercial real estate loans and, at September 30, 1997, had $22.5 million of purchased loans and $1.5 million in loan participation interests. Loans purchased from correspondent financial institutions are underwritten pursuant to the Bank's policies and generally closed in the name of the correspondent financial institution and then purchased by the Bank.

         The following table sets forth the Bank's loan originations, purchases, sales and principal repayments for the periods indicated:

                                            FOR THE SIX MONTHS
                                             ENDED SEPTEMBER 30,     FOR THE YEAR ENDED MARCH 31,
                                           ---------------------   ---------------------------------
                                              1997       1996        1997         1996        1995
                                           ---------   ---------   ---------   ---------   ---------
                                                                 (IN THOUSANDS)
Beginning balance, loans, net(1) ........  $ 207,063   $ 186,581   $ 186,581   $ 184,531   $ 181,325
                                           ---------   ---------   ---------   ---------   ---------
    Loans originated:
         Mortgage loans:
             One- to four-family ........     21,836      19,278      38,062      21,411      20,149
             Multi-family ...............      2,989         260       1,129       2,025         240
             Commercial real estate .....      7,850       4,994       9,262       3,082       2,192
             Construction and
               development ..............      2,922       1,350       3,750       6,147       6,202
                                           ---------   ---------   ---------   ---------   ---------
                  Total mortgage loans ..     35,597      25,882      52,203      32,665      28,783
                                           ---------   ---------   ---------   ---------   ---------
         Commercial .....................         --          38          38          --          --
                                           ---------   ---------   ---------   ---------   ---------
         Consumer:
             Equity lines ...............      1,923       1,254       3,737         517          --
             Other consumer loans .......      2,248         921       1,312       1,689       1,013
                                           ---------   ---------   ---------   ---------   ---------
                  Total consumer loans ..      4,171       2,175       5,049       2,206       1,013
                                           ---------   ---------   ---------   ---------   ---------
                Total loans .............     39,768      28,095      57,290      34,871      29,796
                                           ---------   ---------   ---------   ---------   ---------
    Total ...............................    246,831     214,676     243,871     219,402     211,121
Principal repayments and other, net .....    (26,953)    (18,463)    (35,765)    (32,049)    (24,728)
Loan charge-offs, net ...................          2         (80)       (204)        (52)       (661)
Sale of mortgage loans, principal balance       (510)       (175)       (530)       (673)       (483)
Transfer of mortgage loans to REO .......         --          --        (309)         --        (718)
                                           ---------   ---------   ---------   ---------   ---------
     Loans, net and mortgage loans
       held-for-sale ....................    219,370     195,958     207,063     186,628     184,531
Mortgage loans held-for-sale ............         --          --          --         (47)         --
                                           ---------   ---------   ---------   ---------   ---------
     Ending balance, loans, net .........  $ 219,370   $ 195,958   $ 207,063   $ 186,581   $ 184,531
                                           =========   =========   =========   =========   =========

-------------------------

(1)      Includes mortgage loans held-for-sale.

         One-to Four-Family Lending. The Bank currently offers both fixed-rate and adjustable-rate mortgage ("ARM") loans with maturities of up to 30 years secured by one- to four-family residences. Most of such loans are located in the Bank's primary market area. One- to four-family mortgage loan originations are generally obtained from the Bank's in-house loan representatives, from existing or past customers, from mortgage brokers and through referrals from members of the Bank's local communities. At September 30, 1997, the Bank's one- to four-family mortgage loans totalled $164.1 million, or 73.0%, of total loans. Of the one-to four-family mortgage loans outstanding at that date, 26.0% were fixed-rate mortgage loans and 74.0% were ARM loans.

         The Bank currently offers fixed-rate mortgage loans with terms from ten to 30 years. The Bank sells substantially all of the fixed-rate residential loans with periods to repricing of greater than 15 years that it originates and retains the servicing on all loans sold to FHLMC. The Bank generally retains for its portfolio all adjustable-rate one- to four-family loans. From time-to-time, the Bank will purchase one- to four-family mortgage loans. Such purchased loans may be secured by real estate located outside the Bank's primary market area and outside of Massachusetts. Such loans are generally purchased with servicing retained by the seller.

         The Bank currently offers a number of ARM loans with terms of up to 30 years and interest rates which adjust every one, three or five years from the outset of the loan and which adjust annually after a three or five year initial fixed period. The interest rates for the Bank's ARM loans are indexed to either the one, three or five year Constant Maturity Treasury ("CMT") Index. The Bank originates ARM loans with initially discounted rates, often known as "teaser rates." The Bank's ARM loans generally provide for periodic (not more than 2%) and overall (not more than 6%) caps on the increase or decrease in the interest rate at any adjustment date and over the life of the loan.

         The origination of adjustable-rate residential mortgage loans, as opposed to fixed-rate residential mortgage loans, helps reduce the Bank's exposure to increases in interest rates. However, adjustable-rate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for default. Periodic and lifetime caps on interest rate increases help to reduce the risks associated with adjustable-rate loans but also limit the interest rate sensitivity of such loans.

         All one- to four-family mortgage loans are underwritten according to the Bank's policies and guidelines. Generally, the Bank originates one- to four-family residential mortgage loans in amounts up to 80% of the lower of the appraised value or the selling price of the property securing the loan and up to 95% of the appraised value or selling price if private mortgage insurance ("PMI") is obtained. Mortgage loans originated by the Bank generally include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the yields on the Bank's fixed-rate mortgage loan portfolio and the Bank has generally exercised its rights under these clauses. The Bank requires fire, casualty, title and, in certain cases, flood insurance on all properties securing real estate loans made by the Bank.

         In an effort to provide financing for first-time home buyers, the Bank offers its own first-time home buyer loan program. This program offers one- to four-family residential mortgage loans to qualified individuals. These loans are offered with adjustable- and fixed-rates of interest and terms of up to 30 years. Pursuant to this program, borrowers receive reduced loan origination fees and closing costs. Such loans must be secured by an owner-occupied residence. These loans are originated using the same underwriting guidelines as are the Bank's other one- to four-family mortgage loans. Such loans are originated in amounts up to 95% of the lower of the property's appraised value or the sale price. Private mortgage insurance is normally required for loans with loan-to-value ("LTV") ratios of over 80%.

         Multi-Family and Commercial Real Estate Lending. The Bank originates multi-family and commercial real estate loans that are generally secured by 5 or more unit apartment buildings and properties used for business purposes such as office buildings, industrial facilities or retail facilities located in the Bank's primary market area. The Bank's multi-family and commercial real estate underwriting policies provide that such real estate loans may be made in amounts up to 80% of the appraised value of the property, subject to the Bank's current loans-to-one-borrower limit, which at September 30, 1997 was $3.3 million. The Bank's multi-family and commercial real estate loans may be made with terms up to 30 years and are offered with interest rates that adjust periodically and are generally indexed to the prime rate as reported in The Wall Street Journal. In reaching its decision on whether to make a multi-family or commercial real estate loan, the Bank considers the net operating income of the property, the borrower's expertise, credit history and profitability and the value of the underlying property. The Bank has generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.25x. In addition, environmental impact surveys are generally required for most multi-family and commercial real estate loans. Generally, all multi-family and commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by the principals. On an exception basis, the Bank may not require a personal guarantee on such loans depending on the creditworthiness of the borrower and the amount of the downpayment and other mitigating circumstances. The Bank's multi-family real estate loan portfolio at September 30, 1997 was $17.3 million, or 7.7%, of total loans and the Bank's commercial real estate loan portfolio at such date was $29.3 million, or 13.0%, of total loans. The largest multi-family or commercial real estate loan in the Bank's portfolio at September 30, 1997 was a $2,750,000 real estate loan secured by a golf and country club located in Watertown, Massachusetts.

         The Bank also purchases up to 50% participation interests in multi-family and commercial real estate loans. Most of these loans are secured by real estate located in the Bank's primary market area. When determining whether to participate in such loans, the Bank will underwrite its participation interest according to its own underwriting standards. At September 30, 1997, the Bank had $1.5 million in multi-family and commercial real estate loan participation interests, or 0.7% of total loans.

         Loans secured by multi-family and commercial real estate properties generally involve larger principal amounts and a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family and commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting standards.

         Construction and Development Lending. The Bank originates short-term balloon fixed-rate construction loans for the development of residential and commercial property. Construction and development loans are offered primarily to experienced local developers operating in the Bank's market area. The Bank currently does not originate loans secured by raw land. The majority of the Bank's construction and development loans are originated to finance the construction by developers of one- to four-family residential real estate and, to a lesser extent, multi-family and commercial real estate properties located in the Bank's primary market area. Construction loans are generally offered with terms of up to 12 months and may be made in amounts up to 80% of the appraised value of the property on multi-family and commercial real estate construction and 85% on one- to four-family residential construction. Construction loan proceeds are disbursed periodically in increments as construction progresses and as inspections by the Bank's lending officers warrant. At September 30, 1997, the Bank's largest construction and development loan was a performing loan with a $1.0 million outstanding principal balance secured by a single-family residence located in Wellesley, Massachusetts. At September 30, 1997, construction and development loans totalled $7.3 million (including unadvanced loan amounts), or 3.2%, of the Bank's total loans. At September 30, 1997, $2.8 million, or 38.2%, of construction and development loans had permanent financing commitments by the Bank or third-parties or were secured by properties which were pre-sold pending completion of the projects.

         The Bank also originates construction and development loans to individual borrowers for the construction of single-family owner-occupied residential properties with permanent financing commitments by the Bank. The Bank's underwriting standards and procedures for such loans are similar to those applicable for one- to four-family residential mortgage lending. Proceeds for such loans are disbursed as phases of the construction are completed. All such loans are originated as one- to four-family interest-only adjustable-rate mortgage loans. Upon completion of the construction, such loans convert to principal and interest over the remaining term. At September 30, 1997, such loans totalled $1.1 million, or 15.0%, of all of the $7.3 million of construction and development loans and 0.4% of the Bank's total loans.

         Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction and other assumptions, including the estimated time to sell residential properties. If the estimate of value proves to be inaccurate, the Bank may be confronted with a property, when completed, having a value which is insufficient to assure full repayment.

         Consumer and Other Lending. Consumer loans at September 30, 1997 amounted to $6.8 million, or 3.0%, of the Bank's total loans and consisted primarily of equity lines of credit and, to a significantly lesser extent, secured and unsecured personal loans and new and used automobile loans. Such loans are generally originated in the Bank's primary market area and generally are secured by real estate, deposit accounts, personal property and automobiles. These loans are typically shorter term and generally have higher interest rates than one- to four-family mortgage loans.

         The Bank has recently begun to offer equity lines of credit. Substantially all of these loans are secured by second mortgages on residential real estate located in the Bank's primary market area. At September 30, 1997, these loans totalled $3.1 million, or 1.4%, of the Bank's total loans and 45.2% of consumer loans. Equity lines of credit generally have fixed-rates of interest for the initial six months of the loan and adjustable-rates of interest thereafter which adjust on a monthly basis. The adjustable-rate of interest charged on such loans is indexed to the prime rate as reported in The Wall Street Journal. Equity lines of credit generally have an 18% lifetime cap on interest rates and may never adjust to be less than the initial interest rate. Generally, the combined LTV ratio on equity lines of credit is 80% where the Bank possesses the first mortgage lien interest and 75% when another lender possesses the first mortgage lien interest. However, exceptions may be made for previous customers of the Bank. The underwriting standards employed by the Bank for equity lines of credit include a determination of the applicant's credit history and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income from primary employment and, additionally, from any verifiable secondary income. Creditworthiness of the applicant is of primary consideration.

         The Bank also originates other types of consumer loans consisting of secured and unsecured personal loans and new and used automobile loans. Secured personal loans may be secured by deposit accounts or other forms of collateral. At September 30, 1997, personal loans (both secured and unsecured) totalled $3.7 million, or 1.7%, of the Bank's total loans.

         Loans secured by rapidly depreciable assets such as automobiles or that are unsecured entail greater risks than one- to four-family residential mortgage loans. In such cases, repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance, since there is a greater likelihood of damage, loss or depreciation of the underlying collateral. Further, consumer loan collections on these loans are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the event of a default. At September 30, 1997, the Bank had five consumer loans 90 days or more delinquent, whose balances totalled $40,000.

         At September 30, 1997, the Bank had one outstanding commercial loan which was unsecured and had an outstanding principal balance of $13,000.

         Loan Approval Procedures and Authority. The Board of Directors of the Bank establishes the lending policies of the Bank. Such policies provide that only the Bank's President and Executive Vice President may approve loans. Any loans approved by the President or Executive Vice President are submitted to the full Board of Directors or the Bank's Executive Committee for ratification on a monthly basis.

DELINQUENT LOANS, CLASSIFIED ASSETS AND REAL ESTATE OWNED

         Delinquencies and Classified Assets. Reports listing all delinquent accounts are generated and reviewed by management on a monthly basis and the Board of Directors performs a monthly review of all loans or lending relationships delinquent 90 days or more and all REO. The procedures taken by the Bank with respect to delinquencies vary depending on the nature of the loan, period and cause of delinquency and whether the borrower is habitually delinquent. When a borrower fails to make a required payment on a loan, the Bank takes a number of steps to have the borrower cure the delinquency and restore the loan to current status. The Bank generally sends the borrower a written notice of non-payment after the loan is first past due. The Bank's guidelines provide that telephone, written correspondence and/or face-to-face contact will be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, the Bank usually attempts to obtain full payment, work out a repayment schedule with the borrower to avoid foreclosure or, in some instances, accept a deed in lieu of foreclosure. In the event payment is not then received or the loan not otherwise satisfied, additional letters and telephone calls generally are made. If the loan is still not brought current or satisfied and it becomes necessary for the Bank to take legal action, which typically occurs after a loan is 90 days or more delinquent, the Bank will commence foreclosure proceedings against any real property that secures the loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the property securing the loan generally is sold at foreclosure and, if purchased by the Bank, becomes real estate owned.

         Federal regulations and the Bank's Asset Classification Policy require that the Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Bank has incorporated the OTS internal asset classifications as a part of its credit monitoring system. The Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "Doubtful" have all of the weaknesses inherent in those classified "Substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions and values, "highly questionable and improbable." Assets classified as "Loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

         When an insured institution classifies one or more assets, or portions thereof, as Substandard or Doubtful, it is required to establish a general valuation allowance for loan losses in an amount deemed prudent by management. General valuation allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as "Loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount.

         A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which can order the establishment of additional general or specific loss allowances. The OTS, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. Although management believes that, based on information currently available to it at this time, its allowance for loan losses is adequate, actual losses are dependent upon future events and, as such, further additions to the level of allowances for loan losses may become necessary.

         The Bank's Classification of Assets Committee reviews and classifies the Bank's assets on a quarterly basis and the Board of Directors reviews the results of the reports on a quarterly basis. The Bank classifies assets in accordance with the management guidelines described above. At September 30, 1997, the Bank had $2.2 million, or 0.89%, of total assets, designated as Substandard consisting of six one- to four-family mortgage loans, two consumer installment loans and one land loan. At such date, $84,000, or 0.03%, of total assets were designated as Doubtful consisting of three one- to four-family mortgage loans and $146,000, or 0.1%, of total assets were designated as Loss consisting of one one- to four-family mortgage loan and six consumer installment loans. Included in total classified assets at September 30, 1997, were $84,000 of assets classified as Doubtful and $903,000 of assets classified as Substandard, which represent the outstanding balance of 104 second mortgage loans purchased by Union Federal and secured by properties located outside the Bank's primary market area, predominately in California and other southwestern states. During early 1997, such second mortgage loans experienced increased delinquencies which caused the Bank to adversely classify the entire pool of such loans and increase its provision for loan losses. To the extent delinquencies continue to increase in such portfolio of loans, the Bank may establish additional reserves against such loans through provisions for loan losses or charge-off portions of such loans which would adversely affect the Company's net income. As of September 30, 1997, the Bank had a total of six one- to four-family loans and one consumer installment loan, totaling $861,000, designated as Special Mention. At September 30, 1997, the largest loan designated as Special Mention had a carrying balance of $243,000 and was secured by a single-family residence. At September 30, 1997, all of the Bank's classified and special mention assets totalled $3.3 million, representing 1.5% of loans.

         The following table sets forth the delinquencies in the Bank's loan portfolio as of the dates indicated.

                                          AT SEPTEMBER 30, 1997                           AT MARCH 31, 1997
                              ---------------------------------------------   ------------------------------------------
                                    30-89 DAYS           90 DAYS OR MORE            30-89 DAYS       90 DAYS OR MORE
                              ---------------------   ---------------------   --------------------  --------------------
                                          PRINCIPAL               PRINCIPAL              PRINCIPAL             PRINCIPAL
                              NUMBER OF    BALANCE    NUMBER OF    BALANCE    NUMBER OF   BALANCE   NUMBER OF   BALANCE
                                LOANS      OF LOANS     LOANS      OF LOANS     LOANS    OF LOANS     LOANS    OF LOANS
                              ---------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
                                                                  (DOLLARS IN THOUSANDS)
Mortgage loans:
   One- to four-family .....          9   $     952           8   $   1,229          14  $   1,622         12  $   1,499
   Commercial real estate ..          2         307          --          --           1        530         --         --
                              ---------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
       Total mortgage loans          11       1,259           8       1,229          15      2,152         12      1,499
                              ---------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
Consumer loans:
   Equity lines ............          2          74          --          --          --         --          1         40
   Other consumer loans ....          4           9           5          40           3         13          2          7
                              ---------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
       Total consumer loans           6          83           5          40           3         13          3         47
                              ---------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
Total loans ................         17   $   1,342          13   $   1,269          18  $   2,165         15  $   1,546
                              =========   =========   =========   =========   =========  =========  =========  =========
Delinquent loans to
loans, net .................                   0.61%                   0.58%                  1.04%                 0.75%
                                          =========               =========              =========             =========

                                            AT MARCH 31, 1996                             AT MARCH 31, 1995
                              ---------------------------------------------   ------------------------------------------
                                   30-89 DAYS            90 DAYS OR MORE           30-89 DAYS        90 DAYS OR MORE
                              ---------------------   ---------------------   --------------------  --------------------
                                          PRINCIPAL               PRINCIPAL               PRINCIPAL            PRINCIPAL
                              NUMBER OF    BALANCE    NUMBER OF    BALANCE    NUMBER OF    BALANCE  NUMBER OF   BALANCE
                                LOANS     OF LOANS      LOANS     OF LOANS      LOANS     OF LOANS    LOANS    OF LOANS
                              ---------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
                                                                  (DOLLARS IN THOUSANDS)
Mortgage loans:
   One- to four-family .....         16   $   1,521          15   $   1,128          17  $   1,704         10  $     996
   Multi-family ............         --          --          --          --           1        240         --         --
   Commercial real estate ..          1         198          --          --           1         70         --         --
   Construction and
     development ...........         --          --          --          --          --         --          1        158
                              ---------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
       Total mortgage loans          17       1,719          15       1,128          19      2,014         11      1,154
                              ---------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
Other consumer loans .......          1          35           3          22           3         77          1         18
                              ---------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
Total loans ................         18   $   1,754          18   $   1,150          22  $   2,091         12  $   1,172
                              =========   =========   =========   =========   =========  =========  =========  =========
Delinquent loans to
loans, net .................                   0.93%                   0.62%                  1.12%                 0.64%
                                          =========               =========              =========             =========

         Non-Performing Assets and Impaired Loans. The following table sets forth information regarding non-accrual loans and REO. At September 30, 1997, the Bank had no REO in its portfolio. It is the policy of the Bank to cease accruing interest on loans 90 days or more past due and to charge off all accrued interest. For the six months ended September 30, 1997 and the fiscal year ended March 31, 1997, the amount of additional interest income that would have been recognized on non-accrual loans if such loans had continued to perform in accordance with their contractual terms was $78,000 and $79,000, respectively. On April 1, 1995, the Bank adopted SFAS No. 114 "Accounting by Creditors for Impairment of a Loan" ("SFAS No. 114"), as amended by SFAS No.
118. There were no loans that met the definition of an impaired loan per SFAS No. 114 at or during the six months ended September 30, 1997 and 1996, or the fiscal years ended March 31, 1997 and 1996.

                                            AT SEPTEMBER 30,                 AT MARCH 31,
                                            ---------------   ------------------------------------------
                                             1997     1996     1997     1996     1995     1994     1993
                                            ------   ------   ------   ------   ------   ------   ------
                                                               (DOLLARS IN THOUSANDS)
Non-accrual loans:
   Mortgage loans:
        One- to four-family ..............  $1,229   $1,331   $1,499   $1,128   $  996   $2,056   $2,424
        Commercial real estate ...........      --       --       --       --       --      360      807
        Construction and development .....      --       --       --       --      158      632    1,225
                                            ------   ------   ------   ------   ------   ------   ------
            Total mortgage loans .........   1,229    1,331    1,499    1,128    1,154    3,048    4,456
                                            ------   ------   ------   ------   ------   ------   ------
   Consumer loans:
      Equity lines .......................      --       --       40       --       --       --       --
      Other consumer loans ...............      40      330        7       22       18        7       90
                                            ------   ------   ------   ------   ------   ------   ------
            Total consumer loans .........      40      330       47       22       18        7       90
                                            ------   ------   ------   ------   ------   ------   ------
            Total nonaccrual loans .......   1,269    1,661    1,546    1,150    1,172    3,055    4,546
Real estate owned, net ...................      --       65       73       65       70      512    2,491
                                            ------   ------   ------   ------   ------   ------   ------
            Total non-performing assets(2)  $1,269   $1,726   $1,619   $1,215   $1,242   $3,567   $7,037
                                            ======   ======   ======   ======   ======   ======   ======
Allowance for loan losses as a percent
  of loans(1) ............................    0.96%    0.86%    0.81%    0.94%    0.98%    1.35%    1.06%
Allowance for loans losses as a percent
 of non-performing loans(2) ..............  168.09   102.29   109.12   154.26   155.72    81.18    39.42
Non-performing loans as a percent of
  loans(1)(2) ............................    0.57     0.84     0.74     0.61     0.63     1.66     2.68
Non-performing assets as a percent of
  total assets(3) ........................    0.51     0.76     0.69     0.55     0.61     1.76     3.57

---------------

(1)      Loans are presented before allowance for loan losses.

(2) Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.

(3)      Non-performing assets consist of non-performing loans and REO.

         Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risks inherent in its loan portfolio and the general economy. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses on loans which are deemed probable and estimable based on information currently known to management. The allowance is based upon a number of factors, including current economic conditions, actual loss experience and industry trends. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to make additional provisions for estimated loan losses based upon judgments different from those of management. As of September 30, 1997, the Bank's allowance for loan losses was 0.96% of total loans as compared to 0.81% as of March 31, 1997. The Bank had non-accrual loans of $1.3 million and $1.5 million at September 30, 1997 and March 31, 1997, respectively. The Bank will continue to monitor and modify its allowances for loan losses as conditions dictate. While management believes the Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the Bank's level of allowance for loan losses will be sufficient to cover future loan losses incurred by the Bank or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses.

         The following table sets forth activity in the Bank's allowance for loan losses for the periods as indicated.

                                      AT OR FOR THE SIX
                                        MONTHS ENDED
                                        SEPTEMBER 30,       AT OR FOR THE YEAR ENDED MARCH 31,
                                       ---------------   ------------------------------------------
                                        1997     1996     1997     1996     1995     1994     1993
                                       ------   ------   ------   ------   ------   ------   ------
                                                         (DOLLARS IN THOUSANDS)
Balance at beginning of period ......  $1,687   $1,774   $1,774   $1,825   $2,480   $1,792   $2,368
                                       ------   ------   ------   ------   ------   ------   ------
Provision for loan losses ...........     444        5      117        1        6      862    1,550
                                       ------   ------   ------   ------   ------   ------   ------
Charge-offs:
    Mortgage loans:
         One- to four-family ........      16       80      225       94      241      219    1,091
         Commercial real estate .....      --       --       --       --      296      242    1,049
         Construction and development      --       --       --       --      145       --       55
    Consumer loans ..................      --       --       --       55        9       --       31
                                       ------   ------   ------   ------   ------   ------   ------
            Total charge-offs .......      16       80      225      149      691      461    2,226
                                       ------   ------   ------   ------   ------   ------   ------
Recoveries ..........................      18       --       21       97       30      287      100
                                       ------   ------   ------   ------   ------   ------   ------
Balance at end of period ............  $2,133   $1,699   $1,687   $1,774   $1,825   $2,480   $1,792
                                       ======   ======   ======   ======   ======   ======   ======
Ratio of net charge-offs during
  the period to average loans
  outstanding during the period(1) ..    0.00%    0.08%    0.10%    0.03%    0.36%    0.10%    1.27%
                                       ======   ======   ======   ======   ======   ======   ======
Allowance for loan losses as a
  percent of loans(2) ...............    0.96%    0.86%    0.81%    0.94%    0.98%    1.35%    1.06%
                                       ======   ======   ======   ======   ======   ======   ======
Allowance for loans losses as a
  percent of non-performing loans(3).  168.09%  102.29%  109.12%  154.26%  155.72%   81.18%   39.42%
                                       ======   ======   ======   ======   ======   ======   ======

-------------

(1)      Ratio is annualized for the six month periods.

(2)      Loans are presented before deducting the allowance for loan losses.

(3) Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.

         The following tables set forth the Bank's percent of allowance for loan losses to total allowance for loans losses and the percent of loans to total loans in each of the categories listed at the dates indicated.

                                                                  AT SEPTEMBER 30,
                                        -------------------------------------------------------------------
                                                      1997                              1996
                                        --------------------------------   --------------------------------
                                                                 PERCENT                           PERCENT
                                                                 OF LOANS                         OF LOANS
                                                   PERCENT OF    IN EACH              PERCENT OF   IN EACH
                                                   ALLOWANCE    CATEGORY              ALLOWANCE   CATEGORY
                                                    TO TOTAL    TO TOTAL               TO TOTAL   TO TOTAL
                                          AMOUNT   ALLOWANCE     LOANS       AMOUNT   ALLOWANCE     LOANS
                                        ---------  ---------   ---------   ---------  ---------   ---------
                                                              (DOLLARS IN THOUSANDS)
Mortgage loans:
   Residential .......................  $     960      45.01%      83.96%  $     748      44.03%      86.23%
   Commercial real estate ............        810      37.97       13.02         578      34.02       11.91
                                        ---------  ---------   ---------   ---------  ---------   ---------
       Total .........................      1,770      82.98       96.98       1,326      78.05       98.14
Commercial loans .....................         --         --         .01          --         --         .01
Consumer loans .......................         43       2.02        3.01          34       2.00        1.85
Unallocated ..........................        320      15.00          --         339      19.95          --
                                        ---------  ---------   ---------   ---------  ---------   ---------
       Total allowance for loan losses  $   2,133     100.00%     100.00%  $   1,699     100.00%     100.00%
                                        =========  =========   =========   =========  =========   =========

                                                                    AT MARCH 31,
                        ------------------------------------------------------------------------------------------------------
                                     1997                               1996                               1995
                        --------------------------------   --------------------------------   --------------------------------
                                                PERCENT                             PERCENT                            PERCENT
                                               OF LOANS                            OF LOANS                           OF LOANS
                                   PERCENT OF   IN EACH               PERCENT OF   IN EACH               PERCENT OF   IN EACH
                                   ALLOWANCE   CATEGORY               ALLOWANCE    CATEGORY              ALLOWANCE    CATEGORY
                                    TO TOTAL   TO TOTAL               TO TOTAL     TO TOTAL              TO TOTAL     TO TOTAL
                          AMOUNT   ALLOWANCE     LOANS      AMOUNT    ALLOWANCE     LOANS      AMOUNT    ALLOWANCE     LOANS
                        ---------  ---------   ---------   ---------  ---------   ---------   ---------  ---------   ---------
                                                                (DOLLARS IN THOUSANDS)
Mortgage loans:
   Residential .......  $     793      47.00%      85.63%  $     781      44.03%      88.53%  $   1,022      56.00%      89.39%
   Commercial real
     estate ..........        523      31.00       12.00         514      28.97       10.05         420      23.01        9.49
                        ---------  ---------   ---------   ---------  ---------   ---------   ---------  ---------   ---------
       Total .........      1,316      78.00       97.63       1,295      73.00       98.58       1,442      79.01       98.88
Commercial loans .....         --         --        0.02          --         --          --          --         --          --
Consumer loans .......         34       2.02        2.35          18       1.01        1.42          18       0.99        1.12
Unallocated ..........        337      19.98          --         461      25.99          --         365      20.00          --
                        ---------  ---------   ---------   ---------  ---------   ---------   ---------  ---------   ---------
   Total allowance for
      loan losses ....  $   1,687     100.00%     100.00%  $   1,774     100.00%     100.00%  $   1,825     100.00%     100.00%
                        =========  =========   =========   =========  =========   =========   =========  =========   =========

                                                     AT MARCH 31,
                         -------------------------------------------------------------------
                                       1994                              1993
                         --------------------------------   --------------------------------
                                                  PERCENT                          PERCENT
                                                 OF LOANS                          OF LOANS
                                    PERCENT OF   IN EACH               PERCENT OF  IN EACH
                                    ALLOWANCE    CATEGORY              ALLOWANCE   CATEGORY
                                    TO TOTAL     TO TOTAL              TO TOTAL    TO TOTAL
                          AMOUNT    ALLOWANCE     LOANS       AMOUNT   ALLOWANCE     LOANS
                         ---------  ---------   ---------   ---------  ---------   ---------
                                               (DOLLARS IN THOUSANDS)
Mortgage loans:
   Residential .......   $     992      40.00%      87.55%  $   1,380      77.01%      86.82%
   Commercial real
     estate ..........       1,017      41.01       11.40         394      21.99       11.85
                         ---------  ---------   ---------   ---------  ---------   ---------
       Total .........       2,009      81.01       98.95       1,774      99.00       98.67
Commercial loans .....          --         --          --          --         --          --
Consumer loans .......          25       1.01        1.05          18       1.00        1.33
Unallocated ..........         446      17.98          --          --         --          --
                         ---------  ---------   ---------   ---------  ---------   ---------
   Total allowance for
      loan losses ....   $   2,480     100.00%     100.00%  $   1,792     100.00%     100.00%
                         =========  =========   =========   =========  =========   =========

            Real Estate Owned. At September 30, 1997, the Bank had no REO. When the Bank does acquire property through foreclosure or deed in lieu of foreclosure, it is initially recorded at the lower of the recorded investment in the corresponding loan or the fair value of the related assets at the date of foreclosure, less costs to sell. Thereafter, if there is a further deterioration in value, the Bank provides for a specific valuation allowance and charges operations for the diminution in value. It is the policy of the Bank to have obtained an appraisal on all real estate subject to foreclosure proceedings prior to the time of foreclosure. It is the Bank's policy to require appraisals on a periodic basis on foreclosed properties and conduct inspections on foreclosed properties.

SECURITIES INVESTMENT ACTIVITIES

            Federally-chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certificates of deposit of insured banks and savings institutions, bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally-chartered savings institutions may also invest their assets in commercial paper, investment-grade corporate debt securities and mutual funds whose assets conform to the investments that a federally-chartered savings institution is otherwise authorized to make directly. Additionally, the Bank must maintain minimum levels of investments that qualify as liquid assets under OTS regulations. See "Regulation-Federal Savings Institution Regulation- Liquidity." Historically, the Bank has maintained liquid assets above the minimum OTS requirements and at a level considered to be adequate to meet its normal daily activities.

            The investment policy of the Bank, as approved by the Board of Directors, requires management to maintain adequate liquidity and a high quality investment portfolio. The Bank primarily utilizes investments in securities for liquidity management and as a method of deploying excess funds not utilized for investment in loans. Generally, the Bank's investment policy is more restrictive than the OTS regulations allow and, accordingly, the Bank has invested primarily in U.S. Government and agency securities, which qualify as liquid assets under the OTS regulations, federal funds and U.S. Government sponsored agency issued mortgage-backed securities. The Bank is required by SFAS No. 115 to categorize its securities as held to maturity, available-for-sale or held for trading. As of September 30, 1997, the Bank's securities portfolio consisted of investment securities, marketable equity securities and mortgage-backed and mortgage-related securities. At such date, the substantial majority of the Bank's securities were categorized as held-to-maturity. Such portfolio totalled $13.2 million, or 5.3% of total assets, and the available-for-sale securities portfolio totalled $3.3 million, or 1.3% of total assets

            As of September 30, 1997, $12.6 million, or 5.1% of total assets, of the Bank's securities portfolio consisted of investment securities, primarily debt securities issued by the U. S. Government or government sponsored agencies (such as the FHLB) and marketable equity securities, primarily consisting of mutual fund securities and common stock issued by government-sponsored agencies. The Bank generally invests in U.S. Treasury and agency obligations with maturities of 24 to 60 months. The weighted average maturities of the Bank's investment securities portfolio, excluding any equity securities, was 39 months as of September 30, 1997.

            At September 30, 1997, the Bank had $2.9 million of mortgage-backed and mortgage-related securities, or 1.2% of total assets, which consisted of mortgage-backed securities and collateralized mortgage obligations ("CMOs") insured or issued by GNMA, FHLMC, Fannie Mae or private issuers, substantially all of which were backed by fixed-rate mortgages. The Bank generally invests in mortgage-backed or mortgage-related securities with estimated maturities of 24 to 42 months. At September 30, 1997, the weighted average estimated maturity of its mortgage-backed and mortgage-related securities portfolio was 29 months. Investments in mortgage-backed and mortgage-related securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. CMOs are a type of debt security issued by a special purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of CMO securities with varying maturities and amortization schedules as well as a residual interest, with each class, or "tranche," possessing different risk characteristics. A particular tranche of CMOs may, therefore, carry prepayment risk that differs from that of both the underlying collateral and other tranches. CMO tranches purchased by the Bank attempt to moderate reinvestment risk associated with mortgage-backed securities resulting from unexpected prepayment activities. All of the Bank's investment in mortgage-backed and mortgage-related securities at September 30, 1997 were categorized as held-to-maturity.

            The following table sets forth certain information regarding the amortized cost and fair value of the Bank's securities at the dates indicated.



                                                                                                   AT MARCH 31,
                                                            AT SEPTEMBER 30,     -----------------------------------------------
                                                                  1997                     1997                      1996
                                                        --------------------     ---------------------      --------------------
                                                        AMORTIZED      FAIR      AMORTIZED       FAIR       AMORTIZED      FAIR
                                                          COST         VALUE       COST          VALUE        COST         VALUE
                                                          ----         -----       ----          -----        ----         -----
                                                                                                 (IN THOUSANDS)
Held-to-maturity:
      Investment securities........................      $10,302      $10,292     $10,303       $10,129      $12,304      $12,152
      Mortgage-backed and mortgage-
        related securities.........................        2,854        2,894       3,250         3,177        3,877        3,866
                                                         -------      -------     -------       -------      -------      -------
            Total held-to-maturity.................       13,156       13,186      13,553        13,306       16,181       16,018
Available-for-sale(1)..............................        2,319        3,252       2,250         2,903        2,639        3,286
                                                         -------      -------     -------       -------      -------      -------
            Total securities.......................      $15,475      $16,438     $15,803       $16,209      $18,820      $19,304
                                                         =======      =======     =======       =======      =======      =======



                                                            AT MARCH 31,
                                                        -------------------
                                                                1995
                                                        -------------------
                                                        AMORTIZED      FAIR
                                                         COST         VALUE
                                                         ----         -----
Held-to-maturity:
      Investment securities........................     $4,010        $3,859
      Mortgage-backed and mortgage-
        related securities.........................      1,703         1,695
                                                        ------       -------
            Total held-to-maturity.................      5,713         5,554
Available-for-sale(1)..............................      1,556         1,900
                                                        ------       -------
            Total securities.......................     $7,269        $7,454
                                                        ======        ======

----------------------
(1)   Consists of marketable equity securities.

            The following table sets forth certain information regarding the amortized cost and fair values of the Bank's mortgage-backed and mortgage-related securities, all of which were classified as held-to-maturity at the dates indicated.


                                                                                                         AT MARCH 31,
                                                                                             -------------------------------------
                                                             AT SEPTEMBER 30, 1997                           1997
                                                      ---------------------------------      -------------------------------------
                                                      AMORTIZED     PERCENT OF    FAIR       AMORTIZED         PERCENT OF    FAIR
                                                         COST        TOTAL(1)     VALUE         COST            TOTAL(1)     VALUE
                                                         ----        --------     -----         ----            --------   -------
                                                                                (DOLLARS IN THOUSANDS)
Mortgage-backed and mortgage-
related securities:
   Fixed rate:
        GNMA ...................................        $  446         15.63%     $  464        $  529            16.28%    $  529
        FHLMC ..................................           214          7.50         225           239             7.35        239
        CMOs ...................................         2,131         74.67       2,140         2,419            74.43      2,345
                                                        ------        ------      ------        ------           ------     ------
            Total fixed rate ...................         2,791         97.80       2,829         3,187            98.06      3,113
   Adjustable rate:
        FNMA ...................................            63          2.20          65            63             1.94         64
                                                        ------        ------      ------        ------           ------     ------
Total mortgage-backed and
 mortgage-related securities....................        $2,854        100.00%     $2,894        $3,250           100.00%    $3,177
                                                        ======        ======      ======        ======           ======     ======



                                                                                          AT MARCH 31,
                                                     -----------------------------------------------------------------------------
                                                                    1996                                       1995
                                                     ------------------------------------      -----------------------------------
                                                     AMORTIZED        PERCENT OF    FAIR       AMORTIZED     PERCENT OF    FAIR
                                                       COST            TOTAL(1)     VALUE         COST        TOTAL(1)     VALUE
                                                       ----           --------      -----         ----       ----------    -----
                                                                                  (DOLLARS IN THOUSANDS)

Mortgage-backed and mortgage-
related securities:
   Fixed rate:
        GNMA ...................................      $  717            18.49%     $  732        $  842        49.44%        $  835
        FHLMC ..................................         303             7.82         315           367        21.55            369
        CMOs ...................................       2,793            72.04       2,756           429        25.19            426
                                                      ------           ------      ------        ------      -------         ------
            Total fixed rate ...................       3,813            98.35       3,803         1,638        96.18          1,630
   Adjustable rate:
        FNMA ...................................          64             1.65          63            65         3.82             65
                                                      ------           ------      ------        ------      -------         ------
Total mortgage-backed and
 mortgage-related securities ...................      $3,877           100.00%     $3,866        $1,703       100.00%        $1,696
                                                      ======           ======      ======        ======      =======         ======

-----------------
(1) Based on amortized cost.


            The following table sets forth the Bank's mortgage-backed and mortgage-related securities activities for the periods indicated.



                                                              FOR THE SIX MONTHS
                                                              ENDED SEPTEMBER 30,      FOR THE YEAR ENDED MARCH 31,
                                                              -------------------      ----------------------------
                                                                1997       1996        1997       1996        1995
                                                                ----       ----        ----       ----        ----
                                                                                (IN THOUSANDS)
Beginning balance.................................             $3,250     $1,551      $3,877      $1,703     $1,558

    Principal repayments..........................              (396)      (537)       (631)       (355)      (316)

    Purchases.....................................                  -      2,522           -       2,522        458

    Accretion of discount.........................                 --          7           4           7          3
                                                               ------     ------      ------      ------     ------

Ending balance....................................             $2,854     $3,543      $3,250      $3,877     $1,703
                                                               ======     ======      ======      ======     ======

            The table below sets forth certain information regarding the carrying amount, weighted average yields and contractual maturities of the Bank's debt securities, all of which were classified as held-to-maturity as of September 30, 1997.


                                                                         AT SEPTEMBER 30, 1997
                                ------------------------------------------------------------------------------------------------
                                                            MORE THAN ONE YEAR      MORE THAN FIVE YEARS
                                 ONE YEAR OR LESS             TO FIVE YEARS             TO TEN YEARS          MORE THAN 10 YEARS
                                --------------------      ---------------------    ---------------------    --------------------
                                            WEIGHTED                   WEIGHTED                 WEIGHTED                WEIGHTED
                                CARRYING    AVERAGE       CARRYING     AVERAGE     CARRYING     AVERAGE     CARRYING     AVERAGE
                                 AMOUNT      YIELD         AMOUNT       YIELD       AMOUNT       YIELD       AMOUNT       YIELD
                                --------    --------      --------     --------    --------     --------    --------    --------
                                                                      (DOLLARS IN THOUSANDS)
Debt securities:
 Investment securities(1) ....   $2,002      5.12%         $7,300       6.51%       $1,000       7.04%      $   --          --%
 Mortgage-backed and mortgage-
   related securities:
    Adjustable rate:
       FNMA ..................       --        --              --         --            --         --           63        7.75
    Fixed-rate:
       GNMA ..................       --        --              --         --           446       8.00           --          --
       FHLMC .................       --        --              61       9.50            77       8.00           76        8.50
       CMOs ..................       --        --              --         --            --         --        2,131        6.93
                                 ------                    ------                   ------                  ------
Total debt securities ........   $2,002      5.12%         $7,361       6.52%       $1,523       7.48%      $2,270        6.97%
                                 ======      ====          ======       ====        ======       ====       ======        ====



                                AT SEPTEMBER 30, 1997
                                ---------------------
                                       TOTAL
                                ---------------------
                                            WEIGHTED
                                CARRYING     AVERAGE
                                 AMOUNT       YIELD
                                --------    --------
                                (DOLLARS IN THOUSANDS)
Debt securities:
 Investment securities(1) ....   $10,302      6.53%
 Mortgage-backed and mortgage-
   related securities:
    Adjustable rate:
       FNMA ..................        63      7.75
    Fixed-rate:
       GNMA ..................       446      8.00
       FHLMC .................       214      8.00
       CMOs ..................     2,131      6.93
                                 -------
Total debt securities ........   $13,156      6.87%
                                 =======      ====

----------------
(1)   Consists of U.S. Treasury and government agency obligations.

SOURCES OF FUNDS

            General. Deposits, loan repayments and prepayments, proceeds from sales of loans, cash flows generated from operations and FHLB advances are the primary sources of the Bank's funds for use in lending, investing and for other general purposes.

            Deposits. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's deposits consist of business checking, money market, savings, NOW and certificate accounts. For the six months ended September 30, 1997, the average balance of core deposits represented 45.8% of total average deposits. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. The Bank's deposits are obtained predominantly from the areas surrounding its branch offices. The Bank has historically relied primarily on providing a higher level of customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products, including print media, and generally does not solicit deposits from outside its market area. While the Bank does not actively solicit certificate accounts in excess of $100,000 or use brokers to obtain deposits, the Bank may solicit, from time-to-time, such deposits depending upon market conditions. The Bank offers negotiated rates on some of its certificate accounts. At September 30, 1997, $109.0 million, or 53.9%, of total deposits were certificate accounts with a weighted average remaining maturity of 8.1 months. The Bank has experienced an increase in certificate accounts since 1995, from an average balance of $76.6 million, or 43.9%, of average deposits, for 1995 to $105.7 million, or 54.1%, of average deposits, for the six months ended September 30, 1997. Such increase in certificate accounts is due to offering new competitively priced certificate account products which, in part, resulted in an increase in the average cost of deposits from 3.46% for fiscal 1995 to 4.46% for the six months ended September 30, 1997. For the six months ended September 30, 1997, certificate accounts in excess of $100,000 increased $2.1 million, or 15.8%, from $13.2 million to $15.3 million. Further increases in certificate accounts, which tend to be more sensitive to movements in market interest rates than core deposits, may result in the Bank's deposit base being less stable than if it had a larger amount of core deposits which, in turn, may result in further increases in the Bank's cost of deposits and may adversely affect net interest income in future periods.

            The following table presents the deposit activity of the Bank for the periods indicated:


                                                           FOR THE
                                                       SIX MONTHS ENDED                    FOR THE YEAR ENDED
                                                         SEPTEMBER 30,                          MARCH 31,
                                                      ------------------            ---------------------------------
                                                      1997          1996            1997          1996           1995
                                                      ----          ----            ----          ----           ----
                                                                         (IN THOUSANDS)
Net deposits (withdrawals) ..................        $  736        $(2,694)        $  854        $1,660        $(7,349)
Interest credited on deposit accounts .......         4,366          4,080          8,272         7,936          6,031
                                                     ------        -------         ------        ------        -------
Total increase (decrease) in deposit accounts        $5,102        $ 1,386         $9,126        $9,596        $(1,318)
                                                     ======        =======         ======        ======        =======


            At September 30, 1997, the Bank had $15.3 million in certificate accounts in amounts of $100,000 or more maturing as follows:


                                                                                     WEIGHTED
                                                                                      AVERAGE
Maturity Period                                             AMOUNT                      RATE
---------------------------                             --------------            ----------------
                                                                  (DOLLARS IN THOUSANDS)
3 months or less.....................................     $  5,316                    5.50%
Over 3 through 6 months..............................        2,182                     5.64
Over 6 through 12 months.............................        6,050                     5.65
Over 12 months.......................................        1,727                     6.67
                                                          --------
            Total....................................     $ 15,275                    5.71%
                                                          ========

            The following table sets forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize month-end balances.


                                                                                    FOR THE YEAR ENDED MARCH 31,
                                           FOR THE SIX MONTHS ENDED           ----------------------------------------
                                              SEPTEMBER 30, 1997                                1997
                                     -------------------------------------    ----------------------------------------
                                                     PERCENT                                    PERCENT
                                                    OF TOTAL     WEIGHTED                      OF TOTAL       WEIGHTED
                                     AVERAGE         AVERAGE      AVERAGE     AVERAGE           AVERAGE        AVERAGE
                                     BALANCE        DEPOSITS        RATE      BALANCE          DEPOSITS         RATE
                                     -------        --------      -------     -------          --------       --------
                                                                (DOLLARS IN THOUSANDS)
Demand deposits ............        $     88          0.05%            -%    $    132             0.07%           --%
Money market accounts ......          39,523         20.24          4.05       34,839            18.37          4.12
Regular savings accounts ...          29,273         14.99          2.50       30,863            16.27          2.14
NOW accounts ...............          20,649         10.58          1.84       20,835            10.99          1.85
                                    --------        ------                   --------           ------
      Total ................          89,533         45.86          3.03       86,669            45.70          2.86
                                    --------        ------                   --------           ------
Certificate accounts(1)(2):
   Less than 6 months ......          20,635         10.57          5.16       24,744            13.05          5.13
   Over 6 through
     12 months .............          54,233         27.78          5.53       48,117            25.37          5.54
   Over 12 through
     36 months .............          24,817         12.71          5.87       25,360            13.36          5.95
   Over 36 months ..........           6,030          3.08          6.74        4,774             2.52          6.85
                                    --------        ------                   --------           ------
      Total certificate
        accounts ...........         105,715         54.14          5.67      102,995            54.30          5.62
                                    --------        ------                   --------           ------
      Total average deposits        $195,248        100.00%         4.46     $189,664           100.00%         4.36
                                    ========        ======                   ========           ======



                                                              FOR THE YEAR ENDED MARCH 31,
                                 -----------------------------------------------------------------------------
                                             1996                                      1995
                                 --------------------------------     ----------------------------------------
                                           PERCENT                                      PERCENT
                                           OF TOTAL      WEIGHTED                      OF TOTAL      WEIGHTED
                                AVERAGE    AVERAGE        AVERAGE     AVERAGE           AVERAGE       AVERAGE
                                BALANCE    DEPOSITS         RATE      BALANCE           DEPOSITS        RATE
                                -------    --------      --------     -------           --------     --------
                                                             (DOLLARS IN THOUSANDS)
Demand deposits ............    $    165      0.10%          --%     $    229             0.13%          --%
Money market accounts ......      29,972     17.30          4.28       39,603            22.70          3.71
Regular savings accounts ...      31,560     18.20          2.14       37,575            21.54          2.03
NOW accounts ...............      18,727     10.81          2.05       20,438            11.72          2.09
                                 -------    -------                  --------           -------
      Total ................      80,424     46.41          2.91       97,845            56.09          2.72
                                 -------    -------                  --------           -------
Certificate accounts(1)(2):
   Less than 6 months ......      24,448     14.11          5.39       24,624            14.12          3.84
   Over 6 through
     12 months .............      40,997     23.66          5.88       32,927            18.87          4.62
   Over 12 through
     36 months .............      23,615     13.63          5.73       17,969            10.30          4.55
   Over 36 months ..........       3,792      2.19          7.05        1,084             0.62          6.41
                                 -------   -------                  --------           -------
      Total certificate
        accounts ...........      92,852     53.59          6.02       76,604            43.91          4.40
                                 -------    -------                  --------           -------
      Total average deposits    $173,276    100.00%         4.58     $174,449           100.00%         3.46
                                ========    ======                   ========           ======

--------------------
(1)   Based on remaining maturity of certificates.
(2)   Includes retirement accounts such as IRA and Keogh accounts.

            The following table presents by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at September 30, 1997.


                                        PERIOD TO MATURITY FROM SEPTEMBER 30, 1997
                           ---------------------------------------------------------------------
                           LESS         ONE         TWO        THREE       FOUR                           AT
                           THAN         TO           TO          TO        TO                         SEPTEMBER
                           ONE          TWO        THREE        FOUR       FIVE       MORE THAN           30,
                           YEAR        YEARS       YEARS       YEARS      YEARS       FIVE YEARS         1997
                           ----        -----       -----       -----      -----       ----------         ----
                                                       (DOLLARS IN THOUSANDS)
Certificate
accounts:
   0 to 4.00% ...        $   166      $    --      $   --       $ --      $   --          $-           $    166
   4.01% to 5.00%             46           26           1         --          --           -                 73
   5.01% to 6.00%         87,881        8,318       1,013        354         112           7             97,685
   6.01% to 7.00%          3,717        1,603         285        270       1,529           -              7,404
   7.01% to 8.00%            625           74       2,915         --          34           -              3,648
   8.01% to 9.00%             --            1          --         --          --           -                  1
   Over 9.01% ...             --           --          --         --          --           -                 --
                         -------      -------      ------       ----      ------          --           --------
       Total ....        $92,435      $10,022      $4,214       $624      $1,675          $7           $108,977
                         =======      =======      ======       ====      ======          ==           ========






                                       AT MARCH 31,
                      ------------------------------------
                       1997         1996          1995
                       ----         ----          ----
                           (DOLLARS IN THOUSANDS)
Certificate
accounts:
   0 to 4.00% ...     $    197      $    790      $10,749
   4.01% to 5.00%        1,912        12,400       32,206
   5.01% to 6.00%       93,782        64,157       26,323
   6.01% to 7.00%        6,520        20,883       15,479
   7.01% to 8.00%        3,611         3,893        2,452
   8.01% to 9.00%            1             1            1
   Over 9.01% ...           --            --            2
                      --------      --------      -------
       Total ....     $106,023      $102,124      $87,212
                      ========      ========      =======

            Borrowings. The Bank utilizes advances from the FHLB as an alternative to retail deposits to fund its operations as part of its operating strategy. The Bank has recently increased its emphasis on the utilization of FHLB borrowings to fund its asset growth, primarily its origination of adjustable-rate one- to four-family loans. These FHLB advances are collateralized primarily by certain of the Bank's mortgage loans and mortgage-backed securities and secondarily by the Bank's investment in capital stock of the FHLB. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions, including the Bank, fluctuates from time-to-time in accordance with the policies of the FHLB. See "Regulation -- Federal Home Loan Bank System." At September 30, 1997, the Bank had $22.5 million in outstanding advances from the FHLB and $1.5 million in other borrowings as compared to $14.5 million and $1.1 million at March 31, 1997, respectively.

            The following table sets forth certain information regarding the Bank's borrowed funds at or for the periods ended on the dates indicated:


                                                        AT OR FOR THE SIX
                                                          MONTHS ENDED                        AT OR FOR THE YEAR ENDED
                                                          SEPTEMBER 30,                              MARCH 31,
                                                      ---------------------            ------------------------------------
                                                      1997             1996            1997            1996            1995
                                                      ----             ----            ----            ----            ----
                                                                                (DOLLARS IN THOUSANDS)
FHLB advances:
     Average balance outstanding ............        $18,536         $14,133         $16,813         $ 7,786         $7,688
     Maximum amount outstanding at any
        month-end during the period .........         22,500          17,650          25,500          11,650          9,000
     Balance outstanding at end of period ...         22,500          17,650          14,500          11,650          8,000
     Weighted average interest rate during
            the period ......................           5.85%           5.69%           5.63%           6.25%          6.18%
     Weighted average interest rate at end of
            period ..........................           5.63%           5.51%           5.46%           5.36%          6.34%
Other borrowed funds(1):
     Average balance outstanding ............        $ 1,188         $   998         $   926         $   743         $  848
     Maximum amount outstanding at any
       month-end during the period ..........          3,179           1,834           2,214           1,313          1,576
     Balance outstanding at end of period ...          1,486             721           1,065           1,048            663

-------------------
(1) Represents noninterest-bearing credit balance on the FHLB-Boston account.

PROPERTIES

            The Bank currently conducts its business through its administrative and full service banking offices.


                                                                                                            NET BOOK VALUE
                                                                                                            OF PROPERTY OR
                                                         ORIGINAL                                              LEASEHOLD
                                   LEASED OR            YEAR LEASED             DATE OF LEASE                IMPROVEMENTS
   LOCATION                         OWNED               OR ACQUIRED              EXPIRATION              AT SEPTEMBER 30, 1997
   --------                         -----               -----------              ----------              ---------------------
EXECUTIVE/BRANCH OFFICE:                                                                                (DOLLARS IN THOUSANDS)

1299 Beacon Street                   Owned                 1950                       -                            $988
Brookline, MA 02146

ADMINISTRATIVE OFFICE:

1309 Beacon Street                  Leased                 1987               February 2002(1)                       38
Brookline, MA 02146

BRANCH OFFICES:

184 Massachusetts Avenue            Leased                 1973               December 1998(2)                        2
Boston, MA 02123

Dedham Mall                         Leased                 1982                 February 2000                        12
Dedham, MA 02026

61 Lenox Street                      Owned                 1975                       -                             319
Norwood, MA 02062


705 High Street                      Owned                 1977                       -                             279
Westwood, MA 02090                                                                                                -----

                                                                                                                 $1,638
                                                                                                                 ======


---------------

(1) The Bank has an option to renew this lease for one additional five-year period.
(2) The Bank has an option to renew this lease for one additional two-year period.

LEGAL PROCEEDINGS

            The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to the Company's financial condition or results of operations.

PERSONNEL

            As of September 30, 1997, the Bank had 66 full-time employees and 14 part-time employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank-Benefits" for a description of certain compensation and benefit programs offered to the Bank's employees.


                           FEDERAL AND STATE TAXATION

FEDERAL TAXATION

            General. The Company and the Bank will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Company. The Bank has not been audited by the IRS or the Massachusetts Department of Revenue ("DOR") in the past five years.

            Bad Debt Reserve. Historically, savings institutions such as the Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrifts") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interests in real property, were computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. Due to the Bank's loss experience, the Bank generally recognized a bad debt deduction equal to 8% of taxable income.

            In August 1996, provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all thrift institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such, the new rules will have no effect on net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Bank's bad debt deduction will be equal to net charge-offs. The new rules allow an institution to suspend the bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institution's average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase and home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continues to be subject to provision of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

            Distributions. To the extent that the Bank makes "non-dividend distributions" to the Company that are considered as made (i) from the reserve for losses on qualifying real property loans, to the extent the reserve for such losses exceeds the amount that would have been allowed under the experience method, or (ii) from the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in the Bank's taxable income. Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. Thus, any dividends to the Company that would reduce amounts appropriated to the Bank's bad debt reserve and deducted for federal income tax purposes would create a tax liability for the Bank. The amount of additional taxable income created by an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Bank makes a "non-dividend distribution," then approximately one and one-half times the amount so used would be includable in gross income for federal income tax purposes, presumably taxed at a 34% corporate income tax rate (exclusive of state and local taxes). See "Regulation" and "Dividend Policy" for limits on the payment of dividends of the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserve.

            Corporate Alternative Minimum Tax ("AMT"). The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. Only 90% of AMTI can be offset by net operating loss carryovers of which the Bank currently has none. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). The Bank does not expect to be subject to the AMT.

            Dividends Received Deduction and Other Matters. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Company and the Bank will not file a consolidated tax return, except that if the Company or the Bank owns more than 20% of the stock of a corporation distributing a dividend then 80% of any dividends received may be deducted.

STATE AND LOCAL TAXATION

            Commonwealth of Massachusetts. On July 27, 1995, the Governor of Massachusetts approved legislation to reduce the tax rate applicable to financial institutions, including savings banks, from 12.54% on their net income to 10.50% on their net income apportioned to Massachusetts. The reduced rate is to be phased-in over a five-year period whereby the rate was 12.13% for 1995 and 11.72% for 1996, and will be 11.32% for 1997, 10.91% for 1998 and 10.50% for
1999. Net income for years beginning before January 1, 1999 includes gross income as defined under the provisions of the Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less the deductions, excluding the deductions for dividends received, state taxes and net operating losses, as defined under the provisions of the Code. For taxable years beginning on or after January 1, 1999, the definition of state taxable income is modified to allow a deduction for 95% of dividends received from stock where the Bank owns 15% or more of the voting stock of the institution paying the dividend and to allow deductions from certain expenses allocated to federally tax exempt obligations. Subsidiary corporations of the Bank conducting business in

Massachusetts must file separate Massachusetts state tax returns and are taxed as financial institutions, with certain modifications and grandfathering for taxable years before 1996. The net worth or tangible property of such subsidiaries is taxed at a rate of 0.26%. Such subsidiaries may file consolidated tax returns on the net earnings portion of the corporate tax.

            Corporations which qualify as "securities corporations," as defined by the Massachusetts tax code, are taxed at a special rate of 0.33% of their gross income if they qualify as a "bank-holding company" under the Massachusetts tax code. The Company is expected to qualify for this reduced tax rate provided that it is exclusively engaged in activities of a "securities corporation." The Bank has received an opinion from Shatswell, MacLeod & Company, P.C. that the Company will qualify as a securities corporation, provided that if called upon by the Bank to make a loan to the ESOP, the Company will create a separate subsidiary for that purpose and provided that all of the Company's other activities qualify as activities permissible for a securities corporation. If the Company fails to so qualify, however, it will be taxed as a financial institution at a rate of 10.50% beginning in 1996 rather than at the phased-in rates.

            Delaware Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

                                   REGULATION

GENERAL

            The Bank is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and the FDIC, as the deposit insurer. The Bank is a member of the FHLB System. The Bank's deposit accounts are insured up to applicable limits by the SAIF managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS to test the Bank's compliance with various regulatory requirements. In addition, the FDIC may also conduct examinations of the Bank, at the FDIC's discretion. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on the Company, the Bank and their operations. Assuming that the holding company form of organization is utilized, the Company, as a savings and loan holding company, will also be required to file certain reports with and otherwise comply with the rules and regulations of the OTS and of the Securities and Exchange Commission (the "SEC") under the federal securities laws.

            Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, their operations or the Bank's Conversion. Congress has been considering in 1997 the elimination of the federal thrift charter and abolishment of the OTS. The results of such consideration, including possible enactment of legislation is uncertain. Therefore, the Bank is unable to determine the extent to which the results of consideration or possible legislation, if enacted, would affect its business. See "Risk Factors - Financial Institution Regulation and Possible Legislation."

            Certain of the regulatory requirements applicable to the Bank and to the Company are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings associations set forth in this Prospectus do not purport to be complete descriptions of such statutes and regulations and their effects on the Bank and the Company and is qualified in its entirety by reference to such statutes and regulations.

FEDERAL SAVINGS INSTITUTION REGULATION

            Business Activities. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDI Act") and the regulations issued by the agencies to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. In particular, certain lending authority for federal savings associations, e.g., commercial, non-residential real property loans and consumer loans, is limited to a specified percentage of the institution's capital or assets.

            Loans-to-One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans-to-one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. At September 30, 1997, the Bank's general limit on loans-to-one borrower was $3.3 million. At September 30, 1997, the Bank's largest aggregate amount of loans-to-one borrower consisted of three loans with a combined carrying balance of $2.5 million, of which $2.2 million was secured by real estate and of which $360,000 was unsecured. Management believes that the Bank is in compliance with all applicable loans-to-one borrower limitations.

            QTL Test. The HOLA requires savings institutions to meet a QTL test. Under the QTL test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12 month period. A savings association that fails the QTL test must either convert to a bank charter or operate under certain restrictions. As of September 30, 1997, the Bank maintained 84.1% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered as "qualified thrift investments."

            Limitation on Capital Distributions. OTS regulations impose limitations upon all capital distributions by a savings institution, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level. An institution that exceeds all fully phased-in regulatory capital requirements before and after a proposed capital distribution ("Tier 1 Institution") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice to, but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (ii) 75% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In the event the Bank's capital fell below its capital requirements or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

            Liquidity. The Bank is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage (currently 5%) of its net withdrawable deposit accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank's average liquidity ratio for the six months ended September 30, 1997 was 6.50%, which exceeded the applicable requirements. The Bank has never been subject to monetary penalties for failure to meet its liquidity requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The OTS has recently proposed to lower the general liquidity requirement from 5% to 4% of net withdrawable deposit accounts plus short-term borrowings and to eliminate the 1% short-term liquid asset requirement.

            Assessments. Savings institutions are required by regulation to pay assessments to the OTS to fund the agency's operations. The general assessment, paid on a semi-annual basis, is based upon the savings institution's total assets, including consolidated subsidiaries, as reported in the Bank's latest quarterly Thrift Financial Report. The assessments paid by the Bank for the year ended March 31, 1997 totalled $68,000.

            Branching. OTS regulations permit federally chartered savings associations to branch nationwide under certain conditions. Generally, federal savings associations may establish interstate networks and geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings associations. For a discussion of the impact of proposed legislation, see "Risk Factors - Financial Institution Regulation and Possible Legislation."

            Transactions with Related Parties. The Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution, including the Company and any non-savings institution subsidiaries that the Company may establish) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A restricts the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of transactions with all affiliates to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in
Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies.

            The Bank's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is governed by Section 22(g) and 22(h) of the FRA and Regulation O thereunder. Among other things, such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and to not involve more than the normal risk of repayment. Recent legislation created an exception for loans to insiders made pursuant to a benefit or compensation program that are widely available to all employees of the institution and do not give preference to insiders over other employees. Regulation O also places individual and aggregate limits on the amounts of loans the Bank may make to insiders based, in part, on the Bank's capital position and requires that certain board approval procedures be followed.

            Enforcement. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1 million per day in especially egregious cases. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal and state law also establishes criminal penalties for certain violations.

            Standards for Safety and Soundness. The FDI Act requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness ("Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; asset quality; earnings; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDI Act. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

            Capital Requirements. The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital standard, a 3% leverage (core capital) ratio and an 8% risk based capital standard. Core capital is generally defined as common stockholder's equity (including retained earnings), certain non-cumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights ("MSRs") and certain purchased credit card relationships. The OTS regulations require that, in meeting the leverage ratio, tangible and risk-based capital standards institutions generally must deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank. In addition, the OTS prompt corrective action regulation provides that a savings institution that has a leverage capital ratio of less than 4% (3% for institutions receiving the highest examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Prompt Corrective Regulatory Action."

            The risk-based capital standard for savings institutions requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 8%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed above. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and, within specified limits, the allowance for loan and lease losses. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

            The OTS has incorporated an interest rate risk component into its regulatory capital rule. The final interest rate risk rule also adjusts the risk-weighting for certain mortgage derivative securities. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200-basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. The OTS has postponed indefinitely the date that the component will first be deducted from an institution's total capital.

            At September 30, 1997, the Bank met each of its capital requirements, in each case on a fully phased-in basis. See "Regulatory Capital Compliance" for a table which sets forth in terms of dollars and percentages the OTS tangible, leverage and risk-based capital requirements, the Bank's historical amounts and percentages at September 30, 1997 and pro forma amounts and percentages based upon the issuance of the shares within the Estimated Price Range and assuming that a portion of the net proceeds are retained by the Company.

THRIFT RECHARTERING

            Recently enacted legislation provides that the BIF (the deposit insurance fund that covers most commercial bank deposits) and the SAIF will merge on January 1, 1999 if there are no more savings associations as of that date. Several bills have been introduced in the current Congress that would eliminate the federal thrift charter and the OTS. A bill recently reported by the House Banking Committee would require federal thrifts to become national banks or state banks or savings banks within two years after enactment or they would, by operation of law, become national banks. A national bank resulting from a converted federal thrift could continue to engage in activities, including holding any assets, in which it was lawfully engaged on the day before the date of enactment. Branches operated on the day before enactment could be retained regardless of their permissibility for national banks. Subject to a grandfathering provision, all savings and loan holding companies would become subject to the same regulation and activities restrictions as bank holding companies. The grandfathering could be lost under certain circumstances, such as a change in control of the holding company. The legislative proposal would also abolish the OTS and transfer its functions to the federal bank regulators with respect to the institutions and to the Board of Governors of the Federal Reserve Board with respect to the regulation of holding companies. The Bank is unable to predict whether the legislation will be enacted or, given such uncertainty, determine the extent to which the legislation, if enacted, would affect its business. The Bank is also unable to predict whether the SAIF and BIF will eventually be merged.

PROMPT CORRECTIVE REGULATORY ACTION

            Under the OTS prompt corrective action regulations, the OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization. Generally, a savings institution that has a total risk-based capital ratio of less than 8.0% or a leverage ratio or a Tier 1 capital to risk-based assets ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has a total risk-based capital ratio less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Subject to a narrow exception, the banking regulator is required to appoint a receiver or conservator for an institution that is critically undercapitalized. The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions may become immediately applicable to the institution depending upon its category, including, but not limited to, increased monitoring by regulators, restrictions on growth and capital distributions and limitations on expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

INSURANCE OF DEPOSIT ACCOUNTS

            The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period. The capital categories are (1) well capitalized, (2) adequately capitalized or (3) undercapitalized. An institution is also placed in one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned with the most well capitalized, healthy institutions receiving the lowest rates.

            Deposits of the Bank are presently insured by the SAIF. Both the SAIF and the BIF are statutorily required to be recapitalized to a 1.25% of insured reserve deposits ratio. Until recently, members of the SAIF and BIF were paying average deposit insurance assessments of between 24 and 25 basis points. The BIF met the required reserve in 1995, whereas the SAIF was not expected to meet or exceed the required level until 2002 at the earliest. This situation was primarily due to the statutory requirement that SAIF members make payments on bonds issued in the late 1980s by the Financing Corporation ("FICO") to recapitalize the predecessor to the SAIF.

            In view of the BIF's achieving the 1.25% ratio, the FDIC ultimately adopted a new assessment rate schedule of from 0 to 27 basis points under which 92% of BIF members paid an annual premium of only $2,000. With respect to SAIF member institutions, the FDIC adopted a final rule retaining the previously existing assessment rate schedule applicable to SAIF member institutions of 23 to 31 basis points. As long as the premium differential continued, it may have had adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, SAIF members, such as the Bank could have been placed at a substantial competitive disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

            On September 30, 1996, the President of the United States signed into law the Deposit Insurance Funds Act of 1996 (the "Funds Act") which, among other things, imposed a special one-time assessment on SAIF member institutions, including the Bank, to recapitalize the SAIF. As required by the Funds Act, the FDIC imposed a special assessment of 65.7 basis points on SAIF assessable deposits held as of March 31, 1995, payable November 27, 1996 (the "SAIF Special Assessment"). The SAIF Special Assessment was recognized by the Bank as an expense in the quarter ended September 30, 1996 and is generally tax deductible. The SAIF Special Assessment recorded by the Bank amounted to $1.2 million on a pre-tax basis and $715,000 on an after-tax basis.

            The Funds Act also spread the obligations for payment of the FICO bonds across all SAIF and BIF members. Beginning on January 1, 1997, BIF deposits were assessed for a FICO payment of 1.3 basis points, while SAIF deposits pay 6.48 basis points. Full pro rata sharing of the FICO payments between BIF and SAIF members will occur on the earlier of January 1, 2000 or the date the BIF and SAIF are merged.

            As a result of the Funds Act, the FDIC voted to effectively lower SAIF assessments to 0 to 27 basis points as of January 1, 1997, a range comparable to that of BIF members. SAIF members will also continue to make the FICO payments described above. The FDIC also lowered the SAIF assessment schedule for the fourth quarter of 1996 to 18 to 27 basis points. Management cannot predict the level of FDIC insurance assessments on an on-going basis, whether the federal thrift charter will be eliminated or whether the BIF and SAIF will eventually be merged.

            The Bank's assessment rate for fiscal 1997 ranged from 6.48 to 23 basis points, excluding the SAIF Special Assessment rate of 65.7 basis points, and the regular premium paid for this period was $269,000.

            The FDIC is authorized to raise the assessment rates in certain circumstances. The FDIC has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank.

            Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

FEDERAL HOME LOAN BANK SYSTEM

            The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB, whichever is greater. The Bank was in compliance with this requirement with an investment in FHLB stock at September 30, 1997 of $1.7 million. FHLB advances must be secured by specified types of collateral and all long-term advances may only be obtained for the purpose of providing funds for residential housing finance. At September 30, 1997, the Bank had $22.5 million in FHLB advances.

            The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the years ended March 31, 1997, 1996 and 1995, dividends from the FHLB to the Bank amounted to approximately $111,000, $107,000 and $95,000, respectively. If dividends were reduced, the Bank's net interest income would likely also be reduced. Further, there can be no assurance that the impact of recent or future legislation on the FHLBs will not also cause a decrease in the value of the FHLB stock held by the Bank.

FEDERAL RESERVE SYSTEM

            The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts. The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $49.3 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $49.3 million, the reserve requirement is $1.5 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $49.3 million. The first $4.4 million of otherwise reservable balances (subject to adjustment by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

HOLDING COMPANY REGULATION

            The Company, if utilized, will be a non-diversified unitary savings and loan holding company within the meaning of the HOLA. As such, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over the Company and its non-savings institution subsidiaries.

            As a unitary savings and loan holding company, the Company generally will not be restricted under existing laws as to the types of business activities in which it may engage, provided that the Bank continues to be a QTL. See "-- Federal Savings Institution Regulation -- QTL Test" for a discussion of the QTL requirements. Upon any non-supervisory acquisition by the Company of another savings association, the Company would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities authorized for bank holding companies under
Section 4(c)(8) of the Bank Holding Company Act, as amended (the "BHC Act"), subject to the prior approval of the OTS, and to other activities authorized by OTS regulation. No multiple savings and loan holding company may acquire more than 5% of the voting stock of a company engaged in impermissible activities. Proposed legislation would have treated all savings and loan holding companies as bank holding companies and, subject to certain grandfathering, limit the activities of such companies to those permissible for bank holding companies. See "Risk Factors -- Financial Institution Regulation and Possible Legislation."

            The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution, or holding company thereof, without prior written approval of the OTS, and from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company or savings association. The HOLA also prohibits a savings and loan holding company from acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

            The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (i) interstate supervisory acquisitions by savings and loan holding companies and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

            Although savings and loan holding companies are not subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, HOLA does prescribe such restrictions on subsidiary savings institutions as described above. The Bank must notify the OTS 30 days before declaring any dividend to the Company. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the OTS and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

FEDERAL SECURITIES LAWS

            The Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock will be registered with the SEC under the Exchange Act. The Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

            The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

                            MANAGEMENT OF THE COMPANY

            The Board of Directors' of the Company currently consists of nine members each of whom is also a director of the Bank. The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Robert B. Cleary, Jerome R. Dangel and Kent T. Spellman, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. Leo F. Grace, H. Chester Webster and Richard F. Hughes, has a term of office expiring at the second annual meeting of stockholders and a third class, consisting of Messrs. John F. Murphy, Richard F. McBride and C. Brendan Noonan, has a term of office expiring at the third annual meeting of stockholders. Their names and biographical information are set forth under "Management of the Bank -- Directors."

            The following individuals are the executive officers of the Company and hold the offices set forth below opposite their names.

          NAME                                POSITION(S) HELD WITH COMPANY
-------------------------------        -----------------------------------------

John F. Murphy                           President, Chief Executive Officer,
                                         Treasurer and Chairman of the Board
Denise M. Renaghan                       Executive Vice President and Chief
                                         Operating Officer
Barbara L. Olafsson                      Corporate Secretary



            The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal at the discretion of the Board of Directors.

            Except for directors' meeting fees, since the formation of the Company, none of the executive officers, directors or other personnel has received remuneration from the Company. Information concerning the principal occupations, employment and other information concerning the directors and officers of the Company during the past five years is set forth under "Management of the Bank -- Biographical Information."

                             MANAGEMENT OF THE BANK

DIRECTORS

            The following table sets forth certain information regarding the Board of Directors of the Bank.

                                                                                                                 TERM
          NAME                              AGE(1)      POSITION(S) HELD WITH THE BANK       DIRECTOR SINCE     EXPIRES
-------------------------------------  --------------  ------------------------------------ ----------------   ---------



John F. Murphy                               57        President, Chief Executive                  1975          1998
                                                       Officer, Treasurer and Chairman
                                                       of the Board of Directors

Robert B. Cleary                             61        Director                                    1987          2000

Jerome R. Dangel                             53        Director                                    1996          2000

Leo F. Grace                                 66        Director                                    1997 (2)      2000

Richard F. Hughes                            65        Director                                    1997 (2)      1998

Richard F. McBride                           68        Director                                    1994          1998

C. Brendan Noonan                            56        Director                                    1992          1999

Kent T. Spellman                             48        Director                                    1988          1999

H. Chester Webster                           86        Director                                    1959          1999

----------------
(1)     As of September 30, 1997.
(2) Former director of Union Federal Savings Bank who was named to the Bank's Board of Directors effective the date of the merger of the Bank and Union Federal.



EXECUTIVE OFFICER WHO IS NOT ALSO A DIRECTOR

            The following table sets forth certain information regarding the executive officer of the Bank who is not also a director.

            NAME                  AGE(1)       POSITION(S) HELD WITH BANK
    -----------------------    ------------  ---------------------------------

    Denise M. Renaghan            41           Executive Vice President and
                                               Chief Operating Officer

    ---------------
    (1)    As of September 30, 1997.


            Each of the executive officers of the Bank will retain his or her office after the Conversion until his or her re-election at the annual meeting of the Board of Directors of the Bank, held immediately after the first annual meeting of stockholders subsequent to the Conversion, and until their successors are elected and qualified or until they are removed or replaced. Officers are subject to re-election by the Board of Directors annually.

BIOGRAPHICAL INFORMATION

DIRECTORS

            John F. Murphy joined the Bank in 1961 and served in various positions until 1976, when he was named President and Chief Executive Officer of the Bank. In 1994, he was also named treasurer of the Bank. In 1996, Mr. Murphy was elected Chairman of the Board of Directors. He has been a member of the Board of Directors since 1975. Mr. Murphy is a director of Connecticut On-Line Computer Center Trust and is a member of the Legislative, Secondary Market and Federal Home Loan Bank System Committees and the Government Affairs Council of the America's Community Bankers. He is a past president of the New England League of Savings Institutions and a former director of the Federal Home Loan Bank of Boston. Mr. Murphy received a Bachelor of Science from Northeastern University.

            Robert B. Cleary has been principal of the Robert Cleary Insurance Group, a provider of life, property and casualty insurance and financial planning, located in Boston, for approximately forty years. He has been a member of the Board of Directors since 1987.

            Jerome R. Dangel is President of Investment Properties LTD, a real estate investment firm located in Newton, Massachusetts. He has been a member of the Board of Directors since October 1996.

            Leo F. Grace was President, Chief Executive Officer and Chairman of the Board of Directors of Union Federal Savings Bank of Boston from 1968 until the merger of Union Federal with the Bank in February 1997. He joined Union Federal Savings Bank in 1956 and was a director of Union Federal from 1957 until the merger, when he joined the Board of Directors of the Bank. He currently serves as a consultant to the Bank.

            Richard F. Hughes is the founder and President of Hughes & Associates, Inc., an organizational and management consulting firm located in Quincy, Massachusetts. Mr. Hughes was a director of Union Federal from 1993 until the merger with the Bank, when he became a director of the Bank.

            Richard F. McBride is the owner of R.F. McBride Insurance Agency and
H. R. McBride Realtor, both of which are located in Watertown, Massachusetts. Mr. McBride has been a director of the Bank since 1994.

            C. Brendan Noonan is President of Prudential Prime Properties, a real estate brokerage firm located in Cambridge, Massachusetts and is associated with The Prudential Real Estates Affiliates, Inc. Mr. Noonan has been a director of the Bank since 1992.

            Kent T. Spellman is founder and President of Telluride Clothing Co., Inc., a branded clothing wholesaler, located in Needham, Massachusetts. He is also a general partner of several partnerships holding commercial real estate. Mr. Spellman has been a director of the Bank since 1988.

            H. Chester Webster was President of the Bank from 1959 until his retirement in 1976. He has served on the Bank's Board of Directors since 1959 and served as Chairman of the Board from 1988 to 1996.

EXECUTIVE OFFICER WHO IS NOT ALSO A DIRECTOR

            Denise M. Renaghan joined the Bank in 1974 and has served in various positions since that time. In 1994, she was promoted to Senior Vice President and Chief Operating Officer and, in January 1997, she was named Executive Vice President and Chief Operating Officer. Ms. Renaghan is a member of the

Education Committee of America's Community Bankers, the Board of Directors of the Brookline Chamber of Commerce, the Loan Committee of the Connecticut On-Line Computer Center, and the Massachusetts Mortgage Bankers Association. She is a past president and currently a member of the Financial Managers Society and is a past president of the Brookline Consortium for Community Housing.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF THE BANK AND COMPANY

            The Bank's Board of Directors meets once per month and may have additional special meetings called in the manner specified in the Bylaws. During fiscal year 1997, no current Director attended less than 75% of the aggregate of the total number of Board meetings and the total number of committee meetings of the Board of Directors on which they served.

            The Board of Directors of the Bank has established the following committees:

            The Executive Committee consists of Messrs. Murphy, Cleary, Dangel, McBride, Noonan and Webster. The purposes of this committee are to review and approve loans and to evaluate issues of major importance to the Bank between regularly scheduled Board meetings. The committee meets on a monthly basis and met 13 times in fiscal 1997.

            The Bay State Federal Savings Bank Advisory Committee consists of Messrs. Murphy, Cleary, Spellman and Webster. This committee is responsible for all matters regarding compensation and fringe benefits. The committee meets on an as-needed basis and met one time in fiscal 1997.

            Additionally, the Bank has a number of other management committees including the Classification of Assets Committee, Asset/Liability Committee and Nominating Committee.

            The Board of Directors of the Company has established the following committees: the Audit and Compliance Committee consisting of Messrs. Cleary, Noonan, Spellman and Webster; the Pricing Committee consisting of Messrs. Cleary, Dangel, Grace, Hughes and Murphy; and the Compensation Committee consisting of Messrs. Cleary, Dangel, McBride and Murphy.

COMPENSATION OF DIRECTORS OF THE BANK AND COMPANY

            All directors of the Bank are currently paid an annual retainer of $3,000 and receive a fee of $500 for each regularly scheduled monthly and special Board meeting attended. Members of the Executive Committee of the Bank additionally receive an annual retainer of $3,000 and a fee of $500 for each meeting attended. For fiscal 1997, there was one special meeting of the Board of Directors and 13 meetings of the Executive Committee. All directors of the Company will, upon consummation of the Conversion, be paid an annual retainer fee of $4,000 and will not receive any additional fees for meetings attended.

EXECUTIVE COMPENSATION

            Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank as well as other compensation paid or accrued for services rendered in all capacities during the fiscal year ended March 31, 1997, to the Chief Executive Officer and the highest paid executive officer of the Bank who received salary and bonus in excess of $100,000 ("Named Executive Officers").

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        LONG-TERM COMPENSATION
                                                                               ----------------------------------
                                                   ANNUAL COMPENSATION(1)                AWARDS           PAYOUTS
                                           ----------------------------------
                                                                               -------------------------  -------

                                                                    OTHER                     SECURITIES
                                                                    ANNUAL      RESTRICTED    UNDERLYING    LTIP      ALL OTHER
      NAME AND PRINCIPAL          FISCAL                         COMPENSATION  STOCK AWARDS  OPTIONS/SARS  PAYOUTS  COMPENSATION
         POSITIONS (2)             YEAR    SALARY($)   BONUS($)     ($)(2)        ($)(3)        ($)(4)     ($)(5)      ($)(6)

--------------------------------------------------------------------------------------------------------------------------------
John F. Murphy                     1997    $227,313    $82,145        -            -              -           -     $29,093
  President, Chief Executive
    Officer and Treasurer

Denise M. Renaghan                 1997    $116,640    $58,325        -            -              -           -      $7,206
  Executive Vice President and
    Chief Operating Officer


-----------------------
(1) Under Annual Compensation, the column titled "Salary" includes directors' fees for the named President and Chief Executive Officer.
(2) For fiscal year 1997, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For fiscal year 1997, the Bank had no restricted stock or stock related plans in existence.
(3) Does not include awards pursuant to the Stock Program, which may be granted in conjunction with a meeting of stockholders of the Company to be held no sooner than six months after the Conversion, subject to OTS and stockholder approval, as such awards were not earned, vested or granted in fiscal year 1997. For a discussion of the terms of the Stock Program, see "- Benefits - Stock Program." For fiscal year 1997, the Bank had no restricted stock plans in existence.
(4) No stock options or SARs were earned or granted in fiscal year 1997. For a discussion of the Stock Option Plan which is intended to be adopted by the Company, see "-- Benefits -- Stock Option Plan."
(5) For fiscal year 1997, there were no payouts or awards under any long-term incentive plan.
(6) Other Compensation includes for Mr. Murphy and Ms. Renaghan, respectively, matching contributions under the Bank's 401(a) Plan of $6,093 and $3,306 and life insurance premiums of $23,000 and $3,900. Such life insurance policies provide that Mr. Murphy and Ms. Renaghan may receive a benefit, if any, equal to the difference between the cash surrender value of the policy and the premiums paid by the Bank.

EMPLOYMENT AGREEMENTS

            Upon consummation of the Conversion, the Bank and the Company intend to enter into employment agreements (collectively, the "Employment Agreements") with Mr. Murphy and Ms. Renaghan (individually, the "Executive"). The Employment Agreements are subject to the review and approval of the OTS and may be amended as a result of such OTS review. Review of compensation arrangements by the OTS does not indicate, and should not be construed to indicate, that the OTS has passed upon the merits of such arrangements. The Employment Agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Mr. Murphy and Ms. Renaghan.

            The Employment Agreements provide for a three-year term for each Executive and shall become effective upon consummation of the Conversion. The Bank Employment Agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend each of the agreements for an additional year so that the remaining term shall be three years unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The terms of the Company Employment Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. The Bank and the Company Employment Agreements provide that the Executive's base salary will be reviewed annually. The base salaries, which will be effective for such Employment Agreements for Mr. Murphy and Ms. Renaghan will be $250,000 and $150,000, respectively. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to similarly situated executive personnel. The Employment Agreements provide for termination by the Bank or the Company for cause (as defined in the agreements) at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon (i) the failure to re-elect the Executive to his/her current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the Employment Agreements by the Bank or the Company; the Executive or, in the event of death, the Executive's beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the Employment Agreements. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Employment Agreement. Upon any termination of the Executive, the Executive is subject to a covenant not to compete with the Company or the Bank for one year.

            Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company, the Executive or, in the event of the Executive's death, the Executive's beneficiary would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both Employment Agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. In the event of a change in control of the Bank or Company, the total amount of payments due under the Agreements, based solely on the base salaries to be paid Mr. Murphy and Ms. Renaghan effective upon the consummation of the Conversion and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1.2 million.

            Payments to the Executive under the Bank employment agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company Employment Agreements would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

CHANGE IN CONTROL AGREEMENTS

            Upon Conversion, the Bank intends to enter into two-year term Change in Control Agreements (the "CIC Agreements") with six of the Bank's officers, none of whom will be covered by an Employment Agreement. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank CIC Agreements may be renewed by the Board of Directors of the Bank for an additional year. The Bank CIC Agreements will provide that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, the officer would be entitled to receive a severance payment equal to two times the officer's compensation for the twelve months preceding termination. The Bank would also continue and pay for the officer's life, health and disability coverage for 24 months following termination. Payments to the officer under the Bank's CIC Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. In the event of a change in control of the Bank or Company, the total payments that would be due under the CIC Agreement, based solely on the current annual compensation paid to the six officers covered by the CIC Agreement and excluding any benefits under any employee benefit plan which may be payable, would be approximately $682,000.

EMPLOYEE SEVERANCE COMPENSATION PLAN

            The Bank's Board of Directors intends to, upon consummation of the Conversion, establish the Bay State Federal Savings Bank Employee Severance Compensation Plan ("Severance Plan") which will provide eligible employees with severance pay benefits in the event of a change in control of the Bank or the Company. Management personnel with employment or CIC agreements are not eligible to participate in the Severance Plan. Generally, employees are eligible to participate in the Severance Plan if they have completed at least one year of service with the Bank. The Severance Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the Severance Plan, in the event of a change in control of the Bank or the Company, eligible employees who are terminated from or terminate their employment within one year after the change in control (for reasons specified under the Severance Plan), will be entitled to receive a severance payment. A participant, whose employment has terminated, will be entitled to a cash severance payment equal to one-twelfth of annual compensation for each year of service up to a maximum of 199% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the Severance Plan were triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $1.0 million.

CONSULTING AGREEMENT

            Pursuant to the Bank's merger with Union Federal in February 1997, the Bank entered into a consulting agreement (the "Consulting Agreement") with Mr. Grace, who at the time of the merger was Union Federal's President and Chief Executive Officer. The agreement, which is for a three-year term, commenced on February 21, 1997 and provides that Mr. Grace be paid an annual amount of $127,000 for consulting services to the Bank. The Consulting Agreement also provides for his termination for cause (as defined in the consulting agreement) or without cause upon a vote of the Board of Directors. During the term of the Consulting Agreement and for a period of 12 months after the termination of the agreement, Mr. Grace is subject to a covenant not to compete, either directly or indirectly, with the Bank.

INSURANCE PLANS

            All full-time employees of the Bank, upon completion of the applicable introductory period, may elect coverage for comprehensive hospitalization, including major medical, and are covered with long-term disability insurance.

BENEFITS

            THRIFT PLAN/SAVINGS PLAN. The Bank maintains the Financial Institutions Thrift Plan (the "Thrift Plan") to encourage eligible employees to save and invest on a regular, long term basis. The Thrift Plan permits eligible employees to make monthly contributions of 1% - 15% of their base monthly salary on an after-tax basis to the Thrift Plan. The Bank makes monthly employer contributions to each participant's account in the Thrift Plan equal to 50% of the participant's contribution up to 6% of the participant's annual base salary. Participants are 100% vested in the amounts credited to their Thrift Plan accounts. During fiscal 1997, the Bank contributed $34,000 to the Thrift Plan.

            Employees are eligible to participate in the Thrift Plan upon the completion of 12 months of continuous employment with the Bank (during which period they complete at least 1,000 hours of service) and the attainment of age
21. Employees paid on an hourly basis are not eligible for participation

            Currently, participants in the Thrift Plan may direct the investment of their accounts in several types of investment funds. In connection with the Conversion, the Bank has amended and restated the Thrift Plan as the Bay State Federal Savings Bank Employee Savings and Profit-sharing Plan and Trust ("Savings Plan"), to permit plan participants to invest their account balances in Company Common Stock through an Employer Stock Fund. However, no participant may purchase more than $225,000 in aggregate value of the Common Stock in the Conversion (subject to the overall purchase limitations) through Thrift Plan/Savings Plan subscription rights. A participant's ability to direct all or some of his vested account to purchase Common Stock in the Offering will be dependent upon such individual being an Eligible Account Holder, Supplemental Eligible Account Holder or Other member. A participant may directly vote shares of Common Stock held in his or her Thrift Plan account.

            The Savings Plan is a tax-qualified retirement plan. Participants in the Savings Plan do not recognize taxable income on Bank contributions or investment income credited to their accounts under the Thrift Plan until such amounts are distributed to them.

            RETIREMENT PLAN. The Bank maintains the Financial Institutions Retirement Fund (the "Retirement Plan") to provide retirement benefits for eligible employees. Employees are eligible to participate in the Retirement Plan after the completion of 12 consecutive months of employment with the Bank and the attainment of age 21. Hourly paid employees are excluded from participation in the Retirement Plan. Benefits payable to a participant under the Retirement Plan are based on the participant's years of service and salary. The formula for normal retirement benefits payable annually under the Retirement Plan is 2% multiplied by years of benefit service multiplied by the average of the participant's highest three years of salary paid by the Bank. A participant may elect early retirement as early as age 45. However, such participant's normal retirement benefits will be reduced by an early retirement factor based on age at early retirement.

            Participants generally have no vested interest in Retirement Plan benefits prior to the completion of five years of service with the Bank. Following the completion of five years of vesting service, or in the event of a participant's attainment of age 65, death or termination of employment due to disability, a participant will become 100% vested in the accrued benefit under the Retirement Plan. The table below reflects the pension benefit payable and any payment due under the Supplemental Retirement Plan, discussed below, to a participant assuming various levels of earnings and years of service. The amounts of benefits paid under the Retirement Plan are not reduced for any social security benefit payable to participants. As of January 1, 1997, Mr. Murphy and Ms. Renaghan had credited years of service of 31 years and 21 years, respectively.



                                                   YEARS OF BENEFIT SERVICE
                    ------------------------------------------------------------------------------------
FINAL AVERAGE
   EARNINGS            15                 20                 25                 30                 35
  ----------        --------           --------           --------           --------           --------

  $ 50,000          $ 15,000           $ 20,000           $ 25,000           $ 30,000           $ 35,000

  $ 75,000          $ 22,500           $ 30,000           $ 37,500           $ 45,000           $ 52,500

  $100,000          $ 30,000           $ 40,000           $ 50,000           $ 60,000           $ 70,000

  $125,000          $ 37,500           $ 50,000           $ 62,500           $ 75,000           $ 87,500

  $150,000          $ 45,000           $ 60,000           $ 75,000           $ 90,000           $105,000

  $175,000(1)       $ 52,500           $ 70,000           $ 87,500           $105,000           $122,500

  $200,000(1)       $ 60,000           $ 80,000           $100,000           $120,000           $140,000

  $250,000(1)       $ 75,000           $100,000           $125,000           $150,000           $175,000

  $300,000(1)       $ 90,000           $120,000           $150,000           $180,000           $210,000

  $350,000(1)       $105,000           $140,000           $175,000           $210,000           $245,000

  $400,000(1)       $120,000           $160,000           $200,000           $240,000           $280,000


----------------
(1) The maximum amount of annual compensation which can be considered in computing benefits under Section 401(a)(17) of the Code is $160,000 for plan years beginning on or after January 1, 1997.

            MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank intends to implement a non-tax qualified Management Supplemental Executive Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The SERP benefit is intended to make up benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the SERP are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and (ii) reducing the number determined by (i) above by the number of shares actually allocated to the Participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefits under the SERP vest in 20% annual increments over a five year period commencing as of the date of a Participant's participation in the SERP. The vested portion of the SERP Participant's benefits are payable upon the retirement of the Participant upon or after the attainment of age 65 or in accordance with the requirements of early retirement under the Retirement Plan. A separate trust may be established to hold assets of the Bank for the purpose of paying benefits under the SERP or the

Bank may hold assets for SERP payments through a common trust established for the Retirement Benefit Equalization Plan discussed below.

            BENEFIT EQUALIZATION PLAN. The Bank has implemented a retirement benefit equalization plan to provide selected employees with retirement benefits which would have been payable under the Retirement Plan and Thrift Plan (the "Benefit Equalization Plan" or "BEP"), but for the limits imposed by the Code on the amount of compensation that may be considered when determining benefits that are payable under tax-qualified plans ("Compensation Code Limit"). In connection with the Conversion, the Bank amended the Benefit Equalization Plan to provide participants with benefits which would be payable under the ESOP but for such limits imposed by the Code discussed above.

            A participant's annual benefit under the BEP equals the excess of the annual benefit that would otherwise be payable to or on account of the participant, but for the limitations imposed by the Code over the annual benefit that is payable to or on account of the participant after giving effect to any reduction of such benefit by the limitations imposed by the Code. The Bank has established a grantor trust (also known as a "rabbi trust") to hold assets of the Bank for the purpose of paying benefits under the BEP, provided that, in the event of the insolvency of the Bank, the assets of the trust are subject to the claims of the Bank's creditors. The assets of this trust may be used to acquire shares of Common Stock to be used to satisfy the obligations of the Bank for the payment of benefits under the BEP.

            EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Bank has established for eligible employees an ESOP and related trust to become effective upon Conversion. Employees employed with the Bank as of _______________ and employees of the Company or the Bank employed after such date, who have been credited with at least 1,000 hours during a twelve month period and who have attained the age of 21 may become participants. The ESOP intends to purchase 8% of the Common Stock issued in the Conversion, including the issuance of shares to the Foundation. As part of the Conversion and in order to fund the ESOP's purchase of the Common Stock to be issued in the Conversion, the ESOP intends to borrow funds either from the ESOP Loan Subsidiary or a third party lender, equal to 100% of the aggregate purchase price of the Common Stock. In either case, the loan will be repaid principally from the Company's or the Bank's contributions to the ESOP over an expected period of 10 years and the collateral for the loan will be the Common Stock purchased by the ESOP. Subject to receipt of any necessary regulatory approvals or opinions, the Bank may make contributions to the ESOP for repayment of the loan since the participants are all employees of the Bank or to reimburse the Company for contributions made by it. Contributions to the ESOP will be discretionary; however, the Company or the Bank intend to make annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest requirement on the debt. The interest rate for the loan is expected to be the prime rate.

            Shares purchased by the ESOP will initially be pledged as collateral for the loan and will be held in a suspense account until released for allocation among participants as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the year of allocation. Participants will vest in their ESOP account at a rate of 20% annually commencing after the completion of one year of credited service, with credit for prior service, or completely if their service was terminated due to death, early retirement, permanent disability or a change in control. Prior to the completion of one year of credited service, a participant who terminates employment for reasons other than death, retirement, disability, or change in control of the Bank or Company will not receive any benefit. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The contributions to the ESOP are not fixed and the market value of the released shares cannot be determined in advance, so benefits payable under the ESOP cannot be estimated.

            In connection with the establishment of the ESOP, a Committee of the Board of Directors was appointed to administer the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP will be appointed prior to the Conversion and continuing thereafter. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares and allocated shares for which no instructions are given will be voted by the trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock provided that such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            STOCK OPTION PLAN. Following the Conversion, the Board of Directors of the Company intends to adopt stock-based benefit plans which would provide for the granting of stock options to officers, directors and employees. Currently, the Company anticipates granting stock options under a single stock-based incentive plan which will combine the features of the Stock Program and the Stock Option Plan (the "Master Stock-based Benefit Plan") covering full-time employees and outside directors of the Company and its affiliates. However, it is possible that the Company may establish a separate option plan solely for outside directors. At a meeting of stockholders of the Company following the Conversion, which under applicable OTS regulations may be held no earlier than six months after the completion of the Conversion, the Board of Directors intends to present the Master Stock-Based Benefit Plan or the Stock Option Plan to stockholders for approval. The Company anticipates reserving an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (or 195,615 shares based upon the issuance of 1,956,150 shares at the maximum of the Estimated Price Range), for issuance under the Stock Option Plan or Master Stock-Based Benefit Plan. If the Company implements a stock option plan within one year following completion of the Conversion, OTS regulations provide that no individual officer or employee of the Bank may receive more than 25% of the options granted under the plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the plan.

            The Company intends to design the stock option benefits provided under the Stock Option Plan or Master Stock-Based Benefit Plan to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Company may condition the granting or vesting of stock options on the achievement of individual or Company-wide performance goals, including the achievement by the Company or the Bank of specified levels of net income, asset growth, return on equity or other specific financial goals. The Company anticipates that the Stock Option Plan or the Master Stock-Based Benefit Plan will provide for the grant of: (i) options to purchase the Company's Common Stock intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options"); (ii) options that do not so qualify ("Non-Statutory Stock Options"); and (iii) Limited Option Rights (discussed below) which participants may exercise only in the event of a change in control of the Bank or the Company. Unless sooner terminated, the plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's stockholders. The Company intends to grant options with Limited Rights at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Subject to any applicable OTS regulations, upon exercise of "Limited Option Rights" in the event of a change in control, the employee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of all unexercised options, whether then exercisable or not, and the fair market value of the shares of common stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. The Company anticipates that all options granted contemporaneously with stockholder approval of the Stock Option will qualify as Incentive Stock Options to the extent permitted under Section 422 of the Code. It is anticipated that all options granted contemporaneously with stockholder approval of the Incentive Option Plan will be intended to be Incentive Stock Options to the extent permitted under Section 422 of the Code.

            A committee of the Board or the full Board of Directors will administer the Stock Option Plan or Master Stock-Based Benefit Plan and will determine which officers and employees may receive options and Limited Rights, whether such options will qualify as Incentive Stock Options, the number of shares subject to each option, the exercise price of each non-statutory stock option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable.

            If the Company adopts the Stock Option Plan or Master Stock-Based Benefit Plan in the form described above, an employee will not realize taxable income upon grant or exercise of any Incentive Stock Option, provided that the employee does not dispose of shares received through the exercise of such option for at least one year after the date the employee receives the stock in connection with the option exercise and two years after the date of grant of the option ("disqualifying disposition"). The Company may not take a compensation expense deduction with respect to the grant or exercise of Incentive Stock Options, unless the employee disposes such shares before the expiration of the period described above (a "disqualifying disposition"). In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an employee will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the Common Stock purchased by exercising the option on the date of exercise. The amount of taxable income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option is a deductible expense for tax purposes for the Company. Upon the exercise of a Limited Right, the option holder realizes taxable income equal to the amount paid to him or her upon exercise of the right and the Company receives a deduction equal to that same amount.

            Stock options under an option plan adopted by the Company would become vested and exercisable in the manner specified by the Committee responsible for administering the plan. The Company anticipates options granted in connection with the Stock Option Plan or Master Stock-Based Benefit Plan will remain exercisable for at least three months following the date on which an employee ceases to perform services for the Bank or the Company, except in the event of death or disability, in which case options accelerate and become fully vested and remain exercisable for up to one year thereafter, or such longer period as determined by the Company. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee, other than termination due to death or disability, would be treated for tax purposes as a Non-Statutory Stock Option. The Company also anticipates that in the event of retirement, if the optionee continues to perform services as a director or consultant on behalf of the Bank, the Company or an affiliate, unvested options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. If the Stock Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, the Company, if requested by the optionee, could elect, in exchange for vested options, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

            All options granted to outside directors under an option plan, by law, must be Non-statutory Stock Options and would vest and become exercisable in a manner specified by the Committee, subject to applicable OTS regulations. Said options expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a director or consultant. In the event of the death or disability of a participant, all previously granted options immediately vest and become fully exercisable.

            OTS regulations currently do not permit accelerated vesting in the event of a change in control of stock options granted under a plan adopted within one year after Conversion. Subject to any applicable regulatory requirements, the Stock Option Plan or Master Stock-Based Benefit Plan described may be amended subsequent to the expiration of the one-year period following Conversion to provide for accelerated vesting of previously granted options in the event of a change in control of the Company or the Bank. A change in control would be defined in the plan document and would generally occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which resulted in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

            STOCK PROGRAM. Following the Conversion, the Company intends to establish the Stock Program which would provide for the grant of awards of Common Stock and Limited Stock Rights, discussed below, to officers, employees and non-employee directors of the Bank and Company as a method of providing these individuals with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank. The benefits under the Stock Program may be provided for under either a separate plan for officers and employees and a separate plan for outside directors or under the Master Stock-Based Benefit Plan which would combine the features of the Stock Program with the Stock Option Plan. The Company intends to present the Stock Program or the Master Stock-Based Benefit Plan for stockholder approval at a meeting of stockholders, which pursuant to applicable OTS regulations, may be held no earlier than six months after the completion of the Conversion.

            The Bank or Company expects to contribute funds to the Stock Program or Master Stock-Based Benefit Plan to enable such plan or trust established for such plan, to acquire, in the aggregate, an amount equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (or 78,246 shares based upon the issuance of 1,956,150 shares at the maximum of the Estimated Price Range). The Company will acquire these shares through open market purchases, if permitted, or from authorized but unissued shares. Although no specific award determinations have been made, the Company anticipates that it would provide awards to its directors and employees to the extent permitted by applicable regulations. OTS regulations provide that no individual employee may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% of any plan individually or 30% in the aggregate for all directors.

            The Stock Program may also provide for the granting of Limited Stock Rights which would, upon a change in control of the Company or Bank, entitle the recipient the option to receive a lump sum cash payment equal to the difference of the fair market value of any unvested Stock Award. Upon the exercise of a Limited Stock Right, all unvested Stock Awards would be cancelled.

            A committee of the Board of Directors or the full Board will administer the Stock Program or Master Stock-Based Benefit Plan. In general, stock awards will not be transferable or assignable. The Board intends to appoint an independent fiduciary to serve as trustee of the trust to be established pursuant to the Stock Program or Master Stock-Based Benefit Plan. The Company may make allocations and grants to officers and employees under the Stock Program or Master Stock-Based Benefit Plan in the form of non performance-based grants and/or performance-based grants. The Company may make the granting or vesting of stock awards under the Stock Program or Master Stock-Based Benefit Plan conditioned upon the achievement of individual or Company-wide performance goals, including the Company's or Bank's achievement of specified levels of net income, return on assets, return on equity or other specified financial performance goals and will be subject to applicable OTS regulations.

            In the event of death, awards of Common Stock will become 100% vested. In the event of disability, stock awards would be 100% vested upon termination of employment of an officer or employee, or upon termination of service as a director. In the event of retirement, if the participant continues to perform services as a Director or consultant on behalf of the Bank, the Company or an affiliate or, in the case of a retiring Director, as a consulting director, unvested stock awards would continue to vest in accordance with their original vesting schedule until the recipient ceases to perform such services at which time any unvested stock awards would lapse.

            Applicable OTS regulations currently do not permit accelerated vesting in the event of a change in control of shares granted under the Stock Program or Master Stock-Based Benefit Plan described above. Subject to any applicable regulatory requirements, the Stock Program or Master Stock-Based Benefit Plan may be amended subsequent to the expiration of the one-year period following Conversion to provide for accelerated vesting in the event of a change in control of shares granted under the Stock Program or Master Stock-Based Benefit Plan. A change in control is expected to be defined in the plan document and would generally occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of a class of equity securities of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which results in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

            When shares become vested in accordance with the Stock Program or Master Stock-Based Benefit Plan described above, the participants will realize taxable income equal to the fair market value of the Common Stock at that time. The Company may take a deduction equal to the amount of income recognized by the participants for the year in which it becomes taxable. When shares become vested and are actually distributed in accordance with the Stock Program or Master Stock-Based Benefit Plan, the participants also receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of stock awards could direct the voting of the shares awarded to them. Shares not subject to stock awards and shares allocated subject to the achievement of performance goals will be voted by the trustee of the Stock Program or Master Stock-Based Benefit Plan in proportion to the directions provided with respect to shares subject to stock awards. Vested shares are distributed to recipients as soon as practicable following the day on which they are vested.

            In the event that additional authorized but unissued shares are acquired by the Stock Program or Master Stock-Based Benefit Plan after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

TRANSACTIONS WITH CERTAIN RELATED PERSONS

            The Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

            Prior to FIRREA, the Bank made loans to its executive officers and Directors which were secured by their primary residences. The rates of interest charged by the Bank on such loans were the Bank's cost of funds. Pursuant to FIRREA, in 1989, the Bank discontinued its practice of making such preferential loans to its officers and Directors. However, all such pre-FIRREA preferential loans were "grandfathered" under

FIRREA. Since the enactment of FIRREA, the Bank has not made any loans to its executive officers or Directors. The Bank intends to implement a policy whereby it will begin to again offer loans to executive officers and Directors. Such loans, as well as loans currently made to Bank employees, will be made on the same terms and conditions offered to the general public. If the Bank implements a policy of extending credit to executive officers and Directors, such policy will provide that all such loans will be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. As of September 30, 1997, the Bank had $4.4 million of loans to executive officers or Directors. With the exception of loans to Messrs. Cleary and Murphy, which are secured by mortgage liens on their primary residences and, at September 30, 1997, had balances of $524,000 and $392,000, respectively, all other of the Bank's loans to executive officers and Directors had balances of less than $60,000 as of September 30, 1997 or were made by the Bank in the ordinary course of business with no favorable terms and do not involve more than the normal risk of collectibility or present unfavorable features. Although such loans to Messrs. Cleary and Murphy were made prior to the enactment of FIRREA and do not involve more than the normal risk of collectibility or present unfavorable features, such loans were made with interest rates which were below the interest rates otherwise available to the Bank's customers at the time such loans were made.

            The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

            The following table sets forth the number of shares of Common Stock the Bank's executive officers and directors propose to purchase, assuming shares of Common Stock are issued at the minimum and maximum of the Estimated Price Range, including the effect of shares issued to the Foundation, and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all directors and executive officers as a group.

                                                          AT THE MINIMUM OF THE             AT THE MAXIMUM OF THE
                                                          ESTIMATED PRICE RANGE(1)          ESTIMATED PRICE RANGE(1)
                                                         ---------------------------  ---------------------------
                                                                           AS A                     AS A PERCENT
                                                          NUMBER OF     PERCENT OF     NUMBER OF       OF SHARES
NAME                                         AMOUNT       SHARES       SHARES ISSUED     SHARES          ISSUED
--------------------------------------   -------------   ----------  ---------------  -----------  --------------

John F. Murphy                                $225,000      11,250           0.78%        11,250          0.58%
Robert B. Cleary                                25,000       1,250            0.09         1,250           0.06
Jerome R. Dangel                               225,000      11,250            0.78        11,250           0.58
Leo F. Grace                                   100,000       5,000            0.35         5,000           0.26
Richard F. Hughes                               40,000       2,000            0.14         2,000           0.10
Richard F. McBride                             225,000      11,250            0.78        11,250           0.58
C. Brendan Noonan                               50,000       2,500            0.17         2,500           0.13
Kent T. Spellman                               225,000      11,250            0.78        11,250           0.58
H. Chester Webster                              10,000         500            0.03           500           0.03
Denise M. Renaghan                             100,000       5,000            0.35         5,000           0.26
                                               -------       -----            ----         -----           ----

All Directors and Executive
Officers as a Group (10 persons)......      $1,225,000      61,250           4.25%        61,250          3.16%
                                            ==========      ======           ====         ======          ====

----------------
(1) Includes proposed subscriptions, if any, by associates. Also includes purchases by individuals utilizing account balances from the Bank's Thrift Plan which may be used to purchase shares of Common Stock in the Conversion under such plan's new employer stock fund investment option. See "-- Benefits -- Thrift Plan/Savings Plan." Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the shares issued in the Conversion, including shares issued to the Foundation.

                                 THE CONVERSION

            THE BOARD OF DIRECTORS OF THE BANK AND THE OTS HAVE APPROVED THE PLAN OF CONVERSION, SUBJECT TO APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY SUCH AGENCY. THE OTS NEITHER APPROVED NOR DISAPPROVED THE ESTABLISHMENT OF THE FOUNDATION.

GENERAL

            On September 9, 1997, the Bank's Board of Directors unanimously adopted the Plan pursuant to which the Bank will be converted from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank. It is currently intended that all of the outstanding capital stock of the Bank will be held by the Company, which is incorporated under Delaware law. The Plan was approved by the OTS, subject to, among other things, approval of the Plan by the Bank's members. A special meeting of members has been called for this purpose to be held on _______________, 1998.

            The Company has applied to the OTS to become a savings and loan holding company and to acquire all of the common stock of the Bank to be issued in the Conversion. The Company plans to purchase the shares of issued and outstanding capital stock of the Bank in exchange for up to 50% of the net proceeds and retain the remaining net proceeds. The Conversion will be effected only upon completion of the sale of all of the shares of Common Stock of the Company or the Bank, if the holding company form of organization is not utilized, to be issued pursuant to the Plan.

            The Plan provides that the Board of Directors of the Bank may, at any time prior to the issuance of the Common Stock and for any reason, decide not to use a holding company form. Such reasons may include possible delays resulting from overlapping regulatory processing or policies which could adversely affect the Bank's or the Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Bank's operating policies. In the event such a decision is made, the Bank will withdraw the Company's registration statement from the SEC and take steps necessary to complete the Conversion without the Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the OTS, the Bank will issue and sell the common stock of the Bank and subscribers will be notified of the elimination of a holding company and resolicited (i.e., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest at the Bank's passbook rate of interest; or be permitted to modify or rescind their subscriptions) and notified of the time period within which the subscriber must affirmatively notify the Bank of his intention to affirm, modify or rescind his subscription. The following description of the Plan assumes that a holding company form of organization will be used in the Conversion. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

            The Plan provides generally that (i) the Bank will convert from a mutual savings bank to a capital stock savings bank and (ii) the Company will offer shares of Common Stock for sale in the Subscription Offering to the Bank's Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders and Other Members. Upon completion of the Subscription Offering, the Company will offer any shares of Common Stock not subscribed for in the Subscription Offering in a Community Offering with preference given to natural persons residing in the Bank's Local Community. It is anticipated that shares not subscribed for in the Subscription and Community Offerings will be offered for sale by the Company to the general public in a Syndicated Community Offering. The Bank has the right to accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Community Offering or in the Syndicated Community Offering. See "-- Community Offering" and "-- Syndicated Community Offering."

            The aggregate price of the shares of Common Stock to be issued in the Conversion within the Estimated Price Range, currently estimated to be between $26.8 million and $36.2 million, will be determined based upon an independent appraisal, prepared by Keller of the estimated pro forma market value of the Common Stock of the Company. All shares of Common Stock to be issued and sold in the Conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated at the completion of the Subscription Offering, if all shares are subscribed for, or at the completion of the Community and/or the Syndicated Community Offerings. The appraisal has been performed by Keller, a consulting firm experienced in the valuation and appraisal of savings institutions. See "- Stock Pricing" for additional information as to the determination of the estimated pro forma market value of the Common Stock.

            The following is a brief summary of pertinent aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available for inspection at each office of the Bank and at the Northeast Region and Washington, D.C. offices of the OTS.

ESTABLISHMENT OF THE CHARITABLE FOUNDATION

            General. In furtherance of the Bank's long-standing commitment to its local community, the Bank's Plan of Conversion provides for the establishment of a charitable foundation in connection with the Bank's Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with Common Stock of the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and the communities in which the Bank operates and thereby enables such communities to share in the potential growth and success of the Company and the Bank over the long term. By further enhancing the Bank's visibility and reputation in the communities in which it operates, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise.

            The Foundation would be dedicated to the promotion of charitable purposes within the communities in which the Bank operates, including, but not limited to, providing grants or donations to support housing assistance, not-for-profit medical facilities, community groups and other types of organizations or projects. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the establishment of the Foundation may materially affect the pro forma market value of the Common Stock. See "Comparison of Valuation and Pro Forma Information With No Foundation." In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See "-- Stock Pricing."

            Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable purposes within the communities in which the Bank operates. The Bank has long emphasized community lending and community development activities and currently has a "Satisfactory" Community

Reinvestment Act ("CRA") rating. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. The Bank intends to continue to emphasize community lending and community development activities following the Conversion. However, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes and may be able to support such activities in ways that are not presently available to the Bank. Since the Bank has a "Satisfactory" record of serving its community under the CRA and already engages in community development activities, the Bank believes that the Foundation will enable the Company and the Bank to assist their local community in areas beyond community development and lending. In this regard, the Board of Directors believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Boards of Directors of the Bank and Company also believe that the funding of the Foundation with Common Stock of the Company is a means of enabling the communities in which the Bank operates to share in the potential growth and success of the Company long after completion of the Conversion. The Foundation accomplishes that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation would also enable the Company and the Bank to develop a unified charitable donation strategy and would centralize the responsibility for administration and allocation of corporate charitable funds. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending and charitable activities. The Bank expects in future periods to continue making its ordinary charitable contributions within its communities. Such ordinary contributions typically range between $20,000 and $30,000 per year.

            Structure of the Foundation. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's bylaws, the Foundation's board of directors will be comprised of four members, all of whom must be officers of, or members of the Board of Directors of, the Company or the Bank or an affiliate or subsidiary of the Company or the Bank. The initial board of directors of the Foundation will be comprised of the individuals who are directors or employees of the Company or Bank. On an on-going basis, a Nominating Committee of the board of directors of the Foundation, will nominate individuals eligible for election to the board of directors of the Foundation. The members of the Foundation, who are comprised of its board members, will elect the directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Only persons serving as directors of the Foundation qualify as members of the Foundation with voting authority. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members.

            The authority for the affairs of the Foundation will be vested in the board of directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the stated purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's board of directors will adopt such a policy upon establishment of the Foundation. The directors will also be responsible for directing the assets of the Foundation. Pursuant to the terms of the contribution as mandated by the OTS, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that the OTS will waive this voting restriction under certain circumstances if compliance with the restriction would: (i) cause a violation of the law of the State of Delaware and the OTS determines that federal law would not preempt the application of the laws of the State of Delaware to the Foundation; (ii) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (iii) would cause the

Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the OTS to waive such voting restriction, the Company's or the Foundation's legal counsel must render an opinion satisfactory to OTS that compliance with the voting restriction would have the effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the OTS will grant a waiver of the voting restriction upon submission of such legal opinion(s) by the Company or the Foundation. In the event that the OTS waived the voting restriction, the directors would direct the voting of the Common Stock held by the Foundation. However, a condition to the OTS approval of the Conversion provides that in the event such voting restriction is waived or becomes unenforceable, the Director of the OTS, or his designees, at that time may impose conditions on the composition of the board of directors of the Foundation or such other conditions or restrictions relating to the control of the Common Stock held by the Foundation, any of which could limit the ability of the board of directors of the Foundation to control the voting of the Common Stock held by the Foundation. There will be no agreements or understandings with directors of the Foundation regarding the exercise of control, directly or indirectly, over the management or policies of the Company or the Bank, including agreements related to voting, acquisition or disposition of the Company's stock. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established.

            The Company will provide office space and administrative support services to the Foundation. Initially, the Foundation is expected to have no employees. The board of directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation. It is anticipated that initially such officers will be selected from the board of directors of the Foundation. Any transaction between the Bank and the Foundation will comply with the affiliate transaction restrictions set forth in Sections 23A and 23B of the Federal Reserve Act, as amended.

            The Company proposes to capitalize the Foundation with Common Stock in an amount equal to 8% of the total amount of Common Stock sold in connection with the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 107,100, 126,000 and 144,900 shares, respectively, which would have a market value of $2.1 million, $2.5 million and $2.9 million, respectively, based on the Purchase Price of $20.00 per share. Such contribution, once made, will not be recoverable by the Company or the Bank. The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with its community in a manner that would allow the community to share in the potential growth and success of the Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Company contributed cash to the Foundation since, as a shareholder, the Foundation will share in the potential growth and success of the Company. As such, the contribution of stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock contribution, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.

            The Foundation will receive working capital from any dividends that may be paid on the Common Stock in the future and, subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time-to-time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the board of directors of the Foundation, by three-fourths vote, determines that the failure to sell an amount of Common Stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets or would otherwise jeopardize the Foundation's capacity to carry out its charitable purposes. While there may be greater risk associated with a one-stock portfolio in comparison to a diversified portfolio, the Company believes any such risk is mitigated by the ability of the Foundation's directors to sell more than 5% of its stock in such circumstances. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Company would have 1,445,850, 1,701,000 and 1,956,150 shares issued and outstanding at the minimum, midpoint and maximum, respectively, of the Estimated Price Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of shareholders in the Company's common stock would be diluted by 7.4%, as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Comparison of Valuation and Pro Forma Information With No Foundation" and "Pro Forma Data."

            Tax Considerations. The Company and the Bank have been advised by their independent accountants that an organization created for the above purposes will qualify as a 501(c)(3) exempt organization under the Code and will be classified as a private foundation rather than a public charity. A private foundation typically receives its support from one person or one corporation whereas a public charity receives its support from the public. The Foundation will submit a request to the IRS to be recognized as an exempt organization after approval of the Foundation by the Bank's members at the Special Meeting being held to consider the Conversion. As long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. The Company's independent accountants, however, have not rendered any advice on the condition of the gift which requires that all shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock, on all proposals considered by stockholders of the Company. In the event that the Company or the Foundation receives an opinion of their tax counsel satisfactory to the OTS that compliance with the voting restriction would cause the Foundation to lose its tax-exempt status, otherwise have a material adverse tax consequence on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the OTS will waive such condition upon submission of such opinion(s) by the Company or the Foundation. See "-- Regulatory Conditions Imposed on the Foundation."

            A legal opinion of the OTS which addresses the establishment of charitable foundations by savings associations opines that as a general rule funds contributed to a charitable foundation should not exceed the deductible limitations set forth in the Code and if an association's contributions exceed the deductible limit, such action must be justified by the board of directors. In addition, under Delaware law, the Company is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must merely be within reasonable limits as to amount and purpose to be valid. Under the Code, the Company may deduct up to 10% of its taxable income in any one year and any contributions made by the Company in excess of the deductible amount will be deductible for federal tax purposes over each of the five succeeding taxable years. The Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. In making such a determination, the Company and the Bank considered the dilutive impact of the Foundation on the amount of Common Stock available to be offered for sale in the Conversion. See "Comparison of Valuation and Pro Forma Information with No Foundation." Based on such consideration, the Company and Bank believe that the contribution to the Foundation in excess of the 10% annual limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the Bank's community. In this regard, assuming the sale of the Common Stock at the midpoint of the Estimated Price Range, the


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Company would have pro forma consolidated capital of $47.3 million, or 17.22%, of consolidated assets and the Bank's pro forma tangible, core and risk-based capital ratios would be 11.8%, 11.8% and 22.0%, respectively. See "Regulatory Capital Compliance," "Capitalization" and "Comparison of Valuation and Pro Forma Information with No Foundation." Thus, the amount of the contribution will not adversely impact the financial condition of the Company and the Bank. The Company and the Bank therefore believe that the amount of the charitable contribution is reasonable given the Company's and the Bank's pro forma capital positions. As such, the Company and the Bank believe that the contribution does not raise safety and soundness concerns.

            The Company and the Bank have received an opinion of their independent accountants that the Company's contribution of its own stock to the Foundation will not constitute an act of self-dealing and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for such stock, subject to a limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the year in which the contribution is made for federal tax purposes. Thus, while the Company expects to receive a charitable contribution deduction of approximately $2.5 million in fiscal 1998, the Company is permitted under the Code to carryover the excess contribution over a five-year period for federal income tax purposes. The Company would not be able to utilize such carryover for Massachusetts state income tax purposes. Assuming the close of the Offerings at the midpoint of the Estimated Price Range, the Company estimates that substantially all of the deduction should be deductible over the six-year period. However, no assurances can be made that the Company will have sufficient pre-tax income over the five year period following the year in which the contribution is made to fully utilize the carryover related to the excess contribution. Neither the Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of shareholders and depositors of the Company and the Bank and the financial condition and operations of the Foundation.

            Although the Company and the Bank have received an opinion of their independent accountants that the Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors - Establishment of the Charitable Foundation." In cases of willful, flagrant or repeated acts or failures to act which result in violations of the IRS rules governing private foundations, a private foundation's status as a private foundation may be involuntarily terminated by the IRS. In such event, the managers of a private foundation could be liable for excise taxes based on such violations and the private foundation could be liable for a termination tax under the Code. The Foundation's certificate of incorporation provides that it shall have a perpetual existence. In the event, however, the Foundation were subsequently dissolved as a result of a loss of its tax exempt status, the Foundation would be required under the Code and its certificate of incorporation to distribute any assets remaining in the Foundation at that time for one or more exempt purposes within the meaning of Section 501(c)(3) of the Code, or to distribute such assets to the federal government, or to a state or local government, for a public purpose.

            As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the


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annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant.

            Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is subject to the following conditions imposed by the OTS: (i) the Foundation will be subject to examination by the OTS, at the Foundation's own expense; (ii) the Foundation must comply with supervisory directives imposed by the OTS; (iii) the Foundation will provide annual reports to the OTS describing grants made and grant recipients; (iv) the Foundation will operate in accordance with written policies adopted by the board of directors, including a conflict of interest policy; (v) unless required by another condition imposed by the OTS, the Foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status; and (vi) any shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that the OTS will waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware and the OTS determines the federal law does not preempt the application of the laws of the State of Delaware to the Foundation; (b) cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) cause the Foundation to be subject to an excise tax under
Section 4941 of the Code. In order for the OTS to waive such voting restriction, the Company's or the Foundation's legal counsel must render an opinion satisfactory to OTS that compliance with the voting restriction would have the effect described in clauses (a), (b) or (c) above. Under those circumstances, the OTS will grant a waiver of the voting restriction upon submission of such opinion(s) by the Company or the Foundation. There can be no assurances that either a legal or tax opinion addressing these issues will be rendered, or if rendered, that the OTS will grant an unconditional waiver of the voting restriction. In this regard, a condition to the OTS approval of the Conversion provides that in the event such voting restriction is waived or becomes unenforceable, the Director of the OTS, or his designees, at that time may impose conditions on the composition of the board of directors of the Foundation or such other conditions or restrictions relating to the control of the Common Stock held by the Foundation, any of which could limit the ability of the board of directors of the Foundation to control the voting of Common Stock held by the Foundation. In no event will the voting restriction survive the sale of shares of the Common Stock held by the Foundation.

            In addition, establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the special meeting being held to consider the Conversion. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offerings since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. See "Comparison of Valuation and Pro Forma Information With No Foundation."

PURPOSES OF CONVERSION

            The Bank, as a federally-chartered mutual savings bank, does not have shareholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, other business entities and a growing number of savings institutions. The Conversion will enhance the Bank's ability to access capital markets, expand its current


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operations, acquire other financial institutions or branch offices, provide affordable home financing opportunities to the communities it serves or diversify into other financial services to the extent allowable by applicable law and regulation.

            The holding company form of organization, if used, would provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with both mutual and stock institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise.

            The potential impact of the Conversion upon the Bank's capital base is significant. At September 30, 1997, the Bank had retained earnings, determined in accordance with GAAP, of $20.0 million, or 8.01% of total assets. Assuming that the Company uses 50% of the net proceeds at the maximum of the Estimated Price Range to purchase the capital stock of the Bank, the Bank's GAAP capital will increase to $33.1 million or a ratio of GAAP capital to adjusted assets, on a pro forma basis, of 12.5% after the Conversion. In the event that the holding company form of organization is not utilized and all of the net Conversion proceeds, at the midpoint of the Estimated Price Range, are retained by the Bank, the Bank's ratios of tangible and core capital to adjusted assets, on a pro forma basis, will both increase to 16.6% after the Conversion. The investment of the net proceeds from the sale of the Common Stock is expected to provide the Bank with additional income to increase further its capital position.

            After completion of the Conversion, the unissued common and preferred stock authorized by the Company's Certificate of Incorporation will permit the Company, subject to market conditions and regulatory approval of an offering, to raise additional equity capital through further sales of securities and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options under the Stock Option Plan or the possible issuance of authorized but unissued shares to fund the Stock Program. Following the Conversion, the Company will also be able to use stock-based incentive programs to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of the Bank- Executive Compensation."

EFFECTS OF CONVERSION

            General. Each depositor in a mutual savings institution has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the institution or in the event the institution declares a capital distribution to depositors, subject to applicable regulations of the OTS. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

            Consequently, mutual savings institution depositors normally have no way to realize the value of their ownership interest, which has realizable value only in the unlikely event that the mutual savings institution is liquidated or in the event the institution declares a capital distribution to depositors, subject to applicable regulations of the OTS. In such event, the depositors of record at that time, as owners, would


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share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

            When a mutual savings institution converts to stock form, permanent nonwithdrawable capital stock is created to represent the ownership of the institution's net worth. THE COMMON STOCK IS SEPARATE AND APART FROM DEPOSIT ACCOUNTS AND CANNOT BE AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable and, therefore, the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the institution.

            Continuity. While the Conversion is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the OTS and the FDIC. After the Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

            The Directors serving the Bank at the time of Conversion will serve initially as Directors of the Bank after the Conversion. The Directors of the Company will consist initially of individuals currently serving on the Board of Directors of the Bank. All officers of the Bank at the time of Conversion will retain their positions immediately after Conversion.

            Effect on Deposit Accounts. Under the Plan, each depositor in the Bank at the time of Conversion will automatically continue as a depositor after the Conversion and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the FDIC to the same extent as before the Conversion (i.e., up to $100,000 per depositor). Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

            Effect on Loans. No loan outstanding from the Bank will be affected by the Conversion and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion.

            Effect on Voting Rights of Members. At present, all depositors and certain borrowers of the Bank are members of, and have voting rights in, the Bank as to all matters requiring membership action. Upon Conversion, depositors and borrowers will cease to be members and will no longer be entitled to vote at meetings of the Bank. Upon Conversion, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Company will be vested in the holders of Common Stock. Depositors and borrowers of the Bank will not have voting rights after the Conversion except to the extent that they become stockholders of the Company through the purchase of Common Stock.

            Tax Effects. The Bank has received an opinion of counsel with regard to federal income taxation and an opinion from Shatswell, MacLeod & Company, P.C. with regard to Massachusetts taxation which provide that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for federal or Massachusetts tax purposes to the Bank, its Eligible Account Holders, or its Supplemental Eligible Account Holders or the Company, except as discussed below. See "-- Tax Aspects."

            Effect on Liquidation Rights. If a mutual savings institution were to liquidate, all claims of creditors (including those of depositors, to the extent of deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors would be entitled to such remaining assets, pro rata, based upon the deposit balances in their deposit accounts immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after Conversion, all claims of creditors (including those of depositors, to the extent of their


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deposit balances) would also be paid first, followed by distribution of the
"liquidation account" to certain depositors (see "-- Liquidation Rights"), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock. Pursuant to the rules and regulations of the OTS, a post-Conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

STOCK PRICING

            The Plan of Conversion requires that the aggregate purchase price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent valuation. The Bank and the Company have retained Keller to make such valuation. For its services in making such appraisal, Keller will receive a fee of $20,000, plus reasonable expenses not to exceed $1,500. The Bank and the Company have agreed to indemnify Keller and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where Keller's liability results from its negligence or willful misconduct.

            An appraisal has been made by Keller in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. Keller also considered the following factors, among others: the present and projected operating results and financial condition of the Company and the Bank and the economic and demographic conditions in the Bank's existing marketing area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly-traded savings banks and savings institutions located in the Bank's primary market area and New England; the aggregate size of the offering of the Common Stock; the impact of the Conversion on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; and the trading market for securities of comparable institutions and general conditions in the market for such securities.

            On the basis of the foregoing, Keller has advised the Company and the Bank that, in its opinion, dated October 17, 1997, the estimated pro forma market value of the Common Stock being sold in connection with the Conversion ranged from a minimum of $26.8 million to a maximum of $36.2 million with a midpoint of $31.5 million. Based upon the Valuation Range and the Purchase Price of $20.00 per share for the Common Stock established by the Board of Directors, the Board of Directors has established the Estimated Price Range of $26.8 million to $36.2 million, with a midpoint of $31.5 million, based on the issuance of 1,338,750 to 1,811,250 shares of Common Stock. The Board of Directors of the Company and the Bank have reviewed the appraisal of Keller and in determining the reasonableness and adequacy of such appraisal consistent with OTS regulations and policies, have reviewed the methodology and reasonableness of the assumptions utilized by Keller in the preparation of such appraisal. The Estimated Price Range may be amended with the approval of the OTS (if required), if necessitated by subsequent developments in the financial condition of the Company or the Bank or market conditions generally.

            SUCH APPRAISAL, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING COMMON STOCK IN THE OFFERINGS. KELLER DID NOT INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY THE BANK, NOR DID KELLER VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF THE BANK. THE APPRAISAL CONSIDERS THE BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF THE BANK. MOREOVER, BECAUSE SUCH APPRAISAL IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME-TO-TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING COMMON STOCK IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL COMMON


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STOCK AT PRICES AT OR ABOVE THE PURCHASE PRICE OR IN THE RANGE OF THE FOREGOING
VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. SEE "RISK FACTORS - ABSENCE OF MARKET FOR COMMON STOCK."

            Prior to the completion of the Conversion, the maximum of the Estimated Price Range may be increased up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 2,082,938 shares due to regulatory considerations, changes in the market and general financial and economic conditions, without the resolicitation of subscribers. See "-- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Price Range to fill unfilled orders in the Subscription Offering.

            No sale of shares of Common Stock may be consummated unless, prior to such consummation, Keller confirms to the Bank and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause Keller to conclude that the value of the Common Stock at the price so determined is incompatible with its estimate of the pro forma market value of the Common Stock at the conclusion of the Conversion.

            If the pro forma market value of the Common Stock is either more than 15% above the maximum of the Estimated Price Range or less than the minimum of the Estimated Price Range, the Bank and the Company, after consulting with the OTS, may terminate the Plan and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order, extend or hold a new Subscription and/or Community Offering, establish a new Estimated Price Range, commence a resolicitation of subscribers or take such other actions as permitted by the OTS in order to complete the Conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription Offering would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 2000.

            If all shares of Common Stock are not sold through the Subscription Offering or Community Offering, then the Bank and the Company expect to offer the remaining shares in a Syndicated Community Offering which would occur as soon as practicable following the close of the Community Offering. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Community Offerings. See "--Syndicated Community Offering."

            No sale of shares of Common Stock may be consummated unless, prior to such consummation, Keller confirms to the Bank, the Company and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause Keller to conclude that the aggregate value of the Common Stock at the Purchase Price is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the time of the Syndicated Community Offering. Any change which would result in an aggregate purchase price which is below or more than 15% above the Estimated Price Range would be subject to OTS approval. If such confirmation is not received, the Bank may extend the Conversion, extend, reopen or commence new Subscription Offering, Community Offering or Syndicated Community Offering, establish a new Estimated Price Range and commence a resolicitation of all subscribers with the approval of the OTS or take such other actions as permitted by the OTS in order to complete the Conversion, or terminate the Plan and cancel the Subscription and Community Offerings and/or the Syndicated Community Offering. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of such range and the Company and the Bank determine to continue the Conversion, subscribers will be resolicited (i.e., be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their


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subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. A resolicitation, if any, following the conclusion of the Subscription Offering would not exceed 45 days, or if following the Syndicated Community Offering, 90 days, unless further extended by the OTS for periods up to 90 days not to extend beyond _______________, 2000. If such resolicitation is not effected, the Bank will return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order.

            Copies of the appraisal report of Keller, including any amendments thereto and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

NUMBER OF SHARES TO BE ISSUED

            Depending upon market or financial conditions following the commencement of the Subscription Offering, the total number of shares to be issued in the Conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range. Based on a fixed purchase price of $20.00 per share and Keller's estimate of the pro forma market value of the Common Stock ranging from a minimum of $26.8 million to a maximum, as increased by 15%, of $41.7 million, the number of shares of Common Stock expected to be issued in the Conversion is between a minimum of 1,338,750 shares and a maximum, as adjusted by 15%, of 2,082,938 shares. The actual number of shares issued between this range will depend on a number of factors and shall be determined by the Bank and Company subject to OTS approval, if necessary.

            In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range, if the Plan is not terminated by the Company and the Bank after consultation with the OTS, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect changes in market or financial condition, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the ESOP which will be able to subscribe for such adjusted amount. See "-- Limitations on Common Stock Purchases."

            In the event the members of the Bank approve the establishment of the Foundation, the number of shares to be issued and outstanding following the Conversion will be increased by a number of shares equal to 8% of the Common Stock sold in the Conversion to fund the Foundation. Assuming the sale of shares in the Offerings at the maximum of the Estimated Price Range, the Company will issue 144,900 shares of its Common Stock from authorized but unissued shares to the Foundation immediately following the completion of the Conversion. In that event, the Company will have total shares of Common Stock outstanding of 1,956,150 shares. Of that amount, the Foundation will own 7.4%. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 7.4% since a greater number of shares will be outstanding upon completion of the Conversion than would be if the Foundation were not established. See "Pro Forma Data."

            An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Company's


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pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

            In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) holders of deposit accounts in the Bank or Union Federal with a balance of $50 or more as of August 31, 1996 ("Eligible Account Holders"); (2) the ESOP; (3) holders of deposit accounts with a balance of $50 or more as of ____________, 199_ ("Supplemental Eligible Account Holders"); and (4) members of the Bank, consisting of depositors of the Bank as of __________, 199_, the Voting Record Date, and borrowers with loans outstanding as of ________________, which continue to be outstanding as of the Voting Record Date other than Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members"). All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "-- Limitations on Common Stock Purchases."

            Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $225,000 of Common Stock, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit (defined by the Plan as any deposit account in the Bank or Union Federal with a balance of $50 or more as of August 31, 1996) and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "-- Limitations on Common Stock Purchases."

            In the event that Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

            To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account


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Holders who are also Directors or Officers of the Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the 12 months preceding August 31, 1996.

            Priority 2: Employee Stock Ownership Plan. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the ESOP will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of Common Stock issued in the Conversion, including shares issued to the Foundation, and any increase in the number of shares of Common Stock to be issued in the Conversion after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Price Range. The ESOP intends to purchase 8% of the shares to be issued in the Conversion, including shares issued to the Foundation, or 115,668 shares and 156,492 shares, based on the issuance of 1,445,850 shares and 1,956,150 shares, respectively. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's directors, officers, employees or associates thereof. See "Management of the Bank -- Benefits -- Employee Stock Ownership Plan and Trust."

            Priority 3: Supplemental Eligible Account Holders. Each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $225,000 of Common Stock, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "- Limitations on Common Stock Purchases."

            In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

            To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders will be applied in partial satisfaction to the subscription rights to be received as a Supplemental Eligible Account Holder.


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            Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by the Eligible Account Holders, the ESOP and the Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority nontransferable subscription rights to subscribe for Common Stock in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $225,000 of Common Stock, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock, subject to the overall purchase limitation and exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

            In the event that Other Members subscribe for a number of shares of Conversion Stock which, when added to the shares of Conversion Stock subscribed for by the Eligible Account Holders, the Employee Plans and the Supplemental Eligible Account Holders is in excess of the total number of shares of Conversion Stock being issued, the subscriptions of such Other Members will be allocated among the subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

            Expiration Date for the Subscription Offering. The Subscription Offering will expire on _______________, 1998, at ___________, Eastern time, unless extended for up to 45 days by the Bank or such additional periods with the approval of the OTS. Subscription rights which have not been exercised prior to the Expiration Date will become void.

            The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the OTS, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45 day period following the Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions and have their funds returned promptly with interest and of the time period within which subscribers must affirmatively notify the Bank of their intention to confirm, modify, or rescind their subscription. If an affirmative response to any resolicitation is not received by the Company from a subscriber, such order will be rescinded and all subscription funds will be promptly returned with interest. Such extensions may not go beyond _______________, 2000.

COMMUNITY OFFERING

            Upon completion of the Subscription Offering, to the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members, the Bank has determined to offer shares pursuant to the Plan to certain members of the general public and may reserve a number of shares equal to the lesser of 25% of the Common Stock offered or the Common Stock not subscribed for in the Subscription Offering for institutional investors who need not be residents of any county in which the Bank maintains an office. Any excess of shares available will be available for purchase by the general public, with preference given to Preferred Subscribers, subject to the right of the Company to accept or reject any such orders, in whole or in part, in their sole


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discretion. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to $225,000 of Common Stock subject to the maximum purchase limitation and exclusive of shares issued pursuant to an increase in the Estimated Price Range by up to 15%. See "-- Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% or decreased to less than $225,000 at the sole discretion of the Company and the Bank. THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO THE RIGHT OF THE BANK AND THE COMPANY, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

            Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of Preferred Subscribers after completion of the Subscription Offering and Community Offering and the filling of institutional orders, such stock will be allocated first to each Preferred Subscriber whose order is accepted by the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose order remains unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. If there are any shares remaining, shares will be allocated to other persons of the general public who purchase in the Community Offering applying the same allocation described above for Preferred Subscribers.

PERSONS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES

            The Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Plan provides that the Bank and the Company are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which both of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; and (ii) the Company or the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request that the Company and the Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request to register or otherwise qualify the subscription rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Bank and the Company will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register the Company, its officers, directors or employees as brokers, dealers, salesmen or selling agents.

MARKETING AND UNDERWRITING ARRANGEMENTS

            The Bank and the Company have engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the Common Stock and Sandler O'Neill has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offerings. Based upon negotiations between the Bank and the Company concerning the fee structure, Sandler O'Neill will receive a fee equal to 1.55% of the aggregate Purchase Price of the shares sold in the Subscription Offering and Community Offering, excluding shares purchased by directors, officers, employees and any immediate family member thereof and any employee benefit plan of the Company or Bank, including the ESOP, for which Sandler O'Neill will not receive a fee. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Bank will pay a fee (to be negotiated at such time under such agreement) to such selected dealers, any sponsoring dealers fees and a management fee to Sandler O'Neill of 1.5% for shares sold by a National Association of Securities Dealers, Inc. member firms pursuant


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
to a selected dealers agreement; provided, however, that any fees payable to Sandler O'Neill for Common Stock sold by them pursuant to such a selected dealers agreement shall not exceed 1.55% of the Purchase Price and provided further, however, that the aggregate fees payable to Sandler O'Neill and the selected dealers will not exceed 7% of the aggregate purchase price of the Common Stock sold by selected dealers. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. Sandler O'Neill will also be reimbursed for its reasonable out-of-pocket expenses incurred in its capacity as consultant and financial advisor, as well as conversion agent, including legal fees, in an amount not to exceed $80,000. Notwithstanding the foregoing, in the event the Offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Company, Sandler O'Neill will be reimbursed for its reasonable out-of-pocket expenses as described above. The Company and the Bank have agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Sandler O'Neill has received advances towards its fees totaling $25,000. Total marketing fees to Sandler O'Neill are expected to be $360,000 and $494,000 at the minimum and the maximum of the Estimated Price Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

            Sandler O'Neill will perform proxy solicitation services, conversion agent services and records management services for the Bank in the Conversion and will receive a fee for these services of $15,000.

            Directors and executive officers of the Company and Bank may participate in the solicitation of offers to purchase Common Stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. Other employees of the Bank may participate in the Offering in ministerial capacities or provide clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Company will rely on Rule 3a4-1 under the Exchange Act and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Company or the Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

PROCEDURE FOR PURCHASING SHARES IN SUBSCRIPTION OFFERING

            To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and certification form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order and certification forms will only be distributed with a prospectus.

            To purchase shares in the Offerings, an executed stock order form and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Bank's deposit account (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at any of its offices by ____ _.m., Eastern Time, on the Expiration Date, with respect to the Subscription Offering, or by the date set for the termination of the Community Offering, which date shall be within 45 days after the close of the Subscription Offering, or _______, 199_, unless extended by the Bank and the Company with the approval of the OTS, if necessary. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank and Company are not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, the


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Company shall have the right, in its sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Common Stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the Conversion. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

            In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (August 31, 1996) and/or the Supplemental Eligibility Record Date (____________, 199_) and/or the Voting Record Date (_______, 1997) must list all accounts on the stock order form giving all names in each account and the account number.

            Payment for subscriptions may be made (i) in cash if delivered in person at any branch office of the Bank, (ii) by check, bank draft or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. Orders for Common Stock submitted by subscribers in the Subscription Offering which aggregate $50,000 or more must be paid by official bank or certified check or by withdrawal authorization from a deposit account of the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion.

            If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

            If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Subscription Offering, if all shares are sold, or upon consummation of the Community Offering or Syndicated Community Offering if shares remain to be sold in such offerings; provided, that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Company or the ESOP Loan Subsidiary to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

            Owners of self-directed Individual Retirement Accounts ("IRAs") and Qualified Plans may use the assets of such IRAs and Qualified Plans to purchase shares of Common Stock in the Offerings, provided that such IRAs are not maintained at the Bank. Persons with self-directed IRAs and Qualified Plans maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA funds and Qualified Plans to purchase shares of Common Stock in the Offerings, make such purchases for the exclusive benefit of the IRAs and Qualified Plans.


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            Certificates representing shares of Common Stock purchased will be mailed to purchasers at the address specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

            Prior to the completion of the Conversion, the OTS conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members of the Bank, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising such subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion. For a discussion on post-Conversion restrictions of directors and executive officers of the Bank, see "--Certain Restrictions on Purchase or Transfer of Shares After Conversion."

            THE BANK AND THE COMPANY WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES (INCLUDING FORFEITURE) IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUCH RIGHTS.

SYNDICATED COMMUNITY OFFERING

            As a final step in the Conversion, the Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. The Company and the Bank have the right to reject orders in whole or in part in their sole discretion in the Syndicated Community Offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering, however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

            The price at which Common Stock is sold in the Syndicated Community Offering will be determined as described above under "- Stock Pricing." Subject to overall purchase limitations, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than $225,000 of the Common Stock, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%; provided, however, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of 1.0% of the shares offered, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range by up to 15%.

            Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Conversion.


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            In addition to the foregoing, if a syndicate of broker-dealers
("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his order.

            Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

            The Syndicated Community Offering will terminate no more than 45 days following the Expiration Date, unless extended by the Company with the approval of the OTS. Such extensions may not be beyond _______________, 2000. See "-- Stock Pricing" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

LIMITATIONS ON COMMON STOCK PURCHASES

            The Plan includes the following limitations on the number of shares of Common Stock which may be purchased during the Conversion:

            (1)   No less than 25 shares;

            (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $225,000 of Common Stock, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in each case on the Eligibility Record Date subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

            (3) The ESOP is permitted to purchase in the aggregate up to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, including shares issued in the event of an increase in the Estimated Price Range of 15% and intends to


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
                  purchase 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation;

            (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $225,000 of Common Stock, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders in such case on the Supplemental Eligibility Record Date subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

            (5) Each Other Member may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $225,000 of Common Stock, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

            (6) Persons purchasing shares of Common Stock in the Community Offering, together with associates of or groups of persons acting in concert with such persons, may purchase in the Community Offering up to $225,000 of Common Stock subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

            (7) Persons purchasing shares of Common Stock in the Syndicated Community Offering, together with associates of or persons acting in concert with such persons, may purchase in the Syndicated Community Offering up to $225,000 of Common Stock subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15% and, provided further that shares of Common Stock purchased in the Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering in applying the $225,000 purchase limitation;

            (8) Eligible Account Holders, Supplemental Eligible Account Holders and Other Members may purchase stock in the Community Offering and Syndicated Community Offering subject to the purchase limitations described in (6) and (7) above, provided that, except for the ESOP, the overall maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of or groups of persons acting in concert with such persons, shall not exceed 1.0% of the shares of Common Stock offered in the Conversion and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; and

            (9) No more than 30% of the total number of shares offered for sale in the Conversion may be purchased by directors and officers of the Bank and their associates in the aggregate, excluding purchases by the ESOP.


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
            Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of the Bank, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% at the sole discretion of the Company and the Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. In addition, the Boards of Directors of the Company and the Bank may, in their sole discretion, increase the maximum purchase limitation referred to above up to 9.99%, provided that orders for shares exceeding 5% of the shares being offering in the Subscription Offering shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription Offering. Requests to purchase additional shares of Common Stock under this provision will be determined by the Boards of Directors and, if approved, allocated on a pro rata basis giving priority in accordance with the priority rights set forth herein.

            The overall maximum purchase limitation may not be reduced to less than 1% but the individual amount permitted to be subscribed for may be reduced by the Bank to less than $225,000, subject to paragraphs (2), (4) and (5) above without the further approval of members or resolicitation of subscribers. An individual Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may not purchase individually in the Subscription Offering the overall maximum purchase limit of 1.0% of the shares offered, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the Conversion, subject to availability of shares and the overall maximum purchase limit for purchases in the Conversion.

            In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in the following order of priority in accordance with the Plan: (i) to fill the ESOP's subscription of 8% of the amount of Common Stock issued in the Conversion at the Adjusted Maximum number of shares, including shares issued to the Foundation;
(ii) in the event that there is an oversubscription by Eligible Account Holders, to fill unsatisfied subscriptions of Eligible Account Holders, exclusive of the Adjusted Maximum; (iii) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unsatisfied subscriptions of Supplemental Eligible Account Holders, exclusive of the Adjusted Maximum; (iv) in the event that there is an oversubscription by Other Members, to fill unsatisfied subscriptions of Other Members exclusive of the Adjusted Maximum; and (v) to fill unsatisfied subscriptions in the Community Offering to the extent possible, exclusive of the Adjusted Maximum, with preference to institutional investors then a preference to Preferred Subscribers.

            The term "associate" of a person is defined to mean: (i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer, partner or directly or indirectly a 10% stockholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include any employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank. Directors are not treated as associates of each other solely because of their Board membership. For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "Management of the Bank -- Subscriptions by Executive Officers and Directors," "-- Certain Restrictions on Purchase or Transfer of Shares After Conversion" and "Restrictions on Acquisition of the Company and the Bank."


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
LIQUIDATION RIGHTS

            In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would receive his pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value or assets of the Bank above that amount.

            The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Bank, would be entitled, on a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the stockholders of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including regular accounts, transaction accounts such as NOW accounts, money market deposit accounts and certificates of deposit, with a balance of $50 or more held in the Bank or Union Federal on August 31, 1996 and _____________, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account based on the proportion that the balance of his Qualifying Deposits on the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, bore to the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For deposit accounts in existence at both dates separate subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such respective record dates.

            If, however, on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, the amount of the Qualifying Deposit of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the amount of the Qualifying Deposit of such Eligible Account Holder or Supplemental Eligible Account Holder as of the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or less than the amount of the Qualifying Deposits as of the previous annual closing date, then the interest in the liquidation account relating to such Qualifying Deposit would be reduced from time-to-time by the proportion of any such reduction and such interest will cease to exist if such Qualifying Deposit accounts are closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related Qualifying Deposit. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

TAX ASPECTS

            Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS or an opinion of counsel with respect to federal income taxation and an opinion of an independent accountant with respect to Massachusetts taxation, to the effect that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders, or Supplemental Eligible Account Holders except as noted below. The federal and Massachusetts tax consequences will remain unchanged in the event that a holding company form of organization is not utilized.

            No private ruling will be received from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Muldoon, Murphy & Faucette, to the effect that for federal income tax purposes, among other matters: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the Code and neither the Bank nor the Company will recognize any gain or loss as a result of the Conversion; (ii) no gain or loss will be recognized to the Bank or the Company upon the purchase of the Bank's capital stock by the Company or to the Company upon the purchase of its Common Stock in the Conversion; (iii) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the issuance to them of Deposit Accounts in the Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the Bank; (iv) the tax basis of the depositors' accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion;
(v) the tax basis of each Eligible Account Holder's and Supplemental Eligible Account Holder's interest in the liquidation account will be zero; (vi) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of nontransferable subscription rights to purchase shares of the Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and
(vii) the tax basis to the stockholders of the Common Stock of the Company purchased in the Conversion will be the amount paid therefor and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised. Shatswell, MacLeod & Company, P.C. has opined that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders for Massachusetts income and/or franchise tax purposes. Certain portions of both the federal and the state and local tax opinions are based upon the assumption that the subscription rights issued in connection with the Conversion will have no economic value at the time of distribution or at the time the subscriptions are exercised.

            Unlike private rulings, an opinion of counsel or an opinion of an independent accountant is not binding on the IRS or DOR and the IRS or DOR could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS or DOR would not prevail in a judicial or administrative proceeding.

            Keller has issued an opinion stating that, pursuant to its valuation, Keller is of the opinion that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the shares of Common Stock sold in the Community Offering. Such valuation is not binding on the IRS or DOR. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of such rights could be taxable to those Eligible Account Holders or Supplemental Eligible Account Holders who receive and/or exercise the subscription rights in an amount equal to such value and the Bank could recognize gain on such distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.


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
INTERPRETATION AND AMENDMENT OF THE PLAN OF CONVERSION

            To the extent permitted by law, all interpretations of the Plan by the Bank will be final. The Plan provides that the Bank's Board of Directors shall have the discretion to interpret and apply the provisions of the Plan to particular circumstances and that such interpretation or application shall be final. This includes any and all interpretations, applications and determinations made by the Board of Directors on the basis of such information and assistance as was then reasonably available for such purpose.

            The Plan provides that, if deemed necessary or desirable by the Board of Directors, the Plan may be substantively amended at any time prior to solicitation of proxies from members to vote on the Plan by a two-thirds vote of the Bank's Board of Directors. After submission of the proxy materials to the members, the Plan may be amended by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting with the concurrence of the OTS. The Plan may be amended at any time after the approval of members with the approval of the OTS and no further approval of the members will be necessary unless otherwise required by the OTS. By adoption of the Plan, the Bank's members will be deemed to have authorized amendment of the Plan under the circumstances described above.

            The establishment of the Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the creation of the Foundation, the Bank intends to complete the Conversion without the Foundation. Failure to approve the establishment of the Foundation may materially increase the pro forma market value of the Common Stock since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See "--Stock Pricing."

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER CONVERSION

            All shares of Common Stock purchased in connection with the Conversion by a director or an executive officer of the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the same restrictions. The directors and executive officers of the Bank will also be subject to the insider trading rules promulgated pursuant to the Exchange Act and any other applicable requirements of the federal securities laws.

            Purchases of outstanding shares of Common Stock of the Company by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1.0% of the Company's outstanding Common Stock or to the purchase of stock pursuant to any stock option plan to be established after the Conversion.

            Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except: (i) for an offer to all stockholders on a pro rata basis; or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing, beginning one year following completion of the Conversion the Company may repurchase its Common Stock so long as: (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period; (ii) the repurchases do not cause the Company to become undercapitalized; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. In addition, under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion, provided there are valid and compelling business reasons for such repurchases and the OTS does not object to such repurchases.


                   RESTRICTIONS ON ACQUISITION OF THE COMPANY
                                  AND THE BANK

GENERAL

            The Bank's Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and, in connection therewith, a new Federal Stock Charter and Bylaws to be adopted by members of the Bank. The Plan also provides for the concurrent formation of a holding company, which form of organization may or may not be utilized at the option of the Board of Directors of the Bank. See "The Conversion- General." In the event that the holding company form of organization is utilized, as described below, certain provisions in the Company's Certificate of Incorporation and Bylaws and in its management remuneration entered into in connection with the Conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In the event that the holding company form of organization is not utilized, the Bank's Stock Charter and Bylaws and management remuneration entered into in connection with the Conversion may have anti-takeover effects as described below. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank.

RESTRICTIONS IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

            A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.


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            Limitation on Voting Rights. The Certificate of Incorporation of the
Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Bank or Company or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person and his affiliates. The Certificate of Incorporation of the Company further provides that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock (after giving effect to the limitation on voting rights).

            Board of Directors. The Board of Directors of the Company is divided into three classes, each of which shall contain approximately one-third of the whole number of members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. The Certificate of Incorporation of the Company provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock.

            In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders' choice.

            Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Company may be called only by the Board of Directors of the Company. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

            Authorized Shares. The Certificate of Incorporation authorizes the issuance of 11,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third


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
party seeks control and thereby assist management to retain its position.
The Company's Board of Directors currently has no plans for the issuance of additional shares, other than the issuance of shares in the Conversion, including shares contributed to the Foundation, and the issuance of additional shares pursuant to the terms of the Stock Program and upon exercise of stock options to be issued pursuant to the terms of the Stock Option Plan or Master Stock-Based Benefit Plan, which are to be established and presented to stockholders at the first annual meeting after the Conversion.

            Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Company and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of shareholders is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Company's Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the shareholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Stockholder" is defined to include any individual, a group acting in concert, corporation, partnership or other entity (other than the Company or its subsidiaries) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of the Company or combined assets of the Company and its subsidiary; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company in exchange for any assets, cash or securities the value of which equals or exceeds 25% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Company owned directly or indirectly by an Interested Stockholder or Affiliate thereof. The directors and executive officers of the Bank are purchasing in the aggregate approximately 3.2% of the shares of the Common Stock at the maximum of the Estimated Price Range. In addition, the ESOP intends to purchase 8% of the Common Stock issued in connection with the Conversion including shares issued to the Foundation. Additionally, if at a meeting of stockholders following the Conversion stockholder approval of the proposed Stock Program and Stock Option Plan or Master Stock-Based Benefit Plan is received, the Company expects to acquire 4% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, on behalf of the Stock Program or Master Stock-Based Benefit Plan and expects to issue an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, under the Stock Option Plan or Master Stock-Based Benefit Plan to directors, officers and employees. As a result, assuming the Master Stock-Based Benefit Plan or Stock Program and Stock Option Plan are approved by Stockholders, directors, officers and employees have the potential to control the voting of approximately 25.1% of the Company's Common Stock, thereby enabling them to prevent the approval


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
of the transactions requiring the approval of at least 80% of the Company's outstanding shares of voting stock described hereinabove.

            Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein) to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company, the Bank and the stockholders of the Company, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on the Company's customers and the Bank's present and future account holders, borrowers and employees; on the communities in which the Company and the Bank operate or are located; and on the ability of the Company to fulfill its corporate objectives as a savings and loan holding company and on the ability of the Bank to fulfill the objectives of a federally-chartered stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

            Amendment of Certificate of Incorporation and Bylaws. Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock; provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Company and amendment of the Company's Bylaws and Certificate of Incorporation. The Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

            Certain Bylaw Provisions. The Bylaws of the Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give at least 90 days advance notice to the Secretary of the Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder.

ANTI-TAKEOVER EFFECTS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS AND MANAGEMENT REMUNERATION ADOPTED IN CONVERSION

            The provisions described above are intended to reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. The provisions of the Employment Agreements, CIC Agreements, Employee Severance Compensation Plan, Stock Program, Stock Option Plan or Master Stock-Based Benefit Plan to be established may also discourage takeover attempts by increasing the costs to be incurred by the Bank and the Company in the event of a takeover. See "Management of the Bank -- Employment Agreements" and
"-- Benefits -- Stock Option Plan."

            The Company's Board of Directors believes that the provisions of the Certificate of Incorporation, Bylaws and management remuneration plans to be established are in the best interest of the Company and its stockholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of the Company and that otherwise is in the best interest of all stockholders.

DELAWARE CORPORATE LAW

            The state of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

            In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

            The statute exempts the following transactions from the requirements of Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section
203. At the present time, the Board of Directors does not intend to propose any such amendment.

RESTRICTIONS IN THE BANK'S NEW CHARTER AND BYLAWS

            Although the Board of Directors of the Bank is not aware of any effort that might be made to obtain control of the Bank after the Conversion, the Board of Directors believes that it is appropriate to adopt certain provisions permitted by federal regulations to protect the interests of the converted Bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Company, as the Bank's sole stockholder. See "Risk Factors--Certain Anti-Takeover Provisions Which May Discourage Takeover Attempts."

            The Bank's Federal Stock Charter will contain a provision whereby the acquisition of or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of five years following the date of completion of the Conversion. Any stock in excess of 10% acquired in violation of the Federal Stock Charter provision will not be counted as outstanding for voting purposes. This limitation shall not apply to any transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter or appraisal rights. In the event that holders of revocable proxies for more than 10% of the shares of the Common Stock of the Company seek, among other things, to elect one-third or more of the Company's Board of Directors, to cause the Company's stockholders to approve the acquisition or corporate reorganization of the Company or to exert a continuing influence on a material aspect of the business operations of the Company, which actions could indirectly result in a change in control of the Bank, the Board of Directors of the Bank will be able to assert this provision of the Bank's Federal Stock Charter against such holders. Although the Board of Directors of the Bank is not currently able to determine when and if it would assert this provision of the Bank's Federal Stock Charter, the Board of Directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Company and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Company. Finally, for five years, stockholders will not be permitted to call a special meeting of stockholders relating to a change of control of the Bank or a charter amendment or to cumulate their votes in the election of directors. Furthermore, the staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of the Bank in the years immediately following the Conversion.

            Although the Bank has no arrangements, understandings or plans at the present time, except as described in "Description of Capital Stock of the Company--Preferred Stock," for the issuance or use of the shares of undesignated Preferred Stock proposed to be authorized, the Board of Directors believes that the availability of such shares will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interest of the Bank and its then existing stockholders.

REGULATORY RESTRICTIONS

            The Plan of Conversion prohibits any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the Plan or the Common Stock to be issued upon their exercise. The Plan also prohibits any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Common Stock.

            For three years following the Conversion, OTS regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except for: (i) offers that, if consummated, would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock; (ii) offers for up to 25% in the aggregate by the ESOP or other tax qualified plans of the Bank or the Company; or (iii) offers which are not opposed by the Board of Directors of the Bank and which receive the prior approval of the OTS. Such prohibition is also applicable to the acquisition of the stock of the Company. Such acquisition may be disapproved by the OTS if it is found, among other things, that the proposed acquisition (a) would frustrate the purposes of the provisions of the regulations regarding conversions; (b) would be manipulative or deceptive; (c) would subvert the fairness of the conversion; (d) would be likely to result in injury to the savings institution;
(e) would not be consistent with economical home financing; (f) would otherwise violate law or regulation; or (g) would not contribute to the prudent deployment of the savings institution's conversion proceeds. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for the Company's stock under circumstances that give rise to a conclusive or rebuttable determination of control under the OTS regulations.

            In addition, any proposal to acquire 10% of any class of equity security of the Company generally would be subject to approval by the OTS under the Change in Bank Control Act. The OTS requires all persons seeking control of a savings institution and, therefore, indirectly its holding company, to obtain regulatory approval prior to offering to obtain control. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire directly or indirectly "control," as that term is defined in OTS regulations, of a federally-insured savings institution without giving at least 60 days' written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person. Such change in control restrictions on the acquisition of holding company stock are not limited to three years after conversion but will apply for as long as the regulations are in effect. Persons holding revocable or irrevocable proxies may be deemed to be beneficial owners of such securities under OTS regulations and therefore prohibited from voting all or the portion of such proxies in excess of the 10% aggregate beneficial ownership limit. Such regulatory restrictions may prevent or inhibit proxy contests for control of the Company or the Bank which have not received prior regulatory approval.


                   DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL

            The Company is authorized to issue 11,000,000 shares of Common Stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share (the "Preferred Stock"). Based on the sale of Common Stock in connection with the Conversion and issuance of authorized but unissued Common Stock in an amount equal to 8% of the Common Stock issued in the Conversion to the Foundation, the Company currently expects to issue up to 1,956,150 shares of Common Stock (or 2,249,573 in the event of an increase of 15% in the Estimated Price Range) and no shares of Preferred Stock in the Conversion. Except as discussed above in "Restriction on Acquisition of the Company and the Bank," each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan, all such stock will be duly authorized, fully paid and non-assessable.

            THE COMMON STOCK OF THE COMPANY WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

            Dividends. The Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy" and "Regulation." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

            Voting Rights. Upon Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or the Company's Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of the Company and the Bank," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% shareholder vote. See "Restrictions on Acquisition of the Company and the Bank."

            As a federal mutual savings bank, corporate powers and control of the Bank are vested in its Board of Directors, who elect the officers of the Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which will be the Company, and voted at the direction of the Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

            Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion--Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

            Preemptive Rights. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

PREFERRED STOCK

            None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time-to-time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                    DESCRIPTION OF CAPITAL STOCK OF THE BANK

GENERAL

            The Federal Stock Charter of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of 11,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of Common Stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of Common Stock up to the amount authorized by the Federal Stock Charter without the approval of the Bank's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. THE CAPITAL STOCK OF THE BANK WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

            Dividends. The holders of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation--Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

            Voting Rights. Immediately after the Conversion, the holders of the Bank's common stock will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held, subject to the right of shareholders to cumulate their votes for the election of directors. During the five-year period after the effective date of the Conversion, cumulation of votes will not be permitted. See "Restrictions on Acquisition of the Company and the Bank--Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

            Liquidation. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of the Bank available for distribution in cash or in kind. If preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

            Preemptive Rights; Redemption. Holders of the common stock of the Bank will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. The common stock will not be subject to redemption. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.


                          TRANSFER AGENT AND REGISTRAR

            The transfer agent and registrar for the Common Stock is
________________.

                                     EXPERTS

            The consolidated financial statements of the Bank and its subsidiary as of March 31, 1997 and 1996 and for each of the years in the three-year period ended March 31, 1997, have been included in this Prospectus, in reliance upon the report of Shatswell, MacLeod & Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

            Keller has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its valuation with respect to subscription rights.


                             LEGAL AND TAX OPINIONS

            The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Bank and the Company by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank and the Company. Muldoon, Murphy & Faucette will rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell. The Commonwealth of Massachusetts tax consequences of the Conversion and certain matters related to the Foundation will be passed upon for the Bank and the Company by Shatswell, MacLeod & Company, P.C. Certain legal matters will be passed upon for Sandler O'Neill by Serchuk & Zelermyer, LLP, White Plains, New York.

                             ADDITIONAL INFORMATION

            The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC including the Company. This Prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the Registration Statement required to be described. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

            The Bank has filed an application for conversion with the OTS with respect to the Conversion. Pursuant to the rules and regulations of the OTS, this Prospectus omits certain information contained in that application. The application may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the Office of the Regional Director of the OTS located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

            In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12(b) of the Exchange Act and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the

Bank amends the Plan to eliminate the concurrent formation of the Company as part of the Conversion, the Bank will register its stock with the OTS under
Section 12(b) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

            A copy of the Certificate of Incorporation and the Bylaws of the Company and the Federal Stock Charter and Bylaws of the Bank and the Certificate of Incorporation and Bylaws of the Foundation are available without charge from the Bank.

                BAY STATE FEDERAL SAVINGS BANK AND SUBSIDIARY

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report                                                              F-2
Consolidated Balance Sheets as of September 30, 1997 (unaudited) and March 31, 1997
  and 1996                                                                                F-3
Consolidated Income Statements for the six months ended September 30, 1997 and 1996
  (unaudited) and the years ended March 31, 1997, 1996 and 1995                            35
Consolidated Statements of Changes in Equity for the six months ended September 30, 1997
  (unaudited) and the years ended March 31, 1997, 1996 and 1995                           F-4
Consolidated Statements of Cash Flows for the six months ended September 30, 1997 and
  1996 (unaudited) and the years ended March 31, 1997, 1996 and 1995                      F-5
Notes to Consolidated Financial Statements                                                F-7

------------------

The financial statements for Bay State Bancorp, Inc. have been omitted because Bay State Bancorp, Inc. has not yet issued any stock, has no liabilities, and has not conducted any business other than of an organizational nature.

All schedules have been omitted either because they are not required, not applicable, or are included in the Notes to Consolidated Financial Statements.

The Board of Directors
Bay State Federal Savings Bank
Brookline, Massachusetts


                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheets of Bay State Federal Savings Bank and Subsidiary as of March 31, 1997 and 1996 and the related consolidated income statements, changes in equity and cash flows for each of the years in the three-year period ended March 31, 1997. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bay State Federal Savings Bank and Subsidiary as of March 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1997, in conformity with generally accepted accounting principles.




                                              SHATSWELL, MacLEOD & COMPANY, P.C.

April 25, 1997, except for Note 17,
as to which the date is September 9, 1997

                 BAY STATE FEDERAL SAVINGS BANK AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                 (In thousands)

                                                                            September 30,            March 31,
ASSETS                                                                          1997            1997          1996
------                                                                      ------------     ----------    ----------
                                                                            (unaudited)
Cash and due from banks                                                      $  3,669         $  3,617      $  3,589
Federal funds sold                                                              1,000             --           4,917
                                                                             --------         --------      --------
           Cash and cash equivalents                                            4,669            3,617         8,506
Investments in available-for-sale securities (at fair value)                    3,252            2,903         3,286
Investments in held-to-maturity securities (fair values of $13,186 as of September 30, 1997 (unaudited), $13,306 as of March 31, 1997
  and $16,018 as of March 31, 1996)                                            13,156           13,553        16,181
Stock in Federal Home Loan Bank of Boston, at cost                              1,672            1,672         1,672
Loans, net of the allowance for possible loan losses of $2,133 as of
  September 30, 1997 (unaudited), $1,687 as of March 31, 1997 and
  $1,774 as of March 31, 1996                                                 219,370          207,063       186,534
Mortgage loans held-for-sale                                                    --               --               47
Premises and equipment                                                          2,358            1,898         1,519
Other real estate owned                                                         --                  73            65
Accrued interest receivable                                                     1,319            1,233         1,178
Other assets                                                                    1,967            1,062           862
                                                                             --------         --------      --------
                                                                             $247,763         $233,074      $219,850
                                                                             ========         ========      ========

LIABILITIES AND EQUITY
----------------------
Demand deposits                                                              $    253         $    117      $    233
Savings and NOW deposits                                                       92,931           90,919        85,576
Certificate accounts                                                          108,977          106,023       102,124
                                                                             --------         --------      --------
           Total deposits                                                     202,161          197,059       187,933
Advances from Federal Home Loan Bank of Boston                                 22,500           14,500        11,650
Other borrowed funds                                                            1,486            1,065         1,048
Other liabilities                                                               1,280              976           880
                                                                             --------         --------      --------
           Total liabilities                                                  227,427          213,600       201,511
                                                                             --------         --------      --------
Equity:
  Retained earnings                                                            19,789           19,091        17,962
  Net unrealized holding gain on available-for-sale securities                    547              383           377
                                                                             --------         --------      --------
           Total equity                                                        20,336           19,474        18,339
                                                                             --------         --------      --------
                                                                             $247,763         $233,074      $219,850
                                                                             ========         ========      ========





       The accompanying notes are an integral part of these consolidated financial statements.

                 BAY STATE FEDERAL SAVINGS BANK AND SUBSIDIARY

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

                                 (In Thousands)

                                                                        Net Unrealized
                                                                        Holding Gain On
                                                          Retained      Available-For-
                                                          Earnings      Sale Securities               Total
                                                          --------      -------------------         ---------
Balance, March 31, 1994 as previously reported by
  Bay State Federal Savings Bank                           $12,363             $ --                  $12,363
Restatement for cash surrender value of life insurance
  policy                                                        63               --                       63
Pooling of interests with Union Federal Savings Bank         2,151               --                    2,151
                                                           -------             ------                -------
Adjusted balance, March 31, 1994                            14,577               --                   14,577
Net income                                                   1,701               --                    1,701
Unrealized holding gain on available-for-sale securities
  due to adoption of SFAS No. 115 balance as of
  April 1, 1994                                              --                   214                    214
Net change in unrealized holding gain on available-for-
  sale securities                                            --                   (15)                   (15)
                                                           -------             ------                -------
Balance, March 31, 1995                                     16,278                199                 16,477
Net change in unrealized holding gain on available-for-
  sale securities                                            --                   178                    178
Net income                                                   1,684               --                    1,684
                                                           -------             ------                -------
Balance, March 31, 1996                                     17,962                377                 18,339
Net income                                                   1,129               --                    1,129
Net change in unrealized holding gain on
  available-for-sale securities                              --                     6                      6
                                                           -------             ------                -------
Balance, March 31, 1997                                     19,091                383                 19,474
Net income                                                     698               --                      698
Net change in unrealized holding gain on
  available-for-sale securities                              --                   164                    164
                                                           -------             ------                -------
Balance, September 30, 1997 (unaudited)                    $19,789             $  547                $20,336
                                                           =======             ======                =======





       The accompanying notes are an integral part of these consolidated financial statements.

                 BAY STATE FEDERAL SAVINGS BANK AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In Thousands)

                                                             For the Six Months
                                                             Ended September 30,       For the Years Ended March 31,
                                                             --------------------    ---------------------------------
                                                               1997        1996         1997        1996        1995
                                                             --------    ---------   ----------  ----------   --------
                                                                 (unaudited)
Cash flows from operating activities:
  Net income                                                 $    698     $   216    $   1,129   $   1,684    $ 1,701
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Gain on sales of premises and equipment                      --            (5)          (5)       --         --
    Disposals of premises and equipment                          --          --             17        --           27
    Provision for loan losses                                     444           5          117           1          6
    Net (increase) decrease in mortgage loans
      held-for-sale                                              --            47           47         (47)      --
    Depreciation and amortization                                 107          92          199         201        241
    (Increase) decrease in deferred loan
      origination fees                                              5          18          (58)        (93)        15
    Securities (gains) losses, net                               --           (48)        (123)       --           18
    Amortization of securities, net of accretion                    4          (2)           3        --           15
    Deferred tax (benefit) expense                               (169)         31         (626)        119        355
    Increase (decrease) in income taxes payable                   212        (551)        (214)        (65)        70
    Write-downs of other real estate owned                       --          --           --             5       --
    Gain on sale of other real estate owned                       (19)       --            (33)       --          (18)
    Increase (decrease) in other liabilities                      (19)      1,194            3         (87)      (733)
    Increase (decrease) in accrued expenses                       110          47          549          (3)       (42)
    Increase (decrease) in accrued interest payable              --            (2)          (2)          2       --
    (Increase) decrease in other assets                          (138)        (20)          83          32       (109)
    Increase in cash surrender value                             --          --            (27)        (28)       (24)
    Decrease in thrift fund                                        96        --           --          --         --
    (Increase) decrease in prepaid expenses                      (112)         33          130           6       (176)
    (Increase) decrease in accrued interest receivable            (87)        (17)         (55)       (176)       128
                                                             --------     -------    ---------   ---------    -------

  Net cash provided by operating activities                     1,132       1,038        1,134       1,551      1,474
                                                             --------     -------    ---------   ---------    -------

Cash flows from investing activities:
  Proceeds from sale of other real estate owned                   272        --             49        --          397
  Proceeds from maturities of held-to-maturity
    securities                                                    393       2,335        2,625       2,353        307
  Purchases of held-to-maturity securities                       --          --           --       (12,822)    (1,454)
  Proceeds from sales of available-for-sale securities           --            65          139        --          977
  Proceeds from maturities of
    available-for-sale securities                                --           500        1,500        --         --
  Purchases of available-for-sale securities                      (69)     (1,063)      (1,127)     (1,083)       (74)
  Purchase of Federal Home Loan Bank stock                       --          --           --            (8)      (178)
  Distribution to Rabbi Trust                                    (697)       --           --          --         --
  Net increase in loans                                       (12,953)     (9,447)     (20,633)     (2,008)    (3,270)
  Recoveries of previously charged-off loans                       18        --             21          97         15
  Proceeds from sales of premises and equipment                  --            13           14        --         --
  Capital expenditures                                           (567)       (228)        (604)       (152)      (118)
                                                             --------     -------    ---------   ---------    -------

  Net cash used in investing activities                       (13,603)     (7,825)     (18,016)    (13,623)    (3,398)
                                                             --------     -------    ---------   ---------    -------

                 BAY STATE FEDERAL SAVINGS BANK AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Continued)

                                 (In Thousands)


                                                      For the Six Months
                                                      Ended September 30,       For the Years Ended March 31,
                                                      --------------------     -------------------------------
                                                       1997        1996         1997        1996        1995
                                                     ---------   ---------     --------   ---------   --------
                                                          (unaudited)
Cash flows from financing activities:
  Net increase (decrease) in demand deposits, NOW
    and savings accounts                                 2,148         319        5,227      (5,316)      (947)
  Net increase (decrease) in certificate accounts        2,954       1,067        3,899      14,912       (372)
  Repayment of advances from the Federal Home
    Loan Bank                                          (34,000)    (28,650)     (71,300)    (38,650)    (7,000)
  Advances from the Federal Home Loan Bank              42,000      34,650       74,150      42,300      8,000
  Net increase (decrease) in other borrowed funds          421        (327)          17         385        663
                                                      --------    --------     --------    --------    -------

  Net cash provided by financing activities             13,523       7,059       11,993      13,631        344
                                                      --------    --------     --------    --------    -------

Net increase (decrease) in cash and cash equivalents     1,052         272       (4,889)      1,559     (1,580)
Cash and cash equivalents at beginning of period         3,617       8,506        8,506       6,947      8,527
                                                      --------    --------     --------    --------    -------
Cash and cash equivalents at end of period            $  4,669    $  8,778     $  3,617    $  8,506    $ 6,947
                                                      ========    ========     ========    ========    =======

Supplemental disclosures:
  Interest paid                                         $4,910      $4,484       $9,220      $8,421     $6,506
  Income taxes paid                                        518         718          916       1,215      1,093
  Loans transferred to other real estate owned             180        --            309        --          125
  Loans originated from sale of other
    real estate owned                                     --          --            285        --          188





  The accompanying notes are an integral part of these consolidated financial statements.

                  BAYSTATE FEDERAL SAVINGS BANK AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        For the Six Months Ended September 30, 1997 and 1996 (unaudited)

               and the Years Ended March 31, 1997, 1996 and 1995

NOTE 1 - NATURE OF OPERATIONS

The Bank is a federally chartered mutual savings bank which was incorporated in 1920 and is headquartered in Brookline, Massachusetts. The Bank operates its business from five banking offices located in Massachusetts.

The Bank provides a full range of banking services to individual and business customers in eastern Massachusetts. The Bank is subject to competition from other financial institutions doing business in eastern Massachusetts.

NOTE 2 - ACCOUNTING POLICIES

The accounting and reporting policies of the Bank conform to generally accepted accounting principles and predominant practices within the banking industry. The financial statements of the Bank were prepared using the accrual basis of accounting. The significant accounting policies of the Bank are summarized below to assist the reader in better understanding the financial statements and other data contained herein.

         PERVASIVENESS OF ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

         BASIS OF PRESENTATION:

         The accompanying consolidated financial statements include the accounts of Bay State Federal Savings Bank and its wholly owned subsidiary, BSF Service Corporation (Bank). All significant intercompany balances and transactions have been eliminated in consolidation.

         CASH AND CASH EQUIVALENTS:

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash items, due from banks and federal funds sold.

         SECURITIES:

         Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed on the straight-line method which has substantially the same effect as using the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis.

         The Bank classifies debt and equity securities into one of two categories: available-for-sale or held-to-maturity. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Bank has the positive intent and ability to hold them to maturity. All other securities must be classified as available-for-sale.

                 -- Available-for-sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized.

                 -- Held-to-maturity securities are measured at amortized cost in the balance sheet. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the consolidated financial statements.

         LOANS:

         Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances reduced by amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

         Interest on loans is generally recognized on a simple interest basis.

         Loan origination and commitment fees and certain direct origination costs are deferred, and the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life of the related loans.

         Cash receipts of interest income on impaired loans is credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

         ALLOWANCE FOR POSSIBLE LOAN LOSSES:

         An allowance is available for losses which may be incurred in the future on loans in the current portfolio. The allowance is increased by provisions charged to current operations and is decreased by loan losses, net of recoveries. The provision for loan losses is based on management's evaluation of current and anticipated economic conditions, changes in the character and size of the loan portfolio, and other indicators. The balance in the allowance for possible loan losses is considered adequate by management to absorb any reasonably foreseeable loan losses.

         As of April 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. According to SFAS No. 114, a loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Statement requires that impaired loans be measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent.

         The Statement is applicable to all loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, and convertible or nonconvertible debentures and bonds and other debt securities. The Bank considers its residential real estate loans and consumer loans that are not individually significant to be large groups of smaller balance homogeneous loans.

         Factors considered by management in determining impairment include payment status, net worth and collateral value. An insignificant payment delay or an insignificant shortfall in payment does not in itself result in the review of a loan for impairment. The Bank applies SFAS No. 114 on a loan-by-loan basis. The Bank does not apply SFAS No. 114 to aggregations of loans that have risk characteristics in common with other impaired loans. Interest on a loan is not generally accrued when the loan becomes ninety or more days overdue. The Bank may place a loan on nonaccrual status but not classify it as impaired, if (i) it is probable that the Bank will collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is an individually insignificant residential mortgage loan or consumer loan. Impaired loans are charged-off when management believes that the collectibility of the loan's principal is remote. Substantially all of the Bank's loans that have been identified as impaired have been measured by the fair value of existing collateral.

         The financial statement impact of adopting the provisions of this Statement was not material.

         PREMISES AND EQUIPMENT:

         Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the assets.

         OTHER REAL ESTATE OWNED AND IN-SUBSTANCE FORECLOSURES:

         Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with Financial Accounting Standards Board Statement No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring." These properties are carried at the lower of cost or estimated fair value less estimated costs to sell. Any writedown from cost to estimated fair value required at the time of foreclosure or classification as in-substance foreclosure is charged to the allowance for possible loan losses. Expenses incurred in connection with maintaining these assets, subsequent writedowns and gains or losses recognized upon sale are included in other expense.

         Beginning in 1995, in accordance with Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan," the Bank classifies loans as in-substance repossessed or foreclosed if the Bank receives physical possession of the debtor's assets regardless of whether formal foreclosure proceedings take place.

         INCOME TAXES:

         The Bank recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

         PENSION:

         Pension costs are funded as accrued.

         FAIR VALUES OF FINANCIAL INSTRUMENTS:

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Bank disclose estimated fair value for its financial instruments. Fair value methods and assumptions used by the Bank in estimating its fair value disclosures are as follows:

         Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and federal funds sold approximate those assets' fair values.

         Securities (including mortgage-backed securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

         Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

         Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificate accounts are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on certificate accounts.

         Federal Home Loan Bank Advances: Fair values for FHLB advances are estimated using a discounted cash flow technique that applies interest rates currently being offered on advances to a schedule of aggregated expected monthly maturities on FHLB advances.

         Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.
         For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

NOTE 3 - SECURITIES

Debt securities have been classified in the consolidated balance sheets according to management's intent. The carrying amount of securities and their approximate fair values is as follows:

                                                                     Gross         Gross
                                                   Amortized      Unrealized     Unrealized
                                                     Cost           Holding       Holding        Fair
                                                     Basis           Gains        Losses         Value
                                                  ----------     ------------   -----------    ---------
                                                                      (In Thousands)
Available-for-sale securities:
  September 30, 1997 (unaudited):
    Marketable equity securities                   $  2,319          $933          $  --         $  3,252
                                                   ========          ====          ======        ========

  March 31, 1997:
    Marketable equity securities                   $  2,250          $654          $    1        $  2,903
                                                   ========          ====          ======        ========

  March 31, 1996:
    Marketable equity securities                   $  2,639          $648          $    1        $  3,286
                                                   ========          ====          ======        ========

                                                                     Gross         Gross
                                                   Amortized      Unrealized     Unrealized
                                                     Cost           Holding       Holding        Fair
                                                     Basis           Gains        Losses         Value
                                                  ----------     ------------   -----------    ---------
                                                                      (In Thousands)
Held-to-maturity securities:
  September 30, 1997 (unaudited):
    U.S. Government securities                      $10,302          $  4            $ 14         $10,292
    Mortgage-backed securities                        2,854            40             --            2,894
                                                    -------          ----            ----         -------
                                                    $13,156          $ 44            $ 14         $13,186
                                                    =======          ====            ====         =======

  March 31, 1997:
    U.S. Government securities                      $10,303          $ --            $174         $10,129
    Mortgage-backed securities                        3,250            --              73           3,177
                                                    -------          ----            ----         -------
                                                    $13,553          $ --            $247         $13,306
                                                    =======          ====            ====         =======

  March 31, 1996:
    U.S. Government securities                      $12,304          $  1            $153         $12,152
    Mortgage-backed securities                        3,877            29              40           3,866
                                                    -------          ----            ----         -------
                                                    $16,181          $ 30            $193         $16,018
                                                    =======          ====            ====         =======

The scheduled maturities of debt securities were as follows:

                                                                                     Held-to-maturity
                                                                                       securities:
                                                                                --------------------------
                                                                                  Amortized
                                                                                    Cost          Fair
                                                                                    Basis         Value
                                                                                ------------    ----------
                                                                                     (In Thousands)
September 30, 1997 (unaudited):
  Debt securities other than mortgage-backed securities:
    Due within one year                                                           $ 2,002        $ 1,994
    Due after one year through five years                                           7,300          7,296
    Due after five years through ten years                                          1,000          1,002
  Mortgage-backed securities                                                        2,854          2,894
                                                                                  -------        -------
                                                                                  $13,156        $13,186
                                                                                  =======        =======

March 31, 1997:
  Debt securities other than mortgage-backed securities:
    Due after one year through five years                                         $ 9,303        $ 9,143
    Due after five years through ten years                                          1,000            986
  Mortgage-backed securities                                                        3,250          3,177
                                                                                  -------        -------
                                                                                  $13,553        $13,306
                                                                                  =======        =======

There were no securities pledged as of September 30, 1997 (unaudited), March 31, 1997 and 1996.

During the six months ended September 30, 1997 and 1996 proceeds from sales of available-for-sale securities amounted to $0 (unaudited) and $64,662 (unaudited), respectively. During the six months ended September 30, 1997 and 1996 gross realized gains on those sales amounted to $0 (unaudited) and $47,979, (unaudited), respectively. During the years ended March 31, 1997, 1996 and 1995 proceeds from sales of available-for-sale securities amounted to $139,481, $0 and $977,112, respectively. During the years ended March 31, 1997, 1996 and 1995 gross realized gains (losses) on those sales amounted to $122,979, $0 and $(17,744), respectively.

The cost basis and fair market value of securities of issuers which exceeded 10% of equity were as follows:

September 30, 1997 (unaudited):
   Issuer                                                                          Cost Basis       Fair Value
-------------                                                                      ----------       ----------
Shay ARM Fund                                                                      $2,279,972       $2,287,526

March 31, 1997:
   Issuer                                                                          Cost Basis       Fair Value
-------------                                                                      ----------       ----------
Shay ARM Fund                                                                      $2,211,259       $2,209,827

NOTE 4 - LOANS

Loans consisted of the following:
                                                                September 30,                March 31,
                                                                    1997              1997              1996
                                                                -------------       ---------        ---------
                                                                 (unaudited)
                                                                                (In Thousands)
Mortgage loans:
  Residential - secured by 1-4 family                              $164,135          $162,837         $149,941
  Equity lines                                                        3,055             2,359              268
  Residential - secured by multi-family                              17,314            14,624           13,294
  Construction and development                                        4,473             1,482            3,737
  Commercial                                                         29,269            25,291           19,129
                                                                   --------          --------        ---------
           Total mortgage loans                                     218,246           206,593          186,369
                                                                   --------          --------        ---------
Other loans:
  Loans secured by deposit accounts                                     433               407              351
  Other consumer loans                                                3,266             2,187            2,083
                                                                   --------          --------         --------
           Total other loans                                          3,699             2,594            2,434
                                                                   --------          --------         --------
           Total principal balance                                  221,945           209,187          188,803
                                                                   --------          --------         --------
Allowance for possible loan losses                                   (2,133)           (1,687)          (1,774)
Deferred loan origination fees                                         (442)             (437)            (495)
                                                                   --------          --------         --------
                                                                     (2,575)           (2,124)          (2,269)
                                                                   --------          --------         --------
           Loans, net                                              $219,370          $207,063         $186,534
                                                                   ========          ========         ========

The amounts shown above are presented net of unadvanced funds on loans. See Footnote 13.

Certain directors and executive officers of the Bank and companies in which they have significant ownership interest were customers of the Bank during the six months ended September 30, 1997. Total loans to such persons and their companies amounted to $4,429,728 (unaudited) as of September 30, 1997. During the six months ended September 30, 1997 principal payments and advances totaled $196,756 (unaudited) and $0 (unaudited), respectively. Certain directors and executive officers of the Bank and companies in which they have significant ownership interest were customers of the Bank during the year ended March 31, 1997. Total loans to such persons and their companies amounted to $4,626,484 as of March 31, 1997. During the year ended March 31, 1997 principal payments and advances totaled $433,253 and $426,008, respectively.

Changes in the allowance for possible loan losses were as follows:

                                                      For the Six Months                 For the Years
                                                      Ended September 30,                Ended March 31,
                                                     ---------------------       ------------------------------
                                                      1997          1996          1997        1996       1995
                                                     -------       -------       ------      ------     -------
                                                         (unaudited)
                                                                         (In Thousands)
Balance at beginning of period                       $1,687         $1,774       $1,774      $1,825     $2,480
Loans charged off                                       (16)           (80)        (225)       (149)      (691)
Provision for loan losses                               444              5          117           1          6
Recoveries of loans previously charged off               18           --             21          97         30
                                                     ------         ------       ------      ------     ------
Balance at end of period                             $2,133         $1,699       $1,687      $1,774     $1,825
                                                     ======         ======       ======      ======     ======

There were no loans that meet the definition of an impaired loan in Statement of Financial Accounting Standards No. 114 as of September 30, 1997 (unaudited), March 31, 1997 and 1996, during the six months ended September 30, 1997 and 1996 or during the years ended March 31, 1997 and 1996.

Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," SFAS No. 122, became effective for the Bank on April 1, 1996. In the six months ended September 30, 1997 the Bank sold mortgage loans totaling $509,600 (unaudited) and retained the servicing rights. In the fiscal year ending March 31, 1997 the Bank sold mortgage loans totaling $748,800 and retained the servicing rights. The fair value of those rights under SFAS No. 122 and SFAS No. 125 is not material and has not been recognized in the financial statements for the six months ended September 30, 1997 or the year ended March 31, 1997.

NOTE 5 - PREMISES AND EQUIPMENT

The following is a summary of premises and equipment:

                                                                                              March 31,
                                                                                       -----------------------
                                                           September 30, 1997           1997             1996
                                                           ------------------          -------          ------
                                                             (unaudited)
                                                                           (In Thousands)
Land                                                             $  355                $  355           $  355
Building and improvements                                         2,032                 1,614            1,506
Furniture, fixtures and equipment                                 1,690                 1,528            1,162
Leasehold improvements                                              248                   208              207
Construction in progress                                             23                    76              --
                                                                 ------                ------           ------
                                                                  4,348                 3,781            3,230
Accumulated depreciation and amortization                        (1,990)               (1,883)          (1,711)
                                                                 ------                ------           ------
                                                                 $2,358                $1,898           $1,519
                                                                 ======                ======           ======

NOTE 6 - DEPOSITS

The aggregate amount of certificate accounts, each with a minimum denomination of $100,000, was approximately $15,275,000 (unaudited) as of September 30, 1997, $13,188,000 and $12,083,000 as of March 31, 1997 and 1996, respectively.

For certificate accounts as of September 30, 1997, the aggregate amount of maturities for each of the following five years ended September 30, and thereafter are:

                                                                                    (unaudited)
                                                                                  (In Thousands)
                 1998                                                                $ 92,435
                 1999                                                                  10,022
                 2000                                                                   4,214
                 2001                                                                     624
                 2002                                                                   1,675
                 2003 and thereafter                                                        7
                                                                                     --------
                                                                                     $108,977
                                                                                     ========

For certificate accounts as of March 31, 1997, the aggregate amount of maturities for each of the following five years ended March 31, and thereafter are:

                                                                                  (In Thousands)
                 1998                                                                $ 87,736
                 1999                                                                  11,166
                 2000                                                                   3,386
                 2001                                                                   2,036
                 2002                                                                   1,692
                 2003 and thereafter                                                        7
                                                                                     --------
                                                                                     $106,023
                                                                                     ========

NOTE 7 - FEDERAL HOME LOAN BANK (FHLB) ADVANCES

The Bank is a member of the FHLB of Boston and as such is required to invest in $100 par value stock in the amount of 1% of its outstanding home loans or 5% of its outstanding advances from the FHLB or 1% of 30% of total assets, whichever is highest. When such stock is redeemed, the Bank receives from the FHLB an amount equal to the par value of the stock.

FHLB of Boston advances by year of maturity were as follows as of September 30, 1997:

                                                                                                        Average
                                                                                                        Stated
                                                                                      Amount             Rate
                                                                                      ------          ---------
                                                                                            (unaudited)
                                                                                   (In Thousands)
Six months ending March 31, 1998                                                       $22,500          5.63%
                                                                                       =======          ====

FHLB of Boston advances by year of maturity were as follows as of March 31, 1997:

                                                                                                       Average
                                                                                                       Stated
                                                                                      Amount            Rate
                                                                                      ------          ---------
                                                                                   (In Thousands)
Year ending March 31, 1998                                                             $14,500           5.46%
                                                                                       =======           ====

In accordance with the FHLB of Boston's collateral requirements, a portion of first mortgage loans on residential property and all deposits and stock in the FHLB of Boston are available as collateral to secure such advances.

NOTE 8 - OTHER BORROWED FUNDS

Other borrowed funds consist of overdrawn accounts with Federal Home Loan Bank of Boston.

NOTE 9 - INCOME TAXES

The components of the income tax expense are as follows:

                                                        For the Six Months               For the Years
                                                        Ended September 30,             Ended March 31,
                                                        -------------------       ----------------------------
                                                          1997        1996        1997        1996       1995
                                                          ----        ----        ----       ------     ------
                                                         (unaudited)
                                                                         (In Thousands)
Current:
  Federal                                                 $481        $115        $461       $  830    $   538
  State                                                    180          21         175          320        227
                                                          ----        ----        ----       ------    -------
                                                           661         136         636        1,150        765
                                                          ----        ----        ----       ------    -------
Deferred:
  Federal                                                 (123)         23        (317)          84        280
  State                                                    (46)          8        (100)          35        118
                                                          ----        ----        ----       ------    -------
                                                          (169)         31        (417)         119        398
                                                          ----        ----        ----       ------    -------
Change in valuation allowance*                                                    (209)
                                                          ----        ----        ----       ------    -------
           Total income tax expense                       $492        $167        $ 10       $1,269     $1,163
                                                          ====        ====        ====       ======     ======

The reasons for the differences between the statutory federal income tax rates and the effective tax rates are summarized as follows:

                                                        For the Six Months                For the Years
                                                        Ended September 30,              Ended March 31,
                                                        -------------------        ----------------------------
                                                          1997        1996         1997        1996        1995
                                                          ----        ----         ----        ----        ----
                                                            (unaudited)
Federal income tax at statutory rate                       34.0%      34.0%          34.0%     34.0%      34.0%
Increase (decrease) in tax resulting from:
  Cash surrender value of life insurance                   --          --             (.8)      (.4)       (.8)
  Other*                                                   (.1)        1.9          (19.2)      1.4        (.6)
  Change in valuation allowance                            --          --           (18.3)      --         --
State income tax, net of federal income tax benefit        7.4         7.7            4.3       8.0        8.0
                                                          ----        ----          -----      ----       ----
                                                          41.3%       43.6%             0%     43.0%      40.6%
                                                          ====        ====          =====      ====       ====

*Previously issued financial statements for the year ended March 31, 1997 have been restated to include an adjustment of deferred income taxes pertaining to the provision for loan losses resulting from a change in federal tax law and the elimination of the valuation allowance for deferred tax assets.

The Bank had gross deferred tax assets and gross deferred tax liabilities as follows:

                                                                                              March 31,
                                                                                        ------------------
                                                           September 30, 1997           1997           1996
                                                           ------------------           ----          ------
                                                              (unaudited)
                                                                           (In Thousands)
Deferred tax assets:
  Allowance for loan losses                                      $  809                 $ 618         $ 276
  Deferred loan fees                                                 33                    36            43
  Writedowns-other assets                                           --                     26           --
  Accrued deferred compensation                                     255                   236           --
  Other                                                              24                    24           157
                                                                 ------                 -----         -----
           Gross deferred tax assets                              1,121                   940           476
Valuation allowance                                                 --                    --           (209)
                                                                 ------                 -----         -----
                                                                  1,121                   940           267
                                                                 ------                 -----         -----
Deferred tax liabilities:
  Depreciation                                                     (127)                 (116)          (69)
  Net unrealized holding gain on securities                        (385)                 (270)         (270)
                                                                 ------                 -----         -----
           Gross deferred tax liabilities                          (512)                 (386)         (339)
                                                                 ------                 -----         -----
Net deferred tax assets (liabilities)                            $  609                 $ 554         $ (72)
                                                                 ======                 =====         =====

Based on the Bank's historical and current pretax earnings, management believes it is more likely than not that the Bank will realize the net deferred tax asset existing as of September 30, 1997 and March 31, 1997. Management believes that existing net deductible temporary differences which give rise to the net deferred tax asset will reverse during periods in which the Bank generates net taxable income. In addition, gross deductible temporary differences are expected to reverse in periods during which offsetting gross taxable temporary differences are expected to reverse. Factors beyond management's control, such as the general state of the economy and real estate values, can affect future levels of taxable income and no assurance can be given that sufficient taxable income will be generated to fully absorb gross deductible temporary differences. As of September 30, 1997 and March 31, 1997, recoverable income taxes exceed the amount of the net deferred tax asset.

In prior years, the Bank was allowed a special tax-basis bad debt deduction under certain provisions of the Internal Revenue Code. As a result, retained earnings of the Bank as of September 30, 1997 and March 31, 1997 includes approximately $5,925,000 (unaudited) and $5,925,000, respectively for which federal and state income taxes have not been provided. If the Bank no longer qualifies as a bank as defined in certain provisions of the Internal Revenue Code, this amount will be subject to recapture in taxable income ratably over six (6) years, subject to a combined federal and state tax rate of approximately 41%.

NOTE 10 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), of Tier 1 capital (as defined) to adjusted total assets (as defined) and Tangible capital (as defined) to Tangible assets (as defined). Management believes, as of September 30, 1997 (unaudited) and March 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 1997, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 and Tangible capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.



                                                                              For Capital
                                                      Actual               Adequacy Purposes:
                                                ---------------       ---------------------------
                                                Amount   Ratio        Amount                Ratio
                                                ------   -----        ------                -----
                                                            (Dollar amounts in Thousands)
As of September 30, 1997 (unaudited):
  Total Risk-Based Capital (to Risk
    Weighted Assets)                            $21,555  15.28%        $11,282    greater than or equal to 8.0%
  Tier 1 Capital (to Risk Weighted Assets)       19,789  14.01           5,650    greater than or equal to 4.0
  Tier 1 Capital (to Adjusted Total Assets)      19,789   8.01           9,878    greater than or equal to 4.0
  Tangible Capital (to Adjusted Total Assets)    19,789   8.01           3,704    greater than or equal to 1.5

As of March 31, 1997:
  Total Risk-Based Capital (to Risk
    Weighted Assets)                            $20,708  16.02%        $10,341    greater than or equal to 8.0%
  Tier 1 Capital (to Risk Weighted Assets)       19,091  14.76           5,173    greater than or equal to 4.0
  Tier 1 Capital (to Adjusted Total Assets)      19,091   8.20           9,307    greater than or equal to 4.0
  Tangible Capital (to Adjusted Total Assets)    19,091   8.20           3,490    greater than or equal to 1.5

                                                              To Be Well
                                                              Capitalized Under
                                                              Prompt Corrective
                                                              Action Provisions:
                                                     --------------------------------
                                                     Amount                     Ratio
                                                     ------                     -----
                                                       (Dollar amounts in Thousands)

As of September 30, 1997 (unaudited):
  Total Risk-Based Capital (to Risk
    Weighted Assets)                                 $14,102      greater than or equal to 10.0%
  Tier 1 Capital (to Risk Weighted Assets)             8,474      greater than or equal to  6.0
  Tier 1 Capital (to Adjusted Total Assets)           12,348      greater than or equal to  5.0
  Tangible Capital (to Adjusted Total Assets)            N/A                                N/A


As of March 31, 1997:
  Total Risk-Based Capital (to Risk
    Weighted Assets)                                 $12,927      greater than or equal to 10.0%
  Tier 1 Capital (to Risk Weighted Assets)             7,760      greater than or equal to  6.0
  Tier 1 Capital (to Adjusted Total Assets)           11,634      greater than or equal to  5.0
  Tangible Capital (to Adjusted Total Assets)            N/A                                N/A


NOTE 11 - EMPLOYEE BENEFIT PLANS

All eligible officers and employees are included in noncontributory defined benefit pension plan provided by the Bank as a participating employer in the Financial Institutions Retirement Fund (Fund), a multi-employer plan as defined by Statement of Financial Accounting Standards No. 87. Contributions are based on individual employers' experience. According to the Fund's administrators, as of June 30, 1996, the date of the latest actuarial valuation, the market value of the Fund's net assets exceeded the actuarial present value of vested and nonvested benefits in the aggregate, using an assumed rate of return of 7.5%.

Defined benefit pension expense for the six months ended September 30, 1997 and 1996 amounted to $82,936 (unaudited) and $95,789 (unaudited), respectively and for the years ended March 31, 1997, 1996 and 1995 was $177,239, $166,864 and
$112,176, respectively.

The Bank sponsors a defined contribution plan, Financial Institutions Thrift Plan (Thrift Plan), covering substantially all of its employees. Thrift Plan contributions made by the Bank for the six months ended September 30, 1997 and 1996 amounted to $21,660 (unaudited) and $17,814 (unaudited), respectively and for the years ended March 31, 1997, 1996 and 1995 were $34,483, $28,870 and $36,682, respectively.

In the fiscal year ended March 31, 1997 the Bank established a deferred compensation benefit equalization plan for officers and employees designated by management. The liability for such plan as of September 30, 1997 and March 31, 1997 was $744,000 (unaudited) and $697,000, respectively, and is included in other liabilities on the balance sheets. The liability for such plan in the financial statements previously issued for the year ending March 31, 1997 has been restated to increase the liability by approximately $565,000.

In the six month period ended September 30, 1997 the Bank distributed $697,000 (unaudited) to a Rabbi Trust in connection with the deferred compensation benefit equalization plan. This asset has been included in the Bank's balance sheet as of September 30, 1997 (unaudited) under other assets because it is available to the general creditors of the Bank in the event of the Bank's insolvency.

NOTE 12 - COMMITMENTS AND CONTINGENT LIABILITIES

The Bank leases space in three buildings under noncancelable operating leases which expire in December 1998, February 2000 and February 2002. Rental expense on these leases was $193,349 (unaudited) and $181,656 (unaudited) for the six months ended September 30, 1997 and 1996, respectively and $358,112, $353,566 and $344,104 for the years ended March 31, 1997, 1996 and 1995, respectively. The leases require minimum annual rental payments as follows:

Year ending September 30, (unaudited)                                              (In Thousands)
-------------------------------------
         1998                                                                          $  351
         1999                                                                             318
         2000                                                                             288
         2001                                                                             276
         2002                                                                             115
                                                                                       ------
                                                                                       $1,348
                                                                                       ======

Year ending March 31,
---------------------
         1998                                                                            $350
         1999                                                                             340
         2000                                                                             304
         2001                                                                             276
         2002                                                                             253
                                                                                       ------
                                                                                       $1,523
                                                                                       ======

NOTE 13 - FINANCIAL INSTRUMENTS

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include secured interests in mortgages, accounts receivable, inventory, property, plant and equipment and income-producing properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The estimated fair values of the Bank's financial instruments, all of which are held or issued for purposes other than trading, are as follows:

                                                                                     September 30,
                                                                                         1997
                                                                            -----------------------------
                                                                              Carrying
                                                                              Amount           Fair Value
                                                                            ----------         ----------
                                                                                      (unaudited)
                                                                                    (In Thousands)
Financial assets:
   Cash and cash equivalents                                                 $    4,669        $    4,669
   Available-for-sale securities                                                  3,252             3,252
   Held-to-maturity securities                                                   13,156            13,186
   Stock in Federal Home Loan Bank
     of Boston                                                                    1,672             1,672
   Loans, net                                                                   219,370           219,301
   Mortgage loans held-for-sale                                                    --                --
   Accrued interest receivable                                                    1,319             1,319

Financial liabilities:
     Deposits                                                                   202,161           202,329
     Federal Home Loan Bank advances                                             22,500            22,499
     Other borrowed funds                                                         1,486             1,486

                                                                        March 31,
                                             ------------------------------------------------------------
                                                         1997                              1996
                                             --------------------------       ---------------------------
                                               Carrying                         Carrying
                                               Amount        Fair Value         Amount         Fair Value
                                             ----------      ----------       ----------       ----------
                                                                   (In Thousands)
Financial assets:
   Cash and cash equivalents                $    3,617      $    3,617       $    8,506         $   8,506
   Available-for-sale securities                 2,903           2,903            3,286             3,286
   Held-to-maturity securities                  13,553          13,306           16,181            16,018
   Stock in Federal Home Loan Bank
     of Boston                                   1,672           1,672            1,672             1,672
   Loans, net                                  207,063         206,124          186,534           186,182
   Mortgage loans held-for-sale                  --              --                  47                47
   Accrued interest receivable                   1,233           1,233            1,178             1,178

Financial liabilities:
     Deposits                                  197,059         197,464          187,933           188,687
     Federal Home Loan Bank advances            14,500          14,493           11,650            11,647
     Other borrowed funds                        1,065           1,065            1,048             1,048

The carrying amounts of financial instruments shown in the above tables are included in the consolidated balance sheets under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

Notional amounts of financial instrument liabilities with off-balance sheet credit risk are as follows:

                                                                                             March 31,
                                                                                     -------------------------
                                                           September 30, 1997           1997           1996
                                                           ------------------        ----------     ----------
                                                               Notional               Notional       Notional
                                                               Amount                  Amount         Amount
                                                               -------               ----------     ----------
                                                             (unaudited)
                                                                           (In Thousands)
Commitments to originate loans                                  $ 5,313                $10,795        $ 6,759
Commitments to purchase loans                                     2,748                   --            1,678
Letters of credit                                                  --                       25           --
Unadvanced funds on loans:
  Residential loans                                               1,645                  1,279            235
  Home equity loans                                               1,871                  1,199            448
  Commercial loans                                                2,268                    578            682
  Construction loans                                              2,784                  1,349          1,623
  Consumer loans                                                    390                   --               29
                                                                -------                -------        -------
                                                                $17,019                $15,225        $11,454
                                                                =======                =======        =======

There is no material difference between the notional amount and the estimated fair value of loan commitments and unadvanced portions of loans.

The Bank has no derivative financial instruments subject to the provisions of SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments."

NOTE 14 - PRIOR PERIOD ADJUSTMENTS

The Bank has restated its previously issued 1997, 1996 and 1995 financial statements to reflect adjustments related to cash surrender value on life insurance, income taxes and the deferred compensation benefit equalization plan. In addition, the restatement of the 1995 financial statements includes the pooling of interests adjustments discussed in Note 16.

Previously reported retained earnings as of March 31, 1994 has been increased by $62,825 and previously reported results of operations have been changed as follows:

                                                                               Year Ended March 31,
                                                                       1997             1996             1995
                                                                     ---------       ----------        --------
                                                                                   (In Thousands)
Income before income taxes:
  As previously reported                                             $ 1,678          $ 2,925          $ 2,407
  As restated                                                          1,139            2,953            2,864

Net income:
  As previously reported                                                 981            1,656            1,356
  As restated                                                          1,129            1,684            1,701

Retained earnings:
  As previously reported                                              18,828           17,847           16,191
  As restated                                                         19,091           17,962           16,278

NOTE 15 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Bank's business activity is with customers located within the state. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Bank's loan portfolio is comprised of loans collateralized by real estate located in the state of Massachusetts.

NOTE 16 - MERGER WITH UNION FEDERAL SAVINGS BANK

On February 21, 1997 Union Federal Savings Bank (Union), a mutual entity, was merged with and into Bay State Federal Savings Bank (Bay State). The merger was accounted for as a pooling of interests, and accordingly, the accompanying consolidated financial statements have been restated to include the accounts and operations of Union for all periods prior to the merger.

Separate results of the combining entities are as follows:

                                                  Bay State            Union            Combined
                                                  ----------          ------            --------
                                                                  (In Thousands)
April 1, 1996 to February 20, 1997
    Net interest and dividend income                $6,372            $1,257           $7,629
    Net income                                       1,177                56            1,233
Year ended March 31, 1996
    Net interest and dividend income                 6,683             1,442            8,125
    Net income                                       1,513               171            1,684
Year ended March 31, 1995
    Net interest and dividend income                 6,980             1,464            8,444
    Net income                                       1,356               345            1,701

Union's fiscal years ended on December 31. The restated financial statements reflect a change in fiscal years for Union to March 31, to conform to Bay State's presentation.

NOTE 17 - CONVERSION TO FEDERALLY CHARTERED CAPITAL STOCK SAVINGS BANK

On September 9, 1997, the Board of Directors of the Bank approved a Plan of Conversion for Bay State Federal Savings Bank ("Plan"). The Plan provides for the conversion of the Bank from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank. All of the stock of the Bank will be held by a holding company which will offer its stock to the parties set forth in the Plan. The Plan is subject to the approval of a majority of votes eligible to be cast by persons or entities who qualify as members of the Bank pursuant to its charter and by-laws. The Plan must also be approved by the Office of Thrift Supervision.

NOTE 18 - RECLASSIFICATION

Certain amounts in the prior year have been reclassified to be consistent with the current year's statement presentation.

            NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BAY STATE BANCORP, INC., THE BANK OR SANDLER O'NEILL & PARTNERS, L.P. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BAY STATE BANCORP, INC. OR THE BANK SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.
                         ______________________________

                                TABLE OF CONTENTS
                                                                            Page
Summary of the Conversion and the Offerings....................................
Selected Consolidated Financial and
    Other Data of the Bank.....................................................
Risk Factors...................................................................
Bay State Bancorp, Inc. .......................................................
Bay State Federal Savings Bank ................................................
Regulatory Capital Compliance..................................................
Use of Proceeds................................................................
Dividend Policy................................................................
Market for the Common Stock....................................................
Capitalization.................................................................
Pro Forma Data.................................................................
Comparison of Valuation and Pro Forma Information With
   No Foundation...............................................................
Bay State Federal Savings Bank and Subsidiary Consolidated
    Statements of Income.......................................................
Management's Discussion and Analysis of Financial
    Condition and Results of Operations........................................
Business of the Bank...........................................................
Federal and State Taxation.....................................................
Regulation.....................................................................
Management of the Company......................................................
Management of the Bank.........................................................
The Conversion.................................................................
Restrictions on Acquisition of the Company
    and the Bank...............................................................
Description of Capital Stock of the Company....................................
Description of Capital Stock of the Bank.......................................
Transfer Agent and Registrar...................................................
Experts........................................................................
Legal and Tax Opinions.........................................................
Additional Information.........................................................
Index of Consolidated Financial Statements.....................................

                           ___________________________

            UNTIL __________, 1997 OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING, IF ANY, WHICHEVER IS LATER, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                           __________________________

                                1,811,250 Shares









                             BAY STATE BANCORP, INC.

                          (Proposed Holding Company for
                         Bay State Federal Savings Bank)




                                  COMMON STOCK



                                 ______________


                                   PROSPECTUS
                                 ______________







                               __________ __, 1997





                        Sandler O'Neill & Partners, L.P.






                           __________________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH, or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)

OTS filing fee.......................................         $   14,400
SEC filing fee(1)....................................             13,633
NASD filing fee(1)...................................              5,000
Exchange listing fee(1)..............................             20,000
Printing, postage and mailing........................            170,000
Legal fees and expenses..............................            300,000
Accounting fees and expenses.........................            125,000
Appraiser's fees and expenses (including
  business plan).....................................             27,500
Marketing fees and selling commissions(1)............            571,000
Underwriter's expenses (including underwriter's
  counsel fees)......................................             80,000
Conversion agent fees................................             15,000
Transfer agent fees and expenses.....................             12,000
Certificate printing.................................              5,000
Telephone, temporary help and other
  equipment..........................................             15,000
Blue Sky fees and expenses ..........................             10,000
Miscellaneous........................................             47,467
                                                                --------
TOTAL................................................         $1,431,000
                                                              ==========

(1) Actual expenses based upon the registration of 2,249,573 shares at $20.00 per share. All other expenses are estimated.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 27.  EXHIBITS.

The exhibits filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)

 1.1 Engagement Letter between Bay State Federal Savings Bank and Sandler O'Neill & Partners, L.P.
 1.2     Draft Form of Agency Agreement*
 2.1 Plan of Conversion (including the Federal Stock Charter and Bylaws of Bay State Federal Savings Bank)
 3.1     Certificate of Incorporation of Bay State Bancorp, Inc.
 3.2     Bylaws of Bay State Bancorp, Inc.
 3.3     Federal Stock Charter and Bylaws of Bay State Federal Savings Bank
         (See Exhibit 2.1 hereto)
 4.0     Draft Stock Certificate of Bay State Bancorp, Inc.
 5.0     Draft Opinion of Muldoon, Murphy & Faucette re: legality
 5.1     Draft Opinion of Morris, Nichols, Arsht & Tunnell re: legality
 8.0     Draft Opinion of Muldoon, Murphy & Faucette re:  Federal Tax Matters
 8.1     Draft Opinion of Shatswell, MacLeod & Company, P.C. re: State Tax
         Matters
10.1     Form of Bay State Federal Savings Bank Employee Stock Ownership Plan
10.2     Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.3 Form of Employment Agreement between Bay State Federal Savings Bank and certain executive officers
10.4 Form of Employment Agreement between Bay State Bancorp, Inc. and certain executive officers
10.5 Form of Change in Control Agreement between Bay State Federal Savings Bank and certain executive officers
10.6 Form of Bay State Federal Savings Bank Management Supplemental Executive Retirement Plan*
10.7     Form of Bay State Federal Savings Bank Retirement Benefit Equalization
         Plan*
10.8     Form of Bay State Federal Savings Bank Employee Severance Compensation
         Plan
23.1     Consent of Shatswell, MacLeod & Company, P.C.
23.2     Consent of Muldoon, Murphy & Faucette
23.3     Consent of Morris, Nichols, Arsht & Tunnell
23.4     Consent and Subscription Rights Opinion of Keller & Company, Inc.
24.1     Powers of Attorney
27.0     Financial Data Schedule
99.1     Appraisal Report of Keller & Company, Inc.
99.2     Form of The Bay State Federal Savings Charitable Foundation Gift
         Instrument*



-------------------------
*To be filed by amendment
(P) Filed pursuant to Rule 202 of Regulation S-T.

ITEM 28.  UNDERTAKINGS.

        The small business issuer will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Town of Brookline, Commonwealth of Massachusetts, on November 13, 1997.

Bay State Bancorp, Inc.


By:      /s/ John F. Murphy
         -----------------------------------
         John F. Murphy
         President, Chief Executive Officer
         Treasurer and Chairman of the
         Board of Directors

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

      Name                                           Title                                          Date
      ----                                           -----                                          ----
/s/ John F. Murphy                               President, Chief Executive                   November 13, 1997
-----------------------------                    Officer, Treasurer and Chairman
John F. Murphy                                   of the Board of Directors
                                                 (principal executive
                                                 and financial officer)


/s/ Robert F. Moran                              Financial Officer                            November 13, 1997
-----------------------------                    (principal accounting officer)
Robert F. Moran


/s/ Robert B. Cleary                             Director                                     November 13, 1997
-----------------------------
Robert B. Cleary


/s/ Jerome R. Dangel                             Director                                     November 13, 1997
-----------------------------
Jerome R. Dangel


/s/ Leo F. Grace                                 Director                                     November 13, 1997
-----------------------------
Leo F. Grace


/s/ Richard  F. Hughes                           Director                                     November 13, 1997
-----------------------------
Richard F. Hughes


/s/ Richard F. McBride                           Director                                     November 13, 1997
-----------------------------
Richard F. McBride

/s/ C. Brendan Noonan                            Director                                     November 13, 1997
-----------------------------
C. Brendan Noonan


/s/ Kent T. Spellman                             Director                                     November 13, 1997
-----------------------------
Kent T. Spellman


/s/ H. Chester Webster                           Director                                     November 13, 1997
-----------------------------
H. Chester Webster

                                TABLE OF CONTENTS


            LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)

1.1 Engagement Letter between Bay State Federal Savings Bank and Sandler O'Neill & Partners, L.P.
1.2      Draft Form of Agency Agreement*
2.1 Plan of Conversion (including the Federal Stock Charter and Bylaws of Bay State Federal Savings Bank)
3.1      Certificate of Incorporation of Bay State Bancorp, Inc.
3.2      Bylaws of Bay State Bancorp, Inc.
3.3      Federal Stock Charter and Bylaws of Bay State Federal Savings Bank
         (See Exhibit 2.1 hereto)
4.0      Draft Stock Certificate of Bay State Bancorp, Inc.
5.0      Draft Opinion of Muldoon, Murphy & Faucette re: legality
5.1      Draft Opinion of Morris, Nichols, Arsht & Tunnell re: legality
8.0      Draft Opinion of Muldoon, Murphy & Faucette re:  Federal Tax Matters
8.1      Draft Opinion of Shatswell, MacLeod & Company, P.C. re: State Tax
         Matters
10.1     Form of Bay State Federal Savings Bank Employee Stock Ownership Plan
10.2     Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.3 Form of Employment Agreement between Bay State Federal Savings Bank and certain executive officers
10.4 Form of Employment Agreement between Bay State Bancorp, Inc. and certain executive officers
10.5 Form of Change in Control Agreement between Bay State Federal Savings Bank and certain executive officers
10.6 Form of Bay State Federal Savings Bank Management Supplemental Executive Retirement Plan*
10.7     Form of Bay State Federal Savings Bank Retirement Benefit Equalization
         Plan*
10.8     Form of Bay State Federal Savings Bank Employee Severance Compensation
         Plan
23.1     Consent of Shatswell, MacLeod & Company, P.C.
23.2     Consent of Muldoon, Murphy & Faucette
23.3     Consent of Morris, Nichols, Arsht & Tunnell
23.4     Consent and Subscription Rights Opinion of Keller & Company, Inc.
24.1     Powers of Attorney
27.0     Financial Data Schedule
99.1     Appraisal Report of Keller & Company, Inc. (P)
99.2 Form of The Bay State Federal Savings Charitable Foundation Foundation Gift Instrument*



------------------------
*To be filed by amendment
(P) Filed pursuant to Rule 202 of Regulation S-T.